                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party Other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Definitive Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ZIFF-DAVIS INC.
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:
     $

  (5) Total fee paid:
     $

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                                ZIFF-DAVIS INC.
                                ONE PARK AVENUE
                            NEW YORK, NEW YORK 10016

                                                                         ., 1999

Dear Stockholder:

  We invite you to attend a Special Meeting of stockholders of the Company to be held at 9:00 a.m., Eastern Standard Time, on ., 1999 at .. At this Special Meeting we will ask you to consider and approve the Tracking Stock Proposal described in the accompanying Proxy Statement.

  The Tracking Stock Proposal will allow us to issue a new series of Common Stock ("ZDNET STOCK"), intended to reflect the performance of ZDNet (i.e., our online business division). When we first issue ZDNet Stock, we would re-designate the Company's existing Common Stock as "ZD STOCK", intended to reflect the performance of ZD (i.e., our other businesses and a Retained Interest in ZDNet).

  After the Special Meeting, we currently plan to offer to the public, for cash, shares of ZDNet Stock intended to represent 15% to 20% of the equity value attributed to ZDNet and to use the net proceeds from that offering to reduce our outstanding indebtedness.

  We are proceeding with the Tracking Stock Proposal primarily for the following reasons:

  . The proposal will permit the market to review separate information about
    ZDNet and separately value ZDNet Stock. This should encourage investors and analysts to focus more attention on ZDNet and result in greater market recognition of the value of ZDNet to the overall Company.

  . The proposal will allow investors to invest in either or both series of Common Stock, depending on their particular investment objectives.

  . The proposal will allow us to issue stock options tied to ZDNet Stock, thereby providing more focused incentives to ZDNet management and employees.

  . The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), because it will allow us to issue either ZD Stock or ZDNet Stock as appropriate under the circumstances.

  . The proposal will allow us to monetize some of the value of ZDNet while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.

  . The proposal will allow us to issue ZDNet Stock to the public for cash on a basis that we believe is tax-free and use the net proceeds to reduce indebtedness. Assuming we do so (as we currently plan), the result should strengthen the consolidated Company from a credit perspective.

  In addition to the Tracking Stock Proposal, we will ask you to consider and approve related proposals to amend certain of our benefit plans. The Board of Directors has carefully considered and unanimously approved the Tracking Stock Proposal and these additional proposals and recommends that you vote for them. We describe the proposals in more detail in the accompanying Proxy Statement, which you should read in its entirety before voting.

  SOFTBANK Holdings Inc., the owner of approximately 72% of our outstanding Common Stock, intends to vote for these proposals. THUS, WE EXPECT THESE PROPOSALS TO PASS REGARDLESS OF HOW OTHER STOCKHOLDERS VOTE.

  In addition to the Notice of Special Meeting and Proxy Statement, we have attached for your convenience, in "Q and A" format, a summary of certain questions you may have about the Tracking Stock Proposal and our answers to these questions.

  Thank you for your cooperation and continued support and interest in Ziff-Davis Inc.

                                          Sincerely yours,

                                          Eric Hippeau
                                          Chairman

                             QUESTIONS AND ANSWERS
                                   ABOUT OUR
                            TRACKING STOCK PROPOSAL

Q: WHY AM I RECEIVING THIS PROXY STATEMENT? WHAT IS THE TRACKING STOCK
   PROPOSAL?

A: We are sending you this Proxy Statement in connection with a Special Meeting to be held at 9:00 a.m., Eastern Standard Time, on ., 1999 at .. At this Special Meeting we will ask you to consider and approve the Tracking Stock Proposal described in this Proxy Statement. The Tracking Stock Proposal would allow us to amend and restate our amended and restated certificate of incorporation to:

  . Increase the number of authorized shares of Common Stock from 120 million to 180 million.

  . Authorize the Board of Directors to issue Common Stock in two series--ZD
    Stock and ZDNet Stock.

   . We intend ZDNet Stock to reflect the performance of ZDNet (i.e., our online business division).

   . We intend ZD Stock to reflect the performance of ZD (i.e., our other businesses and a Retained Interest in ZDNet).

   . We have allocated all of the Company's consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet. In the future, we will publish combined financial statements of ZD and combined financial statements of ZDNet together with consolidated financial statements of the Company.

  . Re-classify each outstanding share of existing Common Stock into a share of ZD Stock.

  SOFTBANK Holdings Inc., the owner of approximately 72% of our outstanding Common Stock, intends to vote for the Tracking Stock Proposal. THUS, WE EXPECT THE TRACKING STOCK PROPOSAL TO PASS REGARDLESS OF HOW OTHER STOCKHOLDERS VOTE.

Q: WHAT IS "TRACKING STOCK"?

A: "Tracking stock", which people sometimes call "alphabet stock", "letter stock" or "targeted stock", is a type of common stock that the issuing company intends to reflect (or "track") the performance of a particular business. As mentioned above, we propose creating two new series of tracking stock, to be designated as ZD Stock and ZDNet Stock.

  We can't assure you that the market values of ZD Stock and ZDNet Stock will in fact reflect the performance of ZD and ZDNet as we intend. Holders of ZD Stock and ZDNet Stock will continue to be common stockholders of the Company and, as such, will be subject to all risks associated with an investment in the entire Company and all of our businesses, assets and liabilities.

Q: HOW WILL YOU INITIALLY ISSUE ZDNET STOCK? HOW MANY SHARES WILL YOU INITIALLY
   ISSUE AND WHEN?

A: We currently plan to offer to the public, for cash, shares of ZDNet Stock intended to represent 15% to 20% of the equity value attributed to ZDNet and to use the net proceeds from that offering to reduce outstanding indebtedness. We expect the ZDNet Stock offering to occur sometime in the first quarter of 1999. However, we could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time.

Q: WHEN WILL YOU IMPLEMENT THE TRACKING STOCK PROPOSAL? WHEN WILL YOU RE-
   CLASSIFY MY COMMON STOCK INTO ZD STOCK?

A: We will file the amended and restated certificate of incorporation implementing the Tracking Stock Proposal, and re-classify your Common Stock, at the time we first issue ZDNet Stock. If we decide not to issue any ZDNet Stock, we would not file the amended and restated certificate of incorporation or re-classify your Common Stock.

Q: WHAT HAPPENS TO MY COMMON STOCK WHEN YOU IMPLEMENT THE TRACKING STOCK
   PROPOSAL? DO I NEED TO SEND IN MY STOCK CERTIFICATES?

A: When we file the amended and restated certificate of incorporation implementing the Tracking Stock Proposal, that filing will automatically re-classify each of your shares into one share of ZD Stock, and your existing stock certificates will automatically represent that ZD Stock. Since the re-classification is automatic, you do not need to send in your stock certificates or make any notations reflecting the change.

Q: WHY ARE YOU DOING THIS?

  Primarily for the following reasons:

  . The proposal will permit the market to review separate information about
    ZDNet and separately value ZDNet Stock. This should encourage investors and analysts to focus more attention on ZDNet and result in greater market recognition of the value of ZDNet to the overall Company.

  . The proposal will allow investors to invest in either or both series of Common Stock, depending on their particular investment objectives.

  . The proposal will allow us to issue stock options tied to ZDNet Stock, thereby providing more focused incentives to ZDNet management and employees.

  . The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), because it will allow us to issue either ZD Stock or ZDNet Stock as appropriate under the circumstances.

  . The proposal will allow us to monetize some of the value of ZDNet while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.

Q: WILL THE ISSUANCE OF ZDNET STOCK HAVE ANY CREDIT IMPLICATIONS?

A: Yes--positive implications. Because ZDNet Stock is a series of common stock of the entire Company, an issuance of ZDNet Stock will not diminish the Company's consolidated asset base in any way. Thus, assuming we issue ZDNet Stock to the public for cash on a basis that we believe is tax-free and use the net proceeds to reduce our indebtedness (as currently planned), the result should strengthen the consolidated Company from a credit perspective.

Q: WILL ZD STOCK BE LISTED ON THE NYSE? HOW ABOUT ZDNET STOCK?

A: When we re-classify our Common Stock as ZD Stock, it will continue to trade on the NYSE under the symbol "ZD". We currently intend to apply for listing of ZDNet Stock on the NYSE under the symbol ".".

Q: WHAT VOTING RIGHTS WILL I HAVE?

A: Holders of ZD Stock and ZDNet Stock will vote together as a single class
   (except in certain limited circumstances). Each share of ZD Stock will entitle the holder to one vote. Each share of ZDNet Stock will entitle the holder, for any particular vote, to a number of votes equal to the Market Value of a share of ZDNet Stock divided by the Market Value of a share of ZD Stock over a specified 20 Trading Day period prior to the date of that vote.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE TRACKING STOCK PROPOSAL?

A: We believe that neither you nor the Company will recognize any income, gain or loss for federal income tax purposes as a result of the re-classification of existing Common Stock into ZD Stock or the issuance of ZDNet Stock. There are, however, no court decisions bearing directly on similar transactions and the Internal Revenue Service has announced that it will not issue advance rulings on the federal income tax consequences of such transactions. THUS, YOU SHOULD CONSULT A TAX ADVISOR.

Q: DO YOU INTEND TO PAY DIVIDENDS?

A: We currently intend to retain all of our earnings to finance our operations, repay indebtedness and fund future growth. We do not expect to pay any dividends on ZD Stock or ZDNet Stock for the foreseeable future.

Q: WHEN AND WHERE WILL THE SPECIAL MEETING BE HELD?

A: We will hold the Special Meeting at 9:00 a.m., Eastern Standard Time, on .,
   1999, at ..

Q: WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

A: The Board of Directors has carefully considered and unanimously approved the Tracking Stock Proposal and the additional proposals described in the Proxy Statement and recommends that you vote for them.

Q: WHAT VOTE IS REQUIRED TO APPROVE THE TRACKING STOCK PROPOSAL? WHAT DOES
   SOFTBANK HOLDINGS INC. INTEND TO DO?

A: The Tracking Stock Proposal requires the vote of the holders of a majority of the outstanding shares. SOFTBANK Holdings Inc., the owner of approximately 72% of our outstanding Common Stock, intends to vote for the Tracking Stock Proposal. THUS, WE EXPECT THE TRACKING STOCK PROPOSAL TO PASS REGARDLESS OF HOW OTHER STOCKHOLDERS VOTE.

Q: WHAT DO I DO IF I HAVE ADDITIONAL QUESTIONS?

A: If you have any questions prior to the Special Meeting, please call Thomas
   Wright at (212) 503-3500.

                                ZIFF-DAVIS INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                               TO BE HELD ., 1999

TO THE STOCKHOLDERS OF
ZIFF-DAVIS INC.:

  A Special Meeting of stockholders of Ziff-Davis Inc. will be held at 9:00 a.m., Eastern Standard Time, on ., 1999, at ., for the following purposes:

    1. To act upon our proposal to amend and restate our amended and restated certificate of incorporation so that it reads in its entirety as set forth in Annex II to the accompanying Proxy Statement.

    2. To act upon proposals to amend the 1998 Incentive Compensation Plan, the 1998 Employee Stock Purchase Plan and the 1998 Non-Employee Directors' Stock Option Plan so that they read in their entirety as set forth in Annexes III, IV and V, respectively, to the accompanying Proxy Statement.

    3. To transact such other business as may properly come before the meeting.

  We describe the proposals in more detail in the accompanying Proxy Statement, which you should read in its entirety before voting.

  Only stockholders of record at the close of business on ., 1999 will be entitled to vote at the meeting.

  You may attend the meeting in person or complete, date, sign and return the enclosed proxy. SOFTBANK Holdings Inc., the owner of approximately 72% of our outstanding Common Stock, intends to vote for these proposals. THUS, WE EXPECT THESE PROPOSALS TO PASS REGARDLESS OF HOW OTHER STOCKHOLDERS VOTE.

                                          By order of the Board of Directors,

                                          J. Malcolm Morris
                                          Secretary

New York, New York
 ., 1999

                                PROXY STATEMENT

                               ----------------

                                ZIFF-DAVIS INC.

                               ----------------

                        SPECIAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON ., 1999

                               ----------------

  The Board of Directors of Ziff-Davis Inc. (the "COMPANY") is furnishing this Proxy Statement in connection with a Special Meeting to be held at 9:00 a.m., Eastern Standard Time, on ., 1999 at .. At this Special Meeting we will ask you to consider and approve the Tracking Stock Proposal described in this Proxy Statement.

  The Tracking Stock Proposal will allow us to issue a new series of Common Stock called Ziff-Davis Inc.--ZDNet Common Stock ("ZDNET STOCK"), intended to reflect the performance of ZDNet (i.e., our online business division). When we first issue ZDNet Stock, we would re-designate the Company's existing Common Stock as Ziff-Davis Inc.--ZD Common Stock ("ZD STOCK") and that stock would be intended to reflect the performance of ZD (i.e., our other businesses and a Retained Interest in ZDNet). Our reasons for proceeding with the Tracking Stock Proposal are outlined elsewhere in this Proxy Statement. See "Proposal 1--The Tracking Stock Proposal--Background and Reasons for the Tracking Stock Proposal".

  After the Special Meeting, we currently plan to offer to the public, for cash, shares of ZDNet Stock intended to represent 15% to 20% of the equity value attributed to ZDNet and to use the net proceeds from that offering to reduce our outstanding indebtedness. This should strengthen the consolidated Company from a credit perspective.

  In addition to the Tracking Stock Proposal, we will ask you to consider and approve related proposals to amend certain of our benefit plans. The Board of Directors has carefully considered and unanimously approved the Tracking Stock Proposal and these additional proposals and recommends that you vote for them. We describe the proposals in more detail in this Proxy Statement, which you should read in its entirety before voting.

  SOFTBANK Holdings Inc., the owner of approximately 72% of our outstanding Common Stock, intends to vote for these proposals. THUS, WE EXPECT THESE PROPOSALS TO PASS REGARDLESS OF HOW OTHER STOCKHOLDERS VOTE.

  See "Risk Factors" beginning on page 17 for certain information relating to an evaluation of the Tracking Stock Proposal.

  The date of this Proxy Statement is ., 1999. We are first sending this Proxy Statement to stockholders on or about that date.

                               TABLE OF CONTENTS

PROXY STATEMENT SUMMARY...................................................    3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.................   16
RISK FACTORS..............................................................   17
 Risk Factors Related to the Tracking Stock Proposal......................   17
 Risk Factors Related to ZDNet............................................   23
 Other Company Risks......................................................   28
GENERAL...................................................................   33
PROPOSAL 1--THE TRACKING STOCK PROPOSAL...................................   34
 General..................................................................   34
 Background and Reasons for the Tracking Stock Proposal...................   34
 Dividend Policy..........................................................   36
 Certain Cash Management and Allocation Policies..........................   36
 Description of ZD Stock and ZDNet Stock..................................   38
 Limitations on Potential Unsolicited Acquisitions;
  Anti-Takeover Considerations............................................   49
 Certain Other Provisions of the Restated Certificate of Incorporation and
  By-laws.................................................................   50
 Certain Provisions of Delaware Law.......................................   52
 Limitations on Liability and Indemnification of Officers and Directors...   52
 No Appraisal Rights......................................................   53
 Stock Exchange Listings..................................................   53
 Financial Advisors.......................................................   53
 Stock Transfer Agent and Registrar.......................................   54
 Certain Federal Income Tax Considerations................................   54
PROPOSALS 2, 3 and 4--AMENDMENTS TO CERTAIN PLANS.........................   55
 General..................................................................   55
 Description of Amendments to Incentive Plan (Proposal 2).................   55
 Description of Amendments to Stock Purchase Plan (Proposal 3)............   57
 Description of Amendments to Non-Employee Directors' Plan (Proposal 4)...   58
EXECUTIVE COMPENSATION....................................................   61
 Summary Compensation Table...............................................   61
 Option Grants and Exercises in 1998......................................   62
 Compensation Committee Interlocks and Insider Participation..............   63
 Compensation of Directors................................................   63
 Stock Plans..............................................................   64
 Employment Agreements....................................................   68

STOCKHOLDER PROPOSALS..................................................       69
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........       70
 Certain Beneficial Owners.............................................       70
 Management............................................................       70
INDEX OF CERTAIN TERMS.................................................       72
ANNEX I--ILLUSTRATIONS OF CERTAIN TERMS................................      I-1
ANNEX II--PROPOSAL 1--THE TRACKING STOCK PROPOSAL (AMENDED AND RESTATED
 CERTIFICATE OF INCORPORATION).........................................     II-1
ANNEX III--PROPOSAL 2--AMENDED 1998 INCENTIVE COMPENSATION PLAN........    III-1
ANNEX IV--PROPOSAL 3--AMENDED 1998 EMPLOYEE STOCK PURCHASE PLAN........     IV-1
ANNEX V--PROPOSAL 4--AMENDED 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION
 PLAN..................................................................      V-1
ANNEX VI--ZIFF-DAVIS INC...............................................     VI-1
 Selected Historical Combined Financial and
  Other Data...........................................................     VI-1
 Management's Discussion and Analysis of Financial Condition and
  Results of Operations................................................     VI-2
 Description of Business...............................................    VI-13
 Combined Financial Statements.........................................    VI-14
ANNEX VII--ZD..........................................................    VII-1
 Selected Historical Combined Financial and Other Data.................    VII-1
 Management's Discussion and Analysis of Financial Condition and
  Results of Operations................................................    VII-2
 Description of Business...............................................   VII-14
 Combined Financial Statements.........................................   VII-27
ANNEX VIII--ZDNET......................................................   VIII-1
 Selected Historical Combined Financial and Other Data.................   VIII-1
 Management's Discussion and Analysis of Financial Condition and
  Results of Operations................................................   VIII-2
 Description of Business...............................................  VIII-12
 Combined Financial Statements.........................................  VIII-24

                            PROXY STATEMENT SUMMARY

  This summary highlights certain information contained elsewhere in this Proxy Statement. This summary is not complete and should be read together with the more detailed information contained in the rest of this Proxy Statement. In particular, see "Proposal 1--The Tracking Stock Proposal". Capitalized terms used in this summary have the meanings given them elsewhere in this Proxy Statement. See "Index of Certain Terms" on page 73.

                           THE COMPANY, ZD AND ZDNET

THE COMPANY

  The Company is a leading integrated media and marketing company focused on computing and Internet-related technology. We provide global technology companies with marketing strategies for reaching key decision-makers. From an accounting standpoint, we have separated our online business division (which we call the "ZDNET GROUP" or "ZDNET") from the rest of our businesses (which we call the "ZD GROUP" or "ZD") and we have allocated all of our consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet. Our principal executive offices are located at One Park Avenue, New York, New York 10016. Our telephone number is (212) 503-3500.

ZD

  ZD includes:

  . The Company's print publishing, trade shows and conferences, market research, education (including ZDU, our Internet-based educational service) and television (including an online component) businesses.

  . A Retained Interest in ZDNet. This Retained Interest is currently 100%, but will decline to reflect the initial issuance of ZDNet Stock as well as any future issuances.

ZDNET

  ZDNet is our online business division and is a leading provider of technology-related content to Internet users worldwide. ZDNet focuses on content, community and commerce. ZDNet creates real-time, authoritative and comprehensive branded content divided broadly into "channels" that focus on specific topics or audience groups. ZDNet's network of over 60 interconnected sites offers over 800 news stories per month, 39,000 product listings, 30,000 product reviews and 12,000 downloadable programs. The community of ZDNet users interacts through bulletin boards, chat rooms, moderated forums and e-mail. ZDNet facilitates commerce by providing users with the ability to evaluate, compare and purchase products and services and by providing advertisers and merchants with access to a highly targeted user group with attractive demographics.

  According to Media Metrix, in October 1998 zdnet.com ranked first among all Web sites in the category of news, information and entertainment, ahead of such sites as cnet.com, cnn.com, msnbc.com, Disney Online and espn.com. ZDNet estimates that its Web sites served more than 185 million page views during October 1998, up from 105 million in October 1997. ZDNet delivered approximately 386 million ad-bearing pages during the third quarter of 1998, up from 182 million during the same period of 1997. In addition, ZDNet had localized editions in more than 16 countries as of September 30, 1998.

  The growing acceptance of the Internet as a mass medium parallels the increasing role of technology in everyday life. According to Dataquest, the worldwide market for information technology products is expected to be approximately $1 trillion in 1998 and grow 10% to 15% annually over the next five years. The prevalence of technology and the growing number of technological choices heighten the demand for up-to-date, comprehensive information about technology-related products and services.

  ZDNet's objective is to be the leading online content site focused on technology products and services and the preferred online platform for advertisers and merchants. ZDNet's strategy is to:

  . continue to offer differentiated technology-related content,

  . grow ZDNet's user community,

  . build ZDNet's brand strength,

  . increase advertising and commerce revenue,

  . strengthen and expand strategic alliances and

  . extend ZDNet's international presence.

  ZDNet derives many benefits from its relationship with ZD, including the ability to leverage the ZD brand, access content from ZD publications and cross-market across all of ZD's platforms. ZDNet's revenue has grown from $13.6 million in 1995 to $32.2 million in 1997 and was $37.6 million in the first nine months of 1998.

                                SPECIAL MEETING

TIME, DATE AND PLACE      9:00 a.m., Eastern Standard Time, on ., 1999, at ..
RECORD DATE               ., 1999.
PROPOSALS TO BE
 CONSIDERED               VOTE REQUIRED FOR APPROVAL
 . Proposal 1--The
  Tracking Stock          Proposal 1 requires the affirmative vote of the holders of a
  Proposal                majority of the outstanding shares of existing Common Stock.
 . Proposals 2, 3 and 4--  Each of Proposals 2, 3 and 4 requires the affirmative vote of
  Amendments to Certain   the holders of a majority of the shares of existing Common
  Plans                   Stock present in person or represented by proxy at the Special
                          Meeting.
SOFTBANK'S INTENTIONS     SOFTBANK Holdings Inc., the owner of approximately 72% of our outstanding Common Stock, intends to vote for these proposals.
                          THUS, WE EXPECT THESE PROPOSALS TO PASS REGARDLESS OF HOW
                          OTHER STOCKHOLDERS VOTE.
QUESTIONS                 If you have any questions prior to the Special Meeting, please call Thomas Wright at (212) 503-3500.

 THE BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED THESE PROPOSALS AND RECOMMENDS THAT YOU VOTE FOR THEM.

                    PROPOSAL 1--THE TRACKING STOCK PROPOSAL

GENERAL

  At the Special Meeting, we will ask you to consider and approve the Tracking Stock Proposal described in this Proxy Statement. The Tracking Stock Proposal would allow us to amend and restate our certificate of incorporation to:

  . Increase the number of authorized shares of Common Stock from 120 million to 180 million.

  . Authorize the Board to issue Common Stock in two series--ZD Stock and ZDNet Stock.

   . We intend ZDNet Stock to reflect the performance of ZDNet (i.e., our online business division).

   . We intend ZD Stock to reflect the performance of ZD (i.e., our other businesses and a Retained Interest in ZDNet).

   . We have allocated all of the Company's consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet. In the future, we will publish combined financial statements of ZD and combined financial statements of ZDNet together with consolidated financial statements of the Company.

  . Re-classify each outstanding share of existing Common Stock into a share of ZD Stock.

  SOFTBANK Holdings Inc., the owner of approximately 72% of our outstanding Common Stock, intends to vote for the Tracking Stock Proposal. THUS, WE EXPECT THE TRACKING STOCK PROPOSAL TO PASS REGARDLESS OF HOW OTHER STOCKHOLDERS VOTE.

  We currently plan to offer to the public, for cash, shares of ZDNet Stock intended to represent 15% to 20% of the equity value attributed to ZDNet (which we call the "OFFERING"). Assuming we do so, we currently plan to attribute $. million of proceeds from the Offering to the equity of ZDNet and to attribute to ZD the remaining net proceeds from the Offering, along with a Retained Interest intended to represent 80% to 85% of the equity attributable to ZDNet. ZDNet would then advance that $. million to ZD, and ZD would use that $. million, together with the remaining net proceeds of the Offering, to reduce our outstanding indebtedness. This should strengthen the consolidated Company from a credit perspective.

  We expect that the Offering would occur sometime in the first quarter of 1999. However, we could choose to conduct the Offering at a later time, or not to make the Offering at all, depending on the circumstances at the time.

  We will file the amended and restated certificate of incorporation implementing the Tracking Stock Proposal, and re-classify your Common Stock, at the time we first issue ZDNet Stock. If we decide not to issue any ZDNet Stock, we will not file the amended and restated certificate of incorporation or re-classify your Common Stock.

REASONS FOR THE TRACKING STOCK PROPOSAL

  We are proceeding with the Tracking Stock Proposal primarily for the following reasons:

  . The proposal will permit the market to review separate information about
    ZDNet and separately value ZDNet Stock. This should encourage investors and analysts to focus more attention on ZDNet and result in greater market recognition of the value of ZDNet to the overall Company.

  . The proposal will allow investors to invest in either or both series of Common Stock, depending on their particular investment objectives.

  . The proposal will allow us to issue stock options tied to ZDNet Stock, thereby providing more focused incentives to ZDNet management and employees.

  . The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), because it will allow us to issue either ZD Stock or ZDNet Stock as appropriate under the circumstances.

  . The proposal will enable us to monetize some of the value of ZDNet while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.

  . The proposal will allow us to issue ZDNet Stock to the public for cash on a basis that we believe is tax-free and use the net proceeds to reduce our indebtedness. Assuming we do so (as we currently plan), the result should strengthen the consolidated Company from a credit perspective.

SUMMARY COMPARISON OF TERMS OF EXISTING COMMON STOCK WITH TERMS OF ZD STOCK AND ZDNET STOCK

  The following compares certain terms of our existing Common Stock to the proposed terms of ZD Stock and ZDNet Stock. This comparison is not complete and should be read together with the more detailed information contained in the rest of this Proxy Statement. In particular, see "Proposal 1--The Tracking Stock Proposal--Description of ZD Stock and ZDNet Stock".

                                             TRACKING STOCK PROPOSAL
                                      ----------------------------------------
                  EXISTING COMMON
                  STOCK                 ZD STOCK            ZDNET STOCK
                  ---------------     ----------------------------------------

BASIC             Our existing        We intend ZD        We intend ZDNet
INVESTMENT        Common Stock        Stock to reflect    Stock to reflect
CHARACTERISTICS:  reflects the        the performance     the performance
                  performance of      of ZD. ZD           of our online
                  all of our          currently           business division
                  businesses,         includes:           (i.e., ZDNet).
                  including:          . Print
                  . Print               Publishing
                    Publishing        . Trade Shows and
                  . Trade Shows and     Conferences
                    Conferences       . Market Research
                  . Internet          . Education
                    (ZDNet)             (including ZDU,
                  . Market Research     our Internet-
                  . Education           based
                    (including ZDU,     educational
                    our Internet-       service)
                    based             . Television
                    educational         (including
                    service)            ZDTV's online
                  . Television          component)
                    (including        . A Retained
                    ZDTV's online       Interest in
                    component)          ZDNet (the
                                        Retained
                                        Interest is
                                        currently 100%,
                                        but will
                                        decline to
                                        reflect the
                                        initial
                                        issuance of
                                        ZDNet Stock as
                                        well as any
                                        future
                                        issuances)

                                      We cannot assure    We cannot assure
                                      you that the        you that the
                                      market value of     market value of
                                      ZD Stock will in    ZDNet Stock will
                                      fact reflect the    in fact reflect
                                      performance of ZD   the performance
                                      as we intend.       of ZDNet as we
                                      Holders of ZD       intend. Holders
                                      Stock will          of ZDNet Stock
                                      continue to be      will continue to
                                      common              be common
                                      stockholders of     stockholders of
                                      the Company and,    the Company and,
                                      as such, will be    as such, will be
                                      subject to all      subject to all
                                      risks associated    risks associated
                                      with an             with an
                                      investment in the   investment in the
                                      entire Company      entire Company
                                      and all of our      and all of our
                                      businesses,         businesses,
                                      assets and          assets and
                                      liabilities.        liabilities.

ISSUANCE:         Our existing        When we first       We currently plan
                  Common Stock is     issue ZDNet         to offer to the
                  already             Stock, we will      public, for cash,
                  outstanding.        re-classify each    shares of ZDNet
                                      outstanding share   Stock intended to
                                      of existing         represent 15% to
                                      Common Stock into   20% of the equity
                                      a share of ZD       value attributed
                                      Stock.              to ZDNet.

                                             TRACKING STOCK PROPOSAL
                                      ----------------------------------------
                  EXISTING COMMON
                  STOCK                 ZD STOCK            ZDNET STOCK
                  ---------------     ----------------------------------------
USE OF PROCEEDS
OF INITIAL        N/A                 We currently plan   We currently plan
OFFERING OF                           to attribute $.     to attribute $.
ZDNET STOCK:                          million of          million of
                                      proceeds from the   proceeds from the
                                      Offering to the     Offering to the
                                      equity of ZDNet     equity of ZDNet
                                      and attribute to    and attribute to
                                      ZD the remaining    ZD the remaining
                                      net proceeds,       net proceeds,
                                      along with an 80%   along with an 80%
                                      to 85% Retained     to 85% Retained
                                      Interest in         Interest in
                                      ZDNet. ZDNet        ZDNet. ZDNet
                                      would then          would then
                                      advance that $.     advance that $.
                                      million to ZD,      million to ZD,
                                      and ZD would use    and ZD would use
                                      that $. million,    that $. million,
                                      together with the   together with the
                                      remaining net       remaining net
                                      proceeds, to        proceeds, to
                                      reduce              reduce
                                      outstanding         outstanding
                                      indebtedness.       indebtedness.
                                      This should         This should
                                      strengthen the      strengthen the
                                      consolidated        consolidated
                                      Company from a      Company from a
                                      credit              credit
                                      perspective.        perspective.

RETAINED          N/A                 Assuming we issue   N/A
INTEREST AFTER                        to the public,
INITIAL                               for cash, shares
OFFERING OF                           of ZDNet Stock
ZDNET STOCK:                          intended to
                                      represent 15% to
                                      20% of the equity
                                      value attributed
                                      to ZDNet (as
                                      currently
                                      planned), we
                                      would attribute
                                      to ZD an 80% to
                                      85% Retained
                                      Interest in
                                      ZDNet.
                                      Afterwards, we
                                      would adjust the
                                      Retained Interest
                                      as appropriate to
                                      reflect issuances
                                      or repurchases of
                                      ZDNet Stock,
                                      capital
                                      contributions to,
                                      or returns of
                                      capital from,
                                      ZDNet and certain
                                      other events.

AUTHORIZED AND    We are currently    The Tracking        The Tracking
OUTSTANDING       authorized to       Stock Proposal      Stock Proposal
COMMON STOCK:     issue only one      will authorize us   will authorize us
                  series of Common    to issue two        to issue two
                  Stock.              series of Common    series of Common
                                      Stock--ZD Stock     Stock--ZD Stock
                                      and ZDNet Stock.    and ZDNet Stock.

                  We are currently    The Tracking        The Tracking
                  authorized to       Stock Proposal      Stock Proposal
                  issue up to 120     will authorize us   will authorize us
                  million shares of   to increase the     to increase the
                  Common Stock.       number of           number of
                                      authorized shares   authorized shares
                                      to 180 million      to 180 million
                                      shares of Common    shares of Common
                                      Stock.              Stock.

                  . shares of         Once the Tracking   Once the Tracking
                  existing Common     Stock Proposal is   Stock Proposal is
                  Stock were          implemented, .      implemented, a
                  outstanding on .,   shares of ZD        number of shares
                  1999. These         Stock will be       of ZDNet Stock
                  shares count        outstanding         equal to the
                  against the total   (based on the       number we
                  number of shares    number of shares    initially
                  we are authorized   of existing         determine to
                  to issue.           Common Stock        issue will be
                                      outstanding on .,   outstanding.
                                      1999). These        These shares, and
                                      shares, and the     the shares of ZD
                                      shares of ZDNet     Stock then
                                      Stock then          outstanding, will
                                      outstanding, will   count against the
                                      count against the   total number of
                                      total number of     shares of Common
                                      shares of Common    Stock we are
                                      Stock we are        authorized to
                                      authorized to       issue.
                                      issue.

                                             TRACKING STOCK PROPOSAL
                                      ----------------------------------------
                  EXISTING COMMON
                  STOCK                 ZD STOCK            ZDNET STOCK
                  ---------------     ----------------------------------------
DIVIDENDS:
                  We currently        We currently        We currently
                  intend to retain    intend to retain    intend to retain
                  all of our          all of our          all of our
                  earnings to         earnings to         earnings to
                  finance our         finance our         finance our
                  operations, repay   operations, repay   operations, repay
                  our indebtedness    our indebtedness    our indebtedness
                  and fund future     and fund future     and fund future
                  growth. We do not   growth. We do not   growth. We do not
                  expect to pay any   expect to pay any   expect to pay any
                  dividends on our    dividends on ZD     dividends on
                  existing Common     Stock for the       ZDNet Stock for
                  Stock for the       foreseeable         the foreseeable
                  foreseeable         future.             future.
                  future.

                  Although certain    Although certain    Although certain
                  of our debt         of our debt         of our debt
                  instruments         instruments         instruments
                  currently           currently           currently
                  prohibit the        prohibit the        prohibit the
                  payment of          payment of          payment of
                  dividends, we are   dividends, we       dividends, we
                  otherwise           will otherwise be   will otherwise be
                  permitted to pay    permitted to pay    permitted to pay
                  dividends out of    dividends on ZD     dividends on
                  the assets of the   Stock out of the    ZDNet Stock out
                  Company legally     assets of the       of the assets of
                  available for the   Company legally     the Company
                  payment of          available for the   legally available
                  dividends under     payment of          for the payment
                  Delaware law.       dividends under     of dividends
                                      Delaware law, but   under Delaware
                                      the total amounts   law (and transfer
                                      paid as dividends   corresponding
                                      on ZD Stock         amounts to ZD in
                                      cannot exceed the   respect of its
                                      Available           Retained
                                      Dividend Amount     Interest), but
                                      for ZD. (The        the total of the
                                      Available           amounts paid as
                                      Dividend Amount     dividends on
                                      for ZD is based     ZDNet Stock (and
                                      on the amount       the corresponding
                                      that would be       amounts
                                      legally available   transferred to ZD
                                      for the payment     in respect of its
                                      of dividends        Retained
                                      under Delaware      Interest) cannot
                                      law if ZD were a    exceed the
                                      separate Delaware   Available
                                      corporation.)       Dividend Amount
                                                          for ZDNet. (The
                                                          Available
                                                          Dividend Amount
                                                          for ZDNet is
                                                          based on the
                                                          amount that would
                                                          be legally
                                                          available for the
                                                          payment of
                                                          dividends under
                                                          Delaware law if
                                                          ZDNet were a
                                                          separate Delaware
                                                          corporation and
                                                          ZD's Retained
                                                          Interest in ZDNet
                                                          were represented
                                                          by outstanding
                                                          shares.)

MANDATORY         None.               If we dispose of    If we dispose of
DIVIDEND,                             All or              All or
REDEMPTION OR                         Substantially All   Substantially All
EXCHANGE ON                           of the Assets of    of the Assets of
DISPOSITION OF                        ZD and the          ZDNet and the
ASSETS:                               disposition is      disposition is
                                      not an Exempt       not an Exempt
                                      Disposition, we     Disposition, we
                                      would be required   would be required
                                      to either:          to either:

                                      . pay a dividend    . pay a dividend
                                        to holders of       to holders of
                                        ZD Stock in an      ZDNet Stock in
                                        amount equal to     an amount equal
                                        their               to their
                                        Proportionate       Proportionate
                                        Interest in the     Interest in the
                                        Net Proceeds of     Net Proceeds of
                                        such                such
                                        disposition,        disposition,

                                      . redeem from       . redeem from
                                        holders of ZD       holders of
                                        Stock, for an       ZDNet Stock,
                                        amount equal to     for an amount
                                        their               equal to their
                                        Proportionate       Proportionate
                                        Interest in the     Interest in the
                                        Net Proceeds of     Net Proceeds of
                                        such                such
                                        disposition,        disposition,
                                        outstanding         outstanding
                                        shares of ZD        shares of ZDNet
                                        Stock or            Stock or

                                             TRACKING STOCK PROPOSAL
                                      ----------------------------------------
                  EXISTING COMMON
                  STOCK                 ZD STOCK            ZDNET STOCK
                  ---------------     ----------------------------------------

                                      . issue ZDNet       . issue ZD Stock
                                        Stock in            in exchange for
                                        exchange for        outstanding
                                        outstanding ZD      ZDNet Stock at
                                        Stock at a 10%      a 10% premium
                                        premium (based      (based on the
                                        on the average      average Market
                                        Market Value of     Value of ZDNet
                                        ZD Stock as         Stock as
                                        compared to the     compared to the
                                        average Market      average Market
                                        Value of ZDNet      Value of ZD
                                        Stock over a        Stock over a
                                        specified 20        specified 20
                                        Trading Day         Trading Day
                                        period prior to     period prior to
                                        the exchange).      the exchange).

                                      At any time         At any time
                                      within one year     within one year
                                      after completing    after completing
                                      a special           a special
                                      dividend or         dividend or
                                      partial             partial
                                      redemption          redemption
                                      referred to         referred to
                                      above, we will      above, we will
                                      have the right to   have the right to
                                      issue ZDNet Stock   issue ZD Stock in
                                      in exchange for     exchange for
                                      outstanding ZD      outstanding ZDNet
                                      Stock at a 10%      Stock at a 10%
                                      premium (based on   premium (based on
                                      the average         the average
                                      Market Value of     Market Value of
                                      ZD Stock as         ZDNet Stock as
                                      compared to the     compared to the
                                      average Market      average Market
                                      Value of ZDNet      Value of ZD Stock
                                      Stock over a        over a specified
                                      specified 20        20 Trading Day
                                      Trading Day         period prior to
                                      period prior to     the exchange).
                                      the exchange).

EXCHANGE FOR ZD   None.               We will have the    We will have the
STOCK OR ZDNET                        right, at any       right, at any
STOCK AT                              time after ZDNet    time before ZDNet
COMPANY'S                             Stock exceeds the   Stock exceeds the
OPTION:                               65% of Total        65% of Total
                                      Market              Market
                                      Capitalization      Capitalization
                                      Trigger and         Trigger, to issue
                                      before ZDNet        ZD Stock in
                                      Stock falls below   exchange for
                                      the 50% of Total    outstanding ZDNet
                                      Market              Stock at a
                                      Capitalization      premium (based on
                                      Threshold, to       the average
                                      issue ZDNet Stock   Market Value of
                                      in exchange for     ZDNet Stock as
                                      outstanding ZD      compared to the
                                      Stock at a 15%      average Market
                                      premium (based on   Value of ZD Stock
                                      the average         over a specified
                                      Market Value of     20 Trading Day
                                      ZD Stock as         period prior to
                                      compared to the     the exchange).
                                      average Market      The premium will
                                      Value of ZDNet      initially be 25%
                                      Stock over a        (for exchanges
                                      specified 20        occurring in the
                                      Trading Day         first quarter
                                      period prior to     after issuance)
                                      the exchange).      and will decline
                                                          quarterly over a
                                                          period of 3 years
                                                          to 15%.

                                      In addition, we     In addition, we
                                      will have the       will have the
                                      right, if ZDNet     right, if ZDNet
                                      Stock exceeds the   Stock exceeds the
                                      65% of Total        65% of Total
                                      Market              Market
                                      Capitalization      Capitalization
                                      Trigger and         Trigger and
                                      thereafter falls    thereafter falls
                                      below the 50% of    below the 50% of
                                      Total Market        Total Market
                                      Capitalization      Capitalization
                                      Threshold, to       Threshold, to
                                      issue ZDNet Stock   issue ZD Stock in
                                      in exchange for     exchange for
                                      outstanding ZD      outstanding ZDNet
                                      Stock on a value    Stock on a value
                                      for value basis     for value basis
                                      (based on the       (based on the
                                      average Market      average Market
                                      Value of ZD Stock   Value of ZDNet
                                      as compared to      Stock as compared
                                      the average         to the average
                                      Market Value of     Market Value of
                                      ZDNet Stock over    ZD Stock over a
                                      a specified

                                             TRACKING STOCK PROPOSAL
                                      --------------------------------------
                   EXISTING COMMON         ZD STOCK          ZDNET STOCK
                        STOCK
                  ------------------  ------------------  ------------------
                                      20 Trading Day
                                      period prior to     specified 20
                                      the exchange).      Trading Day
                                      Once this right     period prior to
                                      arises, we will     the exchange).
                                      not lose it even    Once this right
                                      if ZDNet Stock      arises, we will
                                      thereafter          not lose it even
                                      exceeds the 50%     if ZDNet Stock
                                      of Total Market     thereafter
                                      Capitalization      exceeds the 50%
                                      Threshold or the    of Total Market
                                      65% of Total        Capitalization
                                      Market              Threshold or the
                                      Capitalization      65% of Total
                                      Trigger.            Market
                                                          Capitalization
                                                          Trigger.

                                      ZDNet Stock will    ZDNet Stock will
                                      exceed the "65%     exceed the "65%
                                      of Total Market     of Total Market
                                      Capitalization      Capitalization
                                      Trigger" if the     Trigger" if the
                                      Market              Market
                                      Capitalization of   Capitalization of
                                      the outstanding     the outstanding
                                      ZDNet Stock         ZDNet Stock
                                      exceeds 65% of      exceeds 65% of
                                      the total Market    the total Market
                                      Capitalization of   Capitalization of
                                      both series of      both series of
                                      Common Stock for    Common Stock for
                                      30 Trading Days     30 Trading Days
                                      during any 60       during any 60
                                      consecutive         consecutive
                                      Trading Day         Trading Day
                                      period.             period.
                                      Thereafter, ZDNet   Thereafter, ZDNet
                                      Stock will fall     Stock will fall
                                      below the "50% of   below the "50% of
                                      Total Market        Total Market
                                      Capitalization      Capitalization
                                      Threshold" if the   Threshold" if the
                                      Market              Market
                                      Capitalization of   Capitalization of
                                      the outstanding     the outstanding
                                      ZDNet Stock falls   ZDNet Stock falls
                                      below 50% of the    below 50% of the
                                      total Market        total Market
                                      Capitalization of   Capitalization of
                                      both series of      both series of
                                      Common Stock for    Common Stock for
                                      30 Trading Days     30 Trading Days
                                      during any 60       during any 60
                                      consecutive         consecutive
                                      Trading Day         Trading Day
                                      period.             period.


                                      We will have the    We will have the
EXCHANGE FOR      None.               right, at any       right, at any
STOCK OF A                            time, to transfer   time, to transfer
SUBSIDIARY AT                         all of the assets   all of the assets
COMPANY'S                             and liabilities     and liabilities
OPTION:                               of ZD to a          of ZDNet to a
                                      subsidiary and      subsidiary and
                                      deliver shares of   deliver shares of
                                      that subsidiary     that subsidiary
                                      in exchange for     in exchange for
                                      outstanding         outstanding
                                      shares of ZD        shares of ZDNet.
                                      Stock.

VOTING RIGHTS:    One vote per        One vote per        Each share will
                  share.              share.              have a number of
                                                          votes equal to
                                                          the average
                                                          Market Value of a
                                                          share of ZDNet
                                                          Stock divided by
                                                          the average
                                                          Market Value of a
                                                          share of ZD Stock
                                                          over a specified
                                                          20 Trading Day
                                                          period prior to
                                                          the date of that
                                                          vote.

                                      Holders of ZD       Holders of ZD
                                      Stock and ZDNet     Stock and ZDNet
                                      Stock will vote     Stock will vote
                                      together as a       together as a
                                      single class        single class
                                      (except in          (except in
                                      certain limited     certain limited
                                      circumstances).     circumstances).

LIQUIDATION:      Upon liquidation    Upon liquidation    Upon liquidation
                  of the Company,     of the Company,     of the Company,
                  holders of          holders of ZD       holders of ZD
                  existing Common     Stock and ZDNet     Stock and ZDNet
                  Stock are           Stock will be       Stock will be
                  entitled to         entitled to         entitled to
                  receive the net     receive the net     receive the net
                  assets of the       assets of the       assets of the
                  Company, if any,    Company, if any,    Company, if any,
                  remaining for       remaining for       remaining for
                  distribution to     distribution to     distribution to
                  stockholders        stockholders        stockholders
                  (after payment or   (after payment or   (after payment or
                  provision for all   provision for all   provision for all
                  liabilities of      liabilities of      liabilities of
                  the Company and     the Company and     the Company and
                  payment of the      payment of the      payment of the
                  liquidation         liquidation         liquidation
                  preference          preference          preference
                  payable to any      payable to any      payable to any
                  holders of          holders of          holders of
                  Preferred Stock).   Preferred Stock).   Preferred Stock).
                                      Amounts due upon    Amounts due upon
                                      liquidation in      liquidation in

                                             TRACKING STOCK PROPOSAL
                                      --------------------------------------
                   EXISTING COMMON         ZD STOCK          ZDNET STOCK
                        STOCK
                  ------------------  ------------------  ------------------
                                      respect of shares   respect of shares
                                      of ZD Stock and     of ZD Stock and
                                      shares of ZDNet     shares of ZDNet
                                      Stock will be       Stock will be
                                      distributed pro     distributed pro
                                      rata in             rata in
                                      accordance with     accordance with
                                      the average         the average
                                      Market Value of     Market Value of
                                      ZD Stock and the    ZD Stock and the
                                      average Market      average Market
                                      Value of ZDNet      Value of ZDNet
                                      Stock over a        Stock over a
                                      specified 20        specified 20
                                      Trading Day         Trading Day
                                      period prior to     period prior to
                                      the liquidation.    the liquidation.

STOCK EXCHANGE    NYSE under the      NYSE under the      We currently
LISTINGS:         symbol "ZD".        symbol "ZD".        intend to apply
                                                          for listing ZDNet
                                                          Stock on the NYSE
                                                          under the symbol
                                                          ".".

CERTAIN CASH MANAGEMENT AND ALLOCATION POLICIES

  Because ZD and ZDNet are part of a single company, we have established certain policies relating to cash management and allocations between ZD and ZDNet. See "Proposal 1--The Tracking Stock Proposal--Certain Cash Management and Allocation Policies".

NO APPRAISAL RIGHTS

  Under the Delaware General Corporation Law, you will not have appraisal rights in connection with the Tracking Stock Proposal.

RISK FACTORS

  You should carefully consider the risk factors described under "Risk Factors" beginning on page 17, as well as the other information and data included in this Proxy Statement, before you vote on the proposals.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  We believe that neither you nor the Company will recognize any income, gain or loss for federal income tax purposes as a result of the re-classification of existing Common Stock into ZD Stock or the issuance of ZDNet Stock. There are, however, no court decisions bearing directly on similar transactions and the Internal Revenue Service has announced that it will not issue advance rulings on the federal income tax consequences of such transactions. THUS, YOU SHOULD CONSULT A TAX ADVISOR. See "Proposal 1--The Tracking Stock Proposal--Certain Federal Income Tax Considerations".

               PROPOSALS 2, 3 AND 4--AMENDMENTS TO CERTAIN PLANS

  At the Special Meeting, we will also ask you to consider and approve proposals to amend the 1998 Incentive Compensation Plan, the 1998 Employee Stock Purchase Plan and the 1998 Non-Employee Directors' Stock Option Plan (1) to permit grants with respect to either series of Common Stock of the Company,
(2) to increase the number of shares authorized for issuance, (3) solely with respect to the 1998 Incentive Compensation Plan, to provide that shares delivered upon exercise of certain options will be supplied by SOFTBANK Holdings Inc. and, solely for calendar year 1998, to increase the number of shares in respect of which options to acquire shares may be granted to any single participant and (4) solely with respect to the 1998 Non-Employee Directors' Stock Option Plan, to permit discretionary grants of additional options from time to time. See "Proposals 2, 3 and 4--Amendments to Certain Plans".

                                ZIFF-DAVIS INC.

              SUMMARY HISTORICAL COMBINED FINANCIAL AND OTHER DATA

  The following table presents Summary Historical Combined Financial and Other Data for the Company as of September 30, 1998, for the years ended December 31, 1995, 1996 and 1997 and for the nine month periods ended September 30, 1997 and 1998. This data was derived from the Combined Financial Statements of the Company included in Annex VI to this Proxy Statement. An affiliate of the Company acquired an events business (COMDEX) on April 1, 1995 and a print publishing business (ZDI) on February 29, 1996; the data does not include results from the acquired businesses for periods before the respective dates of acquisition. Data as of and for the periods ended September 30, 1997 and 1998 are derived from the Company's unaudited financial statements. On May 4, 1998, the Company completed a reorganization described in Note 2 to the Combined Financial Statements of the Company; results for periods before the reorganization are not directly comparable to results for periods after the reorganization. This table should be read in conjunction with the Selected Historical Combined Financial and Other Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Combined Financial Statements for each of the Company, ZD and ZDNet included in Annexes VI, VII and VIII to this Proxy Statement.

                                                           NINE MONTH PERIOD ENDED
                             YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                          -------------------------------  ------------------------
                            1995      1996        1997        1997         1998
                          -------- ----------  ----------  -----------  -----------
                                              (IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Revenue, net............  $202,729 $  955,139  $1,153,761  $   750,187  $   730,547
Depreciation and amorti-
 zation.................    24,305    139,736     154,940      117,697      114,594
Income (loss) from oper-
 ations.................    62,675     87,181     109,232      (11,094)     (17,395)
Interest expense, net...    44,005    120,646     190,445      141,333      111,185
Income (loss) before
 income taxes...........    22,869    (27,124)    (72,491)    (144,794)    (119,768)
Net income (loss)(1)....    10,945    (52,081)    (71,179)    (143,810)     (86,179)
OTHER DATA:
EBITDA(2)...............  $ 91,179 $  233,258  $  272,894  $   114,236  $   106,011
Capital expenditures....     3,367     22,365      30,196       18,636       27,399
Investments and
 acquisitions, net of
 cash acquired..........   814,520  2,124,823      14,000        3,058       13,192

                                                                       AS OF
                                                                   SEPTEMBER 30,
                                                                       1998
                                                                   -------------
BALANCE SHEET DATA:
Cash and cash equivalents.........................................  $   27,153
Total assets......................................................   3,412,701
Total long-term debt..............................................   1,526,047
Stockholders' equity..............................................   1,344,048

--------

(1) No historical earnings per share or share data are presented as the Company does not consider such data meaningful. See Note 2 to the Combined Financial Statements of the Company included in Annex VI hereto for certain pro forma earnings per share information concerning the Company. After the issuance of ZDNet Stock, the Company will report earnings per share data for ZD and ZDNet but not for the Company.

(2) "EBITDA" is defined as income before provision for income taxes, interest expense, depreciation and amortization. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. The Company believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the publishing and media industries.

                                       ZD

              SUMMARY HISTORICAL COMBINED FINANCIAL AND OTHER DATA

  The following table presents Summary Historical Combined Financial and Other Data for ZD as of September 30, 1998, for the years ended December 31, 1995, 1996 and 1997 and for the nine month periods ended September 30, 1997 and 1998. This data was derived from the Combined Financial Statements of ZD included in Annex VII to this Proxy Statement. An affiliate of the Company acquired an events business (COMDEX) on April 1, 1995 and a print publishing business (ZD Publishing) on February 29, 1996; the data does not include results from the acquired businesses for periods before the respective dates of acquisition. Data as of and for the periods ended September 30, 1997 and 1998 are derived from ZD's unaudited financial statements. On May 4, 1998, the Company completed a reorganization described in Note 2 to the Combined Financial Statements of ZD; results for periods before the reorganization are not directly comparable to results for periods after the reorganization. This table should be read in conjunction with the Selected Historical Combined Financial and Other Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Combined Financial Statements for each of the Company, ZD and ZDNet included in Annexes VI, VII and VIII to this Proxy Statement.

                                                                 NINE MONTH
                                                                PERIOD ENDED
                             YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                          -------------------------------  -----------------------
                            1995      1996        1997       1997        1998
                          -------- ----------  ----------  --------  -------------
                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Revenue, net............  $202,729 $  938,924  $1,121,543  $728,910    $ 692,981
Depreciation and
 amortization...........    24,305    134,251     147,259   112,173      109,814
Income (loss) from
 operations.............    62,675    104,594     131,713     8,548       (9,107)
Interest expense, net...    44,005    120,646     190,445   141,333      111,185
Income (loss) before
 income taxes...........    22,869    (26,636)    (71,648) (144,051)    (119,465)
Net income (loss)(1)....    10,945    (52,081)    (71,179) (143,810)     (86,179)
OTHER DATA:
EBITDA(2)...............  $ 91,179 $  228,261  $  266,056  $109,455    $ 101,534
Capital expenditures....     3,367     21,355      27,822    17,291       24,218
Capital contributions to
 ZDNet..................       --      13,630      20,664    15,799       13,298
Investments and
 acquisitions, net of
 cash acquired..........   814,520  2,124,283      11,002        60        8,192
                                                                         AS OF
                                                                     SEPTEMBER 30,
                                                                         1998
                                                                     -------------
BALANCE SHEET DATA:
Cash and cash
 equivalents............                                               $  26,728
Total assets............                                               3,411,644
Total long-term debt....                                               1,526,047
Division equity.........                                               1,344,048

-------
(1) No historical earnings per share or share data are presented as the Company does not consider such data meaningful. After the issuance of ZDNet Stock, the Company will report earnings per share data for ZD and ZDNet but not for the Company.

(2) "EBITDA" is defined as income before provision for income taxes, interest expense, depreciation and amortization. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. The Company believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the publishing and media industries.

                                     ZDNET

              SUMMARY HISTORICAL COMBINED FINANCIAL AND OTHER DATA

  The following table presents Summary Historical Combined Financial and Other Data for ZDNet as of September 30, 1998, for the ten month period ended December 31, 1996, for the year ended December 31, 1997 and for the nine month periods ended September 30, 1997 and 1998. This data was derived from the Combined Financial Statements of ZDNet included in Annex VIII to this Proxy Statement. An affiliate of the Company acquired ZDNet on February 29, 1996; therefore, no results of ZDNet are shown for periods before that date. Data as of and for the periods ended September 30, 1997 and 1998 are derived from ZDNet's unaudited financial statements. This table should be read in conjunction with the Selected Historical Combined Financial and Other Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Combined Financial Statements for each of the Company, ZD and ZDNet included in Annexes VI, VII and VIII to this Proxy Statement.

                              TEN MONTHS                 NINE MONTH PERIOD
                                ENDED      YEAR ENDED          ENDED
                             DECEMBER 31, DECEMBER 31,     SEPTEMBER 30,
                             ------------ ------------ -----------------------
                                 1996         1997       1997        1998
                             ------------ ------------ --------  -------------
                                              (IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Revenue, net................   $ 16,215     $ 32,218   $ 21,277     $37,566
Cost of operations:
 Production and content.....     14,863       23,543     17,638      19,025
 Selling, general and
  administrative expenses...     13,280       23,475     17,757      22,049
 Depreciation and
  amortization..............      5,485        7,681      5,524       4,780
Loss from operations........    (17,413)     (22,481)   (19,642)     (8,288)
Minority interest...........        --           400        436         330
Loss before income taxes....    (17,413)     (22,081)   (19,206)     (7,958)
Net loss (1)................    (16,925)     (21,238)   (18,463)     (7,655)
OTHER DATA:
EBITDA (2)..................   $(11,928)    $(14,400)  $(13,682)    $(3,178)
Capital expenditures........     (1,010)       2,374      1,345       3,181
Investments and
 acquisitions, net of cash
 acquired...................        --         2,998      2,998       5,000
                                                                     AS OF
                                                                 SEPTEMBER 30,
                                                                      1998
                                                                 -------------
BALANCE SHEET DATA:
Total current assets........                                        $16,169
Total assets................                                         95,505
Total liabilities...........                                          6,683
Division equity.............                                         88,822

--------
(1) No historical earnings per share of share data are presented as the Company does not consider such data to be meaningful. After the issuance of ZDNet Stock, the Company will report earnings per share data for ZD and ZDNet but not for the Company.
(2) "EBITDA" is defined as income before provision for income taxes, interest expense, depreciation and amortization. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. The Company believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the media industry.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

  Some of the information in this Proxy Statement may constitute forward-looking statements which are subject to various risks and uncertainties. Such statements can be identified by the use of forward-looking terminology such as "may", "will", "expect", "anticipate", "estimate", "continue", "plan" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the factors described in "Risk Factors" and other cautionary statements appearing in Management's Discussion and Analysis of Financial Condition and Results of Operations for each of the Company, ZD and ZDNet (appearing in Annexes VI, VII and VIII to this Proxy Statement) and elsewhere in this Proxy Statement. Such risk factors and statements describe circumstances which could cause our actual results to differ materially from those contained in any forward-looking statement.

  This Proxy Statement also includes statistical data regarding the publishing, trade show and Internet industries. This data was obtained from industry publications and reports which we believe to be reliable sources; however, the accuracy and completeness of such information is not guaranteed. We have not independently verified such data nor sought the consent of any organizations to refer to their reports herein.

                                  RISK FACTORS

 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED BELOW, AS WELL AS THE OTHER INFORMATION INCLUDED IN THIS PROXY STATEMENT, BEFORE YOU DECIDE HOW TO VOTE ON THE PROPOSALS.


RISK FACTORS RELATED TO THE TRACKING STOCK PROPOSAL

 STOCKHOLDERS OF ONE COMPANY; FINANCIAL EFFECTS ON ONE GROUP COULD AFFECT THE OTHER GROUP

  We cannot assure you that the market values of ZD Stock and ZDNet Stock will in fact reflect the performance of ZD and ZDNet as we intend.

  Even though we have allocated all of our consolidated assets, liabilities, revenue, expenses and cash flow between the two Groups in order to prepare their respective financial statements, the Tracking Stock Proposal will not change the legal title to any assets or responsibility for any liabilities. Further, holders of ZD Stock and ZDNet Stock will not have any legal rights related to specific assets of either Group and in any liquidation will receive a share of the net assets of the Company that depends on the relative trading prices of ZD Stock and ZDNet Stock rather than any assessment of the actual value of the respective Groups. In addition, the Tracking Stock Proposal will not affect the rights of our creditors. Holders of ZD Stock and ZDNet Stock will continue to be common stockholders of the Company and, as such, will be subject to all risks associated with an investment in the entire Company and all of our businesses, assets and liabilities. For example, if the cash flow of either Group is insufficient to satisfy inter-Group loans or other debt owed by that Group, both Groups would be adversely affected. See "--Other Company Risks--Significant Debt Obligations".

  Financial events occurring at either Group that affect our consolidated results of operations, financial position or borrowing costs could affect the results of operations, financial position or borrowing costs of the other Group or the market price of shares issued with respect to the other Group. In addition, net losses of either Group, and any dividends or distributions on, or repurchases of, either series of Common Stock, will reduce the assets of the Company legally available for dividends on both series of Common Stock. Accordingly, you should read financial information for each Group together with financial information for the other Group and financial information for the consolidated Company.

 FIDUCIARY DUTIES OF OUR BOARD OF DIRECTORS

  Principles of Delaware law established in cases involving differing treatment of two classes of common stock provide that a board of directors owes an equal duty to all common stockholders regardless of class or series and does not have separate or additional duties to either group of stockholders. We are not aware of any legislative or judicial precedent involving the fiduciary duties of directors of a Delaware corporation with two classes of common stock with separate rights related to specified operations of the corporation. However, under the principles of Delaware law referred to above and the related principle known as the "business judgment rule", our Board should be protected in making decisions that have a disparate impact upon holders of ZD Stock and ZDNet Stock so long as it is disinterested and adequately informed with respect to such decisions and acts in good faith and in the honest belief that it is acting in the best interests of the Company's stockholders.

  If directors own disproportionate interests (in percentage or value terms) in ZD Stock and ZDNet Stock, that disparity could create or appear to create potential conflicts of interest when they are faced with decisions that could have different implications for the different series. See "--Potential Conflicts of Interest". Nevertheless, we believe that directors would be able to discharge their fiduciary duties even if their interests in ZD Stock and ZDNet Stock were disproportionate.

 POTENTIAL CONFLICTS OF INTEREST

  Having two series of Common Stock could give rise to occasions when the interests of holders of one series might diverge or appear to diverge from the interests of holders of the other series. Examples include, among others:

  . our decisions as to whether to allocate the proceeds of issuances (or the costs of repurchases) of ZDNet Stock to ZD in respect of its Retained Interest or to the equity of ZDNet,

  . our decisions as to how to allocate consideration to be received in connection with a merger involving the Company among holders of ZD Stock and ZDNet Stock,

  . our decisions as to whether and when to exchange one series of Common
    Stock for the other series of Common Stock,

  . our decisions as to whether and when to approve dispositions of assets of either Group,

  . our decisions as to whether to pay dividends on ZD Stock and ZDNet Stock and

  . our decisions as to whether and how to make transfers of funds from one
    Group to another and, more generally, our decisions as to other operational and financial matters that could be considered detrimental to one Group or the other.

  When making decisions with regard to matters that create potential conflicts of interest, we will act in accordance with the terms of our Restated Certificate of Incorporation, our cash management and allocation policies as in effect from time to time and our fiduciary duties. Each of the potential conflicts described above is discussed in more detail below.

  Allocation of Proceeds upon Issuances (or Costs of Repurchases) of ZDNet
Stock

  We will determine in our sole discretion whether to allocate the proceeds of issuances (or the costs of repurchases) of ZDNet Stock to ZD in respect of its Retained Interest or to the equity of ZDNet. We currently plan to attribute
$ . million of proceeds from the initial public offering of ZDNet Stock to the equity of ZDNet and to attribute to ZD the remaining net proceeds from that offering in respect of its Retained Interest in ZDNet. ZDNet would then advance that $ . million to ZD, and ZD would use that $ . million, together with the remaining net proceeds of such offering, to reduce our outstanding indebtedness. See "Proposal 1--The Tracking Stock Proposal--Certain Cash Management and Allocation Policies" and "--Description of ZD Stock and ZDNet Stock--ZD's Retained Interest in ZDNet; Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet".

  Allocation of Consideration to be Received in Connection with a Merger

  Our Restated Certificate of Incorporation will not contain any provisions governing how consideration to be received in connection with a merger or consolidation involving the Company is to be allocated among holders of ZD Stock and holders of ZDNet Stock. Neither holders of ZD Stock nor holders of ZDNet Stock will have a separate class vote in any merger or consolidation so long as we divide the type and amount of consideration between holders of ZD Stock and holders of ZDNet Stock in a manner we determine, in our sole discretion, to be fair. In any such merger or consolidation, the different ways we may divide the consideration might have materially different results. As a result, the consideration to be received by holders of ZD Stock or ZDNet Stock in any such merger or consolidation may be materially less valuable than the consideration they would have received if they had a separate class vote on such merger or consolidation.

  Optional Exchange of One Series of Common Stock for the Other Series

  We will have certain rights to issue shares of one series of Common Stock in exchange for outstanding shares of the other series of Common Stock. Because certain exchanges would be at a premium, and since we could determine to effect an exchange at a time when either or both of ZD Stock and ZDNet Stock may be considered to be overvalued or undervalued, any such exchange may be disadvantageous to holders of ZD Stock or holders of ZDNet Stock. In addition, any such exchange would preclude holders of the exchanged series of Common Stock from retaining their investment in a security that is intended to reflect separately the performance of the related Group.

  Disposition of Assets of Either Group

  Delaware law requires stockholder approval only for a sale or other disposition of all or substantially all of the assets of the entire Company. As long as the assets attributed to a Group represent less than substantially all of the Company's assets, we may approve sales and other dispositions of any amount of the assets of that Group without any stockholder approval. If we dispose of All or Substantially All of the Assets of either Group, we would be required, if the disposition is not an Exempt Disposition, to either:

  . declare and pay a dividend to holders of the relevant series of Common
    Stock in an amount equal to their Proportionate Interest in the Net Proceeds of such Disposition,

  . redeem from holders of the relevant series of Common Stock, for an amount equal to their Proportionate Interest in the Net Proceeds of such Disposition, outstanding shares of the relevant series of Common Stock or

  . issue shares of one series of Common Stock in exchange for outstanding shares of the relevant series of Common Stock at a 10% premium (based on the average Market Value of the relevant series of Common Stock as compared to the average Market Value of the other series of Common Stock over a specified 20 Trading Day period prior to the exchange).

  Consequently, holders of either series of Common Stock may receive greater or lesser value for their shares than the value that a third-party buyer might pay for All or Substantially All of the Assets of such Group. In addition, if we elect to complete an exchange in connection with the Disposition, we could do so as one of the three alternatives required in connection with the Disposition or as an optional exchange that may in some cases be at no premium, and any such exchange could be completed at a time when ZDNet Stock or ZD Stock may be considered to be overvalued or undervalued. We are not required to select the option that would result in the distribution with the highest value to holders of the relevant series of Common Stock or with the smallest effect on the other series of Common Stock. We will select an option in our sole discretion in the exercise of our fiduciary duties. See "--Fiduciary Duties of Our Board of Directors".

  Dividends

  Our various debt instruments currently prohibit the payment of dividends, and in any event, we do not expect to pay any dividends for the foreseeable future on either series of Common Stock. If we were to begin paying dividends at some point in the future, we have the right to pay dividends on ZD Stock or ZDNet Stock (or both) in equal or unequal amounts, notwithstanding the performance of each Group, the amount of assets available for dividends on either series, the amount of prior dividends declared on either series or any other factor. In addition, net losses of either Group, and any dividends or distributions on, or repurchases of, either series of Common Stock, will reduce the assets of the Company legally available for dividends on both series of Common Stock.

  Operational and Financial Decisions

  The Board will, in its sole discretion, make operational and financial decisions and implement policies that affect the businesses of ZD and ZDNet differently. Examples include:

  . transfers of funds between ZD and ZDNet (and the manner of accounting for those transfers),

  . allocation of funds for capital expenditures,

  . other transactions between ZD and ZDNet,

  . the allocation of financing opportunities in public markets and

  . the allocation of business opportunities, resources and personnel.

The Board's decisions may favor either Group at the expense of the other. For example, the decision to provide funds for one Group may adversely affect the ability of the other to obtain funds sufficient to implement its growth strategies. These decisions would, however, be subject to the Board's general fiduciary duties as described above.

 CERTAIN CASH MANAGEMENT AND ALLOCATION POLICIES SUBJECT TO CHANGE

  The Board has adopted certain policies relating to cash management and allocations between ZD and ZDNet. The Board may, in its sole discretion, modify, rescind or add to any of these policies (although it has no present intention to do so). The decision of the Board to modify, rescind or add to any of these policies would, however, be subject to the Board's general fiduciary duties as described above. See "Proposal 1--The Tracking Stock Proposal-- Certain Cash Management and Allocation Policies".

 ATTRIBUTION OF DEBT OR PREFERRED STOCK; TRANSFERS OF FUNDS BETWEEN THE GROUPS; INTER-GROUP REVOLVING CREDIT ADVANCES; CAPITAL CONTRIBUTIONS AND RETURNS OF CAPITAL

  Our current policies provide that we will attribute each incurrence or issuance of external debt or preferred stock (and the proceeds thereof) to ZD, except in cases where the Board determines otherwise. The Board may determine from time to time to attribute an incurrence or issuance of debt or preferred stock (and the proceeds thereof) to ZDNet to the extent that we incur or issue the debt or preferred stock for the benefit of ZDNet, but the Board will not be required to do so.

  Whenever ZDNet holds cash (other than cash of ZDNet's foreign operations or of ZDNet's subsidiaries that are not wholly owned), ZDNet will normally transfer that cash to ZD. Conversely, whenever ZDNet has a cash need (other than cash needs of ZDNet's foreign operations or of ZDNet's subsidiaries that are not wholly owned), ZD will normally fund that cash need. However, the Board will determine, in its sole discretion, whether to provide any particular funds to either Group and will not be obligated to do so.

  Our current policies provide that the Company will account for all cash transfers between the Groups (other than transfers in return for assets or services rendered or transfers in respect of ZD's Retained Interest that correspond to dividends paid on ZDNet Stock) as inter-Group revolving credit advances unless:

  . the Board determines that a given transfer (or type of transfer) should be accounted for as a long-term loan,

  . the Board determines that a given transfer (or type of transfer) from ZD to ZDNet should be accounted for as a capital contribution increasing ZD's Retained Interest in ZDNet or

  . the Board determines that a given transfer (or type of transfer) from ZDNet to ZD should be accounted for as a return of capital reducing ZD's Retained Interest in ZDNet.

There are no specific criteria to determine when we will account for a cash transfer as a long-term loan, a capital contribution or a return of capital rather than an inter-Group revolving credit advance. The Board would make such a determination in the exercise of its business judgment at the time of such transfer (or the first of such type of transfer) based upon all relevant circumstances. Factors the Board would consider include:

  . the current and projected capital structure of each Group,

  . the relative levels of internally generated funds of each Group,

  . the financing needs and objectives of the recipient Group,

  . the investment objectives of the transferring Group,

  . the availability, cost and time associated with alternative financing sources and

  . prevailing interest rates and general economic conditions.

  The Board's determination as to how to account for a cash transfer will affect the amount of interest expense and interest income, stockholders' equity and Retained Interest reflected in the financial statements of the two Groups.

  Under our current policies, (1) any cash transfer we determine to account for as an inter-Group revolving credit advance will bear interest at the rate at which the Company could borrow such funds on a revolving credit basis (as the Board determines in its sole discretion) and (2) any cash transfer we determine to account for as a long-term loan will have interest rate, amortization, maturity, redemption and other terms that generally reflect the then prevailing terms on which the Company could borrow such funds on a long-term basis (as the Board determines in its sole discretion).

  If either Group is unable to repay advances or loans owed to the other Group, both Groups would be adversely affected. Also, if either Group extends an advance or loan to the other Group at an interest rate below the lending Group's cost of funds or opportunity cost, the lending Group's results would be adversely affected to the extent of the difference.

  Any cash transfers we determine to account for as capital contributions or returns of capital will increase or decrease ZD's Retained Interest in ZDNet. Although we would calculate any change in the Retained Interest by reference to the then current Market Value of ZDNet Stock, the change could come at a time when ZDNet Stock is considered to be overvalued or undervalued. Also, any increase in the Retained Interest will reduce the percentage of ZDNet intended to be represented by outstanding ZDNet Stock and any decrease in the Retained Interest will reduce the percentage of ZDNet intended to be represented by outstanding ZD Stock.

 LIMITED SEPARATE VOTING RIGHTS; VARIABLE VOTING RIGHTS

  Holders of ZD Stock and ZDNet Stock will vote together as a single class, except in certain limited circumstances provided under the Delaware General Corporation Law. When holders of ZD Stock and ZDNet Stock vote together as a single class, holders of the series of Common Stock entitled to a majority of the votes will be in a position to control the outcome of the vote even if the matter involves a conflict of interest between holders of ZD Stock and holders of ZDNet Stock. See "--Potential Conflicts of Interest--Allocation of Consideration to be Received in Connection with a Merger" and "Other Company Risks--Control by Principal Stockholders and Potential Conflicts of Interest".

  Each share of ZD Stock will have one vote and each share of ZDNet Stock will have a variable number of votes (based on the Market Value of a share of ZDNet Stock as compared to the Market Value of a share of ZD Stock over a specified 20 Trading Day period prior to the date of the vote). Accordingly, the relative voting power of ZD Stock and ZDNet Stock will fluctuate from time to time based on the respective Market Values of the two series of Common Stock.

 LIMITED STOCKHOLDER APPROVAL RIGHTS FOR FUTURE AUTHORIZATIONS AND ISSUANCES OF STOCK

  The Restated Certificate of Incorporation will allow the Board, in its sole discretion, to issue authorized but unissued shares of Common Stock. The Board may issue ZD Stock or ZDNet Stock to, among other things:

  . raise capital,

  . provide compensation or benefits to employees or

  . pay stock dividends or acquire companies or businesses.

  Under the Delaware General Corporation Law, the Board would not need your approval for these issuances. We would not expect to seek your approval for any such issuances unless:

  . stock exchange regulations or other applicable law require approval or

  . the Board deems it advisable.

 DILUTION

  The issuance of ZDNet Stock, like any issuance of Common Stock, would dilute the voting rights and equity interest of holders of ZD Stock. We do not believe that the issuance of ZDNet Stock as currently planned would cause a meaningful dilution to holders of ZD Stock on an earnings or book value per share basis.

 UNCERTAINTY AS TO MARKET PRICE

  We cannot predict the prices at which ZD Stock and ZDNet Stock will trade and we cannot assure you that the market price of ZD Stock will equal or exceed the market price of our existing Common Stock.

  In addition, the stock market has experienced extreme price and volume fluctuations. The market prices of securities of Internet-related companies, in particular, have been especially volatile. In the past, companies that have experienced such volatility have sometimes been the object of securities class action litigation. If we were the object of securities class action litigation with respect to ZDNet Stock, it could result in substantial costs and a diversion of management's attention and resources.

  Furthermore, we do not know how certain terms of ZD Stock and ZDNet Stock (e.g., the Board's right to exchange shares of one series for shares of the other series, the Board's discretion in making various determinations and the variable voting power of ZDNet Stock as compared to ZD Stock) will affect the market price of ZD Stock and ZDNet Stock.

  We cannot assure you that the market price of ZD Stock and ZDNet Stock will in fact reflect the performance of ZD and ZDNet as we intend. Holders of ZD Stock and ZDNet Stock will continue to be common stockholders of the Company and, as such, will be subject to all risks associated with an investment in the entire Company and all of our businesses, assets and liabilities.

 LIMITATIONS ON POTENTIAL UNSOLICITED ACQUISITIONS; ANTI-TAKEOVER
CONSIDERATIONS

  If ZD and ZDNet were separate independent companies, any person interested in acquiring either Group without negotiating with management could seek control of that entity by obtaining control of its outstanding voting stock by means of a tender offer or proxy contest. Although we intend ZD Stock and ZDNet Stock to reflect the separate performance of ZD and ZDNet, a person interested in acquiring only one Group without negotiation with the Company's management could obtain control of that Group only by obtaining control of the outstanding voting stock of the entire Company.

  The existence of two series of Common Stock could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The existence of two series of Common Stock could, under certain circumstances, prevent stockholders from profiting from an increase in the market value of their shares as a result of a change in control of the Company by delaying or preventing such a change in control.

  If the Tracking Stock Proposal is implemented, there would be an additional 60 million shares of Common Stock available for future issuance without further stockholder approval. One of the effects of the existence of authorized and unissued Common Stock and preferred stock could be to enable the Board to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

  For additional anti-takeover considerations, see "--Other Company Risks-- Control by Principal Stockholders and Potential Conflicts of Interest".

 UNCERTAINTY AS TO COMPLETION OF THE OFFERING

  This Proxy Statement describes our current plans for an offering of ZDNet Stock. Such an offering is subject to various conditions and uncertainties, so we cannot assure you that it will be completed. In addition to or instead of an offering of ZDNet Stock, we reserve the right to distribute ZDNet Stock to stockholders. We also reserve the right not to implement the Tracking Stock Proposal at all.

 CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  We believe that neither you nor the Company will recognize any income, gain or loss for federal income tax purposes as a result of the re-classification of existing Common Stock into ZD Stock or the issuance of ZDNet Stock. There are, however, no court decisions bearing directly on similar transactions and the Internal Revenue Service has announced that it will not issue advance rulings on the federal income tax consequences of such transactions. THUS, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE TRACKING STOCK PROPOSAL UNDER FEDERAL, STATE, LOCAL OR FOREIGN LAW. See "Proposal 1--The Tracking Stock Proposal--Certain Federal Income Tax Considerations".

RISK FACTORS RELATED TO ZDNET

 EXTREMELY LIMITED OPERATING HISTORY; HISTORY OF NET LOSSES

  ZDNet has an extremely limited operating history and an investor must consider the risks, expenses and difficulties frequently encountered by such companies, particularly in the new and rapidly evolving market for Internet products, content and services. We cannot assure you that ZDNet will be successful in addressing such risks. Although ZDNet has experienced revenue growth in recent periods, we cannot assure you that ZDNet's revenue will continue to grow or continue at its current level.

  ZDNet has incurred significant net losses in the past ($21.2 million in 1997 and $7.7 million in the first nine months of 1998). See ZDNet's Selected Historical Combined Financial and Other Data and Combined Financial Statements in Annex VIII hereto. We cannot assure you that ZDNet will report net income in the future.

 UNPREDICTABILITY OF FUTURE REVENUE; POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

  As a result of the evolving nature of the Internet and ZDNet's limited operating history, we cannot accurately forecast its revenue. Current and future expense levels are based principally on estimated future revenue and are to a large extent fixed. Accordingly, ZDNet may be unable to adjust spending to compensate for any unexpected revenue shortfall. If ZDNet's actual revenue is less than its estimated revenue, this could have an immediate material adverse effect on ZDNet's business, financial condition and results of operations.

  ZDNet's quarterly operating results may fluctuate significantly because of a variety of factors, many of which are outside our control, including:

  . overall usage levels of the Internet and of ZDNet's sites in particular,

  . demand for Internet advertising and the loss of advertisers,

  . seasonal trends in Internet use and advertising,

  . the amount and timing of ZDNet's capital expenditures,

  . costs relating to the expansion of ZDNet's operations and the introduction of new sites and services,

  . price competition or pricing changes in Internet advertising and

  . costs relating to technical difficulties or system downtime.

  We believe Internet advertising typically slows in the first quarter of the year. Historically, ZDNet has experienced lower advertising and lower revenue in the first quarter of each year as compared to the fourth quarter of the prior year. Seasonality and cyclicality in the level of Internet advertising expenditures generally could become more pronounced in the future as the Internet becomes more accepted as an advertising vehicle. Quarterly comparisons of ZDNet's results of operations are not reliable as an indication of its future performance. See ZDNet's "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Annex VIII hereto.

 DEPENDENCE ON GROWTH IN INTERNET USE AND ACCEPTANCE AS AN ADVERTISING AND COMMERCE MEDIUM

  ZDNet's future revenue will depend largely on the widespread acceptance and use of the Internet as an information source and as an advertising and commerce vehicle. Rapid growth in Internet use is a recent trend and market acceptance of the Internet as an advertising and commercial medium is highly uncertain.

  The Internet may not be accepted as a viable advertising and commerce medium for distribution of information and engaging in commerce for a number of reasons, including:

  .inadequate development of the network infrastructure,

  .inadequate development of enabling technologies,

  .insufficient commercial support for Internet advertising,

  .concerns about privacy and security among users and

  .lack of widely accepted standards for measuring the effectiveness of advertising on the Internet.

 DEPENDENCE ON ADVERTISING REVENUE

  ZDNet has derived a substantial portion of its revenue from the sale of advertising on its Internet sites and we expect that advertising revenue will continue to be the principal source of its revenue in the foreseeable future. ZDNet's top 20 advertising customers accounted for approximately 35% of ZDNet's net advertising revenue for the first nine months of 1998. Most of ZDNet's advertising contracts are either short-term contracts and/or can be terminated by the advertiser at any time with little notice. We cannot assure you that ZDNet will be able to retain current advertisers or obtain new advertising contracts.

  ZDNet's ability to generate advertising revenue will depend on several factors, including:

  .the continued development of the Internet as an advertising medium,

  .the pricing of advertising on other Internet sites,

  .the amount of traffic on ZDNet's network of sites,

  .pricing pressures, delays and new product launches,

  .ZDNet's ability to achieve, demonstrate and maintain attractive user demographics and

  .ZDNet's ability to develop and retain a skilled advertising sales force.

 DEPENDENCE ON THIRD PARTIES FOR INTERNET TRAFFIC

  ZDNet's ability to advertise on and maintain links from other Internet sites is an important element to its success. Traffic originating from links existing on other Internet sites (particularly search engines, directories and other navigational tools managed by Internet service providers and Web browser companies) is an important segment of the overall traffic on ZDNet's Internet sites. ZDNet has special linking arrangements to generate additional traffic with Yahoo!, Excite and MSNBC which are either short-term contracts and/or can be terminated with little notice. There is intense competition for these types of linking arrangements. We cannot assure you that these arrangements will be maintained or that advertising or links will continue to be available on reasonable commercial terms or at all.

 DEPENDENCE ON LICENSED TECHNOLOGY

  ZDNet relies on certain technology licensed from third parties such as Vignette's Storyserver, Thunderstone's Texis Search Engine, Oracle's Workgroup and Enterprise and Netscape's Web Server Software for use in operating and managing its Internet sites and providing related services to users and advertisers. ZDNet's ability to generate revenue from Internet commerce may also depend on data encryption and authentication technologies that it may be required to license from third parties. We cannot assure you that such technology licenses will be available at all, that they will be available on reasonable commercial terms or that they will operate as intended.

 DEPENDENCE ON QUALIFIED PERSONNEL

  ZDNet's performance is substantially dependent on the continued services and performance of its senior management and other key personnel. ZDNet does not have long-term employment agreements with any of its key personnel and maintains no "key person" life insurance policies. ZDNet's future success also depends on its ability to identify, attract, retain and motivate highly skilled editorial, technical, managerial, sales, marketing and customer service personnel. Competition for such persons is intense. We cannot assure you that ZDNet will be able to attract or retain such personnel. The failure to do so could have a material adverse effect on ZDNet's business, financial condition and results of operations.

 RAPID TECHNOLOGICAL CHANGE

  The market for Internet products and services is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. ZDNet will be required to continually improve the performance, features and reliability of its network infrastructure and Internet sites, particularly in response to competition and changing customer demands. We cannot assure you that ZDNet will be successful in responding rapidly, cost-effectively or adequately to such developments.

 COMPETITION

  Competition among Internet content providers is intense and is expected to increase significantly in the future. The market for Internet content sites is rapidly evolving and barriers to entry are low, enabling newcomers to launch competitive sites at relatively low cost. We believe ZDNet competes most directly with c|net, CMP, Internet.com and IDG in the broad-based technology related content sector. ZDNet also generally competes for users and advertisers with Internet portals, search sites and content aggregators (such as Excite, Infoseek, Lycos and Yahoo!), general news sites (such as those provided by CNN and ABC) and general purpose online service providers (such as America Online and MSN). In addition, ZDNet competes with traditional media content businesses such as newspapers, magazines, radio and television. In order to compete successfully and attract users, advertisers and strategic partners, ZDNet must continue to provide high quality, engaging content in a timely and cost-effective manner. See ZDNet's "Description of Business--Competition" set forth in Annex VIII hereto. We cannot assure you that ZDNet will be able to do so. Moreover, increased competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on ZDNet's business, financial condition and results of operations.

 NEW SERVICE RISKS

  ZDNet's future success may depend in part on its ability to continue expanding its Internet sites to include new subject matters and services. Costs related to developing new content areas and services are expensed as they are incurred while revenue related to these new content areas and services typically builds over time and, accordingly, ZDNet's profitability from year to year may be adversely affected by the number and timing of new launches. In addition, we cannot assure you that any new areas or services will be developed in a timely or cost-effective manner or that they will be successful.

 RISKS ASSOCIATED WITH BRAND DEVELOPMENT

  ZDNet believes brand identity is important to attracting and expanding its user base, Internet traffic and advertising and commerce relationships. ZDNet believes the significance of brand recognition will intensify as the number of Internet sites increases. We cannot assure you that ZDNet will be able to continue to develop its brand.

 RISK OF CAPACITY CONSTRAINTS AND SYSTEM DISRUPTIONS

  The performance and reliability of ZDNet's Internet sites and network infrastructure are critical to its reputation and ability to attract and retain users, advertisers and strategic partners. Any system error or failure, or a sudden and significant increase in traffic, may result in the unavailability of sites and significantly delay response times. Individual, sustained or repeated occurrences could result in a loss of potential or existing users, advertisers or strategic partners. In addition, because ZDNet's advertising revenue is directly related to the number of advertisements it delivers to users, system interruptions or delays would reduce the number of impressions delivered and thereby reduce its revenue.

  ZDNet's systems and operations are vulnerable to interruption or malfunction due to certain events beyond its control, including natural disasters, telecommunications failures and computer hacking. ZDNet also relies on Web browsers and online service providers to provide Internet access to its sites. We cannot assure you that ZDNet will be able to expand its network infrastructure, either itself or through use of third-party hosting systems or service providers, on a timely basis sufficient to meet demand. ZDNet presently has only a limited amount of redundant facilities or systems, no formal disaster recovery plan and no sufficient business interruption insurance to compensate for losses that may occur. Any interruption to its systems or operations could have a material adverse effect on ZDNet's business, financial condition and results of operations.

 SECURITY RISKS

  ZDNet's networks may be vulnerable to unauthorized access, computer viruses and other security problems. A user who circumvents security measures could misappropriate proprietary information or cause interruptions or malfunctions in ZDNet's operations. ZDNet may be required to expend significant resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Although ZDNet intends to continue to implement industry-standard security measures, such measures may be inadequate.

 GOVERNMENT REGULATION AND LEGAL UNCERTAINTY

  Due to the increasing popularity and use of the Internet and other online services, new laws and regulations may be adopted in the U.S. or elsewhere covering issues such as online privacy, copyright and trademark, sales taxes and fair business practices or which require qualification to do business as a foreign corporation in certain jurisdictions. For instance, the European Union's recently adopted privacy regulations may limit the collection and use of certain user information. Increased government regulation, or the application of existing laws to online activities, could inhibit Internet growth, expose ZDNet to additional liabilities and increase the cost of doing business.

 RELIANCE ON INTELLECTUAL PROPERTY RIGHTS

  To establish and protect its trademark, service mark and other proprietary rights in its products and services, ZDNet relies on a combination of:

  . copyright, unfair competition, trademark, service mark and trade secret laws and

  . confidentiality agreements with its licensees and other third parties and confidentiality agreements and policies covering its employees.

  We cannot assure you that these measures will be adequate, that ZDNet will be able to secure registrations for all of its marks in the U.S. or internationally or that third parties will not infringe upon or misappropriate its proprietary rights. Any infringement or misappropriation, or litigation relating to intellectual property rights, may have a material adverse effect on ZDNet's business, financial condition and results of operations.

  Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related business are uncertain and evolving. In particular, new registration and ownership priority procedures may be adopted which may make it more difficult for ZDNet to retain or obtain desirable domain names.

 LIABILITY FOR INTERNET CONTENT AND USER DATA

  As a content provider, ZDNet may face potential liability for intellectual property infringement, defamation, indecency and other claims. In addition, ZDNet may incur liability for unauthorized duplication or distribution of third-party content or materials or for information collected from and about its users. We cannot assure you that third parties or users will not bring claims against ZDNet relating to proprietary rights or use of personal information. Although ZDNet seeks to obtain indemnification from strategic partners for any liability resulting from licensed content or linked sites, we cannot assure you that such indemnities will always be obtainable or adequate. ZDNet's general liability insurance may not cover or be adequate for potential claims of this type.

 NEED TO MANAGE GROWTH

  ZDNet will need to effectively plan and manage its business to succeed in the rapidly evolving Internet industry. ZDNet continues to increase the scope of its operations and has grown its workforce substantially. As of December 31, 1997, ZDNet had a total of 252 employees and, as of September 30, 1998, ZDNet had a total of 304 employees (growth of 20.6%). This growth has placed, and future growth may place, a significant strain on ZDNet's management systems and resources. ZDNet expects that it will need to continue to improve its financial and management controls and reporting systems and procedures, and will need to continue to expand, train and manage its workforce.

 RISKS ASSOCIATED WITH POTENTIAL ACQUISITIONS OR INVESTMENTS

  ZDNet may acquire or make investments in new or complementary businesses, products, services or technologies. We cannot assure you that ZDNet will be able to identify suitable acquisition or investment candidates. Even if ZDNet does identify suitable candidates, we cannot assure you that ZDNet will be able to make such acquisitions or investments on reasonable commercial terms or successfully assimilate personnel, operations, products, services or technologies into its operations. This could disrupt ZDNet's ongoing business, distract ZDNet's management and employees, increase ZDNet's expenses (including amortization of goodwill) and materially and adversely affect ZDNet's results of operations. Furthermore, the incurrence of debt or issuance of equity securities may be attributed to ZDNet to fund any future ZDNet acquisitions.

 YEAR 2000 COMPLIANCE

  Programming codes in existing computer systems may not reliably recognize date-sensitive information when the calendar year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or fail. We are in the process of identifying and testing our computer systems and related software for Year 2000 readiness. In addition, we are in the process of working with third parties on whom we rely for system and database management to ensure Year 2000 readiness. We have not verified that such third parties are Year 2000 compliant. We cannot assure you that our systems, or third-party systems on which we rely, will be Year 2000 compliant. Significant uncertainty exists concerning the potential costs and effects associated with Year 2000 compliance. Any Year 2000 compliance problem of the Company, ZDNet or our users, advertisers, equipment vendors or software licensors could have a material adverse effect on ZDNet's business, financial condition and results of operations. See ZDNet's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issues" in Annex VIII hereto.

 RISKS ASSOCIATED WITH INTERNATIONAL EXPANSION

  One component of ZDNet's growth strategy is to further expand into international markets. ZDNet's international operations are at an early stage of development and have an extremely limited operating history. In addition, the markets in which ZDNet has undertaken international expansion have technology and online industries that are less well developed than in the U.S. Many of the costs related to international expansion are expensed as incurred while revenue related to that expansion will build over time.

  There are certain risks inherent in doing business in international markets, such as the following:

  . uncertainty of product acceptance by different cultures,

  . unforeseen changes in regulatory requirements,

  . difficulties in staffing and managing multinational operations,

  . state-imposed restrictions on the repatriation of funds,

  . currency fluctuations,

  . difficulties in finding appropriate foreign licensees or joint venture partners and

  . potentially adverse tax consequences.

  There is a risk that such factors will have an adverse effect on ZDNet's future international operations and its financial condition and results of operations.

OTHER COMPANY RISKS

 LIMITED HISTORY AS A STAND-ALONE COMPANY; LIMITED RELEVANCE OF HISTORICAL FINANCIAL INFORMATION

  We have only operated as a stand-alone company since May 1998. Until October 1997, our publishing business and our trade show and conference businesses were managed as separate SOFTBANK Corp. subsidiaries. Our success depends in part on our continued ability to manage the combined enterprise.

  Concurrently with the initial public offering of our existing Common Stock and the sale of $250 million in principal amount of senior subordinated notes, the Company reorganized its structure so that:

  . All of the stock of the corporations owning our publishing and trade show and conference businesses, ZD Inc. and ZD Events Inc., was contributed to the Company in exchange for approximately 72% of our Common Stock.

  . We purchased certain operations owned by MAC Inc. ("MAC") but managed by our publishing business, including certain publications, international trade shows and ZDNet.

  . We entered into a credit facility with a group of financial institutions and borrowed $1.25 billion under that facility.

  . Approximately $909 million of our obligations to SOFTBANK Corp. and its affiliates ("SOFTBANK") were converted to equity.

  . We repaid approximately $1.59 billion of our obligations to Softbank.

  Our financial information included in this Proxy Statement does not reflect what the actual results of operations, financial position and cash flows would have been had the Company existed and the reorganization described above been completed prior to the periods presented. In addition, the financial information is not necessarily indicative of our future results of operations, financial position and cash flows. The financial statements also include the MAC assets described above that were transferred to the Company pursuant to our reorganization. See Ziff-Davis Inc.'s "Management's Discussion and Analysis of Financial Condition and Results of Operations--Presentation of Financial Information" set forth in Annex VI hereto.

 CONTROL BY PRINCIPAL STOCKHOLDERS AND POTENTIAL CONFLICTS OF INTEREST

  Softbank owns approximately 72% of our outstanding shares of Common Stock. As a result, Softbank could elect all the members of our Board. Softbank could also control those actions requiring the approval of the holders of a majority of the voting stock of the Company, including amendments to our Amended and Restated Certificate of Incorporation and any business combinations. Softbank's concentration of ownership could prevent a change in control of the Company that might otherwise be beneficial to stockholders. Section 141 of the Delaware General Corporation Law, however, imposes upon directors a fiduciary duty to stockholders.

  We have entered into certain agreements with Softbank governing ongoing relationships. These agreements include certain licensing and management agreements relating to publications, events, ZDNet and ZDTV. In addition, SOFTBANK Corp. has given us an undertaking that, as long as it owns 40% of the voting power in our stock and can elect a majority of the Board, it will not expand its operations outside Japan involving:

  . publishing information on computing and Internet-related technology through print media, CD-ROM/DVD, Internet and television or

  . producing trade shows, conferences, exhibitions and similar events primarily related to computing and Internet-related technology that compete with us without the prior approval of our employee directors after consulting with our independent directors.

  This undertaking does not preclude investments by venture capital funds managed by Softbank which invest in, among other things, computer and Internet-related companies. These funds may be able to co-invest with or compete with us with respect to new investments. In addition, Softbank may also develop new funds which may compete with us for investment opportunities. We have agreed not to compete with SOFTBANK Corp. in Japan without the prior approval of SOFTBANK Corp.'s Board of Directors and have given Softbank the continuing right to license all of our products and services in Japan. These arrangements and undertakings may be different from arrangements negotiated at arm's length between unrelated parties.

 SIGNIFICANT DEBT OBLIGATIONS

  At September 30, 1998:

  . ZD's total debt (and the Company's total debt) was approximately $1.5 billion.

  . ZD's total division equity (and the Company's stockholders' equity) was approximately $1.3 billion.

  . ZD's total debt (and the Company's total debt) was 53% of total capitalization.

  Our indebtedness is substantial in relation to stockholders' equity. The degree to which we are leveraged is important because:

  . It may impair our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes.

  . It may reduce the funds available to us for our operations if a substantial portion of our cash flow from operations is dedicated to the payment of principal and interest on our indebtedness.

  . It may impair our ability to incur additional debt because of financial and other restrictive covenants, including those relating to the incurrence of additional indebtedness, the creation of liens, the payment of dividends and sales of assets.

  Our indebtedness requires us to use a substantial portion of our cash flow to pay principal and interest on indebtedness. This reduces the funds available for capital expenditures and future business opportunities. Our indebtedness could also increase our vulnerability to adverse general economic conditions (including increases in interest rates).

  On December 11, 1998 Standard & Poors lowered its corporate credit and bank loan ratings for the Company to BB- from BB and the Company's subordinated debt rating to B from B+.

  On December 16, 1998 the lenders on our $1.35 billion credit facility agreed to amend certain provisions of that facility. The amended provisions include an increase to our allowed leverage ratios. In return, we have agreed to pay a one-time fee and increase our interest rates on amounts borrowed under the facility. See Annex VI--Ziff-Davis Inc.--"Management's Discussion and Analysis of Financial Condition and Results of Operations--Credit Facility".

 DEPENDENCE ON DEMAND FOR ADVERTISING; RESTRUCTURING

  A significant portion of our total revenue in the first nine months of 1998 (55.5%) was from advertising sales. In addition, our top 20 advertising customers accounted for 37.8% of total advertising revenue for the first six months of 1998. If a general economic downturn or a U.S. recession occurs in the future, our advertisers may reduce their advertising budgets. In addition, factors such as pricing pressures, delays and new product launches may affect technology product advertisers. We cannot assure you that technology product advertisers will maintain current levels of advertising in special interest magazines and events instead of advertising in more general interest media. Any material decline in the demand for advertising by technology product advertisers could have an adverse effect on our business, financial condition and results of operations.

  Margin pressure on computer equipment manufacturers, industry and product delays, lower demand in Asia and a focus on the Year 2000 transition are contributing to a reduced demand for advertising in our magazines (principally PC Magazine, PC/Computing, Computer Shopper and PC Week). We believe these factors will continue, and as announced on October 8, 1998, expect that EBITDA for the fourth quarter of 1998 will be significantly lower than EBITDA for the fourth quarter of 1997.

  As a result of this reduced demand, we also announced on October 8, 1998 a company-wide restructuring in which we discontinued three publications (Internet Business, Equip and Windows Pro), and will streamline operating support services, consolidate certain facilities and reduce our workforce by approximately 10%. We expect to take a one-time pre-tax charge of $50-60 million in the fourth quarter of 1998 as part of this restructuring.

 IMPORTANCE OF CERTAIN PUBLICATIONS AND TRADE SHOWS

  Certain of our publications have represented a significant portion of our historic revenue. We expect that such publications will continue to do so in the future. ZD's business publications accounted for 47% of our publishing revenue in the first nine months of 1998. Although we believe we have a diversified portfolio of special interest publications and are not dependent on any single publication, a significant decline in the performance of any of these publications could have an adverse effect on our business, financial condition and results of operations.

  Certain of our trade shows and conferences have represented a significant portion of our historic revenue. We expect that such trade shows and conferences will continue to do so. COMDEX/Fall accounted for 34% of our trade show and conference revenue in 1997. Although we believe we have a diversified portfolio of trade shows worldwide, a significant decline in the performance of COMDEX/Fall could have an adverse effect on our business, financial condition and results of operations.

 SEASONALITY OF REVENUE; FLUCTUATIONS IN REVENUE FROM PERIOD TO PERIOD

  Our business is seasonal. Revenue typically reaches its highest level during the fourth quarter of each calendar year. This is largely due to the timing of our single largest trade show event, COMDEX/Fall, and the general increase in publishing revenue in the fourth quarter due to increased consumer buying activity during the holiday season.

  In 1997:

  . 19.5% of our revenue was generated during the first quarter.

  . 26.1% of our revenue was generated during the second quarter.

  . 19.4% of our revenue was generated during the third quarter.

  . 35.0% of our revenue was generated during the fourth quarter.

  Our revenue may fluctuate from period to period based on how much our advertising customers spend on marketing. Many of our large customers concentrate their advertising expenditures around major new product launches. Marketing expenditure by technology companies can also be affected by factors affecting the computer industry generally, including: changes in end-user demand, pricing pressures and inventory surpluses. Furthermore, our revenue may fluctuate as a result of the number and timing of new product launches and the timing of events. The launch of new publications, trade shows and services are funded with cash flow from operations and are expensed as incurred.

 HISTORIC NET LOSSES

  We and our predecessor have incurred significant net losses in the past (see the Consolidated Financial Statements and Selected Historical Financial and Other Data in Annexes VII and VIII hereto) and we cannot assure you that we will report net income in the future.

 NEW PRODUCT RISKS

  Our success depends in part on our ability to monitor rapidly changing technologies and market trends and offer new publications, trade shows and services, including online services, that address the needs of specific target audiences. The process of internally researching and developing new products and services and whether they will achieve market acceptance and profitability can be risky and costly. We cannot assure you that our efforts to introduce new, or assimilate acquired, publications, trade shows or services will be successful or profitable. Costs to develop new products are expensed as incurred. Accordingly, our profitability from year to year may be adversely affected by the number and timing of new product launches.

  We have a license and services agreement to manage ZDTV and have an option (which, unless extended, expires December 31, 1998) from MAC Holdings America Inc. to purchase ZDTV. MAC Holdings America Inc. is wholly owned by Mr. Masayoshi Son, a director of the Company. The option price is equal to the amount of its investment plus 10% per year for the period of its investment. We are currently funding ZDTV's operations on behalf of MAC Holdings America Inc. through unsecured advances which, for approved levels of spending, are to be reimbursed by them. We have announced our intention to exercise our option to purchase ZDTV for a purchase price expected to be approximately $85 million. Of this amount, we expect to make a cash payment of approximately $32 million and convert the advances previously paid to MAC estimated at $53 million. ZDTV has entered into a non-binding letter of intent with Vulcan Programming Inc. whereby Vulcan would invest approximately $54 million in ZDTV, in exchange for a one-third interest. Assuming we exercise our option, we cannot assure you that ZDTV will ultimately obtain sufficient cable carriage and commercial acceptance to be profitable.

 RISKS ASSOCIATED WITH FLUCTUATIONS IN PAPER AND POSTAGE COSTS

  ZD's principal raw material is paper. Paper costs constitute a significant expense, accounting for 15.2% of our total U.S. print publishing operating expenses in 1997 and 18.1% in the first nine months of 1998. Paper prices have been volatile over the past several years, rising from 1994 through 1996, declining in 1997 and remaining relatively flat in 1998. Management anticipates that paper prices will remain relatively stable in 1999. We do not use forward contracts and most of our paper supply contracts (which are generally for a two-to-three year renewable term) provide for price adjustments to reflect changing market prices. Accordingly, significant increases in paper prices could adversely affect ZD's future results of operations.

  Postage for magazine distribution is also one of ZD's significant expenses, accounting for 11.3% of our total U.S. print publishing operating expenses in 1997 and 8.3% in the first nine months of 1998. Postage costs increase periodically and can be expected to increase in the future. Management estimates postage costs will increase approximately 3.5% in 1999. We may not be able to recover, in whole or in part, paper or postage cost increases. Accordingly, significant cost increases could have an adverse effect on ZD's business, financial condition and results of operations.

 COMPETITION

  We face significant competition with respect to our print publications, trade shows and conferences and other technology information services. If we are unable to compete effectively for advertisers, readers, exhibitors and/or attendees, our business, financial condition and results of operations could be adversely affected.

  In our publishing business, we principally compete for advertising and circulation revenue with publishers of other computer technology publications. We also face broad competition from media companies that produce general interest magazines and newspapers. Competition for advertising dollars is primarily based on advertising rates, the nature and scope of readership, reader response to advertisers' products and services and the effectiveness of sales teams. Overall competitive factors in publishing include product positioning, editorial quality, circulation, price and customer service. In our trade show and conference business, we compete with other producers of trade shows and conferences for exhibition space, exhibitors and attendees, primarily on the basis of the quality of the conference, its content and organizational efficiency.

 CONSOLIDATION OF PRINCIPAL VENDORS; SIGNIFICANT SUPPLIER

  Our principal vendors include paper suppliers, printers, subscription fulfillment houses and national newsstand distributors. Each of these industries is currently experiencing consolidation among their principal participants. Such consolidation may result in:

  . decreased competition, which may lead to increased prices,

  . interruptions and delays in services provided by such vendors and

  . greater dependence on certain vendors.

  Such factors could adversely affect our results of operations. One printing company accounted for approximately 50% of our U.S.-based publications' manufacturing expenditures in both 1997 and the first nine months of 1998. While we believe there are adequate alternatives available, an interruption or delay in service from, or the loss of, this printer could have an adverse effect on our financial condition and results of operations.

 RISKS ASSOCIATED WITH INTERNATIONAL EXPANSION

  One component of our growth strategy is to further expand into international markets. There are certain risks inherent in doing business in international markets. For example:

  . the uncertainty of product acceptance by different cultures,

  . the risks of divergent business expectations,

  . difficulties in finding appropriate foreign licensees or establishing joint ventures with foreign partners,

  . difficulties in staffing and managing multinational operations,

  . currency fluctuations,

  . state-imposed restrictions on the repatriation of funds and

  . potentially adverse tax consequences.

  There can be no assurance that one or more of such factors will not have an adverse effect on our future international operations and, consequently, on our financial condition and results of operations.

 RISKS ASSOCIATED WITH LITIGATION

  In connection with our initial public offering of the existing Common Stock, the repricing of certain stock options and a former joint venture between Softbank and certain third parties, we have been named as a defendant in several lawsuits. While we believe there are substantial defenses to all of the claims, we cannot assure you that we will prevail. Defense costs and/or settlement costs relating to these actions could be substantial. If the plaintiffs prevail in these actions, any judgments awarded by the courts could have a material adverse effect on our business, financial condition or results of operations. See ZDNet's "Description of Business--Legal Proceedings" set forth in Annex VIII hereto.

 YEAR 2000 COMPLIANCE

  Programming codes in existing computer systems may not reliably recognize date-sensitive information when the calendar year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or fail. We are in the process of identifying and testing our computer systems and related software for Year 2000 readiness. In addition, we are in the process of working with third parties on whom we rely for system and database management to ensure Year 2000 readiness. We have not verified that such third parties are Year 2000 compliant. We cannot assure you that our systems, or third-party systems on which we rely, will be Year 2000 compliant. Significant uncertainty exists concerning the potential costs and effects associated with Year 2000 compliance. Any Year 2000 compliance problem of the Company or our users, advertisers, equipment vendors or software licensors could have a material adverse effect on our business, financial condition and results of operations. See ZD's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issues" set forth in Annex VII hereto.

                                    GENERAL

  The Board of Directors of the Company (the "BOARD") is furnishing this Proxy Statement to solicit proxies in connection with a Special Meeting to be held at 9:00 a.m., Eastern Standard Time, on ., 1999 at . and at any adjournments or postponements thereof. We will vote shares represented by the proxies received and not properly revoked in accordance with the instructions contained therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Company Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. If no choice is specified on the form of proxy, the shares will be voted "FOR" the approval of each of Proposals 1, 2, 3 and 4 described in this Proxy Statement.

  Stockholders of record at the close of business on ., 1999 (the "RECORD DATE") are entitled to vote at the Special Meeting. As of the close of business on the Record Date, . shares of Common Stock were outstanding. A quorum will be met at the Special Meeting if a majority of the outstanding shares of Common Stock are present in person or by proxy. Each holder of Common Stock will be entitled to one vote for each share held as of the Record Date, on all matters brought before the Special Meeting.

  Representatives of our independent accountants will be present at the Special Meeting and will have the opportunity to make a statement if they so desire. The independent accountants will be available to respond to appropriate questions you might have.

  Proposal 1 (the "TRACKING STOCK PROPOSAL") requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Each of Proposals 2, 3 and 4 require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting. Abstentions with respect to any proposal will have the same effect as negative votes on each of the proposals. If a broker, which is the record holder of certain shares, indicates on a form of proxy that it does not have discretionary authority to vote such shares on any proposal, or if shares are voted in other circumstances in which proxy authority is defective or has been withheld with respect to such proposal, these non-voted shares will be counted for quorum purposes but will have the same effect as a negative vote on Proposal 1 and will have no effect on Proposals 2, 3 and 4.

  SOFTBANK Holdings Inc. ("SBH"), the owner of approximately 72% of our outstanding Common Stock, intends to vote for these proposals. THUS, WE EXPECT THESE PROPOSALS TO PASS REGARDLESS OF HOW OTHER STOCKHOLDERS VOTE.

  We will bear the expense of printing and mailing proxy materials. In addition to soliciting proxies by mail, certain of our directors, officers and other employees may solicit proxies by personal interview, telephone or facsimile. We will not pay additional compensation to such persons for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of Common Stock. We have also retained Morrow & Co. to perform various proxy advisory, distribution and solicitation services at a cost of approximately $. plus reimbursement of out-of-pocket expenses.

                    PROPOSAL 1--THE TRACKING STOCK PROPOSAL

GENERAL

  At the Special Meeting, we will ask you to consider and approve the Tracking Stock Proposal described in this Proxy Statement. The Tracking Stock Proposal would allow us to amend and restate our amended and restated certificate of incorporation to:

  . Increase the number of authorized shares of Common Stock from 120 million to 180 million.

  . Authorize the Board to issue Common Stock in two series--ZD Stock and ZDNet Stock.

    . We intend the ZDNet Stock to reflect the performance of ZDNet (i.e., our online business division).

    . We intend the ZD Stock to reflect the performance of ZD (i.e., our other businesses and a Retained Interest in ZDNet).

    . We have allocated all of the Company's consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet. In this Proxy Statement each of ZD and ZDNet is sometimes called a "GROUP". In the future, we will publish combined financial statements of ZD and combined financial statements of ZDNet together with consolidated financial statements of the Company. See "--Certain Cash Management and Allocation Policies".

  . Re-classify each outstanding share of Common Stock into a share of ZD
    Stock.

  SBH, the owner of approximately 72% of our outstanding Common Stock, intends to vote for the Tracking Stock Proposal. THUS, WE EXPECT THE TRACKING STOCK PROPOSAL TO PASS REGARDLESS OF HOW OTHER STOCKHOLDERS VOTE.

  We currently plan to offer to the public, for cash, shares of ZDNet Stock intended to represent 15% to 20% of the equity value attributed to ZDNet. Assuming we do so, we currently plan to attribute $. million of proceeds from the Offering to the equity of ZDNet and to attribute to ZD the remaining net proceeds from the Offering, along with a Retained Interest intended to represent 80% to 85% of the equity attributable to ZDNet. (We call the Company's interest in ZDNet, excluding the interest intended to be represented by outstanding shares of ZDNet Stock, ZD's "RETAINED INTEREST" in ZDNet.) ZDNet would then advance that $. million to ZD, and ZD would use that $. million, together with the remaining net proceeds of the Offering, to reduce our outstanding indebtedness. This should strengthen the consolidated Company from a credit perspective.

  We expect the Offering to occur sometime in the first quarter of 1999. However, we could choose to conduct the Offering at a later time, or not to make the Offering at all, depending on the circumstances at the time.

  The Board and the underwriters for the Offering will determine the terms of the Offering based upon:

  . prevailing market and other conditions, both generally and for Internet businesses,

  . the financial condition, results of operations and prospects of ZDNet and

  . such other factors as they deem appropriate at the time of the Offering.

  In addition to or instead of the Offering, we reserve the right to distribute ZDNet Stock to stockholders.

  We will file an amended and restated certificate of incorporation implementing the Tracking Stock Proposal (the "RESTATED CERTIFICATE OF INCORPORATION"), and re-classify your Common Stock, at the time we first issue ZDNet Stock. If we decide not to issue ZDNet Stock, we will not file the Restated Certificate of Incorporation or re-classify your Common Stock.

BACKGROUND AND REASONS FOR THE TRACKING STOCK PROPOSAL

  We continually review each of our businesses and the Company as a whole to determine the best way to realize its inherent value. As a result of this review process, we recently began to evaluate various restructuring alternatives, including an offering of direct stock in a corporation that would acquire ZDNet or of "tracking stock" of the Company intended to reflect the performance of ZDNet.

  Upon management's recommendation and after extensive consultation with our financial and legal advisors, the Board determined that the issuance of tracking stock would be preferable because, among other things, issuances of tracking stock, unlike the issuance of direct stock, would preserve certain favorable financial, tax, operational, strategic and other benefits of being a single consolidated entity. On ., 1999, the Board carefully considered the Tracking Stock Proposal and the other proposals described in this Proxy Statement, determined that those proposals are in the best interests of the Company and its stockholders, unanimously approved them and resolved to recommend that you vote for them.

  In arriving at its determination and recommendation, the Board, with the assistance of its financial and legal advisors, considered, among other things, the following:

  . The proposal will permit the market to review separate information about
    ZDNet and separately value ZDNet Stock. This should encourage investors and analysts to focus more attention on ZDNet and result in greater market recognition of the value of ZDNet to the overall Company.

  . The proposal will allow investors to invest in either or both series of Common Stock, depending on their particular investment objectives.

  . The proposal will allow us to issue stock options tied to ZDNet Stock, thereby providing more focused incentives to ZDNet management and employees.

  . The proposal will provide us with greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), because it will allow us to issue either ZD Stock or ZDNet Stock as appropriate under the circumstances.

  . The proposal will enable us to monetize some of the value of ZDNet while preserving the financial, tax, operational, strategic and other benefits of being a single consolidated entity.

  . The proposal will allow us to issue ZDNet Stock to the public for cash on a basis that we believe to be tax-free and use the net proceeds to reduce indebtedness. Assuming we do so (as we currently plan), the result should strengthen the consolidated Company from a credit perspective.

  The Board also evaluated the potential negative aspects of the Tracking Stock Proposal, including the following:

  . The uncertainty as to the amount of net proceeds we may realize in the Offering.

  . The Tracking Stock Proposal will require a complex capital structure and additional reporting requirements with respect to each Group.

  . The Tracking Stock Proposal will expand the Board's responsibility to oversee the interests of two series of common stockholders.

  . The potential diverging or conflicting interests between the holders of ZD Stock and the holders of ZDNet Stock and issues that the Board may face in resolving any conflicts.

  . The pooling-of-interests method of accounting might not be available for future acquisitions using ZD Stock or ZDNet Stock.

  . The costs associated with implementing the Tracking Stock Proposal and the ongoing cost of operating separate Groups will exceed the costs associated with operating the Company as it currently exists.

  The Board determined that the positive aspects of the Tracking Stock Proposal outweighed the negative aspects and concluded that the Tracking Stock Proposal and the other proposals are in the best interests of the Company and its stockholders.

DIVIDEND POLICY

  We currently intend to retain all of our earnings to finance our operations, repay indebtedness and fund future growth. We do not expect to pay any dividends on ZD Stock or ZDNet Stock for the foreseeable future.

  Although certain of our debt instruments currently prohibit the payment of dividends, and in any event, as stated above, we do not expect to pay any dividends for the foreseeable future on either series of Common Stock,

  . we will otherwise be permitted to pay dividends on the ZD Stock out of assets of the Company legally available for the payment of dividends under Delaware law, but the total amounts paid as dividends on the ZD Stock cannot exceed the Available Dividend Amount for ZD and

  . we will otherwise be permitted to pay dividends on the ZDNet Stock (and transfer corresponding amounts to ZD in respect of its Retained Interest in ZDNet), but the total of the amounts paid as dividends on the ZDNet Stock and the corresponding amounts transferred to ZD in respect of its Retained Interest cannot exceed the Available Dividend Amount for ZDNet.

  The "Available Dividend Amount" for ZD or ZDNet, as the case may be, is based on the amount that would be legally available for the payment of dividends under Delaware law if ZD and ZDNet were each a separate Delaware corporation. See "--Description of ZD Stock and ZDNet Stock--Dividends". We expect that determinations to pay dividends on ZD Stock or ZDNet Stock would be based primarily upon the financial condition, results of operations, capital requirements, any restrictions contained in financing or other agreements binding upon the Company and such other factors as the Board deems relevant.

CERTAIN CASH MANAGEMENT AND ALLOCATION POLICIES

  In order to prepare separate financial statements for ZD and ZDNet, the Company has allocated all of its consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet. Thus, the financial statements of ZD and ZDNet, taken together, comprise all of the accounts included in the corresponding consolidated financial statements of the Company.

  The financial statements of ZD and ZDNet reflect the application of certain cash management and allocation policies adopted by the Board. These policies are summarized below.

  The Board may, in its sole discretion, modify, rescind or add to any of these policies (although it has no present intention to do so). The decision of the Board to modify, rescind or add to any of these policies would, however, be subject to the Board's general fiduciary duties.

  Even though the Company has allocated all of its consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet, holders of ZDNet Stock will continue to be common stockholders of the Company and, as such, will be subject to all risks associated with an investment in the entire Company and all of its businesses, assets and liabilities. See "Risk Factors-- Risk Factors Related to the Tracking Stock Proposal--Stockholders of One Company; Financial Effects on One Group Could Affect the Other Group".

 TREASURY ACTIVITIES

  The Company manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt, and the issuance and repurchase of common stock and preferred stock. Each Group generally remits its cash receipts (other than receipts of foreign operations or subsidiaries that are not wholly owned) to the Company, and the Company generally funds each Group's cash disbursements (other than disbursements of foreign operations or subsidiaries that are not wholly owned), on a daily basis.

  In the historical financial statements of ZD and ZDNet, (1) all external debt and equity transactions (and the proceeds thereof) were attributed to ZD, (2) whenever ZDNet held cash (other than cash of ZDNet's foreign operations or of ZDNet's subsidiaries that are not wholly owned), that cash was transferred to ZD and accounted for as a return of capital (i.e., as a reduction in ZDNet's division equity and ZD's Retained Interest in ZDNet) and
(3) whenever ZDNet had a cash need (other than cash needs of ZDNet's foreign operations or of ZDNet's subsidiaries that are not wholly owned), that cash need was funded by ZD and accounted for as a capital contribution (i.e., as an increase in ZDNet's division equity and ZD's Retained Interest in ZDNet). The Company intends to continue these practices until ZDNet Stock is first issued. Accordingly, no interest expense has been or will be reflected in the financial statements of ZDNet (and no interest income from ZDNet has been or will be reflected in the financial statements of ZD) for any period prior to the date on which ZDNet Stock is first issued.

  After the date on which ZDNet Stock is first issued:

    (1) The Company will attribute each future incurrence or issuance of external debt or preferred stock (and the proceeds thereof) to ZD, except in cases where the Board determines otherwise. The Board may determine from time to time to attribute an incurrence or issuance of debt or preferred stock (and the proceeds thereof) to ZDNet to the extent that the Company incurs or issues the debt or preferred stock for the benefit of ZDNet, but the Board will not be required to do so.

    (2) The Company will attribute each future issuance of ZD Stock (and the proceeds thereof) to ZD. The Company may attribute any future issuance of ZDNet Stock (and the proceeds thereof) to ZD in respect of its Retained Interest in ZDNet (in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent) or to ZDNet (in a manner analogous to a primary offering of common stock). Dividends on and repurchases of ZD Stock will be charged against ZD, and dividends on and repurchases of ZDNet Stock will be charged against ZDNet. In addition, at the time of any dividend on ZDNet Stock, the Company will credit to ZD, and charge against ZDNet, a corresponding amount in respect of ZD's Retained Interest in ZDNet. See "--Description of ZD Stock and ZDNet Stock--ZD's Retained Interest in ZDNet; Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet".

    (3) Whenever ZDNet holds cash (other than cash of ZDNet's foreign operations or cash of ZDNet's subsidiaries that are not wholly owned), ZDNet will normally transfer that cash to ZD. Conversely, whenever ZDNet has a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's subsidiaries that are not wholly owned), ZD will normally fund that cash need. However, the Board will determine, in its sole discretion, whether to provide any particular funds to either Group and will not be obligated to do so.

    (4) The Company will account for all cash transfers from one Group to or for the account of the other Group (other than transfers in return for assets or services rendered or transfers in respect of ZD's Retained Interest that correspond to dividends paid on ZDNet Stock) as inter-Group revolving credit advances unless:

    . the Board determines that a given transfer (or type of transfer) should be accounted for as a long-term loan,

    . the Board determines that a given transfer (or type of transfer) should be accounted for as a capital contribution increasing ZD's Retained Interest in ZDNet or

    . the Board determines that a given transfer (or type of transfer) should be accounted for as a return of capital reducing ZD's Retained Interest in ZDNet.

  There are no specific criteria to determine when the Company will account for a cash transfer as a long-term loan, a capital contribution or a return of capital rather than an inter-Group revolving credit advance. The Board would make such a determination in the exercise of its business judgment at the time of such transfer (or the first of such type of transfer) based upon all relevant circumstances. Factors the Board would consider include:

    . the current and projected capital structure of each Group,

    . the relative levels of internally generated funds of each Group,

    . the financing needs and objectives of the recipient Group,

    . the investment objectives of the transferring Group,

    . the availability, cost and time associated with alternative financing sources and

    . prevailing interest rates and general economic conditions.

    (5) Any cash transfer accounted for as an inter-Group revolving credit advance will bear interest at the rate at which the Company could borrow such funds on a revolving credit basis (as the Board determines in its sole discretion). Any cash transfer accounted for as a long-term loan will have interest rate, amortization, maturity, redemption and other terms that generally reflect the then prevailing terms on which the Company could borrow such funds (as the Board determines in its sole discretion).

    (6) Any cash transfer from ZD to ZDNet (or for its account) accounted for as a capital contribution will correspondingly increase ZDNet's division equity and ZD's Retained Interest in ZDNet. As a result, the number of shares of ZDNet Stock that the Company may issue for the account of ZD in respect of its Retained Interest (which we call the "NUMBER OF SHARES ISSUABLE WITH RESPECT TO ZD'S RETAINED INTEREST IN ZDNET") will increase by
  (a) the amount of such capital contribution divided by (b) the Market Value of ZDNet Stock on the date of transfer.

    (7) Any cash transfer from ZDNet to ZD (or for its account) accounted for as a return of capital will correspondingly reduce ZDNet's division equity and ZD's Retained Interest in ZDNet. As a result, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet will decrease by
  (a) the amount of such return of capital divided by (b) the Market Value of ZDNet Stock on the date of transfer.

 CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES

  The Company allocates the cost of certain corporate general and administrative services and shared services (including certain legal, accounting (tax and financial), information systems, telecommunications, purchasing, marketing, intellectual property, public relations, corporate office and travel expenses) to the Groups generally based on utilization. Where determinations based on utilization alone are impracticable, the Company uses other methods and criteria that management believes to be equitable and to provide a reasonable estimate of the cost attributable to each Group.

 TAXES

  Federal income taxes, which are determined on a consolidated basis, are allocated to each Group (and reflected in their respective financial statements) in accordance with the Company's tax allocation policy. In general, this policy provides that the consolidated tax provision (and related tax payments or refunds) are allocated between the Groups based principally upon the financial income, taxable income, credits and other amounts directly related to the respective Groups. Tax benefits that cannot be used by the Group generating such attributes, but can be utilized on a consolidated basis, are allocated to the Group that generated such benefits. As a result, the allocated Group amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the Groups had filed separate tax returns. State income taxes generally are computed on a separate company basis.

DESCRIPTION OF ZD STOCK AND ZDNET STOCK

  THE FOLLOWING DESCRIPTION IS NOT COMPLETE AND SHOULD BE READ WITH ANNEX II TO THIS PROXY STATEMENT, WHICH CONTAINS THE FULL TEXT OF THE RESTATED CERTIFICATE OF INCORPORATION THAT WILL BE FILED PURSUANT TO THE TRACKING STOCK PROPOSAL.

 GENERAL

  Our current amended and restated certificate of incorporation (which we call the "CURRENT CERTIFICATE OF INCORPORATION") authorizes us to issue 130 million shares, consisting of 120 million shares of Common Stock, par value $.01 per share, and 10 million shares of preferred stock, par value $.01 per share ("PREFERRED

STOCK"). Only the Preferred Stock is currently issuable in series by the Board. As of December 18, 1998, we had 100 million shares of Common Stock and no shares of Preferred Stock issued and outstanding.

  In order to implement the Tracking Stock Proposal, we would file the Restated Certificate of Incorporation which would amend and restate our Current Certificate of Incorporation. The Restated Certificate of Incorporation would:

  . Increase the number of authorized shares of Common Stock from 120 million to 180 million.

  . Authorize the Board to issue Common Stock in two series--ZD Stock and ZDNet Stock. Initially, we expect to designate 120 million shares as ZD Stock and 60 million shares as ZDNet Stock.

   . We intend ZDNet Stock to reflect the performance of ZDNet.

   . We intend ZD Stock to reflect the performance of ZD.

   . We have allocated all of the Company's consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet. In the future, we will publish combined financial statements of ZD and combined financial statements of ZDNet together with consolidated financial statements of the Company.

  . Re-classify each outstanding share of Common Stock into a share of ZD
    Stock. (The filing would not change the authorized Preferred Stock.)

  The full definitions of the terms "ZD" and "ZDNet" are set forth in Annex II hereto.

  At the time that we first issue shares of ZDNet Stock, the Board would designate the initial Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet. See "--ZD's Retained Interest in ZDNet; Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet" and Annex I for additional information about ZD's Retained Interest in ZDNet and the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet.

  The Board would have the authority to increase or decrease from time to time the total number of authorized shares comprising either series of Common Stock, but not above a number which, when added to the aggregate number of authorized shares of the other series of Common Stock, would exceed the total authorized number of shares of Common Stock, and not below the number of shares of such series then outstanding.

  The Board would have the authority in its sole discretion to issue authorized but unissued shares of Common Stock from time to time for any proper corporate purpose. The Board would have the authority to do so without your approval (except as provided by Delaware law or the rules and regulations of any securities exchange on which any series of outstanding Common Stock may then be listed).

 DIVIDENDS

  We currently intend to retain all of our earnings to finance operations, repay our indebtedness and fund future growth. We do not expect to pay dividends on ZD Stock or ZDNet Stock for the foreseeable future.

  Although our various debt instruments currently prohibit the payment of dividends, and in any event, as stated above, we do not expect to pay any dividends for the foreseeable future on any series of Common Stock,

  . we will otherwise be permitted to pay dividends on ZD Stock out of assets of the Company legally available for the payment of dividends under Delaware law, but the total amounts paid as dividends on ZD Stock cannot exceed the Available Dividend Amount for ZD and

  . we will otherwise be permitted to pay dividends on ZDNet Stock out of the assets of the Company legally available for the payment of dividends under Delaware law (and transfer corresponding amounts to ZD in respect of its Retained Interest in ZDNet), but the total amounts paid as dividends on ZDNet

   Stock and the corresponding amounts transferred to ZD in respect of its Retained Interest in ZDNet cannot exceed the Available Dividend Amount for ZDNet.

  The "AVAILABLE DIVIDEND AMOUNT" for ZD at any time is the amount that would then be legally available for the payment of dividends on ZD's common stock under Delaware law if (1) ZD and ZDNet were each a separate Delaware corporation, (2) ZD had outstanding (a) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of ZD Stock that are then outstanding and (b) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock of the Company that have been attributed to ZD and are then outstanding, (3) the assumptions about ZDNet set forth in the next sentence were true and (4) ZD owned a number of shares of ZDNet common stock equal to the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet. Similarly, the "AVAILABLE DIVIDEND AMOUNT" for ZDNet at any time is the amount that would then be legally available for the payment of dividends on ZDNet's common stock under Delaware law if ZDNet were a separate Delaware corporation having outstanding (1) a number of shares of common stock, par value $0.01 per share, equal to the number of shares of ZDNet Stock that are then outstanding plus the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet and (2) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of Preferred Stock of the Company that have been attributed to ZDNet and are then outstanding.

  The amount legally available for the payment of dividends on common stock of a corporation under Delaware law is generally limited to (1) the total assets of the corporation less its total liabilities less (2) the aggregate par value of the outstanding shares of its common and preferred stock. However, if that amount is not greater than zero, the corporation may also pay dividends out of the net profits for the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. As mentioned above, these restrictions will form the basis for calculating the Available Dividend Amounts for ZD and ZDNet. These restrictions will also form the basis for calculating the aggregate amount of dividends that the Company as a whole can pay on its Common Stock (regardless of series). Thus, net losses of either Group, and any dividends and distributions on, or repurchases of, either series of Common Stock, will reduce the assets legally available for dividends on both series of Common Stock.

  Subject to the foregoing limitations (and to any other limitations set forth in any future series of Preferred Stock or in any agreements binding on the Company from time to time), we have the right to pay dividends on both, one or neither series of Common Stock in equal or unequal amounts, notwithstanding the performance of either Group, the amount of assets available for dividends on each series, the amount of prior dividends declared on either series or any other factor.

  At the time of any dividend on the outstanding shares of ZDNet Stock (including any dividend required as a result of a disposition of All or Substantially All of the Assets of ZDNet), we will credit to ZD, and charge against ZDNet, a corresponding amount in respect of ZD's Retained Interest in ZDNet. Specifically, the corresponding amount will equal (1) the aggregate amount of such dividend times (2) a fraction, the numerator of which is the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet and the denominator of which is the number of shares of ZDNet Stock then outstanding.

 MANDATORY DIVIDEND, REDEMPTION OR EXCHANGE ON DISPOSITION OF A GROUP'S ASSETS; EXCHANGE OF ONE SERIES OF COMMON STOCK FOR THE OTHER SERIES OR FOR STOCK OF A SUBSIDIARY AT THE COMPANY'S OPTION

  We will be required to pay a dividend on, or redeem or exchange, a series of Common Stock in connection with certain dispositions of assets of the relevant Group, and we will have the right (without your consent) to exchange one series of Common Stock at our option for the other series of Common Stock or for the stock of a successor to the assets and liabilities of the relevant Group, on the terms described below.

  Mandatory Dividend, Redemption or Exchange

  If we dispose of All or Substantially All of the Assets of a Group to one or more persons or entities, in one transaction or a series of related transactions (collectively, a "DISPOSITION"), and the Disposition is not an

Exempt Disposition, we would be required, not more than 85 Trading Days after the consummation of such Disposition, to either:

  . declare and pay a dividend to holders of the series of Common Stock that relates to that Group (in cash, securities or other property, or a combination thereof), in an amount having a Fair Value equal to their Proportionate Interest in the Net Proceeds of such Disposition,

  . redeem from holders of the series of Common Stock that relates to that Group, for cash, securities (other than Common Stock of the Company) or other property (or a combination thereof) in an amount having a Fair Value equal to their Proportionate Interest in the Net Proceeds of such Disposition, outstanding shares of the relevant series of Common Stock (or, if such Group continues after such Disposition to own any material assets other than the proceeds of such Disposition, a number of shares of such Common Stock having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on the 16th Trading Day immediately following the date on which the Disposition is consummated, equal to such Fair Value) or

  . issue shares of the series of Common Stock that does not relate to that Group in exchange for outstanding shares of the series of Common Stock that relates to that Group at a 10% premium (based on the average Market Value of the relevant series of Common Stock as compared to the average Market Value of the other series of Common Stock during the 20 consecutive Trading Day period beginning on the 16th Trading Day immediately following the date on which the Disposition is consummated).

  In connection with any special dividend on, or redemption of, ZDNet Stock as described above, we will credit to ZD, and charge against ZDNet, a corresponding amount in respect of ZD's Retained Interest in ZDNet. Specifically, the corresponding amount will equal (1) the aggregate Fair Value of such dividend or redemption times (2) a fraction, the numerator of which is the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet and the denominator of which is the number of shares of ZDNet Stock then outstanding. In addition, in connection with any redemption of ZDNet Stock as described above, we will decrease the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet by the same proportion as the proportionate decrease in outstanding shares of ZDNet caused by such redemption.

  At any time within one year after completing any dividend or partial redemption of the sort referred to above, we will have the right to issue shares of the series of Common Stock that does not relate to the Group in question in exchange for outstanding shares of the series of Common Stock that relates to that Group at a 10% premium (based on the average Market Value of the relevant series of Common Stock as compared to the average Market Value of the other series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the notice of exchange is mailed to holders of the relevant series). In determining whether to effect any such exchange following such a dividend or partial redemption, we would, in addition to other matters, consider whether the remaining assets of such Group continue to constitute a viable business, the number of shares of such Common Stock remaining issued and outstanding, the per share market price of such Common Stock and the ongoing cost of continuing to have a separate series of such Common Stock outstanding.

  The following terms used in this document have the meanings specified below:

  "ALL OR SUBSTANTIALLY ALL OF THE ASSETS" of either Group means a portion of such assets that represents at least 80% of the then-current Fair Value of the assets of such Group.

  "EXEMPTED DISPOSITION" means any of the following:

  . a Disposition in connection with the liquidation, dissolution or winding-up of the Company and the distribution of assets to stockholders,

  . a Disposition to any person or entity controlled by the Company (as determined by the Board in its sole discretion),

  . a Disposition for which the Company receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or governance rights associated therewith) of an entity which is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Group prior to the Disposition, as determined by the Board in its sole discretion,

  . a dividend, out of ZDNet's assets, to holders of ZDNet Stock (and a transfer of a corresponding amount to ZD in respect of its Retained Interest in ZDNet),

  . a dividend, out of ZD's assets, to holders of ZD Stock and

  . any other Disposition, if (1) at the time of the Disposition there are no shares of ZD Stock outstanding, (2) at the time of the Disposition there are no shares of ZDNet Stock outstanding or (3) before the 30th Trading Day following the Disposition we have mailed a notice stating that we are exercising our right to exchange all of the outstanding shares of ZD Stock or ZDNet Stock for newly issued shares of the other series of Common Stock as contemplated under "--Optional Exchange of One Series of Common Stock for the Other Series" below.

  "FAIR VALUE" means (1) in the case of cash, the amount thereof, (2) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and (3) in the case of other assets or securities, the fair market value thereof as the Board shall determine in good faith. (Any good faith Board determination of Fair Value shall be conclusive and binding on all stockholders.)

  "MARKET CAPITALIZATION" of either series of Common Stock on any date means the Market Value of such series on such date times the number of shares of such series outstanding on such date. Shares issuable with respect to ZD's Retained Interest in ZDNet Stock are not considered to be outstanding unless and until they are in fact issued to third parties.

  "MARKET VALUE" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices regular way of a share of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, The Nasdaq National Market System of the Nasdaq Stock Market ("NASDAQ NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Company or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the fair market value of a share of such class or series as the Board shall determine in good faith (which determination will be conclusive and binding on all stockholders); provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (1) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (2)(b) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (2) the "Market Value" of any share of any class or series of capital stock on any day prior to (a) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (b) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock shall be appropriately adjusted, as determined by the Board, to reflect such subdivision, combination, dividend or distribution; and provided further, if the Board is determining the Market Value of a share of ZDNet Stock in connection with a repurchase of outstanding shares of ZDNet Stock (and a corresponding reduction in the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet), the Board may select as the Market Value the per share price being paid in such repurchase.

  The "NET PROCEEDS" of a Disposition of any of the assets of a Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board, which determination will be conclusive and binding on all stockholders) for, (1) any taxes payable by the Company in respect of such Disposition, (2) any taxes payable by the Company in respect of any resulting dividend or redemption, (3) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and
(4) any liabilities (contingent or otherwise) of, attributed to or related to, such Group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities (other than ZDNet Stock) attributed to such Group.

  "PROPORTIONATE INTEREST" of holders of ZDNet Stock in the Net Proceeds of a ZDNet Disposition (or in the outstanding shares of common stock of any subsidiaries holding ZDNet's assets and liabilities) means the amount of such Net Proceeds (or the number of such shares) times the number of shares of ZDNet Stock outstanding divided by the Total Number of Notional ZDNet Shares Deemed Outstanding. "PROPORTIONATE INTEREST" of holders of ZD Stock in the Net Proceeds of a ZD Disposition (or in the outstanding shares of common stock of any subsidiaries holding ZD's assets and liabilities) means the amount of such Net Proceeds (or the number of such shares).

  "PUBLICLY TRADED" with respect to any security means (1) registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (or any successor provision of law) and (2) listed for trading on the NYSE (or any other national securities exchange registered under Section 7 of the Exchange Act (or any successor provision of law)) or listed on the Nasdaq NMS (or any successor market system).

  "TOTAL NUMBER OF NOTIONAL ZDNET SHARES DEEMED OUTSTANDING" means the number of shares of ZDNet Stock outstanding plus the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet.

  "TRADING DAY" means each day on which the relevant security is traded on the principal exchange on which it is listed, or if such security is not listed on an exchange, the principal over-the-counter market in which it trades.

  Optional Exchange of One Series of Common Stock for the Other Series

  We will have the right, at any time before ZDNet Stock exceeds the 65% of Total Market Capitalization Trigger, to issue shares of ZD Stock in exchange for outstanding shares of ZDNet Stock at a premium (based on the average Market Value of ZDNet Stock as compared to the average Market Value of ZD Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which we mail the notice of exchange to holders of ZDNet Stock). The premium will initially be 25% (for exchanges occurring in the first quarter after issuance) and will decline quarterly over a period of 3 years to 15%.

  We will have the right, at any time after ZDNet Stock exceeds the 65% of Total Market Capitalization Trigger but before ZDNet Stock falls below the 50% of Total Market Capitalization Threshold, to issue shares of ZDNet Stock in exchange for outstanding shares of ZD Stock at a 15% premium (based on the average Market Value of ZD Stock as compared to the average Market Value of ZDNet Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which we mail the notice of exchange to holders of ZD Stock).

  In addition, we will have the right, if ZDNet Stock exceeds the 65% of Total Market Capitalization Trigger and thereafter falls below the 50% of Total Market Capitalization Threshold, to issue shares of either series of Common Stock in exchange for outstanding shares of the other series of Common Stock on a value for value basis (based on the average Market Value of the series of the Common Stock being exchanged as compared to the average Market Value of the other series of Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which we mail the notice of exchange to holders of the outstanding shares being exchanged).

  ZDNet Stock will exceed the "65% OF TOTAL MARKET CAPITALIZATION TRIGGER" if the Market Capitalization of the outstanding ZDNet Stock exceeds 65% of the total Market Capitalization of both series of Common Stock for 30 Trading Days during any 60 consecutive Trading Day period. Thereafter, ZDNet Stock will fall below the "50% OF TOTAL MARKET CAPITALIZATION THRESHOLD" if, after exceeding the 65% of Total Market Capitalization Trigger, the Market Capitalization of the outstanding ZDNet Stock falls below 50% of the total Market Capitalization of both series of Common Stock for 30 Trading Days during any 60 consecutive Trading Day period.

  If we have the right, on the date on which we mail a notice of exchange as contemplated above, to exchange outstanding shares of ZD Stock or ZDNet Stock for newly issued shares of the other series of Common Stock as described above, we will not lose that right even if ZDNet Stock subsequently exceeds the 50% of Total Market Capitalization Threshold or the 65% of Total Market Capitalization Trigger.

  Optional Exchange for Stock of a Subsidiary

  At any time at which all of the assets and liabilities of a Group (and no other assets or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly owned subsidiaries of the Company (the "GROUP SUBSIDIARIES"), we will have the right to deliver to holders of the relevant series of Common Stock their Proportionate Interest in all of the outstanding shares of the common stock of the Group Subsidiaries in exchange for all of the outstanding shares of such series of Common Stock. In connection with any such exchange, we could retain the remaining shares of common stock of the Group Subsidiaries or distribute those shares as a dividend on the series of Common Stock related to the other Group.

  General Exchange and Redemption Provisions

  If we complete a Disposition of All or Substantially All of the Assets of a Group (other than an Exempted Disposition), we would be required, not more than the 10 Trading Days after the consummation of such Disposition, to issue a press release publicly announcing (1) the Net Proceeds of such Disposition, (2) the number of shares of the series of Common Stock related to such Group then outstanding, (3) the number of shares of such series of Common Stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants and the conversion, exchange or exercise prices thereof and (4) if the Group is ZDNet, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet. Not more than 30 Trading Days after such consummation, we would be required to announce by press release which of the actions specified in the first paragraph under "--Mandatory Dividend, Redemption or Exchange" we had determined to take, and upon making that announcement, that determination would become irrevocable.

  . If we determined to pay a special dividend, we would be required to give notice to each holder of the relevant series of Common Stock setting forth (1) the record date for such dividend, (2) the payment date of such dividend (which cannot be more than 85 Trading Days after such consummation) and (3) the aggregate amount and type of property to be paid in such dividend (and the approximate per share amount thereof).

  . If we determined to undertake a redemption, we would be required to give notice to each holder of the relevant series of Common Stock setting forth (1) the date of redemption (which cannot be more than 85 Trading Days after such consummation), (2) the aggregate amount and type of property to be paid as a redemption price (and the approximate per share amount thereof), (3) if less than all shares of the relevant series of Common Stock are to be redeemed, the number of shares to be redeemed and
    (4) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless we waive such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Company in such redemption.

  . If we determined to undertake an exchange, we would be required to give notice to each holder of the relevant series of Common Stock setting forth (1) the date of exchange (which cannot be more than 85 Trading Days after such consummation), (2) the number of shares of the other series of Common Stock to be issued in exchange for each outstanding share of such series of Common Stock and (3) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless we waive such requirement), should be surrendered in return for delivery of the other series of Common Stock to be issued by the Company in such exchange.

We would be required, not more than 30 Trading Days after the consummation of such Disposition and not less than 10 Trading Days before the applicable payment date, redemption date or exchange date, to send any such notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on our transfer books. Neither the failure to mail such notice to any particular holder nor any defect therein would affect the sufficiency thereof. If less than all of the outstanding shares of such series of Common Stock are being redeemed as described above, we would redeem such shares pro rata or by lot or by such other method as the Board determines to be equitable.

  If we complete any exchange described under "--Optional Exchange of One Series of Common Stock for the Other Series" or "Optional Exchange for Stock of a Subsidiary", we would be required to give notice to each holder of record of the relevant series of Common Stock to be so exchanged or redeemed setting forth (1) a statement that such series of Common Stock will be exchanged, specifying the exchange date and the other terms of the exchange and (2) the place or places where certificates for shares of such series of Common Stock, properly endorsed or assigned for transfer (unless we waive such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Company in such exchange. We would be required, not less than 10 Trading Days and not more than 30 Trading Days before the exchange date, to send such notice by first-class mail, postage prepaid, to holders of the relevant series of Common Stock at their addresses as they appear on our transfer books. Neither the failure to mail such notice to any particular holder nor any defect therein would affect the sufficiency thereof.

  Before any holder of Common Stock would be entitled to receive any cash, securities or other property to be distributed with respect to any exchange or redemption, such holder would be required to surrender at such place as we specified certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless we waive such requirement). As soon as practicable after our receipt of certificates for such shares, we would deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person is entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate were to be exchanged or redeemed, we would also issue and deliver a new certificate for the shares of such Common Stock not exchanged or redeemed.

  We would not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Common Stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of Common Stock were held at the same time by the same holder, we may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution (including any fractional shares). If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, we would, if such fractional shares or securities were not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

  From and after the date set for any exchange or redemption, all rights of a holder of shares of Common Stock that were exchanged or redeemed would cease except for the right, upon surrender of the certificates representing such shares, to receive the cash, securities or other property for which such shares were exchanged or redeemed, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Common Stock being exchanged would not be entitled to receive any dividend or other distribution with respect to shares of the other series of Common Stock until after the shares being exchanged are surrendered as contemplated above. Upon such surrender, we would pay to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of Common Stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, we would, however, be entitled to treat the certificates for shares of Common Stock being exchanged that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of the other series of Common Stock for which the shares of such Common Stock should have been exchanged, notwithstanding the failure to surrender such certificates.

  We would pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any exchange or redemption described herein. We would not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery would be made unless and until the person requesting such issue paid to the Company the amount of any such tax or established to our satisfaction that such tax had been paid.

 VOTING RIGHTS

  Currently, holders of existing Common Stock have one vote per share on all matters submitted to a vote of stockholders. Once the Tracking Stock Proposal is implemented, holders of ZD Stock and ZDNet Stock would vote together as one class on all matters as to which common stockholders generally are entitled to vote, unless a separate class vote is required by the Delaware General Corporation Law (the "DGCL"). On all such matters for which no separate vote is required,

  . each outstanding share of ZD Stock entitles the holder to one vote and

  . each outstanding share of ZDNet Stock entitles the holder to a number of votes (calculated to the nearest five decimal places) equal to the average Market Value of a share of ZDNet Stock divided by the average Market Value of a share of ZD Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day before the applicable record date.

  The voting formula is intended to equate the proportionate voting rights of each series of Common Stock to its respective Market Values at the time of any vote. On matters where holders of either series of Common Stock are entitled to vote as a separate class, each share of that series would be entitled to one vote in the separate vote on such matter.

  The relative voting rights of ZD Stock and ZDNet Stock will fluctuate from time to time based on the respective Market Values of the two series of Common Stock. Fluctuations in the relative voting rights of ZD Stock and ZDNet Stock could influence an investor interested in acquiring and maintaining a fixed percentage of the voting power in the Company to acquire such percentage of all series of Common Stock, and would limit the ability of investors in one series to acquire for the same consideration relatively more or less votes per share than investors in the other series.

  When holders of ZD Stock and ZDNet Stock vote together as a single class, the holders of the series of Common Stock entitled to a majority of the votes will be in a position to control the outcome of the vote even if the matter involves a conflict of interest between the holders of ZD Stock and holders of ZDNet Stock.

  The DGCL requires a separate vote of holders of shares of Common Stock of any series on any amendment if the amendment would increase or decrease the par value of the shares of such series or alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely.

  After ZDNet Stock is issued, we would set forth the number of outstanding shares of ZD Stock and ZDNet Stock in our Annual and Quarterly Reports filed pursuant to the Exchange Act, and disclose in any proxy statement for a stockholder meeting the number of outstanding shares and per share voting rights of ZD Stock and ZDNet Stock.

 LIQUIDATION

  Currently, holders of Common Stock are entitled, upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, to receive their proportionate interest in the net assets of the Company, if any, remaining for distribution to stockholders (after payment of or provision for all liabilities, including contingent liabilities, of the Company and payment of the liquidation preference payable to any holders of our Preferred Stock).

  Once the Tracking Stock Proposal is implemented, holders of ZD Stock and holders of ZDNet Stock will be entitled, upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, to receive in respect of shares of ZD Stock and shares of ZDNet Stock their proportionate interest in the net assets of the Company, if any, remaining for distribution to stockholders (after payment of or provision for all liabilities, including contingent liabilities, of the Company and payment of the liquidation preference payable to any holders of our Preferred Stock), pro rata in accordance with the average Market Value of the outstanding ZD Stock and the average Market Value of ZDNet Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day before the date of the first public announcement of (1) a voluntary liquidation, dissolution or winding-up by the Company or (2) the institution of any proceeding for the involuntary liquidation, dissolution or winding-up of the Company.

  Neither the merger nor consolidation of the Company with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Company, would alone be deemed a liquidation, dissolution or winding-up for these purposes.

 DETERMINATIONS BY THE BOARD

  The Restated Certificate of Incorporation would provide that any determinations made by the Board in good faith under the Restated Certificate of Incorporation or in any certificate of designation filed pursuant thereto would be final and binding on all stockholders of the Company, subject to rights under applicable Delaware law and under the federal securities laws.

 PREEMPTIVE RIGHTS

  Holders of ZD Stock and ZDNet Stock will not have any preemptive rights to subscribe for any additional shares of capital stock or securities that we may issue in the future.

 ZD'S RETAINED INTEREST IN ZDNET; NUMBER OF SHARES ISSUABLE WITH RESPECT TO ZD'S RETAINED INTEREST IN ZDNET

  We currently plan to offer to the public, for cash, shares of ZDNet Stock intended to represent 15% to 20% of the equity value attributed to ZDNet. Assuming we do so, we currently plan to attribute $ . million of proceeds from the Offering to ZDNet and attribute to ZD the remaining net proceeds, along with a Retained Interest intended to represent 80 to 85% of the equity value attributed to ZDNet. ZDNet would then advance that $ . million to ZD, and ZD would use that $ . million, together with the remaining net proceeds, to reduce outstanding indebtedness.

  At the time that we first issue shares of ZDNet, the Board would designate the initial Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet.

  In this document, we call the percentage interest in ZDNet intended to be represented at any time by the outstanding shares of ZDNet Stock the "OUTSTANDING INTEREST PERCENTAGE", and we call the remaining percentage interest in ZDNet intended to be represented at any time by ZD's Retained Interest in ZDNet the "RETAINED INTEREST PERCENTAGE". At any time, the Outstanding Interest Percentage equals the number of shares of ZDNet Stock outstanding divided by the Total Number of Notional ZDNet Shares Deemed Outstanding (expressed as a percentage) and the Retained Interest Percentage equals the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet divided by the Total Number of Notional ZDNet Shares Deemed Outstanding (expressed as a percentage). The sum of the Outstanding Interest Percentage and the Retained Interest Percentage always equals 100%.

  At the time that we file the Restated Certificate of Incorporation, the Retained Interest Percentage will be 100% and the Outstanding Interest Percentage will be 0%.

  Whenever we decide to issue shares of ZDNet Stock, we would determine, in our sole discretion, whether to attribute that issuance (and the proceeds thereof) to ZD in respect of its Retained Interest in ZDNet (in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent) or to ZDNet (in a manner analogous to a primary offering of common stock). If we issue any shares of ZDNet Stock and attribute that issuance (and the proceeds thereof) to ZD in respect of its Retained Interest in ZDNet, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet would be reduced by the number of shares so issued, the number of outstanding shares of ZDNet Stock would be increased by the same amount, the Total Number of Notional ZDNet Shares Deemed Outstanding would remain unchanged, the Retained Interest Percentage would be reduced and the Outstanding Interest Percentage would be correspondingly increased. If we instead attribute that issuance (and the proceeds thereof) to ZDNet, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet would remain unchanged, the number of outstanding shares of ZDNet Stock and the Total Number of Notional ZDNet Shares Deemed Outstanding would be increased by the number of shares so issued, the Retained Interest Percentage would be reduced and the Outstanding Interest Percentage would be correspondingly increased.

  We reserve the right to issue shares of ZDNet Stock as a distribution on ZD Stock, although we do not currently intend to do so. If we did so, we would attribute that distribution to ZD in respect of its Retained Interest in ZDNet. As a result, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet would be reduced by the number of shares so distributed, the number of outstanding shares of ZDNet Stock would be increased by the same amount, the Total Number of Notional ZDNet Shares Deemed Outstanding would remain unchanged, the Retained Interest Percentage would be reduced and the Outstanding Interest Percentage would be correspondingly increased. If instead we issued shares of ZDNet Stock as a distribution on ZDNet Stock, we would attribute that distribution to ZDNet, in which case we would proportionately increase the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet. As a result, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet and the Total Number of Notional ZDNet Shares Deemed Outstanding would each be increased by the same percentage as the number of outstanding shares of ZDNet Stock is increased and the Retained Interest Percentage and Outstanding Interest Percentage would remain unchanged.

  At the time of any dividend on the outstanding shares of ZDNet Stock (including any dividend required as a result of a Disposition of All or Substantially All of the Assets of ZDNet, but excluding any dividend payable in ZDNet Stock), we will credit to ZD, and charge against ZDNet, a corresponding amount in respect of ZD's Retained Interest in ZDNet. Specifically, the corresponding amount will equal (1) the aggregate amount of such dividend times
(2) a fraction, the numerator of which is the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet and the denominator of which is the number of shares of ZDNet Stock then outstanding.

  If we decide to repurchase shares of ZDNet Stock, we would determine, in our sole discretion, whether to attribute that repurchase (and the cost thereof) to ZD (in a manner analogous to a purchase of common stock of a subsidiary by a corporate parent) or to ZDNet (in a manner analogous to an issuer repurchase). If we repurchase shares of ZDNet Stock and attribute that repurchase (and the cost thereof) to ZD, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet would be increased by the number of shares so purchased, the number of outstanding shares of ZDNet Stock would be decreased by the same amount, the Total Number of Notional ZDNet Shares Deemed Outstanding would remain unchanged, the Retained Interest Percentage would be increased and the Outstanding Interest Percentage would be correspondingly decreased. If we instead attribute that repurchase (and the cost thereof) to ZDNet, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet would remain unchanged, the number of outstanding shares of ZDNet Stock and the Total Number of Notional ZDNet Shares Deemed Outstanding would be decreased by the number of shares so repurchased, the Retained Interest Percentage would be increased and the Outstanding Interest Percentage would be correspondingly reduced.

  We may, in our sole discretion, determine to transfer cash or other property of ZDNet to ZD in return for a decrease in ZD's Retained Interest in ZDNet (in a manner analogous to a return of capital) or to transfer cash or other property of ZD to ZDNet in return for an increase in ZD's Retained Interest in ZDNet (in a manner analogous to a capital contribution). If we determine to transfer cash or other property of ZDNet to ZD in return for a decrease in ZD's Retained Interest in ZDNet, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet and the Total Number of Notional ZDNet Shares Deemed Outstanding would each be decreased by an amount equal to the Fair Value of such cash or other property divided by the Market Value of a share of ZDNet Stock on the day of transfer, the number of outstanding shares of ZDNet Stock would remain unchanged, the Retained Interest Percentage would be decreased and the Outstanding Interest Percentage would be correspondingly increased. If we instead determine to transfer cash or other property of ZD to ZDNet in return for an increase in ZD's Retained Interest in ZDNet, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet and the Total Number of Notional ZDNet Shares Deemed Outstanding would each be increased by an amount equal to the Fair Value of such cash or other property divided by the Market Value of a share of ZDNet Stock on the day of transfer, the number of outstanding shares of ZDNet Stock would remain unchanged, the Retained Interest Percentage would be increased and the Outstanding Interest Percentage would be correspondingly decreased.

  We may not attribute issuances of ZDNet Stock to ZD, transfer cash or other property of ZDNet to ZD in return for a decrease in its Retained Interest in ZDNet or take any other action to the extent that doing so would cause the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet to decrease below zero.

  For illustrations showing how to calculate the Retained Interest Percentage, the Outstanding Interest Percentage, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet and the Total Number of Notional ZDNet Shares Deemed Outstanding after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, see Annex I--"Illustrations of Certain Terms".

LIMITATIONS ON POTENTIAL UNSOLICITED ACQUISITIONS; ANTI-TAKEOVER CONSIDERATIONS

  If ZD and ZDNet were separate independent companies, any person interested in acquiring either Group without negotiating with management could seek control of that entity by obtaining control of its outstanding voting stock by means of a tender offer or proxy contest. Although we intend ZD Stock and ZDNet Stock to reflect the separate performance of ZD and ZDNet, a person interested in acquiring only one Group without negotiation with the Company's management could obtain control of that Group only by obtaining control of the outstanding voting stock of the entire Company.

  The existence of two series of Common Stock could present complexities and could in certain circumstances pose obstacles, financial and otherwise, to an acquiring person. The existence of two series of Common Stock could, under certain circumstances, prevent stockholders from profiting from an increase in the market value of their shares as a result of a change in control of the Company by delaying or preventing such a change in control.

  If the Tracking Stock Proposal is implemented, there would be an additional 60 million shares of Common Stock available for future issuance without further stockholder approval. One of the effects of the existence of authorized and unissued Common Stock and Preferred Stock could be to enable the Board to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

  For additional anti-takeover considerations, see "Risk Factors--Other Company Risks--Control by Principal Stockholders and Potential Conflicts of Interest".

CERTAIN OTHER PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION AND BY-
LAWS

 PREFERRED STOCK

  The Restated Certificate of Incorporation, like the Current Certificate of Incorporation, provides that the Board may issue shares of Preferred Stock in one or more series from time to time. The Board has the authority to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

  . the distinctive serial designation of such series which shall distinguish it from other series,

  . the number of shares included in such series,

  . the dividend rate (or method of determining such rate) payable to holders of the shares of such series,

  . any condition upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable,

  . whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative,

  . the amount or amounts which shall be payable out of the assets of the Company to holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding-up the Company and the relative rights of priority, if any, of payment of the shares of such series,

  . the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events,

  . the obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation,

  . whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Company or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto and

  . whether or not holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

  Subject to the rights of holders of any series of Preferred Stock, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of a majority of the outstanding shares entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereafter enacted.

 STAGGERED BOARD OF DIRECTORS

  The Board is divided into three classes, each of whose members serve for a staggered three-year term. Upon the expiration of the term of a class of directors, directors in such class are elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. The classification of the Board has the effect of making it more difficult for stockholders to change the composition of the Board, because only a minority of the directors are up for election at each annual meeting, and the Board may not be replaced by vote of the stockholders at any one time.

 NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

  The number of members of the Board will be fixed from time to time pursuant to our By-laws. Our By-laws provide that the Board will consist of one or more members, the number of which is determined from time to time by the Board. In the event of any increase or decrease in the authorized number of directors,
(1) a director shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, retirement, resignation or removal and (2) newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three classes of directors so as to maintain such classes as nearly equal in number as reasonably possible. Directors may be removed only for cause. However, a director who is also an officer may be removed upon ceasing to be an officer. Vacancies (whether arising through death, retirement, resignation or removal of a director or through an increase in the authorized number of directors of any class) may only be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, the sole remaining director of that class if one such director remains, the majority vote of the directors of the remaining classes if no such director remains or stockholders at an annual meeting of stockholders of the Company.

  A director elected to fill a vacancy shall serve for the remainder of his term of office of the class to which he is elected. These provisions prevent any stockholder from enlarging the Board and then filling the new directorships with such stockholder's own nominees.

 NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

  Any action required or permitted to be taken by the stockholders of the Company must be duly effected at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Special meetings of stockholders of the Company may be called only by the Chairman of the Board or the Board pursuant to a resolution stating the purpose or purposes of the special meeting. Any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. These provisions have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the Chairman, Vice Chairman, President or the Board for consideration of such proposal.

 ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS OF NEW BUSINESS

  Our By-laws establish an advance notice procedure. This procedure requires stockholders to deliver to the Company notice of any proposal to be presented or of a candidate to be nominated for election as a director of the Company not less than 60 nor more than 90 days prior to the date of the meeting. However, if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) is less than 70 days prior to the date of the meeting, such advance notice shall be given not more than 10 days after such date is first so announced or disclosed. Accordingly, failure by a stockholder to act in compliance with the notice provisions will mean that the stockholder will not be able to nominate directors or propose new business.

 AMENDMENTS

  The affirmative vote of holders of at least 80% of the stock entitled to vote generally in the election of directors, voting together as a single class, or a majority of the Board, is required to amend provisions of our By-laws relating to stockholder action without a meeting, the calling of special meetings, the number (or manner of determining the number) of the Company's directors, the election and term of the Company's directors, the filling of vacancies and the removal of directors.

CERTAIN PROVISIONS OF DELAWARE LAW

  The Company is subject to the business combination provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various business combination transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder unless: (1) the business combination transaction, or the transaction in which the interested stockholder became an interested stockholder, is approved by the Board prior to the date the interested stockholder obtained such status, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or (3) on or subsequent to such date the business combination is approved by the Board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "BUSINESS COMBINATION" is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an "INTERESTED STOCKHOLDER" is a person who, together with affiliates and associates, owns (or, within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company. Since the Board approved the acquisition of Common Stock by SBH before SBH acquired such Common Stock, SBH is not an interested stockholder for these purposes.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Section 102 of the DGCL authorizes a Delaware corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of the directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such provision, directors are accountable to corporations or their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although Section 102 of the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our Restated Certificate of Incorporation and By-laws include provisions which limit or eliminate the personal liability of the Company's directors to the fullest extent permitted by Section 102 of the DGCL.

Consequently, a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of the directors' duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions and any transaction from which the director derived an improper personal benefit.

  Our By-laws provide that the Company will indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Company or serves or served at the request of the Company any other enterprise as a director, officer or employee. Our By-laws provide that expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding will be paid or reimbursed by the Company promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The inclusion of these indemnification provisions in our By-laws is intended to enable the Company to attract qualified persons to serve as directors and officers who might otherwise be reluctant to do so.

  The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such officers or directors. In addition to the protection available under our Restated Certificate of Incorporation, By-laws and insurance policies, we have entered into agreements with our outside directors to indemnify them to the fullest extent permitted by law against losses arising from any claim against them by reason of being or having been a director. In addition, the limited liability provisions in our Restated Certificate of Incorporation and the indemnification provisions in our By-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty (including breaches resulting from grossly negligent conduct) and may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders. Furthermore, a stockholder's investment in the Company may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers of the Company pursuant to the indemnification provisions in our By-laws. The limited liability provisions in our Restated Certificate of Incorporation will not limit the liability of directors under federal securities laws.

  Section 203 of the DGCL, and the provisions of our Restated Certificate of Incorporation and By-laws described above, may make it more difficult for a third party to acquire or discourage bids for the Company. Section 203 and these provisions could have the effect of inhibiting attempts to change the membership of the Board.

NO APPRAISAL RIGHTS

  Under the DGCL, you will not have appraisal rights in connection with the Tracking Stock Proposal.

STOCK EXCHANGE LISTINGS

  When we re-classify our existing Common Stock as ZD Stock, it will continue to trade on the NYSE under the symbol "ZD". We currently intend to apply for listing of ZDNet Stock on the NYSE under the symbol ".".

FINANCIAL ADVISORS

  We have engaged Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. (together, the "ADVISORS") as our strategic financial advisors in connection with the Tracking Stock Proposal. The Advisors assisted our analysis and consideration of various financial alternatives related to ZDNet and the formulation of the Tracking Stock Proposal. The Advisors are further assisting us in implementing the Tracking

Stock Proposal. We are paying our advisors customary fees for their services. We have also agreed to reimburse the Advisors for certain reasonable out-of-pocket expenses (including fees and expenses of their legal counsel) and have agreed to indemnify the Advisors against certain liabilities, including liabilities under the federal securities laws.

  None of the Advisors will participate in the solicitation of proxies.

STOCK TRANSFER AGENT AND REGISTRAR

  The Bank of New York is the registrar and transfer agent for our existing Common Stock. We expect The Bank of New York to serve as registrar and transfer agent for ZD Stock and ZDNet Stock.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following summary of the federal income tax consequences of the Tracking Stock Proposal and the ownership of ZD Stock and ZDNet Stock is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "CODE"), Treasury Department regulations, published positions of the Internal Revenue Service (the "IRS") and court decisions now in effect, all of which are subject to change.


   YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS TO THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS TO WHICH YOU MAY BE SUBJECT.


  We believe that, for federal income tax purposes, ZD Stock and ZDNet Stock will be considered common stock of the Company. Accordingly, for federal income tax purposes, we believe that neither you nor the Company will recognize any income, gain or loss as a result of the re-classification of existing Common Stock into ZD Stock or the issuance of ZDNet Stock.

  There are, however, no court decisions or other authorities bearing directly on the classification of instruments with characteristics similar to those of ZD Stock and ZDNet Stock. In addition, the IRS has announced that it will not issue advance rulings on the classification of an instrument that has certain voting and liquidation rights in an issuing corporation but whose dividend rights are determined by reference to the earnings of a segregated portion of the issuing corporation's assets, including assets held by a subsidiary.

  Certain non-corporate holders of ZD Stock or ZDNet Stock could be subject to backup withholding at a rate of 31% on the payment of dividends on or proceeds from the sale of such stock. Backup withholding will apply only if the stockholder (1) fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would be his or her social security number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest or dividends or (4) under certain circumstances, fails to certify under penalties of perjury that it has furnished a correct TIN and has been notified by the IRS that it is subject to backup withholding for failure to report payments of interest or dividends. Stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedures for obtaining such an exemption if applicable. The amount of any backup withholding from a payment to a holder of ZD Stock or ZDNet Stock will be allowed as a credit against such stockholder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

                                    *  *  *

  APPROVAL OF PROPOSAL 1 WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF EXISTING COMMON STOCK.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TRACKING STOCK PROPOSAL.

               PROPOSALS 2, 3 AND 4--AMENDMENTS TO CERTAIN PLANS

GENERAL

  At the Special Meeting, we will also ask you to consider and approve proposals to amend each of the Company's 1998 Incentive Compensation Plan (the "INCENTIVE PLAN"), the Company's 1998 Employee Stock Purchase Plan (the "STOCK PURCHASE PLAN") and the Company's 1998 Non-Employee Directors' Stock Option Plan (the "NON-EMPLOYEE DIRECTORS' PLAN") (1) to permit grants of awards under each such plan to be made with respect to either series of Common Stock of the Company, (2) to increase the number of shares authorized for issuance, (3) solely with respect to the Incentive Plan and, solely for calendar year 1998, to increase the number of shares in respect of which options to acquire shares of Common Stock of the Company ("OPTIONS") may be granted to any single participant and (4) solely with respect to the Non-Employee Directors' Plan, to permit discretionary grants of additional Options from time to time.

DESCRIPTION OF AMENDMENTS TO INCENTIVE PLAN (PROPOSAL 2)

  If the Tracking Stock Proposal is approved, we propose to amend the Incentive Plan to (1) clarify that grants of Options and other stock-based awards under the Incentive Plan may be made with respect to either ZD Stock or ZDNet Stock, or both, in the same manner as currently permitted with respect to existing Common Stock, (2) increase the number of shares of Common Stock (regardless of series) available for issuance and (3) amend the maximum number of shares of Common Stock with respect to which grants of Options may be granted during 1998 to any individual. For the text of the Incentive Plan as proposed to be amended, see Annex III hereto.

 GRANTS OF AWARDS

  Under the current Incentive Plan, grants of Options and other stock-based awards may be made with respect to shares of existing Common Stock. Under the amended Incentive Plan, grants of Options and other stock-based awards made following the approval of the amendment may be made with respect to either ZD Stock or ZDNet Stock, or both, in the same manner as currently permitted with respect to existing Common Stock.

 LIMITATION ON SHARES OF COMMON STOCK AVAILABLE UNDER INCENTIVE PLAN

  Under the current Incentive Plan, up to 8,500,000 shares of existing Common Stock may be available for grants of awards, and the shares of Common Stock issued under the Incentive Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine. Under the amended Incentive Plan, the number of shares available for issuance under the Plan will equal 17,500,000 shares of Common Stock (regardless of series), composed either of authorized and unissued shares or treasury shares, as the Company may from time to time determine. Shares subject to an award that expires unexercised, is forfeited, or terminated, or settled in cash instead of Common Stock, and shares tendered to pay for the exercise of an Option, will thereafter again be available for grant under the Incentive Plan.

 LIMITATION ON AWARDS OF STOCK OPTIONS TO ANY INDIVIDUAL

  Under the current Incentive Plan, no individual employee may receive in any calendar year grants of Options with respect to more than 1,000,000 shares of Common Stock. Under the amended Incentive Plan, this annual limitation would be modified to provide that for the 1998 calendar year, no individual employee may receive grants of Options with respect to more than 2,600,000 shares of Common Stock. On September 23, 1998, we repriced each optionee's outstanding Options under the Incentive Plan. Even though no new Options were granted, the repriced Options may be deemed to constitute new grants for certain purposes. For this reason, if the annual limitation on grants of Options in effect for the 1998 calendar year is not amended, we may not be permitted a full tax deduction for the compensation expense attributable to the exercise of a portion of the repriced Options. The proposed amendment to the Incentive Plan affects the individual annual Option grant limitation only for the 1998 calendar year, and does not increase such annual limitation otherwise in effect for subsequent years.

 EFFECT ON OUTSTANDING AWARDS

  The approval of the amendments to the Incentive Plan will not result in any adjustment to the outstanding awards under the Incentive Plan.

 FUTURE ISSUANCES UNDER THE INCENTIVE PLAN

  Following implementation of the Tracking Stock Proposal and the approval of the proposed amendments to the Incentive Plan, the committee that administers the Incentive Plan (the "INCENTIVE PLAN COMMITTEE") may, in its discretion, grant awards under the Incentive Plan with respect to ZD Stock, ZDNet Stock or both, in such amounts and types as it determines in accordance with the terms of the Incentive Plan. In determining whether awards in respect of ZD Stock, ZDNet Stock, or both, will be made to specific employees, it is anticipated that the Incentive Plan Committee will consider, among other things, the identity of the division of the Company to which such employee provides services; provided, however, that nothing shall prohibit the Incentive Plan Committee from granting awards with respect to ZD Stock, ZDNet Stock, or both, to any participant in the Incentive Plan without regard to the division of the Company for which the participant provides services.

 FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief description of the federal income tax consequences generally arising with respect to awards under the Incentive Plan.

  The grant of an Option or a stock appreciation right ("SAR") will create no tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an incentive stock option (within the meaning of Section 422 of the Code) ("ISO") (except that the alternative minimum tax may apply). Upon exercising an Option other than an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant generally must recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable shares received.

  If the participant does not hold the Common Stock acquired upon exercise of an ISO for at least one year from the date of exercise and two years from the date of grant (the "HOLDING PERIOD"), the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (2) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an Option (including an ISO for which the ISO Holding Periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the Option or
SAR).

  We generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an Option or SAR. We generally are not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO Holding Period prior to disposition of the shares.

  With respect to awards granted under the Incentive Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

  With respect to awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture (e.g., restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the shares or other property at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

  The foregoing summary of the amendments to the Incentive Plan is not complete and should be read with the full proposed text of the Incentive Plan as set forth in Annex III hereto. Proposal 2 is conditioned upon approval by stockholders of the Tracking Stock Proposal. If the Tracking Stock Proposal is not approved by stockholders, Proposal 2 will not be implemented.

DESCRIPTION OF AMENDMENTS TO STOCK PURCHASE PLAN (PROPOSAL 3)

  If the Tracking Stock Proposal is approved, we propose to amend the Stock Purchase Plan to (i) clarify that grants of Options under the Stock Purchase Plan may be made with respect to either ZD Stock or ZDNet Stock, or both, in the same manner as currently permitted with respect to existing Common Stock and (ii) increase the number of shares of Common Stock (regardless of series) available for issuance. In addition to the above amendments for which the Company is seeking stockholder approval, the Board has adopted a resolution that amends the Stock Purchase Plan to provide that the committee that administers the Stock Purchase Plan shall, solely to the extent required to comply with Rule 16b-3 as promulgated under the Exchange Act and Section 162(m) of the Code, be composed of "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of
Section 162(m) of the Code. For the text of the Stock Purchase Plan as proposed to be amended, see Annex IV hereto.

 GRANTS OF OPTIONS

  Under the current Stock Purchase Plan, grants of Options may be made with respect to shares of existing Common Stock. Under the amended Stock Purchase Plan, grants of Options made following the approval of the amendment may be made with respect to either ZD Stock or ZDNet Stock, or both, in the same manner as currently permitted with respect to existing Common Stock.

 LIMITATION ON SHARES OF COMMON STOCK AVAILABLE UNDER STOCK PURCHASE PLAN

  Under the current Stock Purchase Plan, up to 1,500,000 shares of existing Common Stock may be available for sale to participants. Under the amended Stock Purchase Plan, up to 2,500,000 shares of Common Stock (regardless of series) may be available for sale to participants.

 EFFECT ON OUTSTANDING OPTIONS

  The approval of the amendments to the Stock Purchase Plan will not result in any adjustment to the outstanding options to purchase Common Stock under the Stock Purchase Plan.

 FUTURE ISSUANCES UNDER THE STOCK PURCHASE PLAN

  Following implementation of the Tracking Stock Proposal and the approval of the proposed amendments to the Stock Purchase Plan, the committee that administers the Stock Purchase Plan may, in its discretion, grant Options under the Stock Purchase Plan with respect to ZD Stock, ZDNet Stock or both, as it determines in accordance with the terms of the Stock Purchase Plan.

 FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief description of the federal income tax consequences generally arising with respect to Options granted under the Stock Purchase Plan.

  An employee will not recognize ordinary compensation income upon the exercise of the Option granted under the Stock Purchase Plan, provided that the employee holds the Common Stock acquired upon exercise until the expiration of the Holding Period. Upon the subsequent disposition of the acquired Common Stock, the employee will recognize ordinary compensation income in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock upon disposition over the option price thereof or (2) the excess of the fair market value of the Common Stock at the time of grant over the option price thereof. Any additional gain upon the sale of the acquired Common Stock will be long-term capital gain. We will not be entitled to a deduction for any income recognized by the employee pursuant to either the exercise of Options granted under the Stock Purchase Plan or the sale of the acquired Common Stock.

  If the employee disposes of the Common Stock acquired upon exercise of the Option prior to the end of the Holding Period, the employee will recognize ordinary compensation income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option price thereof. We will be entitled to an income tax deduction equal to the amount of the ordinary compensation income recognized by the employee. Any additional gain (or loss) on the sale of the Common Stock by the employee will be taxed as short-term or long-term capital gain (or loss), as the case may be.

  The foregoing summary of the amendments to the Stock Purchase Plan is not complete and should be read with the full proposed text of the Stock Purchase Plan as set forth in Annex IV hereto. Proposal 3 is conditioned upon approval by stockholders of the Tracking Stock Proposal. If the Tracking Stock Proposal is not approved by stockholders, Proposal 3 will not be implemented.

DESCRIPTION OF AMENDMENTS TO NON-EMPLOYEE DIRECTORS' PLAN (PROPOSAL 4)

  If the Tracking Stock Proposal is approved, we propose to amend the Non-Employee Directors' Plan to (1) clarify that grants of Options under the Non-Employee Directors' Plan may be made with respect to either ZD Stock or ZDNet Stock, or both, in the same manner as currently permitted with respect to existing Common Stock, (2) permit discretionary grants of additional Options from time to time and (3) increase the number of shares of Common Stock (regardless of series) available for issuance under the Non-Employee Directors' Plan. In addition to the above amendments for which the Company is seeking stockholder approval, the Board has adopted a resolution that amends the Non-Employee Directors' Plan to provide that (1) the 15,000 options that each Non-Employee Director (as defined under the Non-Employee Directors' Plan) receives upon election as a director shall be composed of Options to purchase . shares of ZD Stock and . shares of ZDNet Stock, (2) the 7,500 Options that each Non-Employee Director receives on the date of each annual shareholders meeting shall be composed of Options to purchase . shares of ZD Stock and . shares of ZDNet Stock, (3) each Non-Employee Director who is a director on the date of the initial offering of ZDNet Stock shall receive a grant of Options to purchase . shares of ZDNet Stock on the date of such offering at the initial public offering price and (4) the Non-Employee Directors' Plan may be administered by the Board. The amendments described in clauses (1), (2) and (3) will not be implemented if the Tracking Stock Proposal and Proposal 4 are not approved. For the text of the Non-Employee Directors' Plan as proposed to be amended, see Annex V hereto.

 GRANTS OF OPTIONS

  Under the current Non-Employee Directors' Plan, grants of Options may be made with respect to shares of existing Common Stock. Under the amended Non-Employee Directors' Plan, grants of Options made following the approval of the amendment may be made with respect to either ZD Stock or ZDNet Stock, or both, in the same manner as currently permitted with respect to existing Common Stock.

 SHARES RESERVED FOR ISSUANCE UNDER NON-EMPLOYEE DIRECTORS PLAN

  Under the current Non-Employee Directors' Plan, up to 200,000 shares of existing Common Stock may be available for grants of Options. Under the amended Non-Employee Directors' Plan, up to 300,000 shares of Common Stock (regardless of series) may be available for grants of awards. Shares subject to an award that expires unexercised, is forfeited, or terminated, or settled in cash instead of Common Stock, and shares tendered to pay for the exercise of an Option, will thereafter again be available for grant under the Non-Employee Directors' Plan.

 TYPES OF OPTIONS

  Under the current Non-Employee Directors' Plan, each Non-Employee Director automatically receives (1) upon election as a member of the Board, an initial grant of options to purchase 15,000 shares of Common Stock and (2) on the date of each annual stockholders meeting thereafter a grant of Options to purchase 7,500 shares of Common Stock (the "Nondiscretionary Options"). Under the amended Non-Employee Directors' Plan, each Non-Employee Director will automatically receive the Nondiscretionary Options, provided that such Options shall be composed of (1) upon election as a member of the Board, Options to purchase . shares of ZD Stock and Options to purchase . shares of ZDNet Stock and (2) on the date of each annual stockholders meeting, Options to purchase . shares of ZD Stock and Options to purchase . shares of ZDNet Stock.

  Under the current Non-Employee Directors' Plan, the terms of the Nondiscretionary Options provide that the Option price will be equal to 100% of the fair market value (as defined in the Non-Employee Directors' Plan), the Option will not be exercisable for a period more than 10 years following the date of grant, and the Option will vest and become exercisable in five equal installments beginning on the first anniversary of the date of grant. If the optionee ceases to be a Non-Employee Director, the Option will expire, except that (1) if the termination results from any reason other than death, disability or cause, the Option will remain exercisable for 90 days, and (2) if the termination results from death or disability, the Option will remain exercisable for one year. Under the amended Non-Employee Directors' Plan, each Non-Employee Director will be eligible to receive grants of Options (in addition to the Nondiscretionary Options) from time to time, and on such terms and conditions, as are determined by the Board.

 EFFECT ON OUTSTANDING OPTIONS

  The approval of the amendments to the Non-Employee Directors' Plan will not result in any adjustment to the outstanding Options under the Non-Employee Directors' Plan.

 FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief description of the federal income tax consequences generally arising with respect to Options granted under the Non-Employee Directors' Plan.

  The grant of an Option will create no tax consequences for the Non-Employee Director or the Company. Upon exercising an Option, the Non-Employee Director generally must recognize ordinary income equal to the difference between the exercise price and fair market value of the shares acquired on the date of exercise, and we generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant. The disposition of shares acquired upon the exercise of an Option generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the Option).

  The foregoing summary of the amendments to the Non-Employee Directors' Plan is not complete and should be read with the full proposed text of the Non-Employee Directors' Plan as set forth in Annex V hereto.

Proposal 4 is conditioned upon approval by stockholders of the Tracking Stock Proposal. If the Tracking Stock Proposal is not approved by stockholders, Proposal 4 will not be implemented.

                               ----------------

  Each of Proposals 2, 3 and 4 requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting. SBH, the owner of approximately 72% of our outstanding Common Stock, intends to vote for these proposals. THUS, WE EXPECT THESE PROPOSALS TO PASS REGARDLESS OF HOW OTHER STOCKHOLDERS VOTE.


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF PROPOSALS 2, 3 AND 4.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The table below sets forth the compensation paid to, deferred or accrued for the benefit of, our Chief Executive Officer and each of the four other most highly compensated executive officers for services rendered in all capacities to the Company during the last two fiscal years.

                                                             LONG TERM
                              ANNUAL COMPENSATION          COMPENSATION
                            -----------------------    ---------------------
    NAME AND PRINCIPAL                                 SECURITIES UNDERLYING     ALL OTHER
         POSITION           YEAR SALARY($) BONUS($)       OPTIONS (#)(1)     COMPENSATION($)(2)
    ------------------      ---- --------- --------    --------------------- ------------------
 Eric Hippeau............   1998   900,000                   1,105,000(3)
  Chairman and Chief
   Executive Officer        1997 1,350,000  14,063              31,000             17,566
 Jason E. Chudnofsky.....   1998   800,000                     325,895(4)
  President and Chief
   Executive Officer,       1997   800,000      --(5)           10,000             28,269
   ZD Events
 Claude P. Sheer.........   1998   550,000                     225,298(6)
  Chief Internet            1997   457,500 342,656               9,500             17,566
   Strategist
 Timothy C. O'Brien......   1998   490,000                     172,988(7)
  Chief Financial Officer   1997   462,500 305,850               7,700             36,806
 Robert G. Brown.........   1998   400,000                     105,844(8)
  President, ZD Market      1997   382,500 253,151               3,200             21,949
   Intelligence

--------
(1) The options granted in 1997 are options to purchase common stock of SOFTBANK Corp. under the SOFTBANK Group Executive Stock Option Plans (the "SOFTBANK OPTIONS"). The options listed for 1998 include the Softbank Options granted in 1996 and 1997 which were repriced in 1998 to (Yen)4000 (the "REPRICED SOFTBANK OPTIONS"). No additional Softbank Options were granted in 1998.
(2) All Other Compensation for 1997 does not include certain payments in 1997 for services rendered in 1994. See Note 9 to the Company's Combined Financial Statements included in Annex VI hereto.
(3) Includes options to purchase 860,000 shares of Common Stock of the Company and 245,032 Softbank Options (including the 31,000 granted in 1997).
(4) Includes options to purchase 300,000 shares of Common Stock of the Company and 25,895 Softbank Options (including the 10,000 granted in 1997).
(5) Does not include bonus of $300,000 paid in 1997 for services rendered in 1996.
(6) Includes options to purchase 200,000 shares of Common Stock of the Company and 25,298 Softbank Options (including the 9,500 granted in 1997).
(7) Includes options to purchase 150,000 shares of Common Stock of the Company and 22,988 Softbank Options (including the 7,700 granted in 1997).
(8) Includes options to purchase 95,000 shares of Common Stock of the Company and 10,844 Softbank Options (including the 3,200 granted in 1997).

OPTION GRANTS AND EXERCISES IN 1998

  The following two tables summarize stock option grants to, and exercises by, each of the executive officers named in the Summary Compensation Table during 1998 and the value of the options held by them as of December 31, 1998.

                                        OPTION GRANTS IN 1998

                                      PERCENT OF                               POTENTIAL REALIZED
                                        TOTAL                                   VALUE AT ASSUMED
                         NUMBER OF     OPTIONS                               ANNUAL RATES OF STOCK
                         SECURITIES   GRANTED TO EXERCISE                    PRICE APPRECIATION FOR
                         UNDERLYING   EMPLOYEES  OR BASE                          OPTION TERM
   NAME AND PRINCIPAL      OPTION     IN FISCAL   PRICE                      ----------------------
        POSITION         GRANTED(#)      YEAR     ($/SH)    EXPIRATION DATE    5%($)      10%($)
   ------------------    ----------   ---------- --------   ---------------- ---------- -----------
Eric Hippeau............  860,000(1)               $6.00(2)    June 24, 2008 $3,245,096 $ 8,223,711
                          245,032(3)              $34.48(4) January 31, 2007 $5,313,344 $13,465,057
Jason E. Chudnofsky.....  300,000(1)               $6.00(2)    June 24, 2008 $1,132,010 $ 2,868,736
                           25,895(3)              $34.48(4) January 31, 2007 $  561,515 $ 1,422,988
Claude P. Sheer.........  200,000(1)               $6.00(2)    June 24, 2008 $  754,674 $ 1,912,491
                           25,298(3)              $34.48(4) January 31, 2007 $  548,569 $ 1,390,182
Timothy C. O'Brien......  150,000(1)               $6.00(2)    June 24, 2008 $  566,005 $ 1,434,368
                           22,988(3)              $34.48(4) January 31, 2007 $  498,478 $ 1,263,242
Robert G. Brown.........   95,000(1)               $6.00(2)    June 24, 2008 $  358,470 $   908,433
                           10,844(3)              $34.48(4) January 31, 2007 $  235,144 $   595,902

--------
(1) Represents options to purchase Common Stock of the Company.
(2) Company stock options were repriced from $16 to $6 in 1998.
(3) Represents Repriced Softbank Options.
(4) Softbank Options were repriced from (Yen). to (Yen)4,000 in 1998; the exercise price per share is based on an assumed exchange rate of 116
    (Yen)/USD, the exchange rate as of December 17, 1998.

           AGGREGATED OPTION EXERCISES IN 1998 AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES UNDERLYING         . VALUE OF UNEXERCISED
                                                             UNEXERCISED                   IN-THE-MONEY OPTIONS AT
                                                   OPTIONS AT FISCAL YEAR-END (#)            FISCAL YEAR-END($)
                            SHARES                 -----------------------------------    -------------------------
   NAME AND PRINCIPAL    ACQUIRED ON     VALUE
        POSITION         EXERCISE (#) REALIZED ($)  EXERCISABLE       UNEXERCISABLE       EXERCISABLE UNEXERCISABLE
   ------------------    ------------ ------------ --------------    -----------------    ----------- -------------
Eric Hippeau............        0(1)        0           0                 860,000
                                0(2)        0           .                       .
Jason E. Chudnofsky.....        0(1)        0           0                 300,000
                                0(2)        0           .                       .
Claude P. Sheer.........        0(1)        0           0                 200,000
                            7,548(2)        .           .                       .
Timothy C. O'Brien......        0(1)        0           0                 150,000
                                0(2)        0           .                       .
Robert G. Brown.........        0(1)        0           0                  95,000
                                0(2)        0           .                       .

--------
(1) Represents shares acquired on exercise of options to purchase Common Stock of the Company.
(2) Represents shares acquired on exercise of Repriced Softbank Options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee (the "COMMITTEE") is currently comprised of Ronald
D. Fisher, Jonathan D. Lazarus and Jerry Yang. The Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. The Committee exercises all authority under any employee stock option plans of the Company as the Committee therein specifies (unless the Board resolution appoints any other committee to exercise such authority), and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Committee will have such additional powers and be granted additional authority as may be conferred upon it from time to time by the Board.

  Mr. Fisher is the Vice Chairman of SBH, our majority stockholder and Mr. Yang is a co-founder and Chief Yahoo, and Mr. Hippeau is a director of, Yahoo! Inc. During 1996, 1997 and 1998, the Company incurred $2 million, approximately $1.6 million and $ . in advertising expenses with Yahoo! Inc., respectively.

COMPENSATION OF DIRECTORS

  Directors who are not executive officers or employees of the Company or Softbank will receive an annual retainer of $25,000 for Board service and a fee of $2,000 for each meeting of the Board or any committee thereof attended.

  The Company has adopted the Non-Employee Directors' Plan, the principal terms and conditions of which are set forth below.

  Directors of the Company who are not employees of the Company, SOFTBANK Corp. or SBH ("NON-EMPLOYEE DIRECTORS") will automatically participate in the Non-Employee Directors' Plan. The Non-Employee Directors' Plan is administered by the Committee.

 SHARES RESERVED FOR ISSUANCE

  The aggregate number of shares reserved for issuance under the Non-Employee Directors' Plan is 200,000 shares, subject to adjustment by the Committee in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distributions to common stockholders other than regular cash dividends. Shares subject to or underlying an option that expires unexercised, or is forfeited, terminated or canceled, or is paid in cash in lieu of Common Stock and shares that are tendered to pay for the exercise of an option will thereafter be available for grant under the Non-Employee Directors' Plan.

  Pursuant to the Non-Employee Directors' Plan, each Non-Employee Director will receive upon election as a member of the Board an initial grant of stock options to purchase 15,000 shares of Common Stock; provided, that each Non-Employee Director who was on the Board on the date of the Company's initial public offering in May 1998 received such initial grant of stock options on the date of that offering. Each Non-Employee Director will automatically receive on each annual meeting thereafter an annual grant of stock options to purchase 7,500 additional shares of Common Stock. The terms of each stock option granted to a Non-Employee Director will provide that (1) the option price will be equal to 100% of the fair market value (as defined in the 1998 Incentive Compensation
Plan) of the Common Stock on the date of grant, (2) such option will be exercisable for a period of ten years following the date of grant and (3) such option will vest and become exercisable in five equal installments beginning on the first anniversary of the date of grant. Upon ceasing to be a Non-Employee Director, such option will terminate except with respect to any portion of such option then exercisable, which portion will remain exercisable for a period of
(x) 90 days, if the termination as Director resulted from any reason other than death, disability or cause or (y) one year, if the termination resulted from death or disability; provided, that in the event the termination resulted from a removal for cause, such option will immediately terminate and no longer be exercisable to any extent; provided, further, that in no event will any such option remain exercisable past the remainder of its scheduled ten-year term.

  Upon a "change in control" of the Company (as defined in the Non-Employee Directors' Plan), each outstanding option will fully vest and become immediately exercisable in full. In addition, the Committee may provide in its sole discretion that upon a change in control of the Company, each Non-Employee Director will be entitled to receive in cancellation of such Non-Employee Director's outstanding and unexercised stock options, a cash payment in an amount equal to the difference between the option price of such stock options and (1) in the event the change of control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, multiplied by the number of shares of Common Stock covered by such stock options or (2) in the event the change of control is the result of any other occurrence, the aggregate value of the Common Stock covered by such stock options, as determined by the Committee at such time.

  The Board may amend, suspend or terminate the Non-Employee Directors' Plan or any portion thereof at any time, provided that no amendment shall be made (1) without stockholder approval if such approval is necessary in order for the Non-Employee Directors' Plan to comply with any applicable law, regulations or stock exchange rule and (2) except in the case of a change in control of the Company, that would adversely affect the rights of any Non-Employee Director under any outstanding option without such Non-Employee Director's written consent.

 PROPOSED AMENDMENT REQUIRING STOCKHOLDER APPROVAL

  If the Tracking Stock Proposal is approved, the Non-Employee Directors' Plan is proposed to be amended. See "Proposals 2, 3 and 4--Amendments to Certain Plans--Description of Amendments to Non-Employee Directors' Plan (Proposal 4)".

STOCK PLANS

 INCENTIVE COMPENSATION PLAN

  General

  The Company has adopted the Incentive Plan to provide long-term incentives for its key employees and enhance stockholder value, the principal terms and conditions of which are set forth below.

  The Incentive Plan will be administered by the Board or the Committee which
(1) selects the participants and determines the type of awards and the number of shares or share units subject to awards and (2) interprets the Incentive Plan and makes all other determinations necessary or advisable for its administration.

  All employees and consultants of the Company and our affiliates who have demonstrated significant management potential or the capacity for contributing substantially to the successful performance of the Company and our affiliates, are eligible to be participants in the Incentive Plan. Awards may consist of stock awards, stock options (either incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options), stock appreciation rights, performance shares (which may be granted as performance share units) and restricted stock (which may be granted as restricted stock units).

  The Common Stock available for awards under the Incentive Plan will not exceed 8,500,000 shares. In the event of any change in the outstanding shares by reason of any stock dividend or split, recapitalization, merger or other corporate change, or any distributions to common stockholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued pursuant to the Incentive Plan and to outstanding awards. Shares subject to an award that expires unexercised or is forfeited, terminated or settled in cash in lieu of Common Stock, and shares tendered to pay for the exercise of a stock option, will thereafter again be available for grant under the Incentive Plan.

  Each award under the Incentive Plan will be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which apply to such award. In the sole discretion of the Committee, a participant may be permitted to defer the receipt of cash or Common Stock otherwise deliverable under any award.

  Stock Options

  The Committee will establish the option price at the time each stock option is granted, which price will not be less than 100% of the fair market value of the Common Stock on the date of grant. Stock options will vest and become exercisable at a rate determined by the Committee, and will remain exercisable for such period as specified by the Committee. The award agreements in respect of options that are intended to qualify as incentive stock options will contain any additional provisions necessary to comply with the requirements of Section 422 of the Code. In no event may any employee receive in any calendar year grants of stock options with respect to more than 1,000,000 shares of Common Stock.

  The option price of each share as to which a stock option is exercised will be paid in full at the time of such exercise in cash, by tender of shares of Common Stock owned by the participant valued at fair market value, by a "sale to cover" broker transaction or other cashless exercise method permitted under Regulation T of the Federal Reserve Board, or by a combination of cash, shares of Common Stock and other consideration as the Committee deems appropriate.

  Stock Appreciation Rights

  SARs may be granted in tandem with a stock option or unrelated to a stock option. SARs will vest and become exercisable at a rate determined by the Committee, and will remain exercisable for such period as specified by the Committee. SARs entitle holders to receive from the Company an amount equal to the excess of the fair market value of a share of Common Stock on the exercise of the SAR over the fair market value on the date of grant. The Committee may determine in its sole discretion whether a SAR will be settled in cash, Common Stock or a combination thereof. In no event may any employee receive in any calendar year grants of SARs with respect to more than 500,000 shares of Common Stock.

  Performance Shares

  Performance shares may be granted in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. The performance conditions and the length of the performance period will be determined by the Committee but in no event may a performance period be less than one year. The Committee may determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock or a combination thereof.

  Unless the Committee determines otherwise, awards of performance shares to a Covered Employee will be subject to performance conditions based on the achievement by the Company of target levels of items such as consolidated net income, return on stockholders' equity, return on net assets or share price performance. For purposes of the Incentive Plan, a "COVERED EMPLOYEE" generally includes any employee that would be a covered employee within the meaning of
Section 162(m) of the Code and any other employee of the Company or its subsidiaries designated by the Committee in its discretion. The maximum number of performance shares subject to any award to a Covered Employee is 500,000 for the first 12 months during the performance period and each 12-month period thereafter.

  Restricted Stock

  Restricted stock may be granted in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. The employment conditions and the length of the period for vesting of restricted stock will be established by the Committee at time of grant, except that each restriction period will not be less than 12 months. During the restricted period, shares of restricted stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose as the Committee determines. The Committee may determine in its sole discretion whether restricted stock granted in the form of share units will be paid in cash, Common Stock or a combination thereof.

  Stock Awards

  In addition to awards of performance shares and restricted stock, awards of Common Stock may be granted under the Incentive Plan in the form of actual shares of Common Stock. Full ownership of such shares, whether issued in the form of a certificate or in book entry, including the right to vote and receive dividends, will immediately vest in such participant.

  Change in Control

  In the event of a Change in Control (as defined below): (1) all stock options will be fully vested and exercisable in full, (2) all SARs which have not been granted in tandem with stock options will become exercisable in full, (3) the restrictions applicable to all shares of restricted stock will lapse and such shares will be deemed fully vested and all restricted stock granted in the form of share units will be paid in cash, (4) all performance shares will be deemed to be earned at target level and (5) all performance shares granted in the form of share units will be paid in cash.

  For purposes of the Incentive Plan, "CHANGE IN CONTROL" is generally defined as (1) a change in the majority of the Board except upon consent of the previous Board, (2) certain mergers, consolidations or similar corporate transactions in which the Company is not the surviving corporation or entity or
(3) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets; provided, that a Change in Control will not be deemed to occur under clause (2) if SOFTBANK Corp., directly or indirectly, is the beneficial owner of more than 25% of the Company's voting securities or of the voting securities of any surviving corporation, respectively.

  Amendment and Termination

  The Board may amend, suspend or terminate the Incentive Plan or any portion thereof at any time, provided, that (1) no amendment will be made without stockholder approval (including an increase in the number of shares reserved for issuance under the Incentive Plan) if such approval is necessary to comply with any applicable law, regulations or stock exchange rule and (2) except as otherwise provided under the cashout provisions in the event of a Change in Control, no amendment will be made that would adversely affect the rights of a participant under any award previously granted, without such participant's written consent.

  Effective Date

  The Incentive Plan has a term of ten years from February 13, 1998, subject to earlier termination.

  Repricing

  On September 23, 1998, the Committee authorized the amendment of options granted under the Incentive Plan on June 24, 1998. Pursuant to such amendment, the exercise price of such options will be reduced from $16.00 to $6.00 (the closing price of our Common Stock on September 23, 1998), but the options will not vest until three months after the dates on which the options were originally to become vested.

  Proposed Amendment Requiring Stockholder Approval

  If the Tracking Stock Proposal is approved, the Incentive Plan is proposed to be amended. See "Proposals 2, 3 and 4--Amendments to Certain Plans--Description of Amendments to Incentive Plan (Proposal 2)".

 EMPLOYEE STOCK PURCHASE PLAN

  General

  The Company has adopted the Stock Purchase Plan, the principal terms and conditions of which are set forth below.

  The Stock Purchase Plan is intended to meet the applicable requirements of
Section 423 of the Code and will be administered by the Committee.

  Shares Subject to Plan

  The aggregate maximum number of shares of Common Stock purchasable under the Stock Purchase Plan is 1,500,000, subject to adjustment by the Committee in its sole discretion in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change or any distribution to common stockholders other than cash dividends. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the Company's assets or a sale or distribution of a subsidiary of the Company, any affected participant will thereafter be entitled to receive, for each share of Common Stock subject to such participant's option, the cash, securities and/or property which a holder of one share of Common Stock was entitled to receive upon and at the time of such transaction.

 Option to Purchase

  Under the Stock Purchase Plan, all full-time and certain part-time employees of the Company who meet certain minimum service requirements will be eligible to purchase shares of Common Stock by means of payroll deductions. Eligible employees may elect to participate in offering periods by authorizing after-tax payroll deductions of between 1% and 10% (in whole percentages) of their base pay for the purchase of shares of Common Stock.

  The price at which shares of Common Stock will be purchased at the end of each purchase period will be the lesser of (1) 85% of the fair market value of a share of Common Stock on the first business day of such purchase period or
(2) 85% of the fair market value on the last business day of such purchase period. No participating employee will be entitled in any calendar year to purchase Common Stock having an aggregate fair market value as of the first business day in any purchase period in excess of $25,000.

 Amendment and Termination

  The Board may at any time terminate or amend the Stock Purchase Plan. No such termination will adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. No amendment will be effective unless approved by the stockholders of the Company if such stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule.

 Proposed Amendment Requiring Stockholder Approval

  If the Tracking Stock Proposal is approved, the Stock Purchase Plan is proposed to be amended. See "Proposals 2, 3 and 4--Amendments to Certain Plans--Description of Amendments to Stock Purchase Plan (Proposal 3)".

 SOFTBANK EXECUTIVE STOCK OPTION PLANS

  The SOFTBANK Group Executive Stock Option Plans (the "SOFTBANK PLANS") authorize the grant of options to those officers, directors and key employees of Softbank as selected by a committee appointed by the Board of Directors of SBH. The Softbank Plans authorize the granting of options to purchase SOFTBANK

Corp. common stock at not less than 100% of the closing market price on the date the option is granted. As of December 31, 1997, substantially all options granted become exercisable in various installments over the first six anniversaries of the date of grant and expire ten years after the date of grant.

  As of December 31, 1997, 966,986 options had been granted under the Softbank Plans. On January 19, 1998, the exercise price of all options was reset at 4,000 Japanese yen per share, the market price of SOFTBANK Corp.'s common stock on that date.

EMPLOYMENT AGREEMENTS

 ERIC HIPPEAU

  The Company has entered into an employment agreement with Mr. Hippeau, dated as of April 1, 1998, pursuant to which Mr. Hippeau will serve as our Chairman and Chief Executive Officer through March 31,
2004. Pursuant to this agreement, Mr. Hippeau will receive an annual base salary of not less than $900,000 and an annual incentive bonus of not less than $600,000, as determined by a compensation committee assuming the achievement of performance targets. We have granted Mr. Hippeau options to acquire up to 860,000 shares of Common Stock pursuant to the Incentive Plan, of which 430,000 shares are based upon the achievement of certain performance targets.

  Upon certain terminations of employment, we will pay Mr. Hippeau his base salary plus his average incentive bonus for the preceding two years for a period ending on the later of the date that is two years after the date of termination or March 31, 2001. In the event that Mr. Hippeau's employment is terminated in connection with a Change of Control, the Company will pay Mr. Hippeau an amount which, on an after-tax basis, will equal any excise tax imposed by Section 4999 of the Code as a result of payments made under the agreement.

 JASON CHUDNOFSKY

  We have entered into an employment agreement with Mr. Chudnofsky, dated as of April 1, 1998, pursuant to which Mr. Chudnofsky will serve as the President and Chief Executive Officer of ZD Events, Inc. through March 31, 2001. Pursuant to this agreement, Mr. Chudnofsky will receive an annual base salary of not less than $800,000 and an annual incentive bonus of $300,000, subject to adjustment and assuming the achievement of earnings and other performance targets, as determined by the Board of Directors of ZD Events, Inc. We have granted Mr. Chudnofsky options to acquire up to 300,000 shares of Common Stock pursuant to the Incentive Plan.

  Upon certain terminations of employment, we will pay Mr. Chudnofsky his base salary plus his average incentive bonus for the year of termination and the preceding two years for a period ending on the later of the date that is two years after the date of termination or March 31, 2001.

                             STOCKHOLDER PROPOSALS

  If you intend to present any stockholder proposals at our 1999 Annual Meeting of Stockholders currently expected to be held on or about ., 1999, the proposals must be received by the Company at our principal executive offices located at One Park Avenue, New York, NY 10016 by ., 1999 and must be in compliance with applicable Securities and Exchange Commission regulations to be included in the Company's proxy statement and related proxy materials to be used in connection with our 1999 Annual Meeting.

  Any stockholder proposals you submit outside the proxy process must comply with the Company's advance notice procedure as set forth in our By-laws. This procedure requires stockholders to deliver to the Company, at our principal executive offices located at One Park Avenue, New York, NY 10016, notice of any proposal to be presented or of a candidate to be nominated for election as a director of the Company not less than 60 nor more than 90 days prior to the date of the annual or special meeting, as the case may be. However, if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than 10 days after such date is first so announced or disclosed. Accordingly, if you or any stockholder fails to act in compliance with the notice provisions you will not be able to nominate directors or propose new business.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

  The following table sets forth, as of December 18, 1998, certain information with respect to the beneficial ownership of Common Stock of the Company by each person or entity which beneficially owns more than five percent of the outstanding shares of the Common Stock of the Company.

                                              NUMBER OF
                                              SHARES OF
                                             COMMON STOCK
                                                OF THE    PERCENT OF
BENEFICIAL OWNER                               COMPANY      CLASS
----------------                             ------------ ----------
SBH(1)......................................  72,150,000     72.1%
SOFTBANK Corp.(2)...........................  72,150,000     72.1
Masayoshi Son(3)............................      .           .

--------
(1) Includes 530,645 shares of existing Common Stock owned by SOFTBANK Kingston Inc. which may be deemed to be beneficially owned by SBH. SBH's address is 10 Langley Road, Suite 403, Newton Center, MA 02159.
(2) Reflecting shares owned by SBH, a wholly owned subsidiary of SOFTBANK Corp. Such entity's address is c/o SOFTBANK Corp., 24-1 Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103, Japan.
(3) Such person's address is c/o SOFTBANK Corp., 24-1 Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103, Japan.

MANAGEMENT

  The following table sets forth, as of December 18, 1998, certain information with respect to the beneficial ownership of Common Stock of the Company and the common stock of SOFTBANK Corp. by (1) each executive officer named in the Summary Compensation Table, (2) each director of the Company and (3) all executive officers and directors of the Company as a group.

                                                          NUMBER OF
                                   NUMBER OF              SHARES OF
                                   SHARES OF               COMMON
                                  COMMON STOCK            STOCK OF
                                     OF THE    PERCENT OF SOFTBANK  PERCENT OF
BENEFICIAL OWNER                    COMPANY      CLASS    CORP.(1)    CLASS
----------------                  ------------ ---------- --------- ----------
Masayoshi Son....................      .           .%         .         .%
Yoshitaka Kitao..................      .           *          .         *
Ronald D. Fisher.................    5,000         *          .         *
Eric Hippeau(2)..................      .           *           .        *
Jason E. Chudnofsky(2)...........      .           *           .        *
Timothy C. O'Brien(2)............      .           *           .        *
Claude P. Sheer(2)...............      .           *           .        *
Robert G. Brown(2)...............      .           *           .        *
Jonathan D. Lazarus..............      .           *          0         0
Jerry Yang.......................      .           *          0         0
Officers and directors as a
 group...........................      .           .          .         .

--------
 * Less than one percent.
(1) Includes options granted in 1996 and 1997 to purchase common stock of SOFTBANK Corp. under the SOFTBANK Group Executive Stock Option Plans.
(2) Both a director and an executive officer named in the Summary Compensation Table.

  As a result of its beneficial ownership of Common Stock, Softbank is able to influence significantly matters affecting the Company. Softbank is able to elect all members of the Board and to control those actions that require the approval of the holders of a majority of the voting stock of the Company, including amendments to our Certificate of Incorporation and approval of any business combinations. See "Risk Factors--Other Company Risks--Control by Principal Stockholders and Potential Conflicts of Interest" and "Proposal 1-- The Tracking Stock Proposal--Certain Other Provisions of the Restated Certificate of Incorporation and By-laws".

                             INDEX OF CERTAIN TERMS

                                                             PAGE ON WHICH
                                                         TERM IS DEFINED IN THE
TERM                                                        PROXY STATEMENT
----                                                     ----------------------
50% of Total Market Capitalization Threshold...........            44
65% of Total Market Capitalization Trigger.............            44
Advisors...............................................            53
All or Substantially All of the Assets.................            41
Available Dividend Amount..............................            40
Board..................................................            33
business combination...................................            52
Change in Control......................................            66
Code...................................................            54
Committee..............................................            63
Company................................................             1
Covered Employee.......................................            65
Current Certificate of Incorporation...................            38
DGCL...................................................            46
Disposition............................................            40
Exchange Act...........................................            43
Exempted Disposition...................................            41
Fair Value.............................................            42
Group..................................................            34
Group Subsidiaries.....................................            44
Holding Period.........................................            56
Incentive Plan.........................................            55
Incentive Plan Committee...............................            56
interested stockholder.................................            52
IRS....................................................            54
ISO....................................................            56
MAC....................................................            28
Market Capitalization..................................            42
Market Value...........................................            42
Nasdaq NMS.............................................            42
Net Proceeds...........................................            43
Non-Employee Directors.................................            63
Non-Employee Directors' Plan...........................            55
Number of Shares Issuable with Respect to ZD's Retained
 Interest in ZDNet.....................................            38
NYSE...................................................            42
Offering...............................................             6
Options................................................            55
Outstanding Interest Percentage........................            48
Preferred Stock........................................            38
Proportionate Interest.................................            43
Publicly Traded........................................            43
Record Date............................................            33
Repriced Softbank Options..............................            61
Restated Certificate of Incorporation..................            34
Retained Interest......................................            34
Retained Interest Percentage...........................            48
SAR....................................................            56
SBH....................................................            33
Softbank...............................................            28
Softbank Options.......................................            61

                                                            PAGE ON WHICH
                                                        TERM IS DEFINED IN THE
TERM                                                       PROXY STATEMENT
----                                                    ----------------------
Softbank Plans.........................................           67
Stock Purchase Plan....................................           55
TIN....................................................           54
Total Number of Notional ZDNet Shares Deemed
 Outstanding...........................................           43
Tracking Stock Proposal................................           33
Trading Day............................................           43
ZD.....................................................            3
ZD Group...............................................            3
ZD Stock...............................................            1
ZDNet..................................................            3
ZDNet Group............................................            3
ZDNet Stock............................................            1

                                                                         ANNEX I

                         ILLUSTRATIONS OF CERTAIN TERMS

  The following illustrations show how to calculate the Retained Interest Percentage, the Outstanding Interest Percentage, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet and the Total Number of Notional ZDNet Shares Deemed Outstanding after giving effect to certain hypothetical dividends, issuances, repurchases and transfers, in each case based on the assumptions set forth herein. In these illustrations, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet is initially assumed to be 100. Unless otherwise specified, each illustration below should be read independently as if none of the other transactions referred to below had occurred. Actual calculations may be slightly different due to rounding.

  "TOTAL NUMBER OF NOTIONAL ZDNET SHARES DEEMED OUTSTANDING" means the number of shares of ZDNet Stock outstanding plus the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet.

  At any given time, the percentage interest in ZDNet intended to be represented by the outstanding shares of ZDNet Stock (i.e., the OUTSTANDING INTEREST PERCENTAGE) is equal to:

                       Outstanding Shares of ZDNet Stock
                ----------------------------------------------
            Total Number of Notional ZDNet Shares Deemed Outstanding

and the remaining percentage interest in ZDNet intended to be represented by ZD's Retained Interest in ZDNet (i.e., the RETAINED INTEREST PERCENTAGE) is equal to:

            Number of Shares Issuable with Respect to ZD's Retained
                               Interest in ZDNet
                ----------------------------------------------
            Total Number of Notional ZDNet Shares Deemed Outstanding

  The sum of the Outstanding Interest Percentage and the Retained Interest Percentage would always equal 100%. In our example, before the first issuance the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet and the Total Number of Notional ZDNet Shares Deemed Outstanding are each equal to 100, the Retained Interest Percentage is 100% and the Outstanding Interest Percentage is 0%.

THE OFFERING

  The following illustrations reflect an assumed issuance by the Company of 15 shares of ZDNet Stock in the Offering.

 OFFERING FOR ACCOUNT OF ZD

  Assume the issuance is attributed to ZD in respect of its Retained Interest (as currently planned), with the net proceeds credited solely to ZD.

      Shares previously issued and outstanding.............................   0
      Newly issued shares for account of ZD................................  15
                                                                            ---
          Total issued and outstanding after the Offering..................  15
                                                                            ===

  . The Number of Shares Issuable with Respect to ZD's Retained Interest in
    ZDNet would decrease by the number of shares of ZDNet Stock sold for the account of ZD.

      Number of Shares Issuable with Respect to ZD's Retained Interest in
       ZDNet prior to the Offering......................................... 100
      Shares issued in the Offering........................................  15
                                                                            ---
          Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet after the Offering.....................................  85
                                                                            ===

  . As a result, the issued and outstanding shares (15) would represent an Outstanding Interest Percentage of 15%, calculated as follows:

                                       15
                                   --------
                                    15 + 85

   The Retained Interest Percentage would accordingly be 85%.

  . In this case, in the event of any dividend or other distribution paid on the outstanding shares of ZDNet Stock (other than a dividend or other distribution payable in shares of ZDNet Stock), ZD would be credited, and ZDNet would be charged, with an amount equal to 567% (representing the ratio of the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet (85) to the total number of shares of ZDNet Stock issued and outstanding following the Offering (15)) of the aggregate amount of such dividend or distribution. If, for example, a dividend of $1.00 per share were declared and paid on the 15 shares of ZDNet Stock outstanding (an aggregate of $15), ZD would be credited with $85, and ZDNet would be charged with that amount in addition to the $15 dividend paid to the holders of ZDNet Stock (a total of $100).

 OFFERING FOR ACCOUNT OF ZDNET

  Assume the issuance is attributed to ZDNet as an increase in its equity, with the net proceeds credited solely to ZDNet.

      Shares previously issued and outstanding...............................   0
      Newly issued shares for account of ZDNet...............................  15
                                                                              ---
          Total issued and outstanding after the Offering....................  15
                                                                              ===

  . The Number of Shares Issuable with Respect to ZD's Retained Interest in
    ZDNet (100) would remain unchanged.

  . As a result, the issued and outstanding shares (15) would represent an Outstanding Interest Percentage of about 13%, calculated as follows:

                                       15
                                    --------
                                    15 + 100

The Retained Interest Percentage would accordingly be about 87%.

  . In this case, in the event of any dividend or other distribution paid on the outstanding shares of ZDNet Stock (other than a dividend or other distribution payable in shares of ZDNet Stock), ZD would be credited, and ZDNet would be charged, with an amount equal to 667% (representing the ratio of the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet (100) to the total number of shares of ZDNet Stock issued and outstanding following the Offering (15)) of the aggregate amount of such dividend or distribution.

ADDITIONAL OFFERINGS OF ZDNET STOCK

  The following illustrations reflect an assumed issuance of an additional 15 shares of ZDNet Stock after the assumed initial issuance of 15 shares for the account of ZD.

 ADDITIONAL OFFERING FOR ACCOUNT OF ZD

  Assume the issuance is attributed to ZD in respect of its Retained Interest, with the net proceeds credited solely to ZD.

      Shares previously issued and outstanding...............................  15
      Newly issued shares for account of ZD..................................  15
                                                                              ---
          Total issued and outstanding after additional offering.............  30
                                                                              ===

  . The Number of Shares Issuable with Respect to ZD's Retained Interest in
    ZDNet would decrease by the number of shares of ZDNet Stock issued for the account of ZD

      Number of Shares Issuable with Respect to ZD's Retained Interest in
       ZDNet prior to the additional offering.............................  85
      Newly issued shares for account of ZD...............................  15
                                                                           ---
        Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet after the additional offering...........................  70
                                                                           ===

  . As a result, the total issued and outstanding shares (30) would in the aggregate represent an Outstanding Interest Percentage of 30%, calculated as follows:

                                       30
                                   --------
                                    30 + 70

   The Retained Interest Percentage would accordingly be reduced to 70%.

  . In this case, in the event of any dividend or other distribution paid on ZDNet Stock (other than a dividend or other distribution payable in shares of ZDNet Stock), ZD would be credited, and ZDNet would be charged, with an amount equal to 233% (representing the ratio of the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet (70) to the total number of shares of ZDNet Stock issued and outstanding following the additional offering (30)) of the aggregate amount of such dividend or distribution.

 ADDITIONAL OFFERING FOR ACCOUNT OF ZDNET

  Assume the issuance is attributed to ZDNet as an increase in its equity, with the net proceeds credited solely to ZDNet.

      Shares previously issued and outstanding...............................  15
      Newly issued shares for account of ZDNet...............................  15
                                                                              ---
          Total issued and outstanding after the additional offering.........  30
                                                                              ===

  . The Number of Shares Issuable with Respect to ZD's Retained Interest in
    ZDNet (85) would remain unchanged.

  . As a result, the total issued and outstanding shares (30) would in the aggregate represent an Outstanding Interest Percentage of about 26%, calculated as follows:

                                       30
                                   --------
                                    30 + 85

   The Retained Interest Percentage would accordingly be reduced to about 74%.

  . In this case, in the event of any dividend or other distribution paid on ZDNet Stock (other than a dividend or other distribution payable in shares of ZDNet Stock), ZD would be credited, and ZDNet would be charged, with an amount equal to 283% (representing the ratio of the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet (85) to the total number of shares of ZDNet Stock issued and outstanding following the additional offering (30)) of the aggregate amount of such dividend or distribution.

 OFFERINGS OF CONVERTIBLE SECURITIES

  If we were to issue any securities convertible into or exercisable for shares of ZDNet Stock, the Outstanding Interest Percentage and the Retained Interest Percentage would be unchanged at the time of such issuance. If any shares of ZDNet Stock were issued upon conversion or exercise of such securities, however, then the Outstanding Interest Percentage and the Retained Interest Percentage would be affected as shown above under "Additional Offering for Account of ZD", if such securities were attributed to ZD, or under "Additional Offering for Account of ZDNet", if such securities were attributed to ZDNet.

REPURCHASES OF ZDNET STOCK

  The following illustrations reflect an assumed repurchase by the Company of 5 shares of ZDNet Stock after the assumed initial issuance of 15 shares of ZDNet Stock for the account of ZD.

 REPURCHASE FOR THE ACCOUNT OF ZD

  Assume the repurchase is attributed to ZD as an increase in its Retained Interest in ZDNet, with the cost charged solely against ZD.

      Shares previously issued and outstanding...............................  15
      Shares repurchased for account of ZD...................................   5
                                                                              ---
          Total issued and outstanding after repurchase......................  10
                                                                              ===

  . The Number of Shares Issuable with Respect to ZD's Retained Interest in
    ZDNet would be increased by the number of any shares of ZDNet Stock repurchased for the account of ZD.

      Number of Shares Issuable with Respect to ZD's Retained
       Interest in ZDNet prior to repurchase..............................   85
      Number of shares repurchased for the account of ZD..................    5
                                                                            ---
          Number of Shares Issuable with Respect to ZD's Retained Interest
           in ZDNet after repurchase......................................   90
                                                                            ===

  . As a result, the total issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Percentage of 10%, calculated as follows:

                                       10
                                   --------
                                    10 + 90

   The Retained Interest Percentage would accordingly be increased to 90%.

 REPURCHASE FOR ACCOUNT OF ZDNET WITHOUT PARTICIPATION BY ZD

  Assume the repurchase is attributed to ZDNet, with the cost being charged solely against ZDNet. Further assume that the Board does not determine to transfer assets from ZDNet to ZD to hold constant the Outstanding Interest Percentage and Retained Interest Percentage.

      Shares previously issued and outstanding...............................  15
      Shares repurchased for account of ZDNet................................   5
                                                                              ---
          Total issued and outstanding after repurchase......................  10
                                                                              ===

  . The Number of Shares Issuable with Respect to ZD's Retained Interest in
    ZDNet (85) would remain unchanged.

  . As a result, the total issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Percentage of about 11%, calculated as follows:

                                       10
                                   --------
                                    10 + 85

   The Retained Interest Percentage would accordingly be increased to about
89%.

 REPURCHASE FOR ACCOUNT OF ZDNET WITH PARTICIPATION BY ZD

  Assume the repurchase is attributed to ZDNet, with the cost being charged solely against ZDNet. Further assume that the repurchase is made in connection with a tender offer for 5, or 33%, of the then outstanding shares at a price of $20 per share, and that the Board determines to transfer cash or other assets from ZDNet to ZD to hold constant the Outstanding Interest Percentage and Retained Interest Percentage.

      Shares previously issued and outstanding...............................  15
      Shares repurchased for account of ZDNet................................   5
                                                                              ---
          Total issued and outstanding after repurchase......................  10
                                                                              ===

  . In order to hold constant the Outstanding Interest Percentage and Retained Interest Percentage, the Board could determine that the Market Value of a share of ZDNet Stock in this context is $20 and transfer from ZDNet to ZD an amount of cash or other assets equal to 567% (representing the ratio of the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet (85) to the total number of shares of ZDNet Stock issued and outstanding (15), in each case immediately prior to the repurchase) of the aggregate amount of the cash paid in the tender offer to holders of outstanding shares of ZDNet Stock ($100), or a total of $567.

  . In that case, the Number of Shares Issuable with Respect to ZD's Retained
    Interest in ZDNet (85) would decrease by the amount of cash so transferred ($567) divided by the Market Value per share of ZDNet Stock ($20).

      Number of Shares Issuable with Respect to ZD's Retained Interest in
       ZDNet prior to transfer.............................................  85
      Adjustment in respect of ZD's Retained Interest to reflect transfer to ZD of funds theretofore allocated to ZDNet.......................  28
                                                                            ---
          Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet after transfer.........................................  57
                                                                            ===

  . As a result, the total issued and outstanding shares (10) would in the aggregate continue to represent an Outstanding Interest Percentage of 15%, calculated as follows:

                                       10
                                   --------
                                    10 + 57

   The Retained Interest Percentage would accordingly continue to be 85%.

  . Assuming that the Board transferred only half of the $567 amount, or $283.50, from ZDNet to ZD, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet (85) would decrease by the amount of cash so transferred ($283.50) divided by the Market Value per share of ZDNet Stock ($20).

      Number of Shares Issuable with Respect to ZD's Retained Interest in
       ZDNet prior to transfer............................................  85
      Adjustment in respect of ZD's Retained Interest to reflect transfer to ZD of cash theretofore allocated to ZDNet.......................  14
                                                                           ---
      Number of Shares Issuable with Respect to ZD's Retained Interest in
       ZDNet after transfer...............................................  71
                                                                           ===

  . In that case, as a result, the total issued and outstanding shares (10) would in the aggregate represent an Outstanding Interest Percentage of about 12%, calculated as follows:

                                       10
                                   --------
                                    10 + 71

   The Retained Interest Percentage would accordingly be increased to about
88%.

ZDNET STOCK DIVIDENDS

  The following illustrations reflect assumed dividends of ZDNet Stock on outstanding shares of ZD Stock and outstanding shares of ZDNet Stock, respectively, after the assumed initial issuance of 15 shares of ZDNet Stock for the account of ZD.

 ZDNET STOCK DIVIDEND ON ZD STOCK

  Assume 1,000 shares of ZD Stock are outstanding and the Company declares a dividend of 1/20 of a share of ZDNet Stock on each outstanding share of ZD Stock.

      Shares previously issued and outstanding..............................  15
      Newly issued shares for account of ZD.................................  50
                                                                             ---
        Total issued and outstanding after dividend.........................  65
                                                                             ===

  . Any dividend of shares of ZDNet Stock to the holders of shares of ZD
    Stock would be treated as a reduction in the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet.

      Number of Shares Issuable with Respect to ZD's Retained Interest in
       ZDNet prior to dividend...........................................   85
      Number of shares distributed on outstanding shares of ZD Stock for
       account of ZD.....................................................   50
                                                                           ---
        Number of Shares Issuable with Respect to ZD's Retained Interest
         in ZDNet after dividend.........................................   35
                                                                           ===

  . As a result, the total issued and outstanding shares (65) would in the aggregate represent an Outstanding Interest Percentage of 65%, calculated as follows:

                                       65
                                   ---------
                                    65 + 35

   The Retained Interest Percentage would accordingly be reduced to 35%. Note, however, that after the dividend, the holders of ZD Stock would also hold 50 shares of ZDNet Stock, which would be intended to represent a 50% interest in the value attributable to ZDNet.

 ZDNET STOCK DIVIDEND ON ZDNET STOCK

  Assume the Company declares a dividend of 1/5 of a share of ZDNet Stock on each outstanding share of ZDNet Stock.

      Shares previously issued and outstanding...............................  15
      Newly issued shares for account of ZDNet...............................   3
                                                                              ---
          Total issued and outstanding after dividend........................  18
                                                                              ===

  . The Number of Shares Issuable with Respect to ZD's Retained Interest in
    ZDNet would be increased proportionately to reflect the stock dividend payable in shares of ZDNet Stock to holders of shares of ZDNet Stock. That is, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet would be increased by a number equal to 567% (representing the ratio of the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet (85) to the number of shares of ZDNet Stock issued and outstanding (15), in each case immediately prior to such dividend) of the aggregate number of shares issued in connection with such dividend (3), or 17.

      Number of Shares Issuable with Respect to ZD's Retained Interest in
       ZDNet prior to dividend..............................................  85
      Adjustment in respect of ZD's Retained Interest to reflect shares distributed on outstanding shares of ZDNet Stock.....................  17
                                                                             ---
        Number of Shares Issuable with Respect to ZD's Retained Interest in
         ZDNet after dividend............................................... 102
                                                                             ===

  . As a result, the total issued and outstanding shares (18) would in the aggregate continue to represent an Outstanding Interest Percentage of 15%, calculated as follows:

                                       18
                                   ---------
                                    18 + 102

   The Retained Interest Percentage would accordingly continue to be 85%.

CAPITAL TRANSFERS OF CASH OR OTHER ASSETS BETWEEN ZD AND ZDNET

 CAPITAL CONTRIBUTION OF CASH OR OTHER ASSETS FROM ZD TO ZDNET

  The following illustration reflects the assumed contribution by ZD to ZDNet, after the assumed initial issuance of 15 shares of ZDNet Stock for the account of ZD, of $40 of assets allocated to ZD at a time when the Market Value of the ZDNet Stock is $20 per share.

      Shares previously issued and outstanding.............................   15
      Newly issued shares..................................................    0
                                                                             ---
          Total issued and outstanding after contribution..................   15
                                                                             ===

  . The Number of Shares Issuable with Respect to ZD's Retained Interest in
    ZDNet would be increased to reflect the contribution to ZDNet of assets theretofore allocated to ZD by a number equal to the value of the assets contributed ($40) divided by the Market Value of ZDNet Stock at that time
    ($20), or 2 shares.

      Number of Shares Issuable with Respect to ZD's Retained Interest in
       ZDNet prior to contribution.........................................   85
      Increase to reflect contribution to ZDNet of assets allocated to ZD..    2
                                                                             ---
          Number of Shares Issuable with Respect to ZD's Retained Interest
           in ZDNet after contribution.....................................   87
                                                                             ===

  . As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Percentage of a little less than 15%, calculated as follows:

                                       15
                                   --------
                                    15 + 87

   The Retained Interest Percentage would accordingly be increased to a little more than 85%.

 RETURN OF CAPITAL TRANSFER OF CASH OR OTHER ASSETS FROM ZDNET TO ZD

  The following illustration reflects the assumed transfer by ZDNet to ZD, after the assumed initial issuance of 15 shares of ZDNet Stock for the account of ZD, of $40 of assets allocated to ZDNet on a date on which the Market Value of ZDNet Stock is $20 per share.

      Shares previously issued and outstanding...............................  15
      Newly issued shares....................................................   0
                                                                              ---
          Total issued and outstanding after contribution....................  15
                                                                              ===

  . The Number of Shares Issuable with Respect to ZD's Retained Interest in
    ZDNet would be decreased to reflect the transfer to ZD of assets theretofore allocated to ZDNet by a number equal to the value of the assets transferred ($40) divided by the Market Value of ZDNet Stock at that time ($20), or 2 shares.

      Number of Shares Issuable with Respect to ZD's Retained Interest in
       ZDNet prior to contribution........................................   85
      Decrease to reflect transfer to ZD of assets allocated to ZDNet.....    2
                                                                            ---
          Number of Shares Issuable with Respect to ZD's Retained Interest
           in ZDNet after contribution....................................   83
                                                                            ===

  . As a result, the total issued and outstanding shares (15) would in the aggregate represent an Outstanding Interest Percentage of a little more than 15%, calculated as follows:

                                       15
                                   --------
                                    15 + 83

   The Retained Interest Percentage would accordingly be decreased to a little less than 85%.

                                                                        ANNEX II

              PROPOSAL 1--THE TRACKING STOCK PROPOSAL (AMENDED AND
                     RESTATED CERTIFICATE OF INCORPORATION)

                                                                       ANNEX III

              PROPOSAL 2--AMENDED 1998 INCENTIVE COMPENSATION PLAN

1. Purpose.

  The purpose of the Ziff-Davis 1998 Incentive Compensation Plan (the "PLAN") is to promote the growth and performance of Ziff-Davis Inc., a Delaware corporation (the "COMPANY") and its affiliates, by encouraging employees and consultants of the Company and its affiliates to acquire an ownership position in the Company through the holding of common stock of the Company, par value $0.01 per share, regardless of series (the "COMMON STOCK"), enhancing the ability of the Company and its affiliates to attract and retain employees and consultants of outstanding ability, and providing such employees and consultants with an interest in the Company parallel to that of the Company's stockholders.

2. Plan Administration.

  The Plan shall be administered by the Board of Directors of the Company (the "BOARD"), or by a Compensation Committee (the "COMMITTEE") appointed by the Board which shall, following the initial public offering of the Company's Common Stock, solely to the extent required to comply with Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), be composed of "non-employee directors" within the meaning of Rule 16b-3 as promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. To the extent the Plan is administered by the Board, the term "COMMITTEE" shall refer to the Board. A majority of the Committee shall constitute a quorum, and the acts of the majority of such quorum shall be the acts of the Committee. Subject to the provisions of the Plan, the Committee (1) shall select the participants in the Plan ("PARTICIPANTS"), determine the type of awards ("AWARDS") to be made to Participants, determine the number of shares or share units subject to Awards, and (2) shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may accelerate the exercisability of any Award granted hereunder, and may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, conclusive and binding on all persons, including the Company and its subsidiaries, its shareholders, Participants and their estates and beneficiaries. Members of the Committee and any officer or employee of the Company or any subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination. It is the intention of the Company that the Plan and the administration thereof comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations thereunder, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

3. Eligibility.

  All employees and consultants of the Company and its affiliates who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company and its affiliates, as determined by the Committee, are eligible to be Participants in the Plan and to receive Awards under Section 5.

4. Shares Subject to the Plan.

  Subject to adjustment as provided in Section 9, the number of shares of Common Stock available for the grant of Awards under the Plan shall not exceed 17,500,000. The shares issued under the Plan may be

                                     III-1
authorized and unissued shares or treasury shares, as the Company may from time to time determine. Shares subject to or underlying an Award that expires unexercised, or is forfeited, terminated or canceled, or is paid in cash in lieu of Common Stock and shares that are tendered to pay for the exercise of a stock option shall thereafter again be available for grant under the Plan.

5. Types of Awards.

  Awards under the Plan may consist of one or more of the following: stock awards, stock options (either incentive stock options within the meaning of Code Section 422 or nonstatutory stock options), stock appreciation rights, performance shares (which may be granted as performance share units), and restricted stock (which may be granted as restricted stock units). Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions). For purposes of the Plan, with respect to any Award granted under the Plan, references to the term "Common Stock" shall be deemed to refer to the applicable series of Common Stock with respect to which such Award is granted.

    (a) Stock Awards. Awards of Common Stock (other than pursuant to Sections 5(d) and 5(e)) may be granted in the form of actual shares of Common Stock. At the discretion of the Committee, a stock certificate may be issued in respect of Stock Awards or a book entry of the Stock Award may be made. If a certificate is issued, such certificate shall be registered in the name of and be delivered to the Participant. Full ownership of such shares, whether issued in the form of a certificate or in book entry, including the right to vote and receive dividends, shall immediately vest in such Participant.

    (b) Stock Options. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date of grant. Stock options shall vest and become exercisable at a rate determined by the Committee, and shall remain exercisable for such period as specified by the Committee.

    The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise (subject to such guidelines for the tender of Common Stock as the Committee may establish), by a "sale to cover" broker transaction or other cashless exercise method permitted under Regulation T of the Federal Reserve Board, or by a combination of cash, shares of Common Stock and other consideration as the Committee deems appropriate. In no event may any Participant receive grants of stock options with respect to more than 1,000,000 shares of Common Stock in any calendar year; provided that solely for the 1998 calendar year, no individual employee may receive grants of options with respect to more than 2,600,000 shares of Common Stock. For purposes of the Plan, "FAIR MARKET VALUE" means, per share of Common Stock, the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") on the applicable date, or, if there are no sales of Common Stock on the NYSE on such date, then the closing price of the Common Stock on the last previous day on which a sale on the NYSE is reported; provided, that prior to the initial public offering of the Common Stock, Fair Market Value means such value as determined in good faith by the Committee.

    (c) Stock Appreciation Rights. Stock appreciation rights ("SARS") may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. SARs granted in tandem or in addition to a stock option may be granted either at the same time as the stock option or at a later time. SARs shall vest and become exercisable at a rate determined by the Committee, and shall remain exercisable for such period as specified by the Committee. A SAR shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the SAR over the Fair Market Value of a share of Common Stock on the date of grant. The Committee shall determine in its sole discretion whether the SAR shall be settled in cash, Common Stock or a combination of cash and Common Stock. In no event may any Participant receive grants of stock appreciation rights with respect to more than 500,000 shares of Common Stock in any calendar year.

                                     III-2

    (d) Performance Shares. Performance shares may be granted in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. In the event that a stock certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee but in no event may a performance period be less than one year. The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

    Awards of performance shares to a Covered Employee (as defined below) shall (unless the Committee determines otherwise) be subject to performance conditions based on the achievement by the Company relating to one or more of the following: consolidated operating profit, consolidated net income, funds from operations, return on or growth in shareholders' equity, return on net assets, attainment of specified levels of earnings per share or improvements in the Company's revenue, share price performance, enterprise value, enterprise value per share, equity value, EBITDA (earnings before interest, taxes, depreciation and amortization), free cash flow or any combination of the foregoing. The Committee shall establish the relevant performance conditions within 90 days after the commencement of the performance period (or such later date as may be required or permitted by Section 162(m) of the Code). The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Covered Employee, notwithstanding the achievement of a specified performance condition. The maximum number of performance shares subject to any Award to a Covered Employee shall be 500,000 for the first 12 months during the performance period and each 12-month period thereafter (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award shall be the equivalent cash value of such number of shares of Common Stock at the closing price on the last day of the performance period on which shares of Common Stock are traded on the NYSE). An Award of performance shares to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the employee's termination of employment prior to the end of the performance period for any reason, such Award will be payable only (x) if the applicable performance conditions are achieved and (y) to the extent, if any, as the Committee shall determine.

    For purposes of the Plan, "COVERED EMPLOYEE" means, at the time of an Award (or such other time as required or permitted by Section 162(m) of the Code) (1) the Company's Chief Executive Officer (or an individual acting in such capacity), (2) any employee of the Company or its subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are "covered employees" under Section 162(m) of the Code, is likely to be among the four other highest compensated officers of the Company for the year in which an Award is made or payable, and (3) any other employee of the Company or its subsidiaries designated by the Committee in its discretion.

    (e) Restricted Stock. Restricted stock may be granted in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee at time of grant, except that each restriction period shall not be less than twelve months. In the event that a stock certificate is issued in respect of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Company until the end of the restricted period. During the restricted period, shares of restricted stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose as the Committee shall determine. The Committee shall determine in its sole discretion whether restricted stock granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

6. Award Agreements.

  Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award (including the effect upon such Award of a Participant's termination of employment), in addition to the terms and conditions specified in the Plan. In the

                                     III-3
sole discretion of the Committee, a Participant may be permitted to defer, on such terms and conditions as the Committee shall specify, the receipt of cash or Common Stock otherwise deliverable under any Award.

7. Withholding.

  The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

8. Nontransferability; Forfeiture.

  No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Participant to transfer any stock options (other than incentive stock options) granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediately family members. During the lifetime of the Participant, stock options shall be exercisable only by the Participant or by the immediate family member or trust to whom such stock options have been transferred in accordance with this Section 8. For purposes of this Plan, (1) "IMMEDIATE FAMILY" shall mean the Participant's spouse and issue (including adopted and stepchildren) and (2) "immediate family members and trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of a stock option to such immediate family member or trust, nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or the Participant by reason of Section 162(m) of the Code. In addition, notwithstanding anything in the Plan to the contrary, the Committee may provide in any Award agreement that such Award may be forfeited for Cause. Furthermore, no share of Common Stock acquired pursuant to an exercise of a stock option hereunder shall be transferable or assignable except as provided under Section 14; provided, however, that upon the consummation of an initial public offering of the Common Stock, such restriction on the transferability or assignability of the Common Stock acquired upon exercise of a stock option hereunder shall lapse and be without further effect.

9. Adjustment of and Changes in Stock.

  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards.

10. Change of Control.

  (a) In the event of a Change of Control, (1) all SARs which have not been granted in tandem with stock options shall become exercisable in full, (2) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and all restricted stock granted in the form of share units shall be paid in cash, (3) all performance shares shall be deemed to be earned at target level and all performance shares granted in the form of share units shall be paid in cash and (4) all stock options shall be fully vested and exercisable in full. For purposes of the Plan, "CHANGE IN CONTROL" means the occurrence of any one of the following events:

    (A) individuals who, on June 1, 1998, are members of the Board (the "INCUMBENT DIRECTORS") cease for any reason following June 1, 1998, to constitute at least a majority of the Board; provided, that any

                                     III-4
  new director who is approved by a vote of at least a majority of the Incumbent Directors shall be treated as an Incumbent Director;

    (B) the stockholders of the Company approve a merger, consolidation, statutory share exchange or similar form of corporate transaction in which the Company is not the surviving corporation or entity; provided, however, that such approval shall not be a Change in Control if immediately following such transaction, SOFTBANK Corporation, directly or indirectly, would be the beneficial owner of more than 25% of the securities entitled to vote for the election of the board of directors of the surviving corporation or entity; or

    (C) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

  (b) The Committee, in its sole discretion, may further provide that in the event of a Change of Control, each Participant shall receive in cancellation of such Participant's outstanding and unexercised stock options and SARs, a cash payment in an amount equal to the difference between the option price of such stock options or, in the case of SARs, the Fair Market Value of a share of Common Stock on the date of grant and (1) in the event the Change of Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such stock options, or (2) in the event the Change of Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such stock options, as determined by the Committee at such time; provided, that such cash payment election shall not be available in the event such cancellation and payment would prevent the Company from using the pooling-of-interests method of accounting with respect to the transaction giving rise to the Change of Control.

  (c) In the event that the Committee shall determine, in its sole discretion, that any payment, acceleration of vesting or lapse of restrictions with respect to an Award would subject a Participant to an excise tax under Section 4999 of the Code, such payment shall be reduced (but not below zero) or such acceleration of vesting or lapse of restrictions shall not occur (a "CUTBACK") to the extent necessary to avoid imposition of such excise tax, but only if by reason of such Cutback the resulting Net After-Tax Benefit (as defined below) exceeds the Net After-Tax Benefit (determined without giving effect to this sentence); provided, however, that no Cutback shall occur in respect of any Participant if (1) any contract or agreement between such Participant and the Company or any of its affiliates provides otherwise, or (2) such Cutback would prevent the use of the pooling-of-interests method of accounting in respect of the transaction giving rise to the Change of Control. For purposes of the Plan, "NET AFTER-TAX BENEFIT" means the sum of (x) the total amount payable to the Participant hereunder, plus (y) all other benefits and payments which are payable to or for the benefit of such Participant that constitute "parachute payments" within the meaning of Code Section 280G, less (z) the amount of federal, state and local income taxes and other taxes (including any excise tax imposed under Code Section 4999) payable with respect to the foregoing amounts, calculated assuming the Participant was subject to the maximum income tax rates for each year in which such foregoing amounts are paid. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

11. No Right to Employment.

  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award agreement entered into hereunder.

12. Governmental Compliance.

  Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any

                                     III-5
securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

13. Amendment and Termination.

  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without stockholder approval (including an amendment to increase the number of shares reserved for issuance under the Plan) if such approval is necessary in order for the Plan to comply with any applicable law, regulations or stock exchange rule, and (b) except as provided in Section 10, no amendment shall be made that would adversely affect the rights of a Participant under any Award previously granted, without such Participant's written consent.

14. Sale to Company.

  (a) Except as provided in Section 14(c), and subject to the provisions of the Plan, an optionee that acquires shares of Common Stock pursuant to the exercise of a stock option hereunder shall be permitted to put to the Company such shares of Common Stock at Fair Market Value as of the date of sale, in accordance with regulations and procedures established by the Committee for such purpose; provided, however, that no such shares of Common Stock shall be permitted to be put to the Company unless such shares of Common Stock have been held by the optionee for at least six months as of the date of sale.

  (b) Except as provided in Section 14(c), in the event of an optionee's termination of employment for any reason whatsoever, the Company shall have the right to call shares of Common Stock acquired by such optionee pursuant to the exercise of a stock option hereunder at Fair Market Value as of the date of sale. The Company may exercise its right to call with respect to all or any portion of the shares of Common Stock subject to such call, and if the Company calls only a portion of such shares, the remaining shares shall continue to be subject to the Company's right to call.

  (c) Notwithstanding the provisions of Sections 14(a) and 14(b), in the event of an initial public offering of the Common Stock, the put rights of an optionee under Section 14(a), and the call rights of the Company under Section 14(b), shall terminate immediately and be without further force or effect.

15. Effective Date; Approval of Stockholders.

  The Plan shall be effective as of February 13, 1998 (the "EFFECTIVE DATE"). Subject to earlier termination pursuant to Section 13, the Plan shall have a term of ten years from its Effective Date. The Plan is conditioned upon the approval of the stockholders of the Company prior to the initial public offering of shares of Common Stock of the Company, and failure to receive such approval shall render the Plan and all outstanding Awards issued thereunder void and of no effect.

                                     III-6

                                                                        ANNEX IV

             PROPOSAL 3--AMENDED 1998 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

  The purpose of the Ziff-Davis 1998 Employee Stock Purchase Plan (the "PLAN") is to provide employees of Ziff-Davis Inc. (the "COMPANY") and its Subsidiaries with an opportunity to acquire an interest in the Company through the purchase of common stock of the Company, par value $0.01 per share (regardless of series, the "COMMON STOCK") with accumulated payroll deductions. The Company intends the Plan to qualify as an "EMPLOYEE STOCK PURCHASE PLAN" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code. For purposes of the Plan, "SUBSIDIARY" shall mean any corporation, if any, having the relationship to the Company described in Section 424(f) of the Code.

2. Administration.

  The Plan shall be administered by a committee (the "COMMITTEE") appointed by the board of directors of the Company (the "BOARD") to administer the Plan and which shall, solely to the extent required to comply with Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and Section 162(m) of the Code, be composed of "non-employee directors" within the meaning of Rule 16b-3 as promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the majority of such quorum shall be the acts of the Committee. The Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its shareholders, Participants and their estates and beneficiaries. Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

3. Eligibility and Participation.

  (a) Any person, including an officer, who is regularly employed by the Company or one of its Subsidiaries (an "EMPLOYEE") who is an Eligible Employee on an Offering Date (as defined in Section 5(a)) shall be eligible to become a Participant in the Plan beginning on such Offering Date. For purposes of the Plan, an "ELIGIBLE EMPLOYEE" is any Employee of the Company or a Subsidiary excluding:

    (1) any Employee who customarily is employed for 20 hours per week or less;

    (2) any Employee who customarily is employed for not more than five (5) months in a calendar year; or

    (3) any Employee who (immediately after the grant of an option under the Plan and applying the rules of Section 424(d) of the Code in determining stock ownership) would own shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company (or its "PARENT CORPORATION" or "SUBSIDIARY CORPORATION" as such terms are defined in Section 424 of the Code).

  (b) Any Employee who first becomes an Eligible Employee during an Offering Period (as defined in Section 5(a)) shall be eligible to become a Participant in the Plan as of the first day of the Offering Period occurring after the date on which such Employee becomes an Eligible Employee.

  (c) An Eligible Employee shall become a Participant in the Plan by completing a form (an "AUTHORIZATION FORM") supplied by and delivered to the Company by a Participant authorizing payroll deductions as set forth in Section 6 hereof and such other terms and conditions as the Company from time to time may determine, and filing such Authorization Form with the Company by the date required by the Company, or by any other means prescribed by the Committee. Such Authorization Form shall remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

  (d) A person shall cease to be a Participant upon the earliest to occur of:

    (1) the date the Participant ceases to be an Eligible Employee, for any reason;

    (2) the first day of the Offering Period beginning after the date on which the Participant ceases payroll deductions under the Plan; or

    (3) the date of a withdrawal from the Plan by the Participant.

4. Shares Subject to Plan.

  (a) The maximum number of shares of Common Stock reserved for sale under the Plan shall be 2,500,000, subject to adjustment as provided in Section 13. If the total number of shares which would otherwise be subject to options granted pursuant to Section 5(a) on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary. The Plan shall terminate upon the issuance of the maximum number of shares of Common Stock (unless sooner terminated under Section 14).

  (b) Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

5. Grant of Option.

  (a) On each Offering Date the Company shall grant each Eligible Employee an option to purchase shares of Common Stock, on such terms and conditions as it shall determine, including whether the shares underlying an option during any Offering Period shall be shares of one or more series of Common Stock, and each Eligible Employee shall have the same rights and privileges under the Plan, subject only to the limitations set forth in Sections 4, 5(b), and 5(c). For purposes of the Plan, "OFFERING DATE" means the first business day of any period of time (the "OFFERING PERIOD") as determined from time to time by the Committee during the effectiveness of the Plan during which options to purchase shares of Common Stock are granted to Participants.

  (b) The option price per share of Common Stock in respect of any Offering Period shall be an amount equal to the lesser of: (1) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or (2) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last business day of such Offering Period (the "EXERCISE DATE"). For purposes of the Plan, "FAIR MARKET VALUE" shall mean, per share of Common Stock, the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") on the applicable date, or, if there are no sales of Common Stock on the NYSE on such date, then the closing price of the Common Stock on the last previous day on which a sale on the NYSE is reported. For purposes of the Plan, in the context of an option to purchase Common Stock that is granted during any Offering Period, references to Common Stock during any Offering Period shall be deemed to refer to the applicable series of Common Stock with respect to which such option is granted.

  (c) No Participant shall be granted an option which permits such Participant's rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the Fair Market Value of the Common Stock (determined at the time the option is granted) for each calendar year in which such stock option is outstanding at any time.

6. Payroll Deductions.

  A Participant may, in accordance with rules adopted by the Committee, submit an Authorization Form that authorizes a payroll deduction of any whole percentage (from one (1) percent to ten (10) percent) of such Participant's Compensation (as defined below) on each pay period during the Offering Period. A Participant may increase, decrease or cease such payroll deduction effective as of the beginning of each calendar quarter, provided such Participant files with the Company an Authorization Form requesting such change by the date required by the Company. For purposes of the Plan, "COMPENSATION" means base salary or wage, including salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, but excluding any bonus, fee, overtime pay, severance pay, incentive commission or other special emolument or any credit or benefit under any employee plan maintained by the Company or any Subsidiary. All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan. A Participant may not make any additional payments into such account.

7. Exercise of Option.

  (a) Unless a Participant withdraws from the Plan as provided in Section 9 hereof, such Participant's election to purchase shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to such option shall be purchased for such Participant at the applicable option price with the accumulated payroll deductions and cash dividends (credited pursuant to Section 10 hereof) in such Participant's account. During a Participant's lifetime, such Participant's option to purchase shares hereunder is exercisable only by such Participant.

  (b) The shares of Common Stock purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date and, except as otherwise provided herein, the Participant shall have all rights of a stockholder with respect to such shares. Notwithstanding the foregoing, in accordance with the rules and procedures prescribed by the Committee, in lieu of crediting shares of Common Stock to the Participant's account, such shares may be issued or transferred to the Participant.

  (c) Shares of Common Stock held in nominee name for the account of a Participant shall be voted as the Participant directs.

8. Delivery of Common Stock.

  As promptly as practicable after receipt by the Committee of a written request by a Participant for withdrawal of Common Stock, the Company shall cause to be delivered to such Participant a stock certificate representing the shares of Common Stock which the Participant requests to withdraw. Withdrawals may be made no more frequently than once each Offering Period unless otherwise approved by the Committee in its sole discretion.

9. Withdrawal; Termination of Employment.

  (a) A Participant may withdraw all, but not less than all, the payroll deductions and cash dividends credited to such Participant's account (that have not been used to purchase shares of Common Stock) under the Plan at any time by giving written notice to the Company received at least [15] days prior to the next Exercise Date. All such payroll deductions and cash dividends credited to such Participant's account shall be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of shares of Common Stock shall be made for such Participant during such Offering Period, and any additional cash dividends during the Offering Period shall be distributed to the Participant.

  (b) Upon termination of a Participant's status as an Eligible Employee during the Offering Period for any reason, including voluntary or involuntary termination, retirement or death, the payroll deductions and cash dividends credited to such Participant's account that have not been used to purchase shares of Common Stock shall be returned (and any future cash dividends shall be distributed) to such Participant or, in the case of such Participant's death, his designated beneficiary, or if no beneficiary has been designated, his estate, and such Participant's option with respect to such Offering Period shall be automatically terminated. A Participant's status as an Employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave), provided that such leave is for a period of not more than ninety (90) days or reemployment upon expiration of such leave is guaranteed by contract or statute.

  (c) A Participant's withdrawal from an offering shall not have any effect upon such Participant's eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

10. Dividends.

  (a) Cash dividends paid on Common Stock held in a Participant's account shall be credited to such Participant's account and used in addition to payroll deductions to purchase shares of Common Stock on the Exercise Date. Dividends paid in Common Stock or stock splits of the Common Stock shall be credited to the accounts of Participants. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

  (b) No interest shall accrue on or be payable with respect to the payroll deductions or credited cash dividends of a Participant in the Plan.

11. Nontransferability.

  Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by the Participant in any way (other than by will and the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9 hereof.

12. Use of Funds.

  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

13. Adjustment of and Change in Stock.

  (a) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall in its sole discretion conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised.

  (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the Company's assets, or a sale or distribution of a Subsidiary, any affected Participant will thereafter be entitled to receive on the next Exercise Date for each share of Common Stock subject to such Participant's option, the cash, securities and/or property which a holder of one share of Common Stock was entitled to receive upon and at the time of such transaction. The Board and the Committee shall take such steps in connection with such transaction as the Board and the Committee respectively shall deem necessary to assure that the provisions of this Section 13(b) shall be complied with.

14. Amendment or Termination.

  The Board may at any time terminate or amend the Plan. Except as provided in
Section 4, no such termination shall adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule.

15. Notices.

  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

16. Governing Law; Regulatory Approvals.

  (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State.

  (b) The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

17. Notice of Sale.

  If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares issued to such Participant pursuant to such Participant's exercise of an option granted hereunder, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within five (5) days of such disposition, notify the Company thereof (including the proceeds of such disposition).

18. Reports.

  Each Participant having an account balance in the Plan shall receive a quarterly statement of such Participant's account.

19. Effective Date; Approval of Stockholders.

  The Plan shall be effective as of July 1, 1998, subject to the approval of the stockholders of the Company within 12 months before or after the date the Plan is adopted, and failure to receive such approval shall render the Plan and all outstanding options issued thereunder void and of no effect.

                                                                         ANNEX V

                PROPOSAL 4--AMENDED 1998 NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN

1. Purpose.

  The purpose of the Ziff-Davis 1998 Non-Employee Directors Stock Option Plan (the "PLAN") is to promote the interests of Ziff-Davis Inc., a Delaware corporation (the "COMPANY") and its affiliates and stockholders, by allowing the Company to attract and retain highly qualified directors who are not employees of the Company, SOFTBANK Corporation or SOFTBANK Holdings Inc. ("NON-EMPLOYEE DIRECTORS") by permitting such Non-Employee Directors to obtain or increase their ownership position in the Company through the holding of common stock of the Company, par value $0.01 per share (regardless of series, the "COMMON STOCK"), and providing such Non-Employee Directors with an interest in the Company parallel to that of the Company's stockholders.

2. Plan Administration.

  The Plan shall be administered by the Board of Directors of the Company (the "BOARD") or by a Compensation Committee (the "COMMITTEE") appointed by the Board. To the extent the Plan is administered by the Board, the term "Committee" shall refer to the Board. A majority of the Committee shall constitute a quorum, and the acts of the majority of such quorum shall be the acts of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any option agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may accelerate the exercisability of any option granted hereunder, and may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, conclusive and binding on all persons, including the Company and its subsidiaries, its shareholders, Non-Employee Directors and their estates and beneficiaries. Members of the Committee and any officer or employee of the Company or any subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination. It is the intention of the Company that the Plan and the administration thereof comply in all respects with Section 16(b) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations thereunder, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

3. Eligibility.

  Each Non-Employee Director is eligible to receive awards of stock options ("AWARDS") under Section 5.

4. Shares Subject to the Plan.

  Subject to adjustment as provided in Section 8, the number of shares of Common Stock available for the grant of Awards under the Plan shall not exceed 300,000 shares. The shares issued under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine. Shares subject to or underlying an Award that expires unexercised, or is forfeited, terminated or canceled, or is paid in cash in lieu of Common Stock and shares that are tendered to pay for the exercise of a stock option shall thereafter again be available for grant under the Plan.

5. Awards.

  (a) Non-Discretionary Grants. Each Non-Employee Director shall receive upon election as a member of the Board an initial grant of stock options to purchase
 . shares of the ZD series of Common Stock and . shares of the ZDNet series of Common Stock; provided, that each Non-Employee Director who is on the Board on the date of the initial public offering of Common Stock shall receive such initial grant of stock options on the date of such initial public offering; provided, further, that each Non-Employee Director who is on the Board on the date of the initial offering of the ZDNet series of Common Stock shall receive a grant of stock options to purchase . shares of the ZDNet series of Common Stock on the date of such offering at the initial public offering price. On the date of each annual shareholders meeting thereafter, each Non-Employee Director shall automatically receive an annual grant of stock options to purchase . shares of the ZD series of Common Stock and . shares of the ZDNet series of Common Stock. Except as provided in the immediately preceding sentence the terms of each stock option granted hereunder shall provide that (1) the option price shall be equal to 100% of the Fair Market Value of the Common Stock on the date of grant, (2) such option shall not be exercisable for a period more than 10 years following the date of grant, and (3) such option shall vest and become exercisable in five equal installments beginning on the first anniversary of the date of grant. For purposes of the Plan, "FAIR MARKET VALUE" means, per share of Common Stock, the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") on the applicable date, or, if there are no sales of Common Stock on the NYSE on such date, then the closing price of the Common Stock on the last previous day on which a sale on the NYSE is reported; provided, that prior to the initial public offering of the Company, Fair Market Value means such value as determined in good faith by the Committee. If an optionee ceases to be a Non-Employee Director, such option shall terminate except with respect to any portion of such option then exercisable, which portion shall remain exercisable for a period of (x) 90 days, if the termination as Non-Employee Director resulted from any reason other than death, disability or cause, or (y) one year, if the termination resulted from death or disability; provided, that in the event the termination resulted from a removal for cause, such option shall immediately terminate and no longer be exercisable to any extent; provided, further, that in no event shall any such option remain exercisable past the remainder of its scheduled ten-year term. For purposes of the Plan, with respect to any stock option granted under the Plan, references to the term "Common Stock" shall be deemed to refer to the applicable series of Common Stock with respect to which such option is granted.

  (b) Method of Exercise. The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise in cash, by tender of shares of Common Stock owned by the Non-Employee Director valued at Fair Market Value as of the date of exercise (subject to such guidelines for the tender of Common Stock as the Committee may establish), by a "sale to cover" broker transaction or other cashless exercise method permitted under Regulation T of the Federal Reserve Board, or by a combination of cash, shares of Common Stock and other consideration as the Committee deems appropriate.

  (c) Discretionary Grants. In addition, each Non-Employee Director shall be eligible to receive additional grants of stock options to purchase Common Stock from time to time on such terms and conditions as the Committee shall determine.

6. Award Agreements.

  Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan. In the sole discretion of the Committee, a Non-Employee Director may be permitted to defer, on such terms and conditions as the Committee shall specify, the receipt of Common Stock otherwise deliverable under any Award.

7. Nontransferability; Forfeiture.

  No Award shall be assignable or transferable, and no right or interest of any Non-Employee Director shall be subject to any lien, obligation or liability of the Non-Employee Director, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Non-Employee Director to transfer any stock options granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Non-Employee Director and/or one or more of such immediately family members. During the lifetime of the Non-Employee Director, stock options shall be exercisable only by the Non-Employee Director or by the immediate family member or trust to whom such stock options have been transferred in accordance with this Section 7. For purposes of this Plan, "IMMEDIATE FAMILY" shall mean the

Non-Employee Director's spouse and issue (including adopted and step children). In addition, notwithstanding anything in the Plan to the contrary, the Committee may provide in any Award agreement that such Award may be forfeited for Cause (as determined by the Committee).

8. Adjustment of and Changes in Stock.

  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards.

9. Change of Control.

  (a) In the event of a Change of Control, all stock options shall be fully vested and exercisable in full. For purposes of the Plan, "CHANGE IN CONTROL" means the occurrence of any one of the following events:

    (1) individuals who, on June 1, 1998, are members of the Board (the "INCUMBENT DIRECTORS") cease for any reason following June 1, 1998 to constitute at least a majority of the Board; provided, that any new director who is approved by a vote of at least a majority of the Incumbent Directors shall be treated as an Incumbent Director;

    (2) the stockholders of the Company approve a merger, consolidation, statutory share exchange or similar form of corporate transaction in which the Company is not the surviving corporation or entity; provided, however, that such approval shall not be a Change in Control if immediately following such transaction, SOFTBANK Corporation, directly or indirectly, would be the beneficial owner of more than 25% of the securities entitled to vote for the election of the board of directors of the surviving corporation or entity; or

    (3) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

  (b) The Committee, in its sole discretion, may further provide that in the event of a Change of Control, each Non-Employee Director shall receive in cancellation of such Non-Employee Director's outstanding and unexercised stock options, a cash payment in an amount equal to the difference between the option price of such stock options and (A) in the event the Change of Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such stock options, or (B) in the event the Change of Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such stock options, as determined by the Committee at such time; provided, that such cash payment election shall not be available in the event such cancellation and payment would prevent the Company from using the pooling-of-interests method of accounting with respect to the transaction giving rise to the Change of Control.

10. Governmental Compliance.

  Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11. Amendment and Termination.

  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without stockholder approval (including an amendment to increase the number of shares reserved for issuance under the Plan) if such approval is necessary in order for the Plan to comply with any applicable law, regulations or stock exchange rule, and (b) except as provided in Section 9, no amendment shall be made that would adversely affect the rights of a Non-Employee Director under any Award previously granted, without such Non-Employee Director's written consent.

12. Effective Date; Approval of Stockholders.

  The Plan shall be effective as of February 13, 1998. Subject to earlier termination pursuant to Section 11, the Plan shall have a term of ten years from its Effective Date. The Plan is conditioned upon the approval of the stockholders of the Company prior to the initial public offering of shares of Common Stock of the Company, and failure to receive such approval shall render the Plan and all outstanding Awards issued thereunder void and of no effect.

                                                                        ANNEX VI

                                ZIFF-DAVIS INC.

             SELECTED HISTORICAL COMBINED FINANCIAL AND OTHER DATA

  The following table presents Selected Historical Combined Financial and Other Data for the Company as of and for the years ended December 31, 1995, 1996 and 1997, for the nine month periods ended September 30, 1997 and 1998 and as of September 30, 1998. This data was derived from the Combined Financial Statements of the Company included in this Annex. An affiliate of the Company acquired an events business (COMDEX) on April 1, 1995 and a print publishing business ("ZDI") on February 29, 1996; the data does not include results from the acquired businesses for periods before the respective dates of acquisition. However, because ZDI represents the Company's principal operations, the following table also presents Selected Historical Combined Financial and Other Data for ZDI as of and for the years ended December 31, 1993, 1994 and 1995 and as of and for the two month period ended February 28, 1996. ZDI data as of for the years ended December 31, 1993 and 1994, and Company data as of and for the periods ended September 30, 1997 and 1998, are derived from the Company's unaudited financial statements. On May 4, 1998, the Company completed a reorganization described in Note 1 to the Combined Financial Statements of the Company; results for periods before the reorganization are not directly comparable to results for periods after the Reorganization. This table should be read in conjunction with the Selected Historical Combined Financial and Other Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Combined Financial Statements for the Company, ZD and ZDNet, and the Consolidated Financial Statements for ZDI, included in this Annex and Annexes VII and VIII to this Proxy Statement.

                                        ZDI(1)                                           THE COMPANY
                     ---------------------------------------------- --------------------------------------------------------
                                                                                                            NINE MONTH
                                                        TWO-MONTH                                          PERIOD ENDED
                         YEAR ENDED DECEMBER 31,       PERIOD ENDED     YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                     --------------------------------  FEBRUARY 28, ---------------------------------  ---------------------
                       1993        1994       1995         1996      1995(2)    1996(2)       1997       1997        1998
                     ---------  ---------- ----------  ------------ ---------- ----------  ----------  ---------  ----------
                                                               (IN THOUSANDS)
STATEMENT OF OPERA-
 TIONS DATA:
Revenue, net.......  $ 649,452  $  711,379 $  768,995   $  125,465  $  202,729 $  955,139  $1,153,761  $ 750,187  $  730,547
Depreciation and
 amortization......     38,228      34,208     91,546       15,137      24,305    139,736     154,940    117,697     114,594
Income (loss) from
 operations........     29,481      80,723     55,750        7,270      62,675     87,181     109,232    (11,094)    (17,395)
Interest expense,
 net...............     14,035      17,887     92,609       14,030      44,005    120,646     190,445    141,333     111,185
Income (loss)
 before income
 taxes.............     13,700      77,650    (40,250)      (6,995)     22,869    (27,124)    (72,491)  (144,794)   (119,768)
Net income
 (loss)(3)(4)......     13,700      77,650    (26,002)      (4,547)     10,945    (52,081)    (71,179)  (143,810)    (86,179)
OTHER DATA:
Capital
 expenditures        $  16,141  $   15,119 $   14,163   $      552  $    3,367 $   22,365  $   30,196  $  18,636  $   27,399
Investments and
 acquisitions, net
 of cash acquired..        --          --         --           --      814,520  2,124,823      14,000      3,058      13,192
BALANCE SHEET DATA
 (AT PERIOD END):
Cash and cash
 equivalents.......  $  36,300  $1,066,606 $   10,083   $   13,669  $   27,908 $   29,915  $   30,301             $   27,153
Total assets.......    308,267   2,751,525  1,623,906    1,619,905   1,090,981  3,584,173   3,546,646              3,412,701
Total long-term
 debt..............    353,507   1,034,000    964,153      964,153     575,450  2,522,252   2,408,240              1,526,047
Stockholders'
 equity (deficit)..   (214,355)    391,275    365,150      360,717     397,881    447,756     126,130              1,344,048

--------
(1) An affiliate of the Company acquired ZDI on February 29, 1996. Because ZDI represents the Company's principal operations, ZDI data has been presented for periods before that date.
(2) An affiliate of the Company acquired COMDEX on April 1, 1995 and ZDI on February 29, 1996; Company data does not include results from the acquired businesses for periods before the respective dates of acquisition.
(3) During 1993 and 1994, ZDI conducted its operations through various partnerships. Accordingly, there were no income tax provisions for those years.
(4) No historical earnings per share or share data are presented as the Company does not consider such data meaningful. See note 1 to the Combined Financial Statements of the Company included in Annex VI hereto for certain pro forma earnings per share information concerning the Company. After issuance of ZDNet Stock, the Company will report earnings per share data for ZD and ZDNet but not for the Company.

                                ZIFF-DAVIS INC.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  The Company is a leading integrated media and marketing company focused on computing and Internet-related technology, with principal platforms in print publishing, trade shows and conferences, online content, market research and education. The Company operates in two business segments: (1) publishing and
(2) events. The Company's 27 primary U.S. and international titles, including its joint ventures, and over 50 licensed publications, total more than 75 publications distributed worldwide, with a combined circulation of approximately seven million primary readers. The Company also produces some of the world's most important trade shows related to computer technology, with over two million estimated attendees at over 50 trade shows and conferences worldwide in 1997. The Company's COMDEX/Fall event is the number one ranked trade show for all industries in the U.S. as measured by total revenue, total exhibit space and number of attendees. According to Media Metrix, in October 1998 the Company's zdnet.com web site ranked first among web sites in the category of news, information and entertainment, ahead of such sites as cnet.com, cnn.com, msnbc.com, Disney Online and espn.com. The Company's other media and marketing platforms include market research, education and the publication of computer-related newsletters, training manuals and materials.

  Revenue

  The Company had net revenue of $1.154 billion for 1997. A substantial portion of the Company's revenue is derived from the sale of advertising, which in 1997 accounted for 51.9% of total revenue. No single advertiser has comprised more than 3% of the Company's advertising revenue during any of the last three years. However, the Company's top 20 advertisers accounted for 32.1% of total advertising revenue for 1997.

  In the publishing segment, the Company's principal sources of revenue are advertising (67.3% of 1997 total publishing revenue), circulation (17.4%) and other (15.3%). Circulation comprises both paid subscriptions (10.8%) and newsstand sales (6.6%) while other includes educational and training materials (5.4%) and market research studies (6.2%) with the balance primarily consisting of royalties, reprints and other miscellaneous sales. In the events segment, revenue is derived from two principal sources: sale of exhibit space (64.8% of 1997 total segment revenue) and attendee conference and seminar fees (14.9%). Unlike many trade show producers, the Company derives a significant portion of its trade show revenue from the other sources (20.3%), including advertising in show-related publications, billboards, banners, fees from managing customer-sponsored events and other show-related activities. The Company believes these other sources will continue to be an important growth area, particularly for its content-focused events.

  Cost of operations

  In the publishing business, the principal components of the Company's production costs are raw materials, printing and distribution, which represented 34.6%, 37.5% and 26.7%, respectively, of total 1997 publishing production expenses. The Company's principal raw material is paper. Paper supply and prices are subject to volatility and may be significantly affected by many factors, including market and economic conditions. See also "Risk Factors--Other Company Risks--Risks Associated with Fluctuations in Paper and Postage Costs" and "--Inflation and Fluctuations in Paper Prices and Postage Costs". The principal components of production costs within the events business are the costs of renting and preparing the facilities to hold the events (33.6%), direct mail and the related costs for promotion of the events (33.2%) and program development and presentation costs (11.3%).

  The other principal operating costs for the Company are selling, general and administrative expenses, including editorial costs. Included in these costs are salaries, sales commissions and benefits (49.8%) along with marketing and promotion expenses related to advertising and circulation (18.8%).

  Factors affecting future periods

  The Company's revenue and profitability are influenced by a number of external factors, including the volume of new technology product introductions, the amount and allocation of marketing expenditure by the Company's clients, the extent to which sellers elect to advertise using print and online media or participate in trade shows and conferences, changes in paper prices, availability of appropriate venues for its largest trade shows and conferences and competition among computer technology marketers (including print publishers, producers of trade shows and conferences and providers of other technology information services). Accordingly, the Company may experience fluctuations in revenue from period to period. Many of the Company's large customers concentrate their advertising expenditures around major new product launches. Marketing expenditures by technology companies can also be affected by factors affecting the computer industry generally, including pricing pressures and temporary surpluses of inventory. Revenue and profitability are also influenced by product mix and the timing and frequency of the Company's new product launches and launches in new markets, as well as by acquisitions. New publications generally require several years to achieve profitability and upon achieving initial profitability, often have lower margins than more established publications. The launch of new publications, trade shows and services are funded with cash flow from operations and are expensed as incurred. Accordingly, the Company's revenue from year to year may be affected by the number and timing of new product launches. If the Company concludes that a new publication, trade show or service will not achieve certain milestones with regard to revenues, profitability and cash flow within a reasonable period of time, management may discontinue such publication, trade show or service or merge it into another existing publication, trade show or service. See "Risk Factors--Other Company Risks--New Product Risks".

REDUCED DEMAND FOR ADVERTISING; RESTRUCTURING

  Margin pressure on computer equipment manufacturers, industry and product delays, lower demand in Asia and a focus on the Year 2000 transition are contributing to a reduced demand for advertising in the Company's magazines (principally PC Magazine, PC/Computing, Computer Shopper and PC Week). The Company believes these factors will continue, and as announced on October 8, 1998, expects that EBITDA for the fourth quarter of 1998 will be significantly lower than EBITDA for the fourth quarter of 1997.

  As a result of this reduced demand, the Company also announced on October 8, 1998 a company-wide restructuring in which it discontinued three publications (Internet Business, Equip and Windows Pro), and will streamline operating support services, consolidate certain facilities and reduce its workforce by approximately 10%. The Company expects to take a one time pre-tax charge of $50-60 million in the fourth quarter as part of this restructuring.

  See "--Liquidity and Capital Resources--Credit Facility" below.

PRESENTATION OF FINANCIAL INFORMATION

  The Company is comprised of certain operations which were acquired at various times and completed a reorganization and initial public offering in May 1998. See Notes 1 and 2 to the Combined Financial Statements in this Annex.

RESULTS OF OPERATIONS

  The table below presents the results of the Company as if the assets and operations acquired by affiliates of the Company on February 29, 1996 (as described in Note 1 to the Combined Financial Statement in this Annex) had been acquired on January 1, 1995. Purchase accounting adjustments relating to that acquisition have been reflected through pro forma amortization, interest and income tax adjustments, as described in note (a) to the table. Although the table presents numbers that are not in accordance with generally accepted accounting principles, management believes they present the most meaningful basis of comparison. The financial information presented below may not necessarily reflect the results of operating which would have occurred had the February 29, 1996 acquisition been completed on January 1, 1995.

                           YEAR ENDED DECEMBER                  NINE MONTHS ENDED
                             31, PRO FORMA(A)        ACTUAL       SEPTEMBER 30,
                          -----------------------  ----------  --------------------
                             1995         1996        1997       1997       1998
                          -----------  ----------  ----------  ---------  ---------
                                             (IN THOUSANDS)
Revenue, net:
  Publishing............  $   768,995  $  815,720  $  866,233  $ 628,504  $ 607,857
  Events................      202,729     264,884     287,528    121,683    122,690
                          -----------  ----------  ----------  ---------  ---------
                              971,724   1,080,604   1,153,761    750,187    730,547
                          -----------  ----------  ----------  ---------  ---------
Cost of production:
  Publishing............      193,646     215,271     225,712    165,264    162,528
  Events................       68,810      87,373      99,533     51,964     47,002
                          -----------  ----------  ----------  ---------  ---------
                              262,456     302,644     325,245    217,228    209,530
Selling, general and
 administrative
 expenses...............      474,992     528,636     564,344    426,356    423,818
Depreciation and
 amortization(a)........      154,163     161,259     154,940    117,697    114,594
                          -----------  ----------  ----------  ---------  ---------
Income/(loss) from
 operations.............       80,113      88,065     109,232    (11,094)   (17,395)
Interest expense,
 net(a).................     (133,130)   (135,500)   (190,445)  (141,333)  (111,185)
Other non-operating
 income.................          808       6,106       8,722      7,633      8,812
                          -----------  ----------  ----------  ---------  ---------
Loss before income
 taxes..................      (52,209)    (41,329)    (72,491)  (144,794)  (119,768)
Provision (benefit) for
 income taxes...........        9,607      25,682      (1,312)      (984)   (33,589)
                          -----------  ----------  ----------  ---------  ---------
Net loss(a).............  $   (61,816) $  (67,011) $  (71,179) $(143,810) $ (86,179)
                          ===========  ==========  ==========  =========  =========
OTHER DATA:
EBITDA(b)...............  $   235,084  $  255,430  $  272,894  $ 114,236  $ 106,011
Cash and cash
 equivalents, end of
 period.................       37,991      29,915      30,301     37,775     27,153
Net cash provided (used)
 by operating
 activities.............       63,231      65,681      (3,364)   (20,650)    82,791
Net cash used by
 investing activities...   (2,889,426)    (66,856)    (44,196)   (21,694)   (40,591)
Net cash provided (used)
 by financing
 activities.............    1,793,361       6,768      47,946     50,204    (45,348)

--------
(a) The February 29, 1996 acquisition gave rise to different bases of accounting for the period after the acquisition as compared to the period prior to the acquisition. This is primarily due to a purchase price which exceeded the book value of the assets acquired, financed by a higher level of both debt and equity as compared to the pre-acquisition capital structure. The above numbers assume that the acquisition took place on January 1, 1995; therefore, depreciation and amortization, interest expense and net loss have been increased (decreased) by approximately $6,386, $824 and $10,383, respectively, for 1996 and $38,312, $(3,484) and $46,759, respectively, for 1995.
(b) "EBITDA" is defined as income before provision for income taxes, interest expense, depreciation and amortization. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. The Company believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the publishing and media industries.

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1997

 Revenue

  Net revenue for the nine months ended September 30, 1998 was $730.5 million compared to $750.2 million for the nine months ended September 30, 1997, a decrease of $19.7 million or 2.6%. The comparability of 1998 and 1997 nine month results was affected by the accounting treatment for certain publications transferred to or from joint ventures as well as the shift in timing of an event. Excluding these factors, revenue for the nine months ended September 30, 1998 decreased by $2.4 million, or 0.3% compared to the same period in 1997.

  Publishing--The decline in the publishing segment's net revenue relates to transferring certain publications to or from joint ventures. Excluding such transfers, publishing segment net revenue improved $6.5 million or 1.0%. The increase was due to growth in advertising in consumer publications partly offset by lower advertising in business publications. Advertising revenue was lower in the business publications principally due to factors affecting the computer technology industry during the period (as described in "Reduced Demand for Advertising; Restructuring" above.)

  Net revenue for the Macuser and MacWeek magazines contributed to Mac Publishing LLC were $31.9 million for the first nine months ended September 30, 1997 but, are no longer consolidated into the Company's results for 1998. On May 1, 1998, the Company acquired its joint venture partner's 50% interest in FamilyPC magazine. The Company now owns 100% of the magazine and its results are included in the consolidated results from the acquisition date. Revenue from FamilyPC included in the 1998 nine months results is $4.8 million.

  Events--Revenue from the events segment increased $1.0 million or 0.8%, primarily resulting from the shift in timing of Seybold San
Francisco/Publishing 98 offset by revenue declines on smaller events.

 Cost of production

  Cost of production decreased $7.7 million or 3.5% from the 1997 period. Publishing cost of production declined $2.8 million due to lower advertising pages produced. The events segment accounted for $4.9 million of this decrease, primarily attributable to the shift in timing of Seybold San
Francisco/Publishing 98.

 Selling, general and administrative

  Selling, general and administrative expenses were $423.8 million for the nine months ended September 30, 1998 compared to $426.4 million for the nine months ended September 30, 1997, a decrease of $2.6 million or 0.6%. Included in the 1998 period were $3.2 million of one-time costs for office relocations along with $9.9 million of costs related to launches of new publications. Excluding the one-time costs, recurring expenses decreased 1.4% principally related to efficiencies realized in combining the publishing and events business through the Reorganization and in particular, the consolidation of the two former events entities into one business unit.

 Depreciation and amortization

  Total depreciation and amortization expense was $114.6 million for the 1998 period compared to $117.7 million in the 1997 period, a decrease of $3.1 million or 2.6%. The decline was the result of certain assets being fully depreciated or amortized in 1997.

 Interest expense, net

  Net interest expense declined to $111.2 million for the 1998 period from $141.3 million in 1997. The reduction was attributed to a lower level of debt outstanding due to principal repayments and the capitalization of $908.7 million of intercompany indebtedness. The weighted average cost of debt did not change significantly between the periods.

 Other non-operating income, net

  Other non-operating income, net primarily reflects the Company's equity share of earnings and losses from joint ventures and fees earned from management of events not produced by the Company. Income of $8.8 million for the 1998 period increased $1.2 million from the $7.6 million earned in 1997. The increase was due to the Company's share of increased earnings from Mac Publishing, LLC partly offset by the revised royalty and fee arrangement for the events business in Japan.

 Income taxes

  The combined income tax benefit was $33.6 million and $1.0 million for the nine months ended September 30, 1998 and 1997, respectively. The increase was due primarily to the losses with respect to the MAC Assets, which were not deductible until the MAC Assets were purchased by the Company from an affiliate on May 4, 1998. The income tax benefit for the period results from applying the Company's estimated annual effective tax rate to the pretax loss of nine months ended September 30, 1998.

 Net loss

  As a result of the changes described above, the net loss for the nine months ended September 30, 1998 was $86.2 million compared to a net loss of $143.8 million for the nine months ended September 30, 1997.

 EBITDA

  EBITDA for the nine months ended September 30, 1998 was $106.0 million compared to $114.2 million for the period in 1997. Results were unfavorable as compared to last year primarily due to a lower level of advertising in the higher margin business publications as well as a decline in the earnings from the COMDEX/Spring event partly offset by the shift in timing of Seybold San Francisco/Publishing 98. In addition, during the nine months ended September 30, 1998, the Company recorded $3.2 million of one-time costs for office relocations and incurred $6.4 million of losses from launching new publications.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH PRO FORMA YEAR ENDED DECEMBER 31,
1996

 Revenue, net

  Net revenue increased by $73.2 million or 6.8% from $1,080.6 million in 1996 to $1,153.8 million in 1997.

  Publishing--Net revenue from publishing grew by $50.5 million or 6.2% from $815.7 million to $866.2 million. Approximately $22 million was due to inclusion of a full year of results for the electronic gaming publications acquired in mid-1996 and two publications launched in late 1996. Revenue from Internet services increased $13.5 million or 71.9% due to higher advertising volume attributable to the Company's growing presence on the Internet. Increases in advertising rates, generally ranging between 3% and 10%, and a 5.1% increase in advertising pages contributed $11.5 million. Revenue from international operations, which generated 10.2% of the segment's revenue, decreased by $6.6 million due to the strengthening of the U.S. dollar relative to the major European currencies. Continued growth from new educational product launches and sales of market research studies accounted for the balance of the revenue growth.

  Events--Net revenue from events increased $22.6 million or 8.5% from $264.9 million to $287.5 million. Approximately $15 million of the increase was due to 11 new trade show launches, including revenue from ancillary show-related sources. The balance of revenue growth was due to higher exhibitor rates charged at the major events, partly offset by a decline in revenue from COMDEX/Spring and certain U.K. events.

 Cost of production

  Production costs increased $22.6 million or 7.5% from $302.6 million to $325.2 million.

  Publishing production costs increased $10.4 million or 4.8% from $215.3 million in 1996 to $225.7 million. Costs related to new launches and volume-related growth increased approximately $20 million but were partly offset by approximately $10 million of lower paper costs.

  The costs of producing events increased $12.2 million or 14% from $87.3 million to $99.5 million primarily as a result of costs related to new events launched in 1997.

 Selling, general and administrative expenses

  Selling, general and administrative expenses increased $35.7 million or 6.8% from $528.6 million to $564.3 million. The increase was due to the addition of employees to support base business volume growth and launches of new products and services. Results included a one-time $6.0 million charge for the consolidation and restructuring of events business which was announced in the fourth quarter of 1997. Costs for the publishing segment rose 4.2% while those for the events segment rose 22.1% due to the number of new launches and the one-time restructuring charge.

 Depreciation and amortization

  Total depreciation and amortization decreased $6.3 million to $154.9 million in 1997. The reduction in depreciation and amortization expense was a result of certain assets being fully depreciated in 1996.

 Interest expense, net

  Net interest expense increased $54.9 million or 40.5% to $190.4 million in 1997 due to interest on an additional $900 million of intercompany indebtedness to Softbank incurred to finance a return of capital.

 Other non-operating income, net

  Other non-operating income, net primarily reflects the Company's equity share of earnings and losses from joint ventures and fees earned from management of events not produced by the Company. Income increased $2.6 million from $6.1 million in 1996 to $8.7 million or 42.6% reflecting growth in fees from managed events and reduced losses from joint ventures.

 Income Taxes

  The 1997 combined income tax benefit of $1.3 million compares to a pro forma income tax provision of $25.7 million in 1996. The improvement in the tax provision is due to a higher pre-tax loss giving rise to a tax benefit. The difference between the 1997 and 1996 effective tax rates and the federal statutory tax rate of 35.0% is primarily due to non-recognition of tax losses generated by the MAC Assets ($56.9 million and $77.2 million in 1997 and 1996, respectively), non-deductible goodwill amortization ($10.2 million and $8.6 million, respectively) and state and local income taxes. In addition, the 1996 tax provision increased approximately $3.2 million as a result of pro forma adjustments related to the ZDI acquisition.

 Net loss

  As a result of the changes described above, net loss for the period increased $4.2 million or 6.2% from $67.0 million to $71.2 million.

 EBITDA

  EBITDA for 1997 was $272.9 million, an increase of $17.5 million or 6.8% from the $255.4 million generated in 1996. The increase was due to higher revenue and management fee income, net of higher production costs and selling, general and administrative expenses. The ratio of EBITDA to revenue remained relatively constant at 23.7% for 1997 compared to the 1996 margin of 23.6%. Excluding the one-time charge related to the consolidation and restructuring of the trade shows and conferences business, the 1997 ratio would have been 24.2%.

PRO FORMA YEAR ENDED DECEMBER 31, 1996 COMPARED WITH PRO FORMA YEAR ENDED DECEMBER 31, 1995

 Revenue, net

  Net revenue increased by $108.9 million or 11.2% from $971.7 million in 1995 to $1,080.6 million in 1996.

  Publishing--Net revenue from publishing grew by $46.7 million or 6.1% from $769.0 million to $815.7 million. Higher overall advertising rates combined with a 12.4% growth in advertising pages contributed 47.5% of the net revenue increase while the mid-1996 acquisition of several electronic gaming publications accounted for 28.5% of the increase. New educational product launches and growth in sales of market research studies accounted for the balance of revenue growth. Internet revenue was slightly below the prior year due to the transition from a business based on membership and subscription fees to one which is supported primarily by advertising.

  Events--Net revenue from events increased $62.2 million or 30.7% from $202.7 million to $264.9 million. The launch of new international trade shows accounted for 36.7% of the growth while the introduction of customized events contributed 19.8%. The balance of the increase was due to growth in exhibitor square footage and rates at the Company's major U.S. shows.

 Cost of production

  Production costs increased $40.2 million or 15.3% from $262.4 million to $302.6 million.

  Publishing production costs increased $21.6 million or 11.2% from $193.7 million to $215.3 million, primarily due to volume-related growth and higher paper costs. Approximately 31.5% of the increase was attributed to costs for the magazines acquired mid-year while increased frequencies on certain publications and a full year of costs for publications launched in late 1995 accounted for 18.1% of the increase.

  The costs of producing events increased $18.6 million or 27.0% from $68.8 million to $87.4 million. The increase was driven by the cost of new product launches as well as higher direct marketing and facility-related fees for the major U.S. events.

 Selling, general and administrative expenses

  Selling, general and administrative expenses rose $53.6 million or 11.3% from $475.0 million to $528.6 million. This increase reflects the addition of employees to support growth in the base business along with the launches of new products and services. Costs for the publishing segment rose 5.8% while those for the events segment rose 61.6%, reflecting a higher level of new launches and the absence of COMDEX related expenses for the first three months of 1995 (COMDEX was acquired April 1, 1995).

 Depreciation and amortization

  Total depreciation and amortization of $161.3 million increased $7.1 million from $154.2 million in 1995 primarily due to the inclusion of a full year's depreciation and amortization relating to COMDEX, which was acquired April 1, 1995.

 Interest expense, net

  Net interest expense increased $2.4 million or 1.8% on a pro forma basis due to higher average debt levels in 1996.

 Other non-operating income, net

  Other non-operating income, net increased to $6.1 million compared to $.8 million in 1995 due to the growth in fees from managed events along with reduced losses from joint ventures.

 Income Taxes

  The combined income tax provison of $25.7 million compares to an income tax provision of $9.6 million in 1995. The unfavorable variance in income taxes and the difference in the 1996 and 1995 effective tax rates from the federal statutory tax rate of 35% is primarily attributable to non-recognition of tax losses generated by the MAC Assets ($77.2 million in 1996) and non-deductible goodwill amortization ($8.6 million in 1996). In addition, the tax effects of the 1996 and 1995 pro forma adjustments relating to the ZDI acquisition were a $3.2 million and $11.9 million increase in tax provision, respectively.

 Net Loss

  As a result of the changes described above, net loss for the period increased $5.2 million or 8.4% from $61.8 million to $67.0 million.

 EBITDA

  EBITDA for 1996 was $255.4 million, an increase of $20.3 million or 8.7% from the $235.1 million generated in 1995. The increase was due to higher revenue and management fee income, net of higher production costs and selling, general and administrative expenses. The cost of new product launches caused the growth rate of expenses to exceed the revenue growth rate and, as a result, the ratio of EBITDA to revenue of 23.6% decreased slightly from 24.2% for 1995.

LIQUIDITY AND CAPITAL RESOURCES

  As a result of the May 4, 1998 reorganization, the Company's intercompany debt owned to Softbank was reduced to $83.1 million. Such indebtedness bears interest at 9.9% and matures in February 2009. Concurrently with the Company's initial public offering, the Company issued and sold $250 million aggregate principal amount of notes. In addition, the Company entered into a $1.35 billion credit facility, and borrowed $1.25 billion thereunder, to provide additional funds for the repayment of intercompany debt to Softbank and to provide for the Company's working capital requirements. (See Note 2 to the Combined Financial Statements included in this Annex).

  The credit facility, as amended, consists of a seven year $400 million reducing revolving credit facility, a seven year $450 million term loan and an eight year $500 million term loan. There are no scheduled reductions in the revolving credit commitment or amortization under the term loan under September 2000.

  At September 30, 1998, the Company's outstanding total debt was $1,534.6 million (excluding unamortized discount) which consisted of $79.6 million due to Softbank, $250 million in Notes and $1,205 million under the credit facility.

  Cash and equivalents were $27.2 million at September 30, 1998, a decrease of $3.1 million from $30.3 million at December 31, 1997. The decrease was due to factors described below:

  Cash provided by operations was $82.8 million for the nine months ended September 30, 1998 compared to a use of $20.7 million for the same period of 1997. The increase was attributed to the Company's lower losses and a decrease in funding to affiliates for the 1998 period.

  Cash used by investing activities for the nine months ended September 30, 1998 totaled $40.6 million compared to $21.7 million for the 1997 comparable period. For both periods, the majority of these expenditures were for computer equipment and leasehold improvements. Other investments represents the Company's investment in Deja News. Acquisitions in the 1998 period relate to the Company's acquisition of a tradeshow in Canada, an additional 50% of Family PC magazine and a European marketing database company. Acquisitions for the 1997 period reflect the purchase of a 70% interest in GameSpot, Inc.

  Cash used in financing activities totaled $45.3 million for the nine months ended September 30, 1998, representing proceeds from the reorganization and initial public offering of $1,863.3 million, net of transaction costs, and funding from the parent company of $20.4 million offset by the repayment of debt and amounts due to affiliates of $1,929.3 million. Cash provided by financing activities in the same period in 1997 amounted to $50.2 million representing capital contributions partly offset by repayments of intercompany debt.

  The Company believes, based on its current level of operations and anticipated growth, that the Company's ability to generate cash, together with cash on hand and available lines of credit, will be sufficient to make required payments of principal and interest on the Company's indebtedness and fund anticipated capital expenditures and future working capital requirements over the next 12 months. However, actual capital expenditures may change, particularly as a result of any acquisitions the Company may pursue. The ability of the Company to meet its debt service obligations and reduce its total debt will depend upon the future performance of the Company.

CREDIT FACILITY

  For the reasons described under "--Reduced Demand for Advertising; Restructuring" above, the Company expects its debt to EBITDA ratios at December 31, 1998 to be above the levels that had been required by its credit facility. On December 16, 1998, the lenders on the $1.35 billion credit facility agreed to amend certain provisions of that facility. The amended provisions include an increase to the allowed leverage ratios. In return, the Company agreed to pay a one-time fee and increase the interest rates on amounts borrowed under the facility. Had the increased interest rates been in effect for the period from the May 4, 1998 initial public offering to September 30, 1998, interest expense would have increased by approximately $7,300.

INTEREST RATE SWAPS

  On June 10, 1998, the Company entered into interest rate swap agreements, with an aggregate notional amount of $550 million. Under these swap agreements, which commenced on August 10, 1998, the Company will receive a floating rate of interest based on three-month LIBOR, which resets quarterly, and the Company will pay a fixed rate of interest each quarter for the terms of the respective agreements. The weighted average fixed rate the Company will pay under these agreements is 5.85%. The Company has entered into these agreements solely to hedge its interest rate risk.

ZDTV

  The Company has a license and services agreement to develop ZDTV. ZDTV is owned by MAC Holdings America Inc. ("MHA"), but as part of the license and services agreement, MHA has granted the Company an option (which expires December 31, 1998, unless otherwise extended) to purchase all of MHA's interest in ZDTV for an amount equal to MHA's investment plus 10% per annum for the period of its investment. MHA is wholly owned by Mr. Masayoshi Son, a director of the Company. Pursuant to the license and services agreement, the Company has agreed to fund ZDTV's operations on behalf of MHA through unsecured advances, which for approved levels of expenditures are to be reimbursed by MHA. Such advances bear interest at the 30-day LIBOR rate plus 0.50%. ZDTV's cash requirements for 1998 are currently expected to be approximately $53 million, of which $40 million had been spent through September 30, 1998. On November 17, 1998 the Company announced its intention to exercise its option to purchase ZDTV for a purchase expected to be approximately $85 million. Of this amount, it is expected that the Company will make a cash payment of approximately $32 million and convert the advances previously paid to MAC estimated at $53 million. In addition, ZD announced a letter of intent had been entered into with Vulcan Programming, Inc. ("Vulcan"), whereby Vulcan would purchase 33% of ZDTV for approximately $54 million. Other than advances to ZDTV which are reported on the Company's balance sheet, the results of operations of ZDTV are not included in the Company's results.

SEASONALITY

  Historically, the Company's business has been seasonal as a significant portion of the revenue has occurred in the second and fourth quarters. The following table sets forth certain unaudited quarterly combined statements of operations data for each of the eight quarters in the period ended September 30, 1998. In the opinion of the Company's management, this unaudited information has been prepared on a basis consistent with the audited Combined Financial Statements appearing elsewhere in this Annex and includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein when read in conjunction with the Combined Financial Statements and related notes thereto. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                                QUARTERS ENDED
                          -----------------------------------------------------------------------------------------------
                          DECEMBER 31, MARCH 31,  JUNE 30,  SEPTEMBER 30, DECEMBER 31, MARCH 31,  JUNE 30,  SEPTEMBER 30,
                              1996       1997       1997        1997          1997       1998       1998        1998
                          ------------ ---------  --------  ------------- ------------ ---------  --------  -------------
                                                            (DOLLARS IN THOUSANDS)
Revenue, net:
 Publishing.............    $232,884   $209,564   $219,195    $199,745      $237,729   $200,933   $210,693    $196,231
 Events.................     122,545     15,321     82,135      24,227       165,845     27,121     65,782      29,787
                            --------   --------   --------    --------      --------   --------   --------    --------
Total revenue...........     355,429    224,885    301,330     223,972       403,574    228,054    276,475     226,018
 Percentage of total
  year..................        32.9%      19.5%      26.1%       19.4%         35.0%       n/a        n/a         n/a
Cost of production......      96,802     61,526     92,986      62,716       108,017     70,310     75,749      63,471
Selling, general and
 administrative
 expenses...............     150,025    139,980    143,243     143,131       137,990    144,239    140,063     139,516
Depreciation and
 amortization...........      42,490     38,966     39,032      39,699        37,243     37,475     39,276      37,843
Income (loss) from
 operations.............      66,112    (15,587)    26,069     (21,574)      120,324    (23,970)    21,387     (14,812)
Income (loss) before
 taxes..................      31,626    (60,145)   (17,715)    (66,937)       72,306    (68,287)   (12,032)    (39,449)
Net income (loss).......      25,205    (59,817)   (17,387)    (66,609)       72,634     (5,121)   (76,560)     (4,498)
EBITDA..................     111,027     25,534     68,216      20,486       158,658     15,127     63,397      27,487
 Percentage of total
  year..................        43.5%       9.4%      25.0%        7.5%         58.1%       n/a        n/a         n/a

 INFLATION AND FLUCTUATIONS IN PAPER PRICES AND POSTAGE COSTS

  The Company continually assesses the impact of inflation and changes in paper prices. The Company generally enters into contracts for the purchase of paper which adjust the price on a quarterly basis. Paper prices began to rise in 1994, rose significantly in 1995 and 1996 and then decreased in 1997. During 1998, paper prices were relatively flat. Management anticipates that paper prices will remain relatively stable in 1999. The Company will continue to monitor the impact of inflation and paper prices and will consider these matters in setting its pricing policies. The Company frequently reviews its purchasing and manufacturing processes for opportunities to reduce costs and mitigate the impact of paper price and postage rate increases (such as purchasing lighter-grade paper stock or, when paper prices are at cyclical lows, increasing paper inventory or entering into longer term contracts with suppliers). However, the Company had not entered, and does not currently plan to enter, into long-term forward price or option contracts for paper. Management estimates postage costs will increase approximately 3.5% in 1999. See "Risk Factors--Other Company Risks--Risks Associated with Fluctuations in Paper and Postage Costs" and "ZD--Description of Business--Print Publishing-- Paper and Printing".

YEAR 2000 ISSUES

  During 1997, the Company began a review of its computer systems and related software which might malfunction due to misidentification of the Year 2000. The Company is using both internal and external resources to identify, correct or reprogram, and test systems for Year 2000 readiness. Some of the Company's computer systems and databases, including its subscription fulfillment and payroll systems. are managed by third parties under contractual arrangements. The Company has requested those third parties to advise the Company as to whether they anticipate difficulties in addressing year 2000 problems and, if so, the nature of such difficulties. Management of the Company has not finally determined the cost associated with Year 2000 readiness efforts and the related potential impact on the Company's results of operations. Amounts expended to date have not been material. There can be no assurances the Company's systems or systems of other companies on which the Company relies will be converted in time or that any such failure to convert by the Company or another company will not have an adverse effect on the Company's financial condition or results of operations. After evaluating its internal compliance efforts as well as the compliance of third parties as described above, by the end of the calendar year 1998, the Company will develop during 1999 contingency plans to address situations in which various systems of the Company or third parties with which the Company does business, are not Year 2000 compliant. Any year 2000 compliance problem could have a material adverse effect on the Company's business, results of operations and financial condition. Management believes a likely "worst case scenario" is that some customers and vendors will be unable to complete transactions on a timely basis which may have an adverse impact on the timing of the Company's cash flows and potentially the Company's ability to deliver products or services.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  SFAS No. 130, "Reporting Comprehensive Income", issued in June 1997, will require the Company to disclose, in financial statement format, all non-owner changes in equity. Such changes include, for example, cumulative foreign currency translation adjustments, certain minimum pension liabilities and unrealized gains and losses on securities available for sale. This statement is effective for fiscal years beginning after December 15, 1997 and requires presentation of prior period financial statements for comparability purposes. Such transactions have historically not been material to the Company's financial statements.

  SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", issued in June 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

  SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", is effective for the year ended December 31, 1998. This statement revises the disclosure requirements for employers' pension and other retiree benefits.

  The Company aspects to adopt the above statements beginning with its 1998 financial statements.

  In June 1998, the Financial Accounting Standards Board issued SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of SFAS 133 to have a material impact on the Company's results of operations.

                                ZIFF-DAVIS INC.

                            DESCRIPTION OF BUSINESS

GENERAL

  Ziff-Davis Inc. is a leading integrated media and marketing company focused on computing and Internet-related technology. We provide global technology companies with marketing strategies for reaching key decision-makers. From an accounting standpoint, we have separated our online business division from the rest of our businesses, and we have allocated all of our consolidated assets, liabilities, revenue, expenses and cash flow between those two Groups. See Annexes VII and VIII for Selected Combined Financial and Other Data, Management's Discussion and Analysis of Financial Condition and Results of Operations, Description of Business and Combined Financial Statements for ZD and ZDNet, respectively.

RELATIONSHIP WITH SOFTBANK

  For information concerning the formation of the Company and its relationship with SOFTBANK see Note 1 to the Combined Financial Statements of the Company included in this Annex VI and "Risk Factors--Other Company Risks--Control by Principal Stockholders and Potential Conflicts of Interest".

                                ZIFF-DAVIS INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          -----
ZIFF-DAVIS INC.
  Report of independent accountants...................................... VI-15
  Combined balance sheets as of December 31, 1996 and 1997 and September
   30, 1998 (unaudited).................................................. VI-16
  Combined statements of operations for the years ended December 31,
   1995, December 31, 1996, and December 31, 1997 and the nine months
   ended September 30, 1997 and 1998 (unaudited)                          VI-17
  Combined statements of cash flows for the years ended December 31,
   1995, December 31, 1996 and 1997 and the nine months ended September
   30, 1997 and 1998 (unaudited)......................................... VI-18
  Combined statements of changes in stockholders' equity for the years ended December 31, 1995, December 31, 1996 and 1997 and the nine months ended September 30, 1998 (unaudited)........................... VI-19
  Notes to combined financial statements................................. VI-20
ZDI (FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
  Report of independent accountants...................................... VI-41
  Consolidated balance sheets as of December 31, 1995 and February 28,
   1996.................................................................. VI-42
  Consolidated statements of operations for the year ended December 31,
   1995 and for the period from January 1, 1996 to February 28, 1996..... VI-43
  Consolidated statements of cash flows for the year ended December 31,
   1995 and for the period from January 1, 1996 to February 28, 1996..... VI-44
  Consolidated statements of changes in stockholders' equity for the year ended December 31, 1995 and for the period ended February 28, 1996.... VI-45
  Notes to combined financial statements................................. VI-46

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Ziff-Davis Inc. and ZD COMDEX and Forums Inc.

  In our opinion, the accompanying combined balance sheets and the related combined statements of operations, cash flows and changes in stockholder's equity, present fairly, in all material respects, the financial position of Ziff-Davis Inc. and ZD COMDEX and Forums Inc. and their subsidiaries (the "Companies") at December 31, 1997 and 1996, and the results of Ziff-Davis Inc.'s operations and cash flows for the period from February 29, 1996 to December 31, 1996 and for the year ended December 31, 1997 and the results of ZD COMDEX and Forums Inc.'s operations and cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
New York, NY
February 17, 1998

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

                            COMBINED BALANCE SHEETS
 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

                                              DECEMBER 31,        SEPTEMBER 30,
                                          ----------------------      1998
                                             1996        1997     CONSOLIDATED
                                          ----------  ----------  -------------
                                                                   (UNAUDITED)
                 ASSETS
Current assets:
  Cash and cash equivalents.............  $   29,915  $   30,301   $   27,153
  Accounts receivable, net..............     203,863     221,310      195,330
  Inventories...........................      16,804      17,853       19,065
  Prepaid expenses and other current as-
   sets.................................      35,190      37,900       45,406
  Due from affiliates...................      77,208     131,290       46,472
  Deferred taxes........................       8,674       8,794        8,794
                                          ----------  ----------   ----------
Total current assets....................     371,654     447,448      342,220
Property and equipment, net.............      53,561      53,536       68,149
Intangible assets, net..................   3,148,333   3,030,333    2,947,913
Other assets............................      10,625      15,329       54,419
                                          ----------  ----------   ----------
Total assets............................  $3,584,173  $3,546,646   $3,412,701
                                          ==========  ==========   ==========
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................      57,105      55,468       44,243
  Accrued expenses......................      79,921      80,094      104,670
  Unearned income, net..................     174,876     154,682      220,872
  Due to affiliates and management......      69,416     398,332          --
  Current portion of notes payable to
   affiliates...........................      33,198     125,790        7,692
  Other current liabilities.............       3,890       4,222        6,323
                                          ----------  ----------   ----------
Total current liabilities...............     418,406     818,588      383,800
Notes payable to affiliates.............   2,522,252   2,408,240       71,924
Notes payable, net of unamortized dis-
 count..................................         --          --     1,454,123
Deferred taxes..........................     181,309     180,117      146,997
Other liabilities.......................      14,450      13,571       11,809
                                          ----------  ----------   ----------
Total liabilities.......................   3,136,417   3,420,516    2,068,653
                                          ----------  ----------   ----------
Commitments and contingencies (Notes 15,
 16 and 18)
Stockholders' equity:
  Preferred stock(1)....................         --          --           --
  Common stock(2).......................         --          --         1,000
  Additional paid-in capital............     498,818     248,330    1,550,239
  Accumulated deficit...................     (48,250)   (119,429)    (205,608)
  Deferred compensation.................      (2,448)       (996)        (807)
  Cumulative translation adjustment.....        (364)     (1,775)        (776)
                                          ----------  ----------   ----------
Total stockholders' equity..............     447,756     126,130    1,344,048
                                          ----------  ----------   ----------
Total liabilities and stockholders' eq-
 uity...................................  $3,584,173  $3,546,646   $3,412,701
                                          ==========  ==========   ==========

--------
(1) September 30, 1998: par value $.01 per share, 10,000,000 shares authorized, no shares issued and outstanding; December 31, 1997 and 1996: par value $.01 per share, 10,000,000 shares authorized, no shares issued and outstanding.
(2) September 30, 1998: par value $.01 per share, 120,000,000 shares authorized, 100,000,000 shares issued and outstanding; December 31, 1997 and 1996: par value $.01 per share, 2,000 shares authorized, 200 shares issued and outstanding.

   The accompanying notes are an integral part of these financial statements.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

                       COMBINED STATEMENTS OF OPERATIONS
 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                           NINE MONTHS ENDED
                           YEARS ENDED DECEMBER 31,          SEPTEMBER 30,
                         ------------------------------  -----------------------
                                                                        1998
                           1995      1996       1997       1997     CONSOLIDATED
                         --------  ---------  ---------  ---------  ------------
                                                              (UNAUDITED)
Revenue, net:
  Publishing............ $    --   $ 690,255  $ 866,233  $ 628,504    $ 607,857
  Events................  202,729    264,884    287,528    121,683      122,690
                         --------  ---------  ---------  ---------  -----------
                          202,729    955,139  1,153,761    750,187      730,547
                         --------  ---------  ---------  ---------  -----------
Cost of production:
  Publishing............      --     184,159    225,712    165,264      162,528
  Events................   68,810     87,373     99,533     51,964       47,002
                         --------  ---------  ---------  ---------  -----------
                           68,810    271,532    325,245    217,228      209,530
Selling, general and
 administrative
 expenses...............   46,939    456,690    564,344    426,356      423,818
Depreciation and
 amortization of
 property and
 equipment..............    1,412     32,303     30,379     24,439       22,597
Amortization of
 intangible assets......   22,893    107,433    124,561     93,258       91,997
                         --------  ---------  ---------  ---------  -----------
Income (loss) from
 operations.............   62,675     87,181    109,232    (11,094)     (17,395)
Interest expense, net...  (44,005)  (120,646)  (190,445)  (141,333)    (111,185)
Other non-operating
 income, net............    4,199      6,341      8,722      7,633        8,812
                         --------  ---------  ---------  ---------  -----------
Income (loss) before
 income taxes...........   22,869    (27,124)   (72,491)  (144,794)    (119,768)
Provision (benefit) for
 income taxes...........   11,924     24,957     (1,312)      (984)     (33,589)
                         --------  ---------  ---------  ---------  -----------
Net income (loss)....... $ 10,945  $ (52,081) $ (71,179) $(143,810)   $ (86,179)
                         ========  =========  =========  =========  ===========
Pro forma net loss per
 common share...........                                              $   (0.86)
                                                                    ===========
Pro forma weighted
 average common shares
 outstanding............                                            100,000,000
                                                                    ===========



   The accompanying notes are an integral part of these financial statements.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

                       COMBINED STATEMENTS OF CASH FLOWS
 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
                                 (IN THOUSANDS)

                                                              NINE MONTHS ENDED
                             YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                          --------------------------------  -----------------------
                                                                           1998
                            1995        1996        1997      1997     CONSOLIDATED
                          ---------  -----------  --------  ---------  ------------
                                                                 (UNAUDITED)
Cash flows from operat-
 ing activities:
Net income (loss).......  $  10,945  $   (52,081) $(71,179) $(143,810) $   (86,179)
Adjustments to reconcile
 net income (loss) to
 net cash provided
 (used) by operating ac-
 tivities:
 Depreciation and amor-
  tization..............     24,305      139,736   154,940    117,697      114,594
 Amortization of debt
  issuance costs and
  discount..............        --           --        --         --         1,313
 Income from equity in-
  vestments.............        --          (115)   (2,030)      (252)      (4,688)
 Deferred tax provision
  (benefit).............     11,924       24,957    (1,312)      (984)     (33,589)
 Changes in operating
  assets and liabili-
  ties:
  Accounts receivable...    (25,379)     (38,086)  (18,899)    23,395       28,622
  Inventories...........        --         7,788      (853)    (1,631)        (591)
  Accounts payable and
   accrued expenses.....      9,516       12,850    (7,376)   (28,883)       6,703
  Unearned income.......     (3,153)       1,392   (20,194)    80,118       62,770
  Due to affiliates and
   management...........     (7,460)     (29,303)  (38,543)   (50,666)      10,707
  Other, net............      5,470       (5,595)    2,082    (15,634)     (16,871)
                          ---------  -----------  --------  ---------  -----------
Net cash provided (used)
 by operating
 activities.............     26,168       61,543    (3,364)   (20,650)      82,791
                          ---------  -----------  --------  ---------  -----------
Cash flows from invest-
 ing activities:
  Capital expenditures..     (3,367)     (22,365)  (30,196)   (18,636)     (27,399)
  Investments...........        --           --        --         (60)      (6,193)
  Acquisitions, net of
   cash acquired........   (814,520)  (2,124,823)  (14,000)    (2,998)      (6,999)
                          ---------  -----------  --------  ---------  -----------
Net cash used by invest-
 ing activities.........   (817,887)  (2,147,188)  (44,196)   (21,694)     (40,591)
                          ---------  -----------  --------  ---------  -----------
Cash flows from financ-
 ing activities:
  Proceeds from equity
   offering.............        --           --        --         --       380,337
  Proceeds from issuance
   of notes payable.....        --           --        --         --       242,723
  Proceeds from issuance
   of bank debt.........        --           --        --         --     1,240,200
  Proceeds from notes
   payable to affili-
   ates.................    575,450    1,080,000    10,000        --           --
  Payments of amounts
   due to affiliates....        --           --        --         --      (314,798)
  Payments of bank
   debt.................        --           --        --         --       (45,000)
  Principal payments on
   notes payable to
   affiliates...........    (77,450)         --    (31,420)   (19,162)  (1,569,532)
  Purchase of treasury
   shares...............        --           --        --         --       (29,500)
  Sale of treasury
   shares...............        --           --        --         --        29,500
  Advance from majority
   shareholder..........        --           --        --         --        20,377
  Contributed capital...    317,408    1,015,652    69,366     69,366          345
  Payment of dividends..        --        (8,000)      --         --           --
                          ---------  -----------  --------  ---------  -----------
Net cash provided (used)
 by financing
 activities.............    815,408    2,087,652    47,946     50,204      (45,348)
Net increase (decrease)
 in cash and cash
 equivalents............     23,689        2,007       386      7,860       (3,148)
Cash and cash
 equivalents at
 beginning of period....      4,219       27,908    29,915     29,915       30,301
                          ---------  -----------  --------  ---------  -----------
Cash and cash equiva-
 lents at end of peri-
 od.....................  $  27,908  $    29,915  $ 30,301  $  37,775  $    27,153
                          =========  ===========  ========  =========  ===========

   The accompanying notes are an integral part of these financial statements.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                   ZIFF-DAVIS INC.                    ZDI          ZDCF      ADDITIONAL  RETAINED                CUMULATIVE
                  -------------------  TREASURY  ------------- -------------  PAID-IN    EARNINGS     DEFERRED   TRANSLATION
                    SHARES     AMOUNT   STOCK    SHARES AMOUNT SHARES AMOUNT  CAPITAL    (DEFICIT)  COMPENSATION ADJUSTMENT
                  -----------  ------  --------  ------ ------ ------ ------ ----------  ---------  ------------ -----------
Balance at
 January 1,
 1995...........          --   $  --   $   --      --   $ --     100  $ --   $   62,178  $     886     $  --       $  --
Capital
 contribution
 from Softbank..                                                                317,408
Net income......                                                                            10,945
Foreign currency
 translation
 adjustment.....                                                                                                      111
                  -----------  ------  -------    ----  -----   ----  -----  ----------  ---------     ------      ------
Balance at
 December 31,
 1995...........          --      --       --      --     --     100    --      379,586     11,831        --          111
Acquisition of
 Ziff-Davis
 Inc............                                   100    --                  1,014,178
Return of
 capital........                                                               (899,948)
Capital
 contribution...                                                                  1,474
Dividend paid...                                                                            (8,000)
Shares
 contributed to
 restricted
 stock plan.....                                                                  3,528                (3,528)
Compensation
 earned on
 restricted
 stock..........                                                                                        1,080
Net loss........                                                                           (52,081)
Foreign currency
 translation
 adjustment.....                                                                                                     (475)
                  -----------  ------  -------    ----  -----   ----  -----  ----------  ---------     ------      ------
Balance at
 December 31,
 1996...........          --      --       --      100    --     100    --      498,818    (48,250)    (2,448)       (364)
Return of
 capital........                                                               (381,434)
Capital
 contribution...                                                                128,482
Shares
 contributed to
 restricted
 stock plan.....                                                                  2,464                (2,464)
Compensation
 earned on
 restricted
 stock..........                                                                                        3,916
Net loss........                                                                           (71,179)
Foreign currency
 translation
 adjustment.....                                                                                                   (1,411)
                  -----------  ------  -------    ----  -----   ----  -----  ----------  ---------     ------      ------
Balance at
 December 31,
 1997...........          --      --       --      100    --     100    --      248,330   (119,429)      (996)     (1,775)
Capital
 contribution...                                                                  9,007
Capitalization
 of amounts due
 to affiliates..                                                                908,673
Contribution of
 subsidiaries
 from SBH to
 Ziff-Davis
 Inc............   73,619,355     736             (100)   --    (100)   --
Initial public
 offering.......   25,800,000     258                                           375,235
Acquisition of
 fixed assets
 from an
 affiliate......      580,645       6                                             8,994
Purchase of
 treasury shares
 from SBH.......   (2,000,000)    (20) (29,480)
Sale of treasury
 shares to the
 public.........    2,000,000      20   29,480
Net loss........                                                                           (86,179)
Compensation
 earned on
 restricted
 stock..........                                                                                          189
Foreign currency
 translation
 adjustment.....                                                                                                      999
                  -----------  ------  -------    ----  -----   ----  -----  ----------  ---------     ------      ------
Balance at
 September 30,
 1998
 (unaudited)....  100,000,000  $1,000  $   --      --   $ --     --   $ --   $1,550,239  $(205,608)    $ (807)     $ (776)
                  ===========  ======  =======    ====  =====   ====  =====  ==========  =========     ======      ======
                     TOTAL
                  STOCKHOLDERS
                     EQUITY
                  ------------
Balance at
 January 1,
 1995...........   $   63,064
Capital
 contribution
 from Softbank..      317,408
Net income......       10,945
Foreign currency
 translation
 adjustment.....          111
                  ------------
Balance at
 December 31,
 1995...........      391,528
Acquisition of
 Ziff-Davis
 Inc............    1,014,178
Return of
 capital........     (899,948)
Capital
 contribution...        1,474
Dividend paid...       (8,000)
Shares
 contributed to
 restricted
 stock plan.....          --
Compensation
 earned on
 restricted
 stock..........        1,080
Net loss........      (52,081)
Foreign currency
 translation
 adjustment.....         (475)
                  ------------
Balance at
 December 31,
 1996...........      447,756
Return of
 capital........     (381,434)
Capital
 contribution...      128,482
Shares
 contributed to
 restricted
 stock plan.....          --
Compensation
 earned on
 restricted
 stock..........        3,916
Net loss........      (71,179)
Foreign currency
 translation
 adjustment.....       (1,411)
                  ------------
Balance at
 December 31,
 1997...........      126,130
Capital
 contribution...        9,007
Capitalization
 of amounts due
 to affiliates..      908,673
Contribution of
 subsidiaries
 from SBH to
 Ziff-Davis
 Inc............          736
Initial public
 offering.......      375,493
Acquisition of
 fixed assets
 from an
 affiliate......        9,000
Purchase of
 treasury shares
 from SBH.......      (29,500)
Sale of treasury
 shares to the
 public.........       29,500
Net loss........      (86,179)
Compensation
 earned on
 restricted
 stock..........          189
Foreign currency
 translation
 adjustment.....          999
                  ------------
Balance at
 September 30,
 1998
 (unaudited)....   $1,344,048
                  ============

   The accompanying notes are an integral part of these financial statements.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

1. THE COMPANIES AND BASIS OF PRESENTATION

  The financial statements as of December 31, 1997 and for each of the three years in the period then ended, are prepared on a combined basis and include the accounts of ZDI ("Ziff-Davis Inc.") and ZDCF ("ZD COMDEX and Forums, Inc.") and their subsidiaries and predecessor companies (collectively the "Companies"). The Companies are wholly owned indirect subsidiaries of SOFTBANK Corp., a Japanese corporation which, as of December 31, 1997, was 50.2% owned by Mr. Son, its President, including 43.4% directly owned by his wholly owned holding company, MAC Inc. (along with its affiliates "MAC"), also a Japanese corporation. SOFTBANK Corp. and its affiliates are hereafter referred to as "Softbank." Concurrent with the Reorganization and Initial Public Offering (described below) Ziff-Davis Inc. was renamed ZD Inc. and ZD COMDEX and Forums Inc. was renamed ZD Events, Inc.

  As further described below, the combined financial statements include the accounts of COMDEX (formerly Softbank COMDEX, Inc.) and ZDI as of their respective acquisition dates and Forums (formerly Softbank Forums Inc.) for all periods presented. Effective December 31, 1997, COMDEX and Forums merged and the surviving company was renamed ZD COMDEX and Forums Inc.

  The Companies operate in two business segments: (1) publishing and (2) events.

 Publishing

  The publishing segment is engaged in publishing magazines, journals, newsletters, electronic information products, training manuals and providing market research about the computer industry. The publishing segment's principal operations are in the United States and Europe, although it also licenses or syndicates its editorial content to over 50 other publications distributed worldwide.

 Events

  The events segment is engaged in the organization, production and management of trade shows, conferences and seminars for the computer industry. The events segment's principal operations are in the United States and to a lesser extent in Europe and Asia.

 Acquisition of ZDI (formerly Ziff-Davis Publishing Company and Ziff-Davis Holdings Corp.)

  In February 1996, Softbank acquired the stock of Ziff-Davis Holdings Corp. ("Holdings") for an aggregate purchase price of approximately $1,800,000, plus transaction costs. Concurrent with the acquisition, in a separate agreement, MAC, directly or through wholly owned affiliates, acquired certain of the assets and assumed certain of the liabilities of ZDI (the "MAC Assets") for an aggregate purchase price of approximately $302,000.

  The acquisitions of ZDI by the Companies and the MAC Assets by MAC have been accounted for as of February 29, 1996 using the purchase method of accounting. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed was $1,922,000 and $285,000, respectively.

  Subsequent to the acquisition, Holdings and ZDI were merged with ZDI being the surviving corporation.

 Unaudited summarized pro forma financial information

  The following unaudited summarized pro forma financial information presents the results of operations of the Companies as if the acquisition of ZDI had taken place on January 1, 1995:

                                                              YEARS ENDED
                                                             DECEMBER 31,
                                                          --------------------
                                                            1995       1996
                                                          --------  ----------
     Revenue, net........................................ $971,724  $1,080,604
                                                          ========  ==========
     Income from operations.............................. $ 80,113  $   88,065
                                                          ========  ==========
     Net loss............................................ $(61,816) $  (67,011)
                                                          ========  ==========

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

  The pro forma results include amortization of intangible assets and interest expense on debt assumed issued to finance the purchase. The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been completed as of the beginning of the year, nor are they necessarily indicative of future combined results.

 Purchase of MAC Assets

  In 1997, ZDI agreed to purchase certain of the MAC Assets for $370,000. The acquisition occurred in two tranches, the first of which closed on October 31, 1997 and the second, of which closed upon completion of an initial public offering of Ziff-Davis Inc.'s Common Stock (further described below). At December 31, 1997, ZDI accrued the $370,000 purchase price which has been recorded as a return of capital.

  The acquisitions from MAC described above have been accounted for in a manner similar to a pooling of interests as all entities involved are under common control. Accordingly, the accompanying combined financial statements include the results of operations of the MAC Assets from February 29, 1996. Throughout these financial statements any reference to ZDI and ZDCF or the Companies includes ZDI, ZDCF and the MAC Assets from February 29, 1996.

 Acquisition of Sendai

  On May 8, 1996, ZDI acquired substantially all of the assets and liabilities of Sendai Publishing Group, Inc., a publisher and distributor of magazines, books, products and computer services related to the electronic gaming industry, for approximately $27,500, plus transaction costs. The acquisition was accounted for as a purchase and accordingly, Sendai's results are included in the combined financial statements since the date of acquisition. The excess of the purchase price over assets acquired approximated $33,378. The operations of Sendai did not have a material effect on the combined results of operations for the year ended December 31, 1996.

 Acquisition of COMDEX

  Effective April 1, 1995, Softbank acquired the assets of the COMDEX trade show business, now part of ZDCF, for approximately $803,000, plus transaction costs. The acquisition has been accounted for as of April 1, 1995 using the purchase method of accounting and accordingly COMDEX's results are included in the combined financial statements since the date of acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed was $849,000.

2. REORGANIZATION AND INITIAL PUBLIC OFFERING (UNAUDITED)

  On February 4, 1998, a nonstock corporation, ZD Inc. (the "Company"), was formed in contemplation of a reorganization and initial public offering of the Companies. Concurrent with the initial public offering (described below), Ziff-Davis Inc. was renamed ZD Inc. and ZDCF was renamed ZD Events Inc. and ZD Inc. was renamed Ziff-Davis Inc.

  On May 4, 1998 Softbank, through its wholly owned subsidiary SOFTBANK Holdings Inc. ("SBH"), completed a reorganization whereby the common stock of ZD Inc. and ZD Events Inc. were contributed to Ziff-Davis Inc. in exchange for 73,619,335 shares of Ziff-Davis Inc.'s common stock. Concurrently, with the reorganization, Ziff-Davis Inc. (1) completed an initial public offering of 25,800,000 common shares at an initial public offering price of $15.50 per share, (2) issued $250,000 of 8 1/2% Subordinated Notes due 2008,

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

(3) entered into a $1,350,000 credit facility with a group of banks under which $1,250,000 was borrowed and (4) converted $908,673 of intercompany indebtedness to equity. In addition, Ziff-Davis Inc. received approximately $9,100 of fixed assets from Kingston Technology Company ("Kingston"), a related party, in exchange for 580,645 shares of Ziff-Davis Inc.'s common stock. These assets have been subsequently leased back to Kingston. Total shares of common stock issued to Softbank and its affiliates were 74,200,000. The transactions described above are hereafter referred to as the Reorganization.

  Proceeds, net of transaction costs, from the initial public offering and funding transactions in the reorganization of $1,863,260 were used to complete the purchase of certain assets form MAC for $370,000 and repay intercompany indebtedness.

  On May 14, 1998 an affiliate of Softbank sold 50,000 shares of Ziff-Davis Inc.'s common stock to an unrelated third party. On May 28, 1998, Ziff-Davis Inc.'s U.S. underwriters exercised their option to purchase 2.0 million additional shares of common stock to cover over-allotments. The Company purchased the additional shares from SBH resulting in no change to the total number of shares outstanding.

 Unaudited Pro Forma Financial Information

  The following summary pro forma information has been prepared as if the Reorganization, described above, had been consummated on January 1, 1998. The pro forma adjustments for the nine month period include a $5,219 reduction of interest expense, a $900 increase in depreciation expense and a $900 reduction of selling, general and administrative expenses, as well as the tax effect of these items recorded at the combined federal and state statutory rate of 41%.

                                                              NINE MONTHS ENDED
                                                              SEPTEMBER 30, 1998
                                                              ------------------
   Revenue, net:.............................................    $   730,547
   Depreciation and amortization ............................        115,494
   Loss from operations......................................        (17,395)
   Interest expense, net.....................................        105,966
   Loss before income taxes..................................       (114,549)
   Income tax benefit........................................         31,449
   Net loss..................................................        (83,100)
   Net loss per basic common share...........................          (0.83)
   Weighted average common shares outstanding................    100,000,000

 Interim Financial Information

  The unaudited, financial statements for the nine months ended September 30, 1997 and 1998 and as of September 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary to present fairly the financial position of the Company at September 30, 1998 and the results of its operations and cash flows for the nine months ended September 30, 1998 and 1997 have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. As a result of the Reorganization described above, the financial statements presented for September 30, 1998 are prepared on a consolidated basis.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Combination and Consolidation

  The combined financial statements include the accounts of ZDI and ZDCF including, as discussed above, the MAC Assets. All significant transactions between these entities have been eliminated in combination and consolidation. The financial statements of Ziff-Davis Inc. prepared subsequent to the Reorganization described above have been prepared on a consolidated basis.

  Investments in companies in which ownership interests range from 20%to 50% and the Companies have the ability to exercise significant influence over the operating and financial policies of such companies are accounted for under the equity method.

 Cash and cash equivalents

  The Companies consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of credit risk

  The Companies place their temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of federally insured limits. The Companies have not experienced losses in such accounts.

  The Companies' advertisers and exhibitors include principally customers who represent a variety of technology companies in the United States and other countries. The Companies extend credit to their customers and distributors and historically have not experienced significant losses relating to receivables from individual customers or groups of customers.

 Property and equipment

  Property and equipment have been recorded at cost or their estimated fair value at the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to thirty years. Leasehold improvements are amortized using the straight-line method over the service life of the improvement or the life of the related lease, whichever is shorter. Maintenance and repair costs are charged to expense as incurred.

 Inventories

  Inventories, which consist principally of paper, are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

 Intangible assets

  Intangible assets consist principally of advertising lists, exhibitor relationships, trademarks and trade names, and goodwill. Amortization of these assets is computed on a straight-line basis over their estimated useful lives. Identifiable intangible assets are amortized over a period of 2 to 40 years and goodwill, which

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

represents the excess of the purchase price over the estimated fair values of net assets acquired, is amortized over a period of 5 to 40 years (refer to Note
6). The Companies assess the recoverability of their intangible assets whenever adverse events or changes in circumstances indicate that expected future cash flows (undiscounted and without interest charges) may not be sufficient to support the carrying amount of intangible assets. If undiscounted cash flows are not sufficient to support the recorded assets, an impairment loss is recognized to reduce the carrying value of the intangibles to its estimated recoverable value. The Companies have not experienced any impairment of their intangible assets.

 Revenue recognition

  Advertising revenue for the Companies' publications, less agency commissions, is recognized as income in the month that the related publications are sent to subscribers or become available for sale at newsstands.

  Circulation revenue consists of both subscription revenue and single copy newsstand sales. Subscription revenue, less estimated cancellations, is deferred and recognized as income in the month that the related publications are sent to subscribers. Newsstand sales, less estimated returns, are recognized in the month that the related publications become available for sale at newsstands.

  Payments received in advance of trade shows, conferences and seminars are initially reported on the balance sheet as deferred revenue and are recognized as income when the events take place.

  Revenue generated by market research is recognized when the service is provided.

  Online revenues are derived principally from the sale of advertisements on short-term contracts. Online revenues are recognized ratably in the period in which the advertisement is displayed, provided that no significant obligations remain and collection of the resulting receivable is probable. The Companies' obligations typically include guarantees of minimum number of "impressions", or times that an advertisement appears in pages viewed by users of the Companies' online properties. To the extent minimum guaranteed impressions are not met, the Companies defers recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved.

 Operating costs and expenses

  Cost of production includes the direct costs of producing magazines, online content, newsletters and training materials, primarily paper, printing and distribution, and the direct costs associated with organizing, producing and managing trade shows, seminars, conferences and expositions. Selling, general and administrative costs include subscriber acquisition costs which are expensed as incurred. Editorial and product development costs are expensed as incurred. Product development costs include the cost of artwork, graphics, prepress, plates and photography for new products.

 Foreign currency

  The effect of translating foreign currency financial statements into U.S. dollars is included in the cumulative translation adjustments account in stockholder's equity. Gains and losses on foreign currency transactions, which are not significant to operations, have been included in selling, general and administrative expenses. The Companies have not historically entered into forward currency contracts.

 Other non-operating income

  Other non-operating income includes management fee income and the Companies' equity share of income or loss from joint ventures.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


 Income taxes

  The Companies use the asset and liability approach for financial accounting and reporting of deferred taxes.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from these estimates.

 Fair value of financial instruments

  All current assets and liabilities are carried at cost, which approximates fair value because of the short-term maturity of those instruments. The recorded amounts of the Companies' long-term debt payable to affiliates also approximate fair value based upon the current rates available to the Companies for debt with similar remaining maturities.

 Stock-based compensation

  The Companies have elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), to account for stock options. Effective January 1, 1996, the Companies adopted the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation".

 Earnings per share

  Historical earnings per share data have been omitted on the basis that they are not meaningful due to the insignificant number of shares outstanding. Pro forma earnings per share is computed assuming 100 million weighted average common shares outstanding.

 Reclassifications

  Certain amounts have been reclassified, where appropriate, to conform to the current financial statement presentation.

 New Accounting Pronouncements

  SFAS No. 130, "Reporting Comprehensive Income", issued in June 1997, will require the Companies to disclose, in financial statement format, all non-owner changes in equity. Such changes include, for example, cumulative foreign currency translation adjustments and unrealized gains and losses on securities available for sale. Such transactions have historically not been material to the Company's financial statements.

  SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", issued in June 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Generally, financial information will be required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

  SFAS No. 132, "Employer's Disclosure about Pensions and Other Post-Retirement Benefits", is effective for the year ended December 31, 1998. This standard revises the disclosure requirements for employers' pension and other retiree benefits.

  The Company expects to adopt the above statements beginning with their 1998 financial statements.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


  In June 1998, the Financial Accounting Standards Board issued SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of SFAS 133 to have a material impact on the Company's results of operations.

4. ACCOUNTS RECEIVABLE, NET

  Accounts receivable, net consist of the following:

                                                             DECEMBER 31,
                                                           ------------------
                                                             1996      1997
                                                           --------  --------
     Accounts receivable.................................. $284,829  $309,565
     Allowance for doubtful accounts, returns and
      cancellations.......................................  (80,966)  (88,255)
                                                           --------  --------
                                                           $203,863  $221,310
                                                           ========  ========

5. PROPERTY AND EQUIPMENT, NET

  Property and equipment, net, consist of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                                1996     1997
                                                              --------  -------
     Computers and equipment................................. $ 30,513  $50,170
     Leasehold improvements..................................   38,439   40,033
     Furniture and fixtures..................................   18,402   17,619
                                                              --------  -------
                                                                87,354  107,822
     Accumulated depreciation and amortization...............  (33,793) (54,286)
                                                              --------  -------
                                                              $ 53,561  $53,536
                                                              ========  =======

6. INTANGIBLE ASSETS, NET

  Intangible assets, net, consist of the following:

                                              RANGE OF       DECEMBER 31,
                                            USEFUL LIVES ----------------------
                                              (YEARS)       1996        1997
                                            ------------ ----------  ----------
     Advertising lists.....................     7-34     $  888,100  $  888,100
     Exhibitor relationships...............     4-27        154,070     154,070
     Trademarks/trade names................    30-40        735,595     735,595
     License agreements....................     6-14         11,212      11,212
     Subscriber lists......................     3-10         51,475      51,475
     Other.................................     2-20         57,599      57,599
     Goodwill..............................     5-40      1,380,993   1,387,556
                                                         ----------  ----------
                                                          3,279,044   3,285,607
     Accumulated amortization..............                (130,711)   (255,274)
                                                         ----------  ----------
                                                         $3,148,333  $3,030,333
                                                         ==========  ==========

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

  Intangible assets primarily relate to the acquisitions of ZDI, COMDEX and the MAC Assets. As discussed in Note 1, the acquisitions were accounted for under the purchase method of accounting. As such, purchase price was allocated to tangible and identifiable intangible assets with the remaining amount being allocated to goodwill.

  Advertising lists, exhibitor relationships and subscriber lists were recorded at their estimated fair value as determined by an income approach. Trademarks/trade names were recorded at their estimated fair value using a relief from royalty approach.

  All intangible assets are being amortized using the straight-line method over their estimated useful lives, up to 40 years. In determining the estimated useful lives, the Companies considered their competitive position in the markets in which they operate, the historical attrition rates of advertisers, subscribers and exhibitors, legal and contractual obligations, and other factors.

  Recoverability of goodwill and intangible assets is assessed at a minimum on an annual basis. Impairments would be recognized in operating results if a permanent diminution in value were to occur based upon an undiscounted cash flow analysis.

7. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
     Payroll and related employee benefits..................... $24,978 $29,112
     Accrued interest-related party............................   4,449   6,226
     Other taxes payable.......................................   6,310   2,822
     Other.....................................................  44,184  41,934
                                                                ------- -------
                                                                $79,921 $80,094
                                                                ======= =======

8. UNEARNED INCOME

  Unearned income consists of the following:

                                                               DECEMBER 31,
                                                             ------------------
                                                               1996      1997
                                                             --------  --------
     Unexpired subscriptions................................ $100,387  $ 82,167
     Prepaid conference fees................................   91,776    80,706
     Reserve for cancellations..............................  (17,287)   (8,191)
                                                             --------  --------
                                                             $174,876  $154,682
                                                             ========  ========

9. INCOME TAXES

  Prior to the Reorganization and initial public offering described in Note 2, the Companies have been included in consolidated U.S. federal income tax returns filed by Softbank, except for operations relating to the MAC Assets (described in Note 1), which were assets of a separate taxpayer. The tax expense reflected in the combined statements of operations and tax liabilities reflected in the combined balance sheet have been prepared on a separate return basis as though the Companies filed stand-alone income tax returns. No tax benefit has been recorded for the losses related to the MAC Assets, as such losses are not available to the Companies.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


  The Companies and Softbank do not have a tax sharing agreement. Therefore, no intercompany tax payments have been made and no related intercompany receivable or payable has been recorded.

  Income (loss) before income taxes is attributable to the following jurisdictions:

                                                          DECEMBER 31,
                                                    ---------------------------
                                                     1995      1996      1997
                                                    -------  --------  --------
     United States................................. $25,094  $(22,095) $(74,638)
     Foreign.......................................  (2,225)   (5,029)    2,147
                                                    -------  --------  --------
       Total....................................... $22,869  $(27,124) $(72,491)
                                                    =======  ========  ========

  Components of the provision (benefit) for income taxes are as follows:

                                                            DECEMBER 31,
                                                       -----------------------
                                                        1995    1996    1997
                                                       ------- ------- -------
     U.S. federal income taxes:
       Current........................................ $   --  $   --  $   --
       Deferred.......................................   9,240  19,338  (1,017)
     State and local income taxes:
       Current........................................     --      --      --
       Deferred.......................................   2,684   5,619    (295)
     Foreign income taxes.............................     --      --      --
                                                       ------- ------- -------
       Total provision (benefit) for income taxes..... $11,924 $24,957 $(1,312)
                                                       ======= ======= =======

  A reconciliation of the U.S. federal statutory tax rate to the Companies' effective tax rate on income (loss) before income taxes is as follows:

                                DECEMBER 31,
                              --------------------
                              1995   1996    1997
                              ----  ------   -----
     Federal statutory tax
      rate................... 35.0%   35.0%   35.0%
     State and local taxes
      (net of federal tax
      benefit)...............  6.0     6.0     6.0
     Non-recognition of
      combined losses of MAC
      Assets.................  9.9  (116.6)  (32.2)
     Amortization of non-
      deductible goodwill....  1.0   (13.1)   (5.8)
     Other...................  0.2    (3.3)   (1.2)
                              ----  ------   -----
     Effective tax rate...... 52.1%  (92.0)%   1.8%
                              ====  ======   =====

  The effective tax rate differs from the federal statutory tax rate primarily as a result of the Companies' inability to deduct losses of the MAC Assets prior to May 4, 1998. The amortization of nondeductible goodwill resulted primarily from the acquisition of 100% of the stock of ZDI in 1996.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


  Following is a summary of the components of the deferred tax accounts at December 31, 1996 and December 31, 1997:

                                                             DECEMBER 31,
                                                          --------------------
                                                            1996       1997
                                                          ---------  ---------
     Current deferred tax assets and (liabilities):
       Allowance for doubtful accounts................... $   8,825  $   8,750
       Other.............................................      (151)        44
                                                          ---------  ---------
         Current deferred net tax assets.................     8,674      8,794
                                                          ---------  ---------
     Noncurrent deferred tax assets and (liabilities):
       Basis difference in intangible assets.............  (273,375)  (288,286)
       Net operating loss and other carryforwards........   129,798    133,314
       Other.............................................    11,603     13,711
                                                          ---------  ---------
         Noncurrent deferred tax liabilities.............  (131,974)  (141,261)
     Valuation allowance.................................   (49,335)   (38,856)
                                                          ---------  ---------
         Net noncurrent deferred tax liabilities.........  (181,309)  (180,117)
                                                          ---------  ---------
     Net deferred tax liabilities........................ $(172,635) $(171,323)
                                                          =========  =========

  As of December 31, 1996 and 1997 the Companies had total deferred tax assets of $100,891 and $116,963, respectively, and total deferred tax liabilities of $273,526 and $288,286, respectively. The December 31, 1996 and December 31, 1997 net deferred tax assets are reduced by a valuation allowance of $49,335 and $38,856, respectively, primarily relating to tax benefits of foreign net operating loss carryforwards which are not expected to be realized. The decrease in the valuation allowance in 1997 is primarily related to the expiration of foreign net operating loss carryforwards. No deferred tax asset has been established for the losses associated with the MAC Assets, which will not be available to the Companies as a deduction.

  The Companies have U.S. and foreign net operating loss carryforwards of approximately $286,322, which will begin to expire in 1998. The Companies' utilization of certain net operating loss carryforwards, of approximately $122,549, is subject to limitations, due to the change of ownership resulting from the Softbank acquisition of the ZDI stock on February 29, 1996. Management believes that such limitations will not significantly affect the Companies' ability to recognize the deferred tax assets relating to the carryforward. Accordingly, no valuation allowance to reduce the deferred tax asset relating to the carryforward has been established. In addition, the Companies have alternative minimum tax credit carryforwards of $385 which may be carried forward indefinitely until used.

  The Companies' foreign subsidiaries have no undistributed earnings for remittance to the U.S. and, therefore, no U.S. or foreign tax provision on remittances has been recorded.

10. DUE TO AFFILIATES AND MANAGEMENT

  The Companies are members of a group of companies affiliated through common ownership with Softbank and has various transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of those transactions are not the same as those that would result from transactions among unrelated parties.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


 Receivables/payables

  Receivables from affiliates consist of the following:

                                                                  DECEMBER 31,
                                                                ----------------
                                                                 1996     1997
                                                                ------- --------
     Receivable from:
       MAC and subsidiaries.................................... $ 7,140 $ 42,687
       Softbank................................................  67,451   84,365
       Other affiliates........................................   2,617    4,238
                                                                ------- --------
                                                                $77,208 $131,290
                                                                ======= ========

  Payables to management and affiliates consist of the following:

                                                                  DECEMBER 31,
                                                                ----------------
                                                                 1996     1997
                                                                ------- --------
     Payable to:
       Management.............................................. $29,834 $    --
       MAC and subsidiaries....................................     --   270,000
       Softbank................................................  39,582  126,371
       Other affiliates........................................     --     1,961
                                                                ------- --------
                                                                $69,416 $398,332
                                                                ======= ========

  As part of the 1996 acquisition of ZDI, the Companies agreed to assume certain obligations to management arising out of prior employment arrangements with previous owners. In January 1997, the Companies paid all amounts due, including accrued interest, through the payment date.

  Prior to the Reorganization and initial public offering, the Companies were members of Softbank's central cash management system. Under this system, the Companies would periodically transfer excess cash to Softbank for cash management purposes and in turn receive cash advances from Softbank to fund the Companies' short-term working capital requirements. Interest is accrued based on the net balance outstanding at the end of each month. Interest income is earned at the 30-day LIBOR rate for the applicable month. Interest expense is incurred at the 30-day LIBOR rate plus 0.5%.

 Other affiliated arrangements

  During the years ended December 31, 1996 and 1997, the Companies incurred $2,000 and $1,631, advertising expense with Yahoo!, Inc. ("Yahoo!"), an affiliated company. No advertising expense with Yahoo! was incurred in 1995.

  The Companies sell advertising space and exhibition services to Kingston Technology Company ("Kingston"), an affiliated company. During the years ended December 31, 1995, 1996 and 1997, the Companies recorded revenues of $0, $882 and $2,667, respectively, from sales to Kingston. These services were provided under terms consistent with those provided to unaffiliated customers.

  ZDCF has entered into an agreement to manage certain trade shows and expositions owned by Softbank and its affiliates, whereby ZDCF earns management and licensing fees. The fees earned by ZDCF for the years ended December 31, 1995, 1996 and 1997 were $1,979, $3,394 and $4,057, respectively.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


  In 1996 and 1997, the Companies had an arrangement with SOFTBANK Interactive Marketing ("SIM"), an affiliated company, for the provision of interactive media sales. The Companies paid commissions to SIM of $600 and $1,800 during the years ended December 31, 1996 and 1997, respectively. Effective December 31, 1997, SIM was acquired by an unrelated third party. Management believes that the sale of SIM by Softbank will have no material impact on the Companies.

  The Companies have an arrangement with SOFTBANK Services, an affiliated company, whereby the Companies are charged for administrative services provided plus a management fee. For the years ended December 31, 1995, 1996 and 1997, the Companies incurred services fees of $0, $359 and $1,259, respectively, in relation to this agreement.

  ZDI has entered into certain licensing agreements with Softbank for the publishing and distribution of Japanese language editions of certain publications. The fees earned by ZDI for the years ended December 31, 1996 and 1997 were approximately $964 and $1,818, respectively, in each year.

  The Companies have entered into a license and services agreement with MAC to develop ZDTV: Your Computer Channel. ZDTV is owned by MAC, but as part of this license and services agreement MAC has granted the Companies an option exercisable through December 31, 1998 (See Note 18) to purchase all of MAC's interest in ZDTV for an amount equal to MAC's investment plus 10% per annum. The Companies are currently funding ZDTV's operations on behalf of MAC through unsecured advances which, for approved levels of expenditure, are to be reimbursed by MAC. Such advances bear interest at the 30-day LIBOR rate plus
 .50%. The Companies' cumulative advances, which totaled $14.4 million net of $10.1 million in repayments through December 31, 1997, were repaid concurrently with the Reorganization (See Notes 2 and 18).

  ZDI has entered into operating leases for television production equipment and has sublet such equipment to ZDTV, an affiliated company. The terms of the subleases are substantially identical to the terms of the leases which provide for annual lease payments totaling approximately $610 through 2003.

 Notes payable to affiliates

  The Companies' long-term debt is payable to Softbank and consists of the following:

                                                             DECEMBER 31,
                                                         ----------------------
                                                            1996        1997
                                                         ----------  ----------
     Notes payable to affiliate(1)...................... $1,080,000  $1,080,000
     Notes payable to affiliate(2)......................    900,000     900,000
     Notes payable to affiliate(3)......................    398,000     375,027
     Note payable to affiliate(4).......................    100,000      94,231
     Note payable to affiliate(5).......................     77,450      74,772
     Note payable to affiliate(6).......................        --       10,000
                                                         ----------  ----------
       Total............................................  2,555,450   2,534,030
     Less--Current portion..............................    (33,198)   (125,790)
                                                         ----------  ----------
                                                         $2,522,252  $2,408,240
                                                         ==========  ==========

--------
(1) Principal and interest payments are due in 53 consecutive quarterly installments on the last business day of each calendar quarter beginning March 31, 1998 through March 31, 2011. The notes bear interest at a rate of 7.8% per annum.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

(2) These notes mature on December 31, 2001 and bear an interest rate of 6.5% per annum, payable on the last business day of each quarter beginning March 31, 1997.

(3) Notes mature on February 28, 2010. The notes bear interest at a rate of 8.0% per annum.

(4) Notes mature on February 28, 2009. The notes bear interest at 9.9% per annum.

(5) Note is payable in 52 equal quarterly installments commencing March 31, 1997. The note bears interest at a rate of 8.0% per annum.

(6) Note is payable on January 1, 2007. The note bears interest at a rate of 8.0% per annum.

  Scheduled principal payments due on long-term debt outstanding at December 31, 1997 are as follows:

     1998............................................................ $  125,790
     1999............................................................    125,790
     2000............................................................    125,790
     2001............................................................  1,025,790
     2002............................................................    125,790
     Thereafter......................................................  1,005,080
                                                                      ----------
       Total......................................................... $2,534,030
                                                                      ==========

  See Note 2 for a discussion of the Companies' restructuring of its debt and equity structures through the Reorganization and initial public offering.

  During 1995, 1996 and 1997, the Companies incurred $44,005, $120,646 and $190,445, respectively of interest expense due to Softbank related to the above notes payable.

 Guarantee of Softbank's U.S. debt

  In April 1996, Softbank signed a line of credit agreement totaling $50,000 with an independent lender for which the Companies, along with certain other Softbank affiliates, are guarantors. In January 1997 and October 1997, this line of credit was increased to $75,000 and $150,000, respectively. At December 31, 1997, $102,500 was outstanding under the line of credit (see Note 18).

 Return of capital and dividends

  On December 15, 1996, the Companies declared a return of capital of approximately $900,000 paid through the issuance of a note payable to a subsidiary of Softbank and a cash dividend of $8,000 to Softbank. In 1997, the Companies recorded a return of capital of $381,434 in connection with the purchase price of companies under common control.

11. EMPLOYEE STOCK COMPENSATION PLANS

 Executive stock option plan

  The SOFTBANK 1996 and 1997 Executive Stock Option Plans provide for the granting of nonqualified stock options to purchase the common stock of Softbank to officers, directors and key employees of the Companies. Under the plans, options have been granted at exercise prices equal to the closing market price in Japan's public equities market (market price denominated in Japanese yen) on the date of grant. As of December 31, 1997, substantially all options granted become exercisable in various installments over the first six anniversaries of the date of grant and expire ten years after the date of grant.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


  Information relating to stock options during 1995, 1996 and 1997 is as follows:

                                                   NUMBER     WEIGHTED AVERAGE
                                                     OF         OPTION PRICE
                                                   SHARES       PER SHARE(1)
                                                   -------    ----------------
     Shares outstanding under options at December
      31, 1995                                         --             --
     Granted...................................... 739,493(2)      $87.15
     Exercised                                         --             --
     Forfeited....................................  12,740(2)       87.15
                                                   -------
     Shares outstanding under options at December
      31, 1996.................................... 726,753          87.15
     Granted...................................... 386,363          61.40
     Exercised                                         --             --
     Forfeited.................................... 146,130          78.88
                                                   -------
     Shares outstanding under options at December
      31, 1997.................................... 966,986         $78.11
                                                   =======
     Shares exercisable
       At December 31, 1996.......................     --             --
       At December 31, 1997 (price range $44.26-
        $87.15)................................... 107,630         $82.06

--------
(1) The exercise price of the stock options is set in Japanese yen. The exercise prices as shown above have been converted to U.S. dollars based upon the exchange rate as of the date of grant for the respective options.

(2) Adjusted for a 1.4:1 stock split during 1996 and a 1.3:1 stock split during 1997.

  As permitted by SFAS 123, the Companies have chosen to continue to account for stock options in accordance with the provisions of APB 25 and, accordingly, no compensation expense related to stock option grants was recorded in 1996 or 1997. Pro forma information regarding net income is required by SFAS 123 and has been determined as if the Companies had accounted for stock options under the fair value method. The fair value of the option grants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions for 1996 and 1997:

                                                                1996     1997
                                                               -------  -------
     Risk-free interest rate..................................    5.89%    6.35%
     Dividend yield...........................................    0.26%    0.22%
     Volatility factor........................................   54.03%   51.35%
     Expected life............................................ 6 years  6 years

  The weighted average fair value of options granted in 1996 and 1997 was $64.30 and $34.05, respectively. For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost for the stock option plans been determined based upon the fair value at the grant date for awards during 1996 and 1997, consistent with the provisions of SFAS 123, the Companies' net loss would have been increased by approximately $3,100 and $4,200, respectively. On January 23, 1998, the exercise price of all of the shares outstanding under option agreements were reset to an exercise price equal to the closing market price on Japan's Tokyo Stock Exchange First Section at that date.
In conjunction with the repricing, those options previously exercisable on December 31, 1997 may now be exercised only after July 19, 1998. Repricing of the stock options will not result in compensation expense to the Companies.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

 Other stock compensation plans

  During 1996 and 1997, the Companies granted 45,760 and 61,940 shares of common stock of Softbank, respectively, (adjusted for a 1.4:1 stock split during 1996 and a 1.3:1 stock split during 1997) to certain key employees, subject to restrictions as to continuous employment which expire over a three to five-year period from the date of grant. The granting of the shares to the Companies' employees has been recorded as additional paid-in capital offset by a reduction to stockholder's equity as deferred compensation. Such amounts were recorded at the fair value, as established by market price of the shares on the date of grant. The unearned compensation is being amortized ratably over the restricted periods. During 1996, restrictions on 13,790 shares expired, 2,160 shares were forfeited and $1,080 was charged to expense related to the restricted stock awards. During 1997, restrictions on 75,210 shares expired, 2,150 shares were forfeited and $3,916 was charged to expense related to these restricted stock awards.

12. EMPLOYEE BENEFIT PLANS

 Pension plan

  Certain employees of ZDCF who have met eligibility requirements are covered by a noncontributory defined benefit pension plan. The benefits are based on years of service and average compensation at the time of retirement. The Companies' funding policy is to contribute amounts sufficient to meet the minimum funding requirements as set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). Contributions to the plan are determined in accordance with the projected unit credit cost method. Plan assets consist of U.S. equity securities, high grade corporate bonds and commercial paper, and U.S. treasury notes.

  The weighted average assumed discount rate of 7% and rate of increase in future compensation levels of 6% was used in the determination of the actuarial present value of the projected benefit obligation at December 31, 1996 and 1997. The weighted average expected long-term rate of return on plan assets at December 31, 1996 and 1997 was 7%.

  Net periodic pension cost includes the following components:

                                                             1995   1996   1997
                                                             ----  ------  ----
     Service cost........................................... $472  $  700  $391
     Interest cost..........................................  363     472   456
     Expected return on plan assets......................... (172)   (300) (445)
     Amortization of transition obligation..................  149     199    75
                                                             ----  ------  ----
     Net periodic pension cost.............................. $812  $1,071  $477
                                                             ====  ======  ====

  The following table sets forth the funded status and amounts recognized in the balance sheet:

                                                                1996    1997
                                                               ------  ------
     Actuarial present value of benefit obligations:
       Vested benefit obligation.............................. $4,132  $5,721
                                                               ------  ------
       Accumulated benefit obligations........................  4,224   5,721
                                                               ======  ======
     Projected benefit obligations............................  7,967   5,721
     Plan assets at fair value................................ (4,467) (6,004)
                                                               ------  ------
     Projected benefit obligation in excess (less than) of
      plan assets.............................................  3,500    (283)
     Unrecognized net transition asset (liability)............ (2,297)  1,279
                                                               ------  ------
     Pension liability included in balance sheet.............. $1,203  $  996
                                                               ======  ======

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

  During 1997, the Companies decided to terminate the defined benefit pension plan and pursuant to this decision, all accrued benefits became fully vested as of August 31, 1997. The above amounts reflect the effects of such termination. All accrued plan obligations will be settled during 1998. There was no significant gain or loss recognized in connection with the termination. Any gain or loss associated with the plan settlement will be recognized in 1998.

 Retirement plans

  The Companies maintain various defined contribution retirement plans. Substantially all of the Companies' employees are eligible to participate in one of the plans under which annual contributions may be made by the Companies for the benefit of all eligible employees. In certain cases, employees may also make contributions to the plan in which they participate which, and subject to certain limitations, may be matched by the Companies up to certain specified percentages. Employees are generally eligible to participate in a plan upon joining the Companies and receive matching contributions after one year of employment. The Companies made contributions to the plans totaling $2,115, $10,470 and $13,725 in 1995, 1996 and 1997, respectively.

13. INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES

  The Companies have investments in the following companies/joint ventures:

                                                                 CARRYING VALUE
                                                                 AT DECEMBER 31,
                                                      OWNERSHIP  ---------------
     COMPANY/JOINT VENTURE                            PERCENTAGE  1996    1997
     ---------------------                            ---------- ------- -------
     Mac Publishing LLC..............................     50%    $   --  $16,244
     ExpoComm LLC....................................     50%    $ 7,698 $ 7,758
     Family PC G.P...................................     50%    $10,138 $ 9,342

  The companies/joint ventures listed above are engaged primarily in the publication or distribution of print media and the organization, production and management of trade shows. Other investments and joint ventures are not material to the Companies' financial statements.

  The Companies equity income (loss) was $0, $(796) and $335 in 1995, 1996 and 1997, respectively.

14. SUPPLEMENTAL CASH FLOW INFORMATION

                                                     1995      1996      1997
                                                   -------- ---------- --------
     Cash paid during the year for:
       Interest to related parties................ $  8,390 $   99,509 $185,447
       Income taxes...............................      --         360        4
     Noncash investing and financing activities:
       Fair value of assets acquired.............. $836,479 $2,508,603 $ 20,749
       Liabilities assumed........................   21,959    370,518    6,749
                                                   -------- ---------- --------
       Cash paid..................................  814,520  2,138,085   14,000
       Less--Cash acquired........................      --      13,262      --
                                                   -------- ---------- --------
       Net cash paid for acquisitions............. $814,520 $2,124,823 $ 14,000
                                                   -------- ---------- --------
       Return of capital dividends................ $    --  $  899,948 $381,434
                                                   ======== ========== ========
       Capital contributions...................... $    --  $    5,002 $ 61,580
                                                   ======== ========== ========

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

15. OPERATING LEASE COMMITMENTS

  The Companies are obligated under various operating leases which expire at various dates through 2021. Future minimum rental commitments under noncancelable operating leases are as follows:

     1998.............................................................. $ 34,912
     1999..............................................................   32,702
     2000..............................................................   28,875
     2001..............................................................   25,891
     2002..............................................................   24,932
     Thereafter........................................................  248,407
                                                                        --------
     Total............................................................. $395,719
                                                                        ========

  Netted in the above totals is approximately $5,000 for which ZDI has noncancelable subleases in place. Total sublease income approximates ZDI's required payments under the related leases. Rent expense amounted to approximately $2,492, $23,015 and $29,994 for the years ended December 31, 1995, 1996 and 1997, respectively.

16. CONTINGENCIES

  The Companies are subject to various claims and legal proceedings arising in the normal course of business.

17. SEGMENT INFORMATION

 Business segment information

  The Companies' operations have been classified into two business segments:
(1) publishing and (2) events.

 Publishing

  The publishing segment is engaged in publishing magazines, journals, newsletters, online content, training manuals and providing market research about the computer industry. The publishing segment's principal operations are in the United States and Europe, although it also licenses or syndicates its editorial content to over 50 other publications distributed worldwide.

 Events

  The events segment is engaged in the organization, production and management of trade shows, conferences and seminars for the computer industry. The events segment's principal operations are in North America and to a lesser extent in Europe, Asia and Latin America.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


  Summarized financial information by business segment as of December 31, 1995, 1996 and 1997 and for each of the years then ended is set forth below:

                                                  1995       1996       1997
                                               ---------- ---------- ----------
     Revenue, net:
       Publishing............................. $      --  $  690,255 $  866,233
       Events.................................    202,729    264,884    287,528
                                               ---------- ---------- ----------
                                               $  202,729 $  955,139 $1,153,761
                                               ========== ========== ==========
     Income from operations:
       Publishing............................. $      --  $   18,676 $   49,997
       Events.................................     62,675     68,505     59,235
                                               ---------- ---------- ----------
                                               $   62,675 $   87,181 $  109,232
                                               ========== ========== ==========
     Total assets at December 31:
       Publishing............................. $      --  $2,440,651 $2,422,360
       Events.................................  1,090,981  1,143,522  1,124,286
                                               ---------- ---------- ----------
                                               $1,090,981 $3,584,173 $3,546,646
                                               ========== ========== ==========
     Depreciation and amortization:
       Publishing............................. $      --  $  106,587 $  118,814
       Events.................................     24,305     33,149     36,126
                                               ---------- ---------- ----------
                                               $   24,305 $  139,736 $  154,940
                                               ========== ========== ==========
     Capital expenditures:
       Publishing............................. $      --  $   14,657 $   21,399
       Events.................................      3,367      7,708      8,797
                                               ---------- ---------- ----------
                                               $    3,367 $   22,365 $   30,196
                                               ========== ========== ==========

  Operating income by business segment excludes interest income and interest expense.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


                                          UNITED STATES OTHER AREAS  COMBINED
Geographic Segment Information            ------------- ----------- ----------
  Year ended December 31, 1995:
Revenue, net.............................  $  192,789    $  9,940   $  202,729
                                           ==========    ========   ==========
Income (loss) from operations............  $   64,930    $ (2,255)  $   62,675
                                           ==========    ========   ==========
Other non-operating income...............                                4,199
Related party-interest expense...........                               44,005
                                                                    ----------
Income before taxes......................                           $   22,869
                                                                    ==========
Total assets at December 31, 1995........  $1,081,829    $  9,152   $1,090,981
                                           ==========    ========   ==========
  Year ended December 31, 1996:
Revenue, net.............................  $  854,666    $100,473   $  955,139
                                           ==========    ========   ==========
Income (loss) from operations............  $   92,210    $ (5,029)  $   87,181
                                           ==========    ========   ==========
Other non-operating income...............                                6,341
Related party-interest expense...........                              120,646
                                                                    ----------
Loss before taxes........................                           $  (27,124)
                                                                    ==========
Total assets at December 31, 1996........  $3,549,102    $ 35,071   $3,584,173
                                           ==========    ========   ==========
  Year ended December 31, 1997:
Revenue, net.............................  $1,040,297    $113,464   $1,153,761
                                           ==========    ========   ==========
Income from operations...................  $  107,085    $  2,147   $  109,232
                                           ==========    ========   ==========
Other non-operating income...............                                8,722
Related party-interest expense...........                              190,445
                                                                    ----------
Loss before taxes........................                           $  (72,491)
                                                                    ==========
Total assets at December 31, 1997........  $3,500,945    $ 45,701   $3,546,646
                                           ==========    ========   ==========

  Transactions between geographic areas are not significant.

18. SUBSEQUENT EVENTS (UNAUDITED)

 Guarantee of Softbank's U.S. Debt

  In March 1998, the Companies increased their guarantee of Softbank's U.S. debt from $150 million to $450 million. This guarantee was released on May 4, 1998.

 Interest Rate Swaps

  On June 10, 1998, the Company entered into interest rate swap agreements, with an aggregate notional amount of $550,000. Under these swap agreements, which began on August 10, 1998, the Company will receive a floating rate of interest based on three-month LIBOR, which resets quarterly, and the Company will pay a fixed rate of interest, each quarter, for the terms of the respective agreements. The terms of these agreements range from 3 to 7 years and the weighted average fixed rate the Company will pay is 5.85%. The Company has entered into these agreements solely to hedge its interest rate risk under its floating rate bank debt.

  For the nine months period ended September 30, 1998, these interest rate swaps did not have a material impact on the Company's financial statements.

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


 Restructuring

  On October 8, 1998, the Company announced that anticipated results for the fourth quarter would be below expectations. As a result, a Company-wide restructuring was implemented in which three publications were discontinued and the work force will be reduced by approximately 10%. The cost of this restructuring, estimated at $50 to $60 million will be recognized in the fourth quarter of 1998.

 Class Action Litigations

  Following a decline in the price per share of the Company's common stock after the October 8, 1998 announcement, eight securities class action suits were filed against the Company and certain of its directors and officers in the United States District Court for the Southern District of New York.

  The complaints allege that defendants violated Sections 11, 12(a) (2) and 15 of the Securities Act of 1933 in connection with the registration statement filed by the Company with the Securities and Exchange Commission relating to the initial public offering of the Company's stock on April 29, 1998 (the "IPO"). More particularly, the complaints allege that the registration statement contained false and misleading statements and failed to disclose facts that could have indicated an impending decline in the Company's revenue. The complaints seek on behalf of a class of purchasers of the Company's common stock from the date of the IPO through October 8, 1998 unspecified damages, interest, fees and costs, recission, and injunctive relief such as the imposition of a constructive trust upon the proceeds of the IPO.

  The complaints are as follow: Napoli v. Ziff-Davis Inc., et al., No. 98 Civ. 7158 (filed Oct. 9, 1998); Steinberg, et al. v. Ziff-Davis Inc., et al., No. 98 Civ. 7205 (filed Oct. 13, 1998); Flinker v. Ziff-Davis Inc., et al., No. 98 Civ. 7231 (filed Oct. 14, 1998); Koenig v. Ziff-Davis Inc., et al., No. 98 Civ. 7260 (filed Oct. 15, 1998); Schindler v. Ziff-Davis Inc., et al., No. 98 Civ. 7418 (filed Oct. 19. 1998); Miller v. Ziff-Davis Inc., et al., No. 98 Civ. 7541 (filed Oct. 23, 1998); Felgoise v. Ziff-Davis Inc., et. al., No. 98 Civ. 8045 (filed Nov. 9, 1998); and Javier v. Ziff-Davis Inc., et al., No. 98 Civ. 8201 (filed Nov. 17, 1998). All of the complaints have been assigned to Judge Shirley Wohl Kram. Service upon defendants has not yet been effected.

  In addition, a derivative suit has been filed by a stockholder against all of the directors of the Company in the Court of Chancery of the State of Delaware for New Castle County. The complaint alleges that the directors breached their fiduciary duties to the Company by repricing the stock options awarded to certain directors and demands the nullification of the repricing and an injunction against exercise by the directors of any repriced option. The complaint is as follows: Jacobs v. Ziff-Davis Inc., et al., No. 16813NC (filed Nov. 30, 1998).

  Although the outcome of the foregoing cases cannot be predicted, the Company believes there are substantial defenses to these claims.

 Legal Proceedings

  The Company was named as a defendant in an action, filed on April 17, 1998 in the Supreme Court of the State of New York, by minority shareholders of SOFTBANK Interactive Marketing Inc. ("SIM"), formerly an indirect subsidiary of Softbank. The complaint alleges, among other things, that SBH, SIM's majority shareholder, acting with the Company and two of its senior officers and directors who were directors of SIM (and who were also named as defendants), had conflicts of interest between SIM and other Softbank investments (including investments in the Company) and failed to act in the best interests of SIM and the minority shareholders by taking actions which benefited the Company. The complaint states claims based on common law fraud, breach of fiduciary duty and aiding and abetting theories and seeks in excess of $200,000

           ZDI (ZIFF-DAVIS INC.) AND ZDCF (ZD COMDEX AND FORUMS INC.)

 (FINANCIAL AND OTHER INFORMATION SUBSEQUENT TO FEBRUARY 17, 1998 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

in damages. The Company and the other defendants have moved to dismiss all of the claims against them other than a breach of contract claim which is solely against SBH.

  Although the outcome of this case cannot be predicted, the Company believes that there are substantial defenses to the claims and intends to defend vigorously.

 Acquisitions

  On October 28, 1998, the Company acquired the assets of Sky TV Inc. and certain affiliates for approximately $12,000 in cash. Sky TV is a media company that produces video content for distribution principally through airline in-flight, cable and broadcast television. Sky TV's principal offices are located in Dallas and San Francisco.

  On July 22, 1998, the Company purchased $5,000 in Series C, convertible, non-voting preferred shares of Deja News Inc., an Internet discussion network. This investment is being accounted for on a cost basis.

 ZDTV

  On November 17, 1998, the Company announced its intention to exercise its option to purchase ZDTV for a purchase price expected to be approximately $85,000, against which the Company will be able to apply approximately $53,000 in advances owed to it by MAC Holdings America Inc. In addition, the Company announced a letter of intent had been entered into with Vulcan Programming, Inc. ("Vulcan"), whereby Vulcan would purchase 33% of ZDTV for approximately $54,000. Other than advances to ZDTV which are reported on the Company's balance sheet, the results of operations of ZDTV are not included in the Company's results.

 Credit Facility

  On December 16, 1998, the lenders on the Company's $1,350,000 credit facility agreed to amend certain provisions of that facility. The amended provisions include an increase to allowed leverage ratios. In return, the Company agreed to pay a one-time fee and to an increase in interest rates on amounts borrowed under the facility. Had the increased interest rates been in effect for the period from the May 4, 1998 Reorganization to September 30, 1998, interest expense would have increased by approximately $7,300.

1998 Incentive Compensation Plan

  The Company adopted the 1998 Incentive Compensation Plan (the "Plan") to provide long-term incentives for its key employees and enhance shareholder value. The Plan provides for the grant of options, stock appreciation rights, stock awards and other interests in the Company's Common Stock. The Company has reserved 8,500,000 shares of Common Stock for issuance under the Plan. On February 13, 1998, the Company granted options to purchase 5,254,700 shares with an exercise price of $16.00 per share representing the fair value of such options at that date. Such options vest ratably over five years.

  On September 23, 1998, the Board of Directors approved the reduction of the exercise price of all options outstanding under the Plan from $16.00 to $6.00, the closing market price of the Company's common stock on that date. In addition, the vesting period of the options was extended by three months.

  The Company adopted the Employee Stock Purchase Plan (the "Stock Purchase Plan") whereby eligible employees may purchase the Company's Common Stock with after tax payroll deductions of 1% to 10% of their base pay. The price at which shares of Common Stock will be purchased is the lesser of 85% of the fair market value of a share of Common Stock on (1) the first business day of a purchase period or (2) the last business day of a purchase period. The Company has reserved 1,500,000 shares of Common Stock for issuance under the Stock Purchase Plan.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Ziff-Davis Inc., (formerly Ziff-Davis Publishing Company)

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, cash flows and changes in stockholder's equity, present fairly, in all material respects, the financial position of Ziff-Davis Inc. and its subsidiaries (formerly Ziff-Davis Publishing Company or the "Company") at December 31, 1995 and February 28, 1996, and the results of their operations and their cash flows for the year ended December 31, 1995 and for the period from January 1, 1996 to February 28, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As discussed in Note 16 to the financial statements, the Company was acquired by SOFTBANK Holdings Inc. on February 29, 1996.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
New York, NY
February 17, 1998

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

                                                      DECEMBER 31, FEBRUARY 28,
                                                          1995         1996
                                                      ------------ ------------
                       ASSETS
Current assets:
  Cash and cash equivalents..........................  $   10,083   $   13,669
  Accounts receivable, net...........................     113,078      116,075
  Inventories........................................      21,825       26,009
  Deferred taxes.....................................      22,129       23,570
  Prepaid postage and other current assets...........      16,621       16,852
                                                       ----------   ----------
    Total current assets.............................     183,736      196,175
Property and equipment, net..........................      64,110       58,589
Intangible assets, net...............................   1,348,064    1,338,684
Deferred charges and other assets....................      27,996       26,457
                                                       ----------   ----------
    Total assets.....................................  $1,623,906   $1,619,905
                                                       ==========   ==========
        LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable...................................  $   56,488   $   43,795
  Accrued expenses...................................      68,814       78,333
  Unexpired subscriptions, net.......................      81,737       86,435
  Due to management and affiliates...................      58,480       58,762
  Current portion of long-term debt..................       6,847        6,847
  Other current liabilities..........................       2,048        2,733
                                                       ----------   ----------
    Total current liabilities........................     274,414      276,905
Deferred taxes.......................................      11,822       10,815
Long-term debt.......................................     439,153      439,153
Subordinated debentures--related party...............     525,000      525,000
Other long-term liabilities..........................       8,367        7,315
                                                       ----------   ----------
    Total liabilities................................   1,258,756    1,259,188
                                                       ----------   ----------
Commitments and contingencies (Notes 14, 15 and 16)
Stockholder's equity:
  Common stock, $.01 par value; 1,000 shares
   authorized; 100 shares issued and outstanding.....         --           --
  Additional paid-in capital.........................     391,275      391,275
  Accumulated deficit................................     (26,002)     (30,549)
  Cumulative translation adjustment..................        (123)          (9)
                                                       ----------   ----------
    Total stockholder's equity.......................     365,150      360,717
                                                       ----------   ----------
    Total liabilities and stockholder's equity.......  $1,623,906   $1,619,905
                                                       ==========   ==========

   The accompanying notes are an integral part of the consolidated financial statements.

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                               JANUARY 1, 1996
                                                   YEAR ENDED        TO
                                                  DECEMBER 31,  FEBRUARY 28,
                                                      1995          1996
                                                  ------------ ---------------
Revenue, net.....................................   $768,995      $125,465
Cost of production...............................    193,646        31,112
Selling, general and administrative expenses.....    428,053        71,946
Depreciation and amortization of property and
 equipment.......................................     37,160         6,073
Amortization of intangible assets................     54,386         9,064
                                                    --------      --------
  Income from operations.........................     55,750         7,270
Interest expense, net............................    (92,609)      (14,030)
Equity in losses of joint ventures...............      3,391           235
                                                    --------      --------
  Loss before income taxes.......................    (40,250)       (6,995)
Income tax benefit...............................    (14,248)       (2,448)
                                                    --------      --------
Net loss.........................................   $(26,002)     $ (4,547)
                                                    ========      ========


   The accompanying notes are an integral part of the consolidated financial statements.

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  JANUARY 1, 1996
                                                     YEAR ENDED         TO
                                                    DECEMBER 31,   FEBRUARY 28,
                                                        1995           1996
                                                    ------------  ---------------
Cash flows from operating activities:
 Net loss.........................................  $   (26,002)     $ (4,547)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization...................       91,546        15,137
  Loss from equity investments....................        3,391           235
  Provisions for bad debts, allowances and
   cancellations..................................       14,097         3,014
  Deferred tax benefit............................      (14,248)       (2,448)
  Changes in operating assets and liabilities:
   Accounts receivable............................      (26,956)       (6,011)
   Inventories....................................       (9,014)       (4,184)
   Accounts payable and accrued expenses..........        8,136        (3,174)
   Unexpired subscriptions, net...................        2,499         4,698
   Due to management and affiliates...............       (3,020)          282
   Other, net.....................................       (3,366)        1,136
                                                    -----------      --------
Net cash provided by operating activities.........       37,063         4,138
                                                    -----------      --------
Cash flows from investing activities:
 Capital expenditures.............................      (14,163)         (552)
 Proceeds from sale of businesses.................       23,508           --
                                                    -----------      --------
Net cash provided (used) by investing activities..        9,345          (552)
                                                    -----------      --------
Cash flows from financing activities:
 Borrowings under revolving credit facility.......       80,625        24,335
 Repayment of revolving credit facility...........      (60,625)      (24,335)
 Repayment of acquisition indebtedness............   (1,122,931)          --
                                                    -----------      --------
Net cash used by financing activities.............   (1,102,931)          --
                                                    -----------      --------
Net (decrease)/increase in cash and cash
 equivalents......................................   (1,056,523)        3,586
Cash and cash equivalents at beginning of period..    1,066,606        10,083
                                                    -----------      --------
Cash and cash equivalents at end of period........  $    10,083      $ 13,669
                                                    ===========      ========
Supplemental cash flow disclosures:
 Interest paid....................................  $    78,811      $ 29,255
 Income taxes paid................................  $    92,729      $    --

   The accompanying notes are an integral part of the consolidated financial statements.

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                         COMMON STOCK  ADDITIONAL             CUMULATIVE      TOTAL
                         -------------  PAID-IN   ACCUMULATED TRANSLATION STOCKHOLDER'S
                         SHARES AMOUNT  CAPITAL     DEFICIT   ADJUSTMENT     EQUITY
                         ------ ------ ---------- ----------- ----------- -------------
Balance at January 1,
 1995...................  100    $--    $391,275   $    --       $ --       $391,275
Net loss................  --      --         --     (26,002)       --        (26,002)
Foreign currency
 translation
 adjustment.............  --      --         --         --        (123)         (123)
                          ---    ----   --------   --------      -----      --------
Balance at December 31,
 1995...................  100     --     391,275    (26,002)      (123)      365,150
Net loss................  --      --         --      (4,547)       --         (4,547)
Foreign currency
 translation
 adjustment.............  --      --         --         --         114           114
                          ---    ----   --------   --------      -----      --------
Balance at February 28,
 1996...................  100    $--    $391,275   $(30,549)     $  (9)     $360,717
                          ===    ====   ========   ========      =====      ========



   The accompanying notes are an integral part of the consolidated financial statements.

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

1. ORGANIZATION AND ACQUISITION

  Ziff-Davis Inc. ("ZDI", formerly Ziff-Davis Publishing Company) is a wholly-owned subsidiary of Ziff-Davis Holdings Corp. ("Holdings").

  ZDI is engaged in publishing magazines, journals and training manuals and providing market research about the computer industry, with operations in the United States, Canada and Europe.

 Acquisition

  Effective January 1, 1995, Holdings, through ZDI, directly and indirectly acquired certain assets and assumed certain liabilities of the Ziff-Davis publishing business and related businesses (the "Acquisition" or the "Acquired Businesses") from Ziff Communications Company, L.P., a limited partnership ("ZCC") and other persons and entities (collectively referred to as the "Sellers"), for an aggregate purchase price of approximately $1,400,000 plus transaction costs. ZDI funded the Acquisition through the issuance of Common Stock, bank borrowings and a subordinated note payable to Holdings.

  The acquisition has been accounted for using the purchase method of accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements include the accounts of ZDI and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Investments in companies in which ownership interests range from 20 to 50 percent are accounted for under the equity method. ZDI has an equity investment interest in Family PC G.P. of 50%. The equity investment in Family PC G.P. is not material to ZDI's consolidated financial statements.

 Cash and cash equivalents

  ZDI considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of credit risk

  ZDI places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of federally insured limits. ZDI has not experienced losses in such accounts.

  ZDI's advertisers include customers who represent a variety of technology companies in the United States and other countries. ZDI extends credit to its customers and historically has not experienced significant losses relating to receivables from individual customers or groups of customers.

 Property and equipment

  Property and equipment have been recorded at their estimated fair value at the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the acquired assets, ranging from 3 to 39 years. Leasehold improvements are amortized using the straight-line method over the

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

service life of the improvement or the life of the related lease, whichever is shorter. Maintenance and repair costs are charged to expense as incurred.

 Paper inventories

  Paper inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

 Intangible assets

  Intangible assets consist principally of advertising lists, trademarks and trade names and goodwill. Amortization of these assets is computed on a straight-line basis over their estimated useful lives. Identifiable intangible assets are amortized over a period of 2 to 39 years and goodwill, which represents the excess of the purchase price over the estimated fair values of net assets acquired, is amortized over 40 years. ZDI assesses the recoverability of its intangible assets whenever adverse events or changes in circumstances indicate that expected future cash flows (undiscounted and without interest charges) may not be sufficient to support the carrying amount of intangible assets. If undiscounted cash flows are not sufficient to support the recorded assets, an impairment loss is recognized to reduce the carrying value of the intangibles to its estimated recoverable value.

 Revenue recognition

  Advertising revenue for ZDI's publications, less agency commissions, is recognized as income in the month that the related publications are sent to subscribers or becomes available for sale at newsstands.

  Circulation revenue consists of both subscription and single copy newsstand sales. Subscription revenue, less estimated cancellations, is deferred and recognized as income in the month that the related publications are sent to subscribers. Newsstand sales, less estimated returns, are recognized in the month that the related publications become available for sale at newsstands.

  Revenue generated by market research is recognized when the service is provided.

 Operating costs and expenses

  Cost of production includes paper, manufacturing, distribution and fulfillment. Selling and promotion costs include subscriber acquisition costs which are expensed as incurred. Editorial and product development costs are generally expensed as incurred. Product development costs include the cost of artwork, graphics, prepress, plates and photography for new products.

 Foreign currency

  Gains and losses on foreign currency transactions, which are not significant, have been included in selling, general and administrative expenses. The effect of translation of foreign currency financial statements into U.S. dollars is included in the cumulative translation adjustments account in stockholder's equity.

 Income taxes

  ZDI uses the asset and liability approach for financial accounting and reporting of deferred taxes.

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from these estimates.

 Fair value of financial instruments

  All current assets and liabilities are carried at cost, which approximates fair value because of the short-term maturity of those instruments. The recorded amounts of ZDI's long-term debt also approximate fair value which was based upon the current rates available to ZDI for debt with similar remaining maturities.

 Impairment of long-lived assets

  In 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"). ZDI adopted SFAS 121 in fiscal 1996 with no effect on operations.

 Earnings per share

  Historical earnings per share data has been omitted on the basis that it is not meaningful due to the insignificant number of shares outstanding.

3. ACCOUNTS RECEIVABLE, NET

  Accounts receivable, net consist of the following:

                                                     DECEMBER 31, FEBRUARY 28,
                                                         1995         1996
                                                     ------------ ------------
     Accounts receivable............................   $168,961     $166,036
     Allowance for doubtful accounts, returns and
      cancellations.................................    (55,883)     (49,961)
                                                       --------     --------
                                                       $113,078     $116,075
                                                       ========     ========

4. PROPERTY AND EQUIPMENT, NET

  Property and equipment, net, consist of the following:

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1995         1996
                                                       ------------ ------------
     Computers and equipment..........................   $ 55,838     $ 56,390
     Leasehold improvements...........................     25,999       25,999
     Furniture and fixtures...........................     12,404       12,404
     Other............................................      7,029        7,029
                                                         --------     --------
                                                          101,270      101,822
     Accumulated depreciation and amortization........    (37,160)     (43,233)
                                                         --------     --------
                                                         $ 64,110     $ 58,589
                                                         ========     ========

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


5. INTANGIBLE ASSETS, NET

  Intangible assets, net, consist of the following:

                                              RANGE OF
                                               LIVES   DECEMBER 31, FEBRUARY 28,
                                              (YEARS)      1995         1996
                                              -------- ------------ ------------
     Advertiser lists........................   7-39    $  645,800   $  645,800
     Trademarks and trade names..............     30       235,820      235,820
     Subscriber lists........................   3-10        47,436       47,436
     Other...................................    2-5        28,800       28,800
     License agreements......................   6-14        11,211       11,211
     Goodwill................................     40       433,383      433,067
                                                        ----------   ----------
                                                         1,402,450    1,402,134
     Accumulated amortization................              (54,386)     (63,450)
                                                        ----------   ----------
                                                        $1,348,064   $1,338,684
                                                        ==========   ==========

  Intangible assets primarily relate to the acquisition of ZDI. As discussed in
Note 1, the acquisition was accounted for under the purchase method of accounting. As such the purchase price was allocated to tangible and identifiable intangible assets with the remaining amount allocated to goodwill.

  Advertising lists, exhibitor relationships and subscriber lists were recorded at their estimated fair value as determined by an "income" approach. Trademarks/trade names were recorded at their estimated fair value using a "relief from royalty" approach.

  All intangible assets are being amortized using the straight-line method over their estimated useful lives, up to 40 years. In determining the estimated useful lives, ZDI considered its competitive position in the markets in which it operates, the historical attrition rates of advertisers, exhibitors and subscribers, legal and contractual obligations, and other factors.

  Recoverability of goodwill and intangible assets is assessed at a minimum on an annual basis. Impairments would be recognized in operating results if a permanent diminution in value were to occur based upon an undiscounted cash flow analysis.

6. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1995         1996
                                                       ------------ ------------
     Payroll and related employee benefits............   $35,044      $35,152
     Accrued interest.................................    16,804       27,526
     Other taxes payable..............................     1,588        2,576
     Other accrued expenses...........................    15,378       13,079
                                                         -------      -------
                                                         $68,814      $78,333
                                                         =======      =======

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


7. INCOME TAXES

  Loss before income taxes is attributable to the following jurisdictions:

                                                           YEAR      JANUARY 1
                                                          ENDED          TO
                                                       DECEMBER 31, FEBRUARY 28,
                                                           1995         1996
                                                       ------------ ------------
     United States....................................   $(31,114)    $(4,757)
     Foreign..........................................     (9,136)     (2,238)
                                                         --------     -------
       Total..........................................   $(40,250)    $(6,995)
                                                         ========     =======

  Components of the income tax benefit are as follows:

                                                           YEAR      JANUARY 1
                                                          ENDED       THROUGH
                                                       DECEMBER 31, FEBRUARY 28,
                                                           1995         1996
                                                       ------------ ------------
     U.S. federal income taxes:
       Current........................................   $    --      $   --
       Deferred.......................................    (11,040)     (1,897)
     State and local income taxes:
       Current........................................        --          --
       Deferred.......................................     (3,208)       (551)
     Foreign income taxes.............................        --          --
                                                         --------     -------
         Total income tax benefit.....................   $(14,248)    $(2,448)
                                                         ========     =======

  A reconciliation of the U.S. federal statutory tax rate to ZDI's effective tax rate on loss before income taxes is as follows:

                                                         YEAR      JANUARY 1
                                                        ENDED          TO
                                                     DECEMBER 31, FEBRUARY 28,
                                                         1995         1996
                                                     ------------ ------------
     Federal statutory tax rate.....................     35.0%        35.0%
     State and local taxes (net of federal tax
      benefit)......................................      6.0          6.0
     Foreign losses.................................     (2.5)        (2.5)
     Amortization of nondeductible goodwill.........     (1.3)        (1.2)
     Other nondeductible expenses...................     (1.8)        (2.3)
                                                         ----         ----
       Effective tax rate...........................     35.4%        35.0%
                                                         ====         ====

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


  Following is a summary of the components of the deferred tax accounts at December 31, 1995 and February 28, 1996:

                                                      DECEMBER 31, FEBRUARY 28,
                                                          1995         1996
                                                      ------------ ------------
   Current deferred tax assets:
     Allowance for doubtful accounts.................   $  8,396     $  8,535
     Employee compensation, bonus, and vacation......     12,248       12,687
     Other...........................................      1,485        2,348
                                                        --------     --------
       Current deferred tax assets...................     22,129       23,570
                                                        --------     --------
   Noncurrent deferred tax assets and (liabilities):
     Basis difference in intangible assets...........    (69,271)     (71,589)
     Basis difference in property and equipment......     (3,378)      (1,863)
     Deferred rental expense.........................      3,285        3,139
     Net operating loss carryforwards................    102,165      103,954
     Acquisition reserves............................      2,773        2,756
     Other...........................................       (220)         (36)
                                                        --------     --------
       Gross noncurrent deferred tax assets..........     35,354       36,361
     Valuation allowance.............................    (47,176)     (47,176)
                                                        --------     --------
       Net noncurrent deferred tax liabilities.......    (11,822)     (10,815)
                                                        --------     --------
   Total net deferred tax assets.....................   $ 10,307     $ 12,755
                                                        ========     ========

  As of December 31, 1995 and February 28, 1996, ZDI had total deferred tax assets of $83,176 and $86,243, respectively, and total deferred tax liabilities of $72,869 and $73,488, respectively.

  As of February 28, 1996, ZDI has U.S. and foreign net operating loss carryforwards of approximately $244,172, which will begin to expire on December 31, 1996. The December 31, 1995 and the February 28, 1996 net deferred tax asset is reduced by a valuation allowance of $47,176 relating to tax benefits of foreign net operating loss carryforwards which are not expected to be recognized.

  ZDI's foreign subsidiaries have no undistributed earnings for remittance to the U.S. and therefore no U.S. or foreign tax provision on remittances has been recorded.

8. DUE TO MANAGEMENT AND AFFILIATES

  Payables to management and affiliates consist of the following:

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1995         1996
                                                       ------------ ------------
   Payable to:
     Management.......................................   $28,161      $28,443
     Sellers..........................................    21,500       21,500
     Holdings.........................................     8,819        8,819
                                                         -------      -------
                                                         $58,480      $58,762
                                                         =======      =======

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


  As part of the Acquisition, ZDI agreed to assume certain obligations to management arising out of prior employment arrangements. Approximately $40,000 was due under these arrangements, of which approximately $12,000 was paid in 1995. The balance of the obligation, including accrued interest, was paid in 1997.

  Amounts due to sellers represent final amounts payable related to the Acquisition.

9. LONG-TERM DEBT

  Long-term debt at December 31, 1995 and February 28, 1996 is comprised of the following:

            Bank debt:
              Tranche A......................... $ 86,604
              Tranche B.........................  179,479
              Tranche C.........................  159,917
              Revolving credit arrangement......   20,000
                                                 --------
                                                  446,000
            Less--Current portion...............   (6,847)
                                                 --------
                                                 $439,153
                                                 ========

  On December 21, 1994, ZDI borrowed $515,000 under the terms of a Credit Agreement. The proceeds of the loan were used to finance a portion of the Acquisition and pay certain transaction costs.

  Tranche A, as amended on August 31, 1995, is a six-year term loan due quarterly in varying amounts from September 30, 1995 through December 31, 2000. Tranche B is a seven-year term loan due quarterly in varying amounts commencing September 30, 1995 through September 30, 2001, with a final payment of $126,000 on December 31, 2001. Tranche C is an eight-year term loan providing for quarterly payments, aggregating $1,000 per calendar year commencing September 30, 1995 through December 31, 2001, followed by four quarterly payments of $39,500 through December 31, 2002.

  The Credit Agreement also provides ZDI with an additional $85,000, increased to $150,000 under terms of the August 31, 1995 amendment, under a revolving credit arrangement through December 31, 2000. These funds are available for loans, letters of credit, and swing-line loans, subject to certain maximum levels of borrowing. At least once during each year, for a period of 30 consecutive days, the loans outstanding under the revolving credit facility must be reduced so that the aggregate outstanding amount does not exceed $130,000 during such 30-day period. The commitment fee for the revolving credit facility is .50% during 1995 and 1996 on the unused portion of the facility. ZDI has the option to permanently reduce the amount available for borrowings under the revolving credit facility by a minimum of $5,000 at any time. At December 31, 1995 and February 28, 1996, $130,000 under the revolving credit facility is available for borrowing.

  During 1995 and the period January 1, 1996 to February 28, 1996, the Tranche A and revolving credit loans bore interest, payable at least quarterly, at either the Average Bank Rate ("ABR"), as defined, plus 1.25%, or at the Eurodollar rate, plus 2.5% at the election of ZDI. Tranche B and C loans bore interest, payable at least quarterly, at either the ABR, plus 1.75% and 2.25%, respectively, or at the Eurodollar rate, as defined, plus 3% and 3.5%, respectively, at the election of ZDI. Swing-line loans bear interest at the ABR, plus the applicable margins as discussed above. Borrowings outstanding at December 31, 1995 and February 28, 1996 were $446,000 and the weighted average interest rate was 8.8% and 10.1%, respectively.

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


  ZDI is required to comply with various restrictive covenants, including maintaining certain financial ratios, restrictions on additional indebtedness, capital expenditures, acquisitions, certain asset sales, declaration of dividends and acquisition of ZDI's or Holdings' Common Stock. All borrowings under the Credit Agreement are secured by the common stock and other equity interests of ZDI and its wholly-owned subsidiaries.

  ZDI is required to make mandatory prepayments of the loans with the net proceeds of certain asset sales and debt issuances, if any. ZDI is also required, commencing with the year ending December 31, 1995, to prepay the loans with a portion of excess cash flow, as defined, once certain cash balances are achieved. These cash balances were not achieved during 1995 or for the period from January 1, 1996 to February 28, 1996 and therefore no prepayments occurred.

  Scheduled principal payments for each of the next five years are as follows:

     1996.............................................................. $  6,847
     1997..............................................................   13,518
     1998..............................................................   21,524
     1999..............................................................   23,658
     2000..............................................................   52,795
     Thereafter........................................................  327,658
                                                                        --------
       Total........................................................... $446,000
                                                                        ========

10. RELATED PARTY TRANSACTIONS

  Prior to the Acquisition, ZCC provided certain services to ZDI, including legal, tax, human resources, payroll, facilities management and management information services. The remaining unpaid balance (approximately $8,100) for such services was paid in the normal course of business during 1995. Beginning in 1995, ZDI sublet office space and provided administrative services to ZCC. Such office space and services were provided to ZCC at ZDI's cost. The majority partners of ZCC have a continuing investment in Holdings of approximately 6%.

  On the closing date of the Acquisition, ZDI paid approximately $280,000 in cash to the Sellers and issued notes due January 13, 1995 and January 16, 1995 totaling $1,033,931, for the balance. These notes were subsequently fully paid in January, 1995.

  See Note 11 for a description of subordinated debentures.

  In connection with the Acquisition, ZDI paid transaction costs of $14,000 to an affiliate of Holdings.

  The Company paid $44,555 and $3,791 in interest to Holdings for the year ended December 31, 1995 and for the period from January 1, 1996 to February 28, 1996, respectively.

11. SUBORDINATED DEBENTURES--RELATED PARTY

  On December 21, 1994, ZDI issued a $525,000 subordinated note payable to Holdings to finance a portion of the Acquisition. The note bears interest at 8 1/2% per annum with interest payable semiannually on February 28 and August 31 of each year. The principal is repayable in three installments of $175,000 each on December 21, 2005, December 21, 2006 and December 21, 2007. This note is fully subordinated in right of payment to the bank borrowings (see Note 9).

         ZDI (ZIFF-DAVIS INC., FORMERLY ZIFF-DAVIS PUBLISHING COMPANY)
            (A WHOLLY OWNED SUBSIDIARY OF ZIFF-DAVIS HOLDINGS CORP.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)


12. EMPLOYEE BENEFIT PLANS

 Retirement plans

  ZDI and its subsidiaries maintain various defined contribution retirement plans. Substantially all of ZDI's employees are eligible to participate in one of the plans under which annual contributions may be made by ZDI for the benefit of all eligible employees. Employees may also make contributions to the plan in which they participate which, subject to certain limitations, may be matched by ZDI up to certain specified percentages. Employees are generally eligible to participate in a plan upon joining ZDI and receive matching contributions immediately upon commencement of employment. In addition, the employees become eligible to receive a discretionary Company contribution after one year of employment. ZDI made contributions of $8,432 and $1,407 for the year ended December 31, 1995 and for the period ended February 28, 1996, respectively.

13. SALE OF BUSINESSES

  During 1995, ZDI disposed of two subsidiaries and received cash consideration of $23,508. No gain or loss was realized on the dispositions.

14. OPERATING LEASE COMMITMENTS

  ZDI is obligated under various operating leases which expire at various dates through 2006. Future minimum rental commitments under noncancelable operating leases are as follows:

     1996 (ten-month period)........................................... $15,771
     1997..............................................................  19,606
     1998..............................................................  18,219
     1999..............................................................  12,532
     2000..............................................................   9,611
     Thereafter........................................................  14,583
                                                                        -------
       Total........................................................... $90,322
                                                                        =======

  Netted in the above totals is approximately $2,300 for which ZDI has noncancelable subleases in place. Total sublease income approximates ZDI's required payments under the related leases. Rent expense amounted to approximately $22,900 and $4,020 for the year ended December 31, 1995 and for the period from January 1, 1996 to February 28, 1996, respectively.

15. CONTINGENCIES

  ZDI is subject to various claims and legal proceedings arising in the normal course of business. Management believes that the ultimate liability, if any, in the aggregate will not be material to the consolidated balance sheet, future operations or cash flows.

16. SUBSEQUENT EVENTS

 Acquisition of the Company

  In February 1996, SOFTBANK Corp. entered into an agreement to acquire the stock of ZDI for an aggregate purchase price of approximately $1,800,000, plus transaction costs. In a separate agreement, MAC Inc. Ltd., an affiliated company of SOFTBANK Corp., acquired directly and through affiliates, certain of the assets and assumed certain of the liabilities of ZDI for an aggregate purchase price of approximately $302,000.

                                                                       ANNEX VII

                                       ZD

             SELECTED HISTORICAL COMBINED FINANCIAL AND OTHER DATA

  The following table presents Selected Historical Combined Financial and Other Data for ZD as of and for the years ended December 31, 1995, 1996 and 1997 and as of and for the nine month periods ended September 30, 1997 and 1998. This data was derived from the Combined Financial Statements of ZD included in this Annex. An affiliate of the Company acquired an events business ("COMDEX") on April 1, 1995 and a print publishing business (ZD Publishing) on February 29, 1996; the data does not include results from the acquired businesses for periods before the respective dates of acquisition. However, because ZD Publishing represents ZD's principal operations, the following table also presents Selected Historical Combined Financial and Other Data for ZD Publishing as of and for the years ended December 31, 1993, 1994 and 1995 and as of and for the two month period ended February 28, 1996. The data as of and for the year ended December 31, 1995 and as of and for the two months ended February 28, 1996 were derived from the Consolidated Financial Statements of ZD Publishing included in this Annex. ZD Publishing data as of for the years ended December 31, 1993 and 1994, and ZD data as of and for the periods ended September 30, 1997 and 1998, are derived from ZD Publishing's unaudited financial statements. On May 4, 1998, the Company completed a reorganization described in Note 1 to the Combined Financial Statements of ZD; results for period before the reorganization are not directly comparable to results for period after the reorganization. This table should be read in conjunction with the Selected Historical Combined Financial and Other Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Combined Financial Statements for the Company, ZD and ZDNet, and the Consolidated Financial Statements for ZD Publishing, included in this Annex and Annexes VI and VIII to the Proxy Statement.

                                         ZD PUBLISHING(1)                                      ZD GROUP
                      -------------------------------------------------------- --------------------------------------------
                                                                                                           NINE MONTH
                                                        TWO MONTH                                         PERIOD ENDED
                         YEAR ENDED DECEMBER 31,       PERIOD ENDED     YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                      -------------------------------  FEBRUARY 28, ---------------------------------  --------------------
                        1993       1994       1995         1996      1995(2)      1996        1997       1997       1998
                      --------  ---------- ----------  ------------ ---------- ----------  ----------  --------  ----------
STATEMENT OF                                                   (IN THOUSANDS)
 OPERATIONS DATA:
Revenue, net........  $639,244  $  698,030 $  755,419   $  122,562  $  202,729 $  938,924  $1,121,543  $728,910  $  692,981
Depreciation and
 amortization.......    36,650      33,045     87,506       14,540      24,305    134,251     147,259   112,173     109,814
Income (loss) from
 operations.........   623,093     681,582     65,283        8,540      62,675    104,594     131,713     8,548      (9,107)
Interest expense,
 net................       --          --      92,609       14,030      44,005    120,646     190,445   141,333     111,185
Income (loss) before
 income taxes.......   623,093     681,582    (36,472)      (6,539)     22,869    (26,636)    (71,648) (144,051)   (119,465)
Net income
 (loss)(3)(4).......    25,569      82,176    (26,002)      (4,547)     10,945    (52,081)    (71,179) (143,810)    (86,179)
OTHER DATA:
Capital
 expenditures.......  $ 13,603  $   14,606 $   12,573   $      384  $    3,367 $   21,355  $   27,822  $ 17,291  $   24,218
Capital
 contributions to
 ZDNet..............       --          --       7,106        2,350         --      13,630      20,664    15,799      13,298
Investments and
 acquisitions, net
 of cash acquired...       --          --         --           --      814,520  2,124,823      11,002        60       8,192
BALANCE SHEET DATA
 (AT PERIOD END):
Cash and cash
 equivalents........  $ 34,371  $1,064,174 $   10,083   $   13,669  $   27,908 $   29,915  $   30,273            $   26,728
Total assets........   303,323   2,747,968  1,625,426    1,622,438   1,090,981  3,584,963   3,548,108             3,411,644
Total long-term
 debt...............   353,507   1,034,000    964,153      964,153     575,450  2,522,252   2,408,240             1,526,047
Division equity
 (deficit)..........  (216,848)    387,718    365,150      360,717     397,881    447,756     126,130             1,344,048

--------
(1) An affiliate of the Company acquired ZD Publishing on February 29, 1996. Because ZD Publishing represents the ZD's principal operations, ZD Publishing data has been presented for periods before that date.

(2) An affiliate of the Company acquired COMDEX on April 1, 1995 and ZD Publishing on February 29, 1996; ZD data does not include results from the acquired businesses for periods before the respective dates of acquisition.

(3) During 1993 and 1994, ZD Publishing conducted its operations through various partnerships. Accordingly, there were no income tax provisions for those years.

(4) No historical earnings per share or share data are presented as the Company does not consider such data meaningful. After issuance of ZDNet Stock, the Company will report earnings per share data for ZD and ZDNet but not for the Company.


                                     VII-1

                                       ZD
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  Ziff-Davis Inc. (the "Company") is a leading integrated media and marketing company focused on computer and Internet-related technology. ZD is the division of Ziff-Davis Inc. that engages in the businesses of print publishing, trade shows and conferences, market research and education, among others. ZD operates in two business segments: (1) publishing and (2) events. ZD also currently holds a 100% Retained Interest in the ZDNet Group ("ZDNet"), the Company's online business division, which is accounted for under the equity method of accounting.

   ZD's 27 primary U.S. and international titles, including its joint ventures, and over 50 licensed publications, total more than 75 publications distributed worldwide, with a combined circulation of approximately seven million primary readers. ZD also produces some of the world's most important trade shows related to computer technology, with over two million estimated attendees at over 50 trade shows and conferences worldwide in 1997. ZD's COMDEX/Fall event is the number one ranked trade show for all industries in the U.S. as measured by total revenue, total exhibit space and number of attendees. According to Media Metrix, in October 1998 ZD's zdnet.com web site ranked first among web sites in the category of news, information and entertainment, ahead of such sites as cnet.com, cnn.com, msnbc.com, Disney Online and espn.com. ZD's other media and marketing platforms include market research, education and the publication of computer-related newsletters, training manuals and materials.

 Revenue

  ZD had net revenue of $1.122 billion for 1997. A substantial portion of ZD's revenue is derived from the sale of advertising, which in 1997 accounted for 51.4% of total revenue. No single advertiser has comprised more than 4% of ZD's advertising revenue during any of the last three years. However, ZD's top 20 advertisers accounted for 38.8% of total advertising revenue for 1997.

  In the publishing segment, ZD's principal sources of revenue are advertising (67.1% of 1997 total publishing revenue), circulation (18.1%) and other (14.8%) for the year ended December 31, 1997. Circulation comprises both paid subscriptions (11.2%) and newsstand sales (6.9%) while other includes educational and training materials (5.6%) and market research studies (6.5%) with the balance primarily consisting of royalties, reprints and other miscellaneous sales. In the events segment, revenue is derived from two principal sources: sale of exhibit space (64.8% of 1997 total segment revenue) and attendee conference and seminar fees (14.9%). Unlike many trade show producers, ZD derives a significant portion of its trade show revenue from other sources (20.3%), including advertising in show-related publications, billboards, banners, fees from managing customer-sponsored events and other show-related activities. ZD believes these other sources will continue to be an important growth area, particularly for its content-focused events.

  ZD provides certain editorial content for ZDNet for which ZDNet pays a royalty to ZD based on ZDNet's revenue. See Note 5 to ZD's Combined Financial Statements in this Annex.

 Cost of Operations

  In the publishing business, the principal components of ZD's production costs are raw materials, printing and distribution, which represented 35.1%, 38.0% and 27.0%, respectively, of total 1997 publishing production expenses. ZD's principal raw material is paper. Paper supply and prices are subject to volatility and may be significantly affected by many factors, including market and economic conditions. See "Risk Factors--Other Company Risks--Risks Associated with Fluctuations in Paper and Postage Costs" and "--Inflation and Fluctuations in Paper and Postage Costs". The principal components of production costs within the events business are the costs of renting and preparing the facilities to hold the events (33.6%), direct mail and the related costs for promotion of the events (33.2%) and program development and presentation costs (11.3%).

                                     VII-2

  The other principal operating costs for ZD are selling, general and administrative expenses, including editorial costs. Included in these costs are salaries, sales commissions and benefits (50.3%) along with marketing and promotion expenses related to advertising and circulation (19.1%).

  The Company provides certain selling, general and administrative services and shared services (the "Central Services"), and the costs of these services are allocated between ZD and ZDNet. See Note 5 to ZD's Combined Financial Statements in this Annex.

 Factors affecting future periods

  ZD's revenue and profitability are influenced by a number of external factors, including the volume of new technology product introductions, the amount and allocation of marketing expenditure by ZD's clients, the extent to which sellers elect to advertise using print and online media or participate in trade shows and conferences, changes in paper prices, availability of appropriate venues for its largest trade shows and conferences and competition among computer technology marketers (including print publishers, producers of trade shows and providers of other technology information services). Accordingly, ZD may experience fluctuations in revenue from period to period. Many of ZD's large customers concentrate their advertising expenditures around major new product launches. Marketing expenditures by technology companies can also be affected by factors affecting the computer industry generally, including pricing pressures and temporary surpluses of inventory. Revenue and profitability are also influenced by product mix and the timing and frequency of ZD's new product launches and launches in new markets, as well as by acquisitions. New publications generally require several years to achieve profitability and upon achieving initial profitability, often have lower margins than more established publications. The launch of new publications, trade shows and services are funded with cash flow from operations and are expensed as incurred. Accordingly, ZD's revenue from year to year may be affected by the number and timing of new product launches. If ZD concludes that a new publication, trade show or service will not achieve certain milestones with regard to revenues, profitability and cash flow within a reasonable period of time, management may discontinue such publication, trade show or service or merge it into another existing publication, trade show or service. See "Risk Factors--Other Company Risks--New Product Risks".

REDUCED DEMAND FOR ADVERTISING; RESTRUCTURING

  Margin pressure on computer equipment manufacturers, industry and product delays, lower demand in Asia and a focus on the Year 2000 transition are contributing to a reduced demand for advertising in ZD's magazines (principally PC Magazine, PC/Computing, Computer Shopper and PC Week). ZD believes these factors will continue, and as announced on October 8, 1998, expects that EBITDA for the fourth quarter of 1998 will be significantly lower than EBITDA for the fourth quarter of 1997.

  As a result of this reduced demand, ZD also announced on October 8, 1998 a company-wide restructuring in which it discontinued three publications (Internet Business, Equip and Windows Pro), and will streamline operating support services, consolidate certain facilities and reduce its workforce by approximately 10%. ZD expects to take a one time pre-tax charge of $50-60 million in the fourth quarter as part of this restructuring.

  See "--Liquidity and Capital Resources--Credit Facility" below.

PRESENTATION OF FINANCIAL INFORMATION

  ZD is comprised of certain operations which were acquired at various times and completed a recapitalization in May 1998 (See Notes 1 and 2 to ZD's Combined Financial Statements in this Annex).

  ZD's Retained Interest in 100% of the division equity of ZDNet is reflected as "Retained Interest in ZDNet" in ZD's historical balance sheets. Similarly, ZD's Retained Interest in 100% of the division net losses of ZDNet is reflected as "Net loss related to Retained Interest in ZDNet" in ZD's historical statements of operations.

                                     VII-3

  The book value associated with ZD's Retained Interest in ZDNet will be increased proportionately for net income (or decreased proportionately for net loss) of ZDNet. In addition, that book value will be adjusted from time to time as set forth under Note 3 to ZD's Combined Financial Statements in this Annex.

  The Company determined the accounting for ZD's Retained Interest in ZDNet, in part, by analogy to APB No. 18, "The Equity Method of Accounting for Investments in Common Stock".

RESULTS OF OPERATIONS

  The table below presents the results of ZD as if the assets and operations acquired by affiliates of the Company on February 29, 1996 (as described in Note 1 to the Combined Financial Statements in this Annex) had been acquired on January 1, 1995. Purchase accounting adjustments relating to that acquisition have been reflected through pro forma amortization, interest and income tax adjustments, as described in note (a) to the table. Although the table presents numbers that are not in accordance with generally accepted accounting principles, management believes they present the most meaningful basis of comparison. The financial information presented below may not necessarily reflect the results of operations which would have occurred had the February 29, 1996 acquisition been completed on January 1, 1995.

                                       ZD
                             YEAR ENDED DECEMBER 31,
                          -------------------------------   NINE MONTHS ENDED
                               PRO FORMA                      SEPTEMBER 30,
                          --------------------   ACTUAL    --------------------
                           1995(A)    1996(A)     1997       1997       1998
                          ---------  ---------  ---------  ---------  ---------
                                           (IN THOUSANDS)
Revenue, net:
  Publishing              $ 755,419  $ 796,602  $ 834,015  $ 607,227  $ 570,291
  Events................    202,729    264,884    287,528    121,683    122,690
                          ---------  ---------  ---------  ---------  ---------
                            958,148  1,061,486  1,121,543    728,910    692,981
                          ---------  ---------  ---------  ---------  ---------
Cost of production:
  Publishing............    192,900    212,287    221,367    161,740    159,654
  Events................     68,810     87,373     99,533     51,964     47,002
                          ---------  ---------  ---------  ---------  ---------
                            261,710    299,660    320,900    213,704    206,656
Selling, general and
 administrative
 expenses...............    456,669    499,901    521,671    394,485    385,618
Depreciation and
 amortization...........    147,773    154,855    147,259    112,173    109,814
                          ---------  ---------  ---------  ---------  ---------
Income (loss) from
 operations.............     91,996    107,070    131,713      8,548     (9,107)
Interest expense, net...   (133,130)  (135,500)  (190,445)  (141,333)  (111,185)
Loss related to Retained
 Interest in ZDNet......     (7,177)   (17,933)   (21,238)   (18,463)    (7,655)
Other non-operating
 income.................        808      6,107      8,322      7,196      8,482
                          ---------  ---------  ---------  ---------  ---------
Loss before income
 taxes..................    (47,503)   (40,256)   (71,648)  (144,052)  (119,465)
Provision (benefit) for
 income taxes...........     14,313     26,755       (469)      (242)   (33,286)
                          ---------  ---------  ---------  ---------  ---------
Net loss................  $ (61,816) $ (67,011) $ (71,179) $(143,810) $ (86,179)
                          =========  =========  =========  =========  =========
OTHER DATA:
EBITDA(b)...............  $ 233,400  $ 250,099  $ 266,056  $ 109,454  $ 101,534
Capital expenditures....     15,940     21,739     27,822     17,291     24,218
Capital contributions to
 ZDNet..................      7,106     15,980     20,664     15,799     13,298
Investments and
 acquisitions, net of
 cash acquired..........    814,520  2,124,823     11,002         60      8,192

--------

(a) The acquisition of the publishing segment on February 29, 1996 gave rise to different bases of accounting for the period after the acquisition versus the period prior to the acquisition. This is primarily due to a purchase price which exceeded the book value of the assets acquired, financed by a higher level of both

                                     VII-4
   debt and equity as compared to the pre-acquisition capital structure. The above numbers assume that the acquisition took place on January 1, 1995; therefore, depreciation and amortization, interest expense, and net loss have been increased (decreased) by approximately $6,064, $824, and $10,383, respectively for 1996 and $35,962, $(3,484) and $46,759, respectively for 1995.


(b) "EBITDA" is defined as income before provision for income taxes, interest expense, depreciation and amortization. EBITDA is not intended to represent cash flows from operations and should not be considered as an alternative to net income as an indicator of ZD's operating performance or to cash flows as a measure of liquidity. ZD believes that EBITDA is a standard measure commonly reported and widely used by analysts, investors and other interested parties in the publishing and media industries.

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1997

 Revenue, net

  Net revenue for the nine months ended September 30, 1998 was $693.0 million compared to $728.9 million for the nine month ended September 30, 1997, a decrease of $35.9 million or 4.9%. The comparability of 1998 and 1997 nine month results was affected by the accounting treatment for certain publications transferred to or from joint ventures as well as the shift in timing of an event. Excluding these factors, revenue for the nine months ended September 30, 1998 decreased by $13.0 million, or 6.0% compared to the same period in 1997.

  Publishing--The decline in the publishing segment's net revenue relates to transferring certain publications to or from joint ventures. Excluding such transfers, publishing segment net revenue improved $7.9 million or 4.3%. The decrease was due to lower advertising in business publications partly offset by growth in advertising in consumer publications. Advertising revenue was lower in the business publications principally due to factors affecting the computer technology industry during the period (as described in "Reduced Demand for Advertising; Restructuring" above.)

  Net revenue for the Macuser and MacWeek magazines contributed to Mac Publishing, LLC were $31.9 million for the first nine months ended September 30, 1997, but are no longer consolidated into ZD's results for 1998. On May 1, 1998, ZD acquired its joint venture partner's 50% interest in Family PC magazine. ZD now owns 100% of the magazine and its results are included in the consolidated results from the acquisition date. Revenue from Family PC included in the 1998 nine months results is $4.8 million.

  Events--Net revenue from the events segment increased $1.0 million or 0.8%, primarily resulting from the shift in timing of Seybold San
Francisco/Publishing 98 offset by revenue declines on smaller events.

 Cost of production

  Cost of production decreased $7.0 million or 3.3% from the 1997 period. Publishing cost of production declined $2.0 million due to lower advertising pages produced. The events segment accounted for $5.0 million of this decrease, primarily attributable to the shift in timing of Seybold San Francisco/Publishing 98.

 Selling, general and administrative expenses

  Selling, general and administrative expenses were $385.6 million for the nine months ended September 30, 1998 compared to $394.5 million for the nine months ended September 30, 1997, a decrease of $8.9 million or 2.2%. Included in the 1998 period were $3.2 million of one-time costs for office relocations along with $9.9 million of costs related to launches of new publications. Excluding the one-time costs, recurring expenses decreased 3.1% principally related to efficiencies realized in combining the publishing and events business through the Reorganization and in particular, the consolidation of the two former events entities into one business unit.

                                     VII-5

 Depreciation and amortization

  Total depreciation and amortization expense was $109.8 million for the 1998 period compared to $112.2 million in the 1997 period, a decrease of $2.4 million or 2.1%. The decline was the result of certain assets being fully depreciated or amortized in 1997.

 Interest expense, net

  Net interest expense declined to $111.2 million for the 1998 period from $141.3 million in 1997. The reduction was attributed to a lower level of debt outstanding due to principal repayments and the capitalization of $908.7 million of intercompany indebtedness. The weighted average cost of debt did not change significantly between the periods.

 Loss related to Retained Interest in ZDNet

  The loss from ZD's Retained Interest in ZDNet decreased to $7.7 million in 1998 from $18.5 million in 1997 due to the improved operating performance of that business. See Annex VIII--Management's Discussion and Analysis of Financial Condition and Results of Operations.

 Other non-operating income, net

  Other non-operating income, net primarily reflects ZD's equity share of earnings and losses from joint ventures and fees earned from management of events not produced by ZD. Income of $8.5 million for the 1998 period increased $1.3 million from the $7.2 million of income in 1997. The increase was attributed to higher earnings from Mac Publishing, LLC partly offset by the revised royalty and fee arrangement for the events business in Japan.

 Income taxes

  The combined income tax benefit was $33.3 million and $0.2 million for the nine months ended September 30, 1998 and 1997, respectively. The increase was due primarily to the losses with respect to the MAC Assets, which were not deductible until the MAC Assets were purchased by ZD from an affiliate on May 4, 1998. The income tax benefit for the period results from applying ZD's estimated annual effective tax rate to the pretax loss of the nine months ended September 30, 1998.

 Net loss

  As a result of the changes described above, the net loss for the nine months ended September 30, 1998 was $86.2 million compared to a net loss of $143.8 million for the nine months ended September 30, 1997.

 EBITDA

  EBITDA for the nine months ended September 30, 1998 was $101.5 million compared to $109.5 million for the period in 1997. Results were unfavorable as compared to last year primarily due to a lower level of advertising in the higher margin business publications as well as a decline in the earnings from the COMDEX/Spring event partly offset by the shift in timing of Seybold San Francisco/Publishing 98. In addition, during the nine months ended September 30, 1998, ZD recorded $3.2 million of one-time costs for office relocations and incurred $6.4 million of losses from launching new publications.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH PRO FORMA YEAR ENDED DECEMBER 31,
1996

 Revenue, net

  Net revenue increased by $60.0 million or 5.7% from $1,061.5 million in 1996 to $1,121.5 million in 1997.

                                     VII-6

  Publishing--Net revenue from publishing grew by $37.4 million or 4.7% from $796.6 million to $834.0 million. Approximately $22 million was due to inclusion of a full year of results for the electronic gaming publications acquired in mid-1996 and two publications launched in late 1996. Increases in advertising rates, generally ranging between 3% and 10%, and a 5.1% increase in advertising pages contributed $11.5 million. Revenue from international operations, which generated 9.5% of the segment's revenue, decreased by $1.5 million due to the strengthening of the U.S. dollar relative to the major European currencies. Continued growth from new educational product launches and sales of market research studies accounted for the balance of the revenue growth.

  Events--Net revenue from events increased $22.6 million or 8.5% from $264.9 million to $287.5 million. Approximately $15 million of the increase was due to 11 new trade show launches, including revenue from ancillary show-related sources. The balance of revenue growth was due to higher exhibitor rates charged at the major events, partly offset by a decline in revenue from COMDEX/Spring and certain U.K. events.

 Cost of production

  Production costs increased $21.2 million or 7.1% from $299.7 million to $320.9 million.

  Publishing production costs increased $9.1 million or 4.3% from $212.3 million in 1996 to $221.4 million. Costs related to new launches and volume-related growth increased approximately $20 million but were partly offset by approximately $10 million of lower paper costs.

  The costs of producing events increased $12.2 million or 14.0% from $87.3 million to $99.5 million primarily as a result of costs related to new events launched in 1997.

 Selling, general and administrative expenses

  Selling, general and administrative expenses increased $21.8 million or 4.4% from $499.9 million to $521.7 million. The increase was due to the addition of employees to support base business volume growth and launches of new products and services. Results included a one-time $6.0 million charge for the consolidation and restructuring of the events business which was announced in the fourth quarter of 1997. Costs for the publishing segment rose 1.2% while those for the events segment rose 22.1% due to the number of new launches and the one-time restructuring charge.

 Depreciation and amortization

  Total depreciation and amortization decreased $7.6 million to $147.3 million in 1997. The decrease in depreciation and amortization expense was a result of certain assets being fully depreciated in 1996.

 Interest expense, net

  Net interest expense increased $54.9 million or 40.5% to $190.4 million in 1997 due to interest on an additional $900 million of intercompany indebtedness to Softbank incurred to finance a return of capital.

 Loss related to Retained Interest in ZDNet

  The loss from ZD's Retained Interest in ZDNet increased to $21.2 million in 1997 from $17.9 in 1996 due to the operating performance of that business. See Annex VIII--Management's Discussion and Analysis of Financial Condition and Results of Operations.

 Other non-operating income, net

  Other non-operating income, net increased $2.2 million from $6.1 million in 1996 to $8.3 million or 36.1% primarily due to a $2.2 million or 36.3% increase in ZD's share of Mac Publishing, LLC's earnings.

                                     VII-7

 Income Taxes

  The 1997 combined income tax benefit of $0.5 million compares to a pro forma income tax provision of $26.8 million in 1996. The improvement in the tax provision is due to a higher pre-tax loss giving rise to a tax benefit. The difference between the 1997 and 1996 effective tax rates and the federal statutory tax rate of 35.0% is primarily due to non-recognition of tax losses generated by the MAC Assets ($42.0 million and $63.0 million in 1997 and 1996, respectively), non-deductible goodwill amortization ($10.2 million and $8.6 million, respectively) and state and local income taxes.

 Net loss

  As a result of the changes described above, net loss for the period increased $4.1 million or 6.1% from $67.0 million to $71.1 million.

 EBITDA

  EBITDA for 1997 was $266.1 million, an increase of $16.0 million or 6.4% from the $250.1 million generated in 1996. The increase was due to higher revenue and management fee income, net of higher production costs and selling, general and administrative expenses. The ratio of EBITDA to revenue remained relatively constant at 23.7% for 1997 compared to the 1996 margin of 23.6%. Excluding the one-time charge related to the consolidation and restructuring of the trade shows and conferences business, the 1997 ratio would have been 24.3%.

PRO FORMA YEAR ENDED DECEMBER 31, 1996 COMPARED WITH PRO FORMA YEAR ENDED DECEMBER 31, 1995

 Revenue, net

  Net revenue increased by $103.4 million or 10.8% from $958.1 million in 1995 to $1,061.5 million in 1996.

  Publishing--Net revenue from publishing grew by $41.2 million or 5.5% from $755.4 million to $796.6 million. Higher overall advertising rates combined with a 12.4% growth in advertising pages contributed 59.3% of the net revenue increase while the mid-1996 acquisition of several electronic gaming publications accounted for 40.7% of the increase. New educational product launches and growth in sales of market research studies accounted for the balance of net revenue growth.

  Events--Net revenue from events increased $62.2 million or 30.7% from $202.7 million to $264.9 million. The launch of new international trade shows accounted for 32.2% of the growth while the introduction of customized events contributed 19.3%. The balance of the increase was due to growth in exhibitor square footage and rates at ZD's major U.S. shows.

 Cost of production

  Production costs increased $38.0 million or 14.5% from $261.7 million to $299.7 million.

  Publishing production costs increased $19.4 million or 10.1% from $192.9 million to $212.3 million, primarily due to volume-related growth and higher paper costs. Approximately 35.1% of the increase was attributed to costs for the magazines acquired mid-year while increased frequencies on certain publications and a full year of costs for publications launched in late 1995 accounted for 20.1% of the increase.

  The costs of producing events increased $18.6 million or 27.0% from $68.8 million to $87.4 million. The increase was driven by the cost of new product launches as well as higher direct marketing and facility-related fees for the major U.S. events.

 Selling, general and administrative expenses

  Selling, general and administrative expenses rose $43.2 million or 9.5% from $456.7 million to $499.9 million. This increase reflects the addition of employees to support growth in the base business along

                                     VII-8
with the launches of new products and services. Costs for the publishing segment rose 3.6% while those for the events segment rose 61.6%, reflecting a higher level of new launches and the absence of COMDEX related expenses for the first three months of 1995 (COMDEX was acquired April 1, 1995).

 Depreciation and amortization

  Total depreciation and amortization of $154.9 million increased $7.1 million from $147.8 million in 1995 primarily due to the inclusion of a full year's depreciation and amortization relating to COMDEX, which was acquired April 1, 1995.

 Interest expense, net

  Net interest expense increased $2.4 million or 1.8% on a pro forma basis due to higher average debt levels in 1996.

 Loss related to Retained Interest in ZDNet

  The loss from ZD's Retained Interest in ZDNet increased to $17.9 million in 1996 from the $7.2 million in 1995 due to the operating performance of that business. See Annex VIII--Management's Discussion and Analysis of Financial Condition and Results of Operations.

 Other non-operating income, net

  Other non-operating income, net increased to $6.1 million compared to $0.8 million in 1995 due to ZD's share of earnings from Mac Publishing, LLC of $5.3 million.

 Income Taxes

  The combined income tax provision of $26.8 million compares to an income tax provision of $14.3 million in 1995. The unfavorable variance in income taxes and the difference in the 1996 and 1995 effective tax rates from the federal statutory tax rate of 35% is primarily attributable to non-recognition of tax losses generated by the MAC Assets ($63.0 million in 1996) and non-deductible goodwill amortization ($8.6 million in 1996).

 Net Loss

  As a result of the changes described above, net loss for the period increased $5.2 million from $61.8 million to $67.0 million.

 EBITDA

  EBITDA for 1996 was $250.1 million, an increase of $16.3 million or 7.0% from the $233.8 million generated in 1995. The increase was due to higher revenue and management fee income, net of higher production costs and selling, general and administrative expenses. The cost of new product launches caused the growth rate of expenses to exceed the revenue growth rate and, as a result, the ratio of EBITDA to revenue of 23.6% in 1996 declined slightly compared to the 1995 margin of 24.4%.

LIQUIDITY AND CAPITAL RESOURCES

  As a result of the May 4, 1998 reorganization, ZD's intercompany debt owed to Softbank was reduced to $83.1 million. Such indebtedness bears interest at 9.9% and matures in February 2009. Concurrently with the Company's initial public offering, the Company (on behalf of ZD) issued and sold $250 million aggregate principal amount of Notes. In addition, the Company (on behalf of ZD) entered into a $1.35 billion credit

                                     VII-9
facility, and borrowed $1.25 billion thereunder, to provide additional funds for the repayment of intercompany debt to Softbank and to provide for ZD's working capital requirements. See Note 2 to the Combined Financial Statements included in this Annex.

  The Credit Facility, as amended, consists of a seven year $400 million reducing revolving credit facility, a seven year $450 million term loan and an eight year $500 million term loan. There are no scheduled reductions in the revolving credit commitment or amortization under the term loan until September 2000.

  At September 30, 1998, ZD's outstanding total debt was $1,534.6 million (excluding unamortized discount) which consisted of $79.6 million due to Softbank, $250 million in Notes and $1,205 million under the credit facility.

  Cash and cash equivalents were $26.8 million at September 30, 1998 and $37.7 million at September 30, 1997. The balance decreased $10.9 million due to the factors discussed below:

  Cash provided by operations was $87.5 million for the nine-months ended September 30, 1998 compared to a use of $9.3 million for the nine-months ended September 30, 1997. The increase from 1997 to 1998 was attributed to ZD's lower losses and a decrease in funding to affiliates and to ZDNet.

  Cash used for investing activities for the nine-months ended September 30, 1998 and 1997 was $45.7 million and $33.2 million, respectively. The majority of these expenditures were for computer equipment and leasehold improvements as well as funding the operation of ZDNet. In addition, in 1998 ZD acquired a tradeshow in Canada, an additional 50% of Family PC and a European marketing database company. Acquisitions in the 1997 period reflected the purchase of a 70% interest in GameSpot, Inc.

  Cash used in financing activities totaled $45.4 million for the nine months ended September 30, 1998, representing proceeds from the reorganization and initial public offering of $1.863 million, net of transaction costs, and funding from the parent company of $20.4 million offset by the repayment of debt and amounts due to affiliates of $1,929.3 million. Cash provided by financing activities in the same period in 1997 amounted to $50.2 million representing capital contributions partly offset by repayments of intercompany debt.

  ZD believes based on its current level of operations and anticipated growth, that ZD's ability to generate cash, together with cash on hand and available lines of credit, will be adequate to make required payments of principal and interest on ZD's indebtedness and to fund anticipated capital expenditures and future working capital requirements for the next 12 months. However, actual capital requirements may change, particularly as a result of any acquisitions ZD may pursue. The ability of ZD to meet its debt service obligations and reduce its total debt will depend upon the future performance of ZD.

 Funding for ZDNet

  In the financial statements of ZD and ZDNet, whenever ZDNet had a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's subsidiaries that are not wholly owned), that cash need was funded by ZD and accounted for as a capital contribution (i.e., as an increase in ZDNet's division equity and ZD's Retained Interest in ZDNet). Accordingly, no interest income from ZDNet has been reflected in the financial statements of ZD. After the date on which ZDNet Stock is first issued, the Company will account for all cash transfers from one Group to or for the account of the other Group (other than transfers in return for assets or services rendered or transfers in respect of ZD's Retained Interest that correspond to dividends paid on ZDNet Stock) as inter-Group revolving credit advances (bearing interest at the rate at which the Company could borrow such funds on a revolving credit basis) (as the Board determines in its sole discretion) unless the Board determines that a given transfer (or type of transfer) should be accounted for as a long-term loan, a capital contribution increasing ZD's Retained Interest in ZDNet or a return of capital reducing ZD's Retained Interest in ZDNet.

                                     VII-10

CREDIT FACILITY

  For the reasons described under "Reduced Demand for Advertising; Restructuring" above, ZD expects its debt to EBITDA ratios at December 31, 1998 to be above the levels that had been required by its credit facility at such date. On December 16, 1998, the lenders of the $1.35 billion credit facility agreed to amend certain provisions of that facility. The amended provisions include an increase to the allowed leverage ratios. In return, ZD agreed to pay a one-time fee and increase rates on amounts borrowed under the credit facility. Had the increased interest rates been in effect for the period from the Company's initial public offering to September 30, 1998, interest expense would have increased by approximately $7.3 million.

INTEREST RATE SWAPS

  On June 10, 1998, ZD entered into interest rate swap agreements, with an aggregate notional amount of $550 million. Under these swap agreements, which commenced on August 10, 1998, ZD will receive a floating rate of interest based on three-month LIBOR, which resets quarterly, and ZD will pay a fixed rate of interest each quarter for the terms of the respective agreements. The weighted average fixed rate ZD will pay under these agreements is 5.85%. ZD has entered into these agreements solely to hedge its interest rate risk.

ZDTV

  ZD has a license and services agreement to develop ZDTV. ZDTV is owned by MAC Holdings America Inc. ("MHA"), but as part of the license and services agreement, MHA has granted ZD an option, exercisable through December 31, 1998, to purchase all of MHA's interest in ZDTV for an amount equal to MHA's investment plus 10% per annum for the period of its investment. MHA is wholly owned by Mr. Masayoshi Son, a director of the Company. Pursuant to the license and services agreement, ZD has agreed to fund ZDTV's operations on behalf of MHA through unsecured advances, which for approved levels of expenditures are to be reimbursed by MHA. Such advances bear interest at the 30-day LIBOR rate plus 0.50%. ZDTV's cash requirements for 1998 are currently expected to be approximately $53.0 million, of which $40.3 million had been spent through September 30, 1998. On November 17, 1998, ZD announced its intention to exercise its option to purchase ZDTV for a purchase price expected to be approximately $85 million. Of this amount, it is expected that the Company will make a cash payment of approximately $32 million and convert the advances previously paid to MHA estimated at $53 million. In addition, ZD announced a letter of intent had been entered into with Vulcan Programming, Inc. ("Vulcan"), whereby Vulcan would purchase 33% of ZDTV for approximately $54 million. Other than advances to ZDTV which are reported on the Company's balance sheet, the results of operations of ZDTV are not included in the Company's results.

SEASONALITY

  Historically, ZD's business has been seasonal as a significant portion of revenue has occurred in the second and fourth quarters. The following table sets forth certain unaudited quarterly combined statements of operations data for each of the eight quarters in the period ended September 30, 1998. In the opinion of the Company's management, this unaudited information has been prepared on a basis consistent with the audited Combined Financial Statements of ZD appearing elsewhere in this Annex and includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein when read in conjunction with the Combined Financial Statements and related notes thereto. The operating results for any quarter are not necessarily indicative of results for any future period.

                                     VII-11

                                                                QUARTERS ENDED
                                                            (DOLLARS IN THOUSANDS)
                          -----------------------------------------------------------------------------------------------
                          DECEMBER 31, MARCH 31,  JUNE 30,  SEPTEMBER 30, DECEMBER 31, MARCH 31,  JUNE 30,  SEPTEMBER 30,
                              1996       1997       1997        1997          1997       1998       1998        1998
                          ------------ ---------  --------  ------------- ------------ ---------  --------  -------------
Revenue, net:
 Publishing.............    $226,510   $204,281   $211,333    $191,613      $226,788   $190,995   $197,820    $181,476
 Events.................     122,545     15,321     82,135      24,227       165,845     27,121     65,782      29,787
                            --------   --------   --------    --------      --------   --------   --------    --------
Total revenue...........     349,055    219,602    293,468     215,840       392,633    218,116    263,602     211,263
 Percentage of total
  year..................        32.9%      19.6%      26.2%       19.2%         35.0%       n/a        n/a         n/a
Cost of production......      92,923     60,842     91,152      61,710       107,196     69,048     74,710      62,898
Selling, general and
 administrative expenses     143,235    130,837    132,015     131,633       127,186    131,165    127,084     127,369
Depreciation and
 amortization...........      40,799     37,196     37,173      37,804        35,086     35,748     37,859      36,207
Income (loss) from
 operations.............      72,098     (9,273)    33,128     (15,307)      123,166    (17,845)    23,948     (15,211)
Income (loss) before
 taxes..................      31,821    (59,901)   (17,448)    (66,703)       72,404    (68,059)   (11,940)    (39,466)
Net income (loss).......      25,205    (59,817)   (17,387)    (66,606)       72,631     (5,121)   (76,560)     (4,498)
EBITDA..................     109,531     24,008     66,624      18,822       156,602     13,628     62,072      25,834
 Percentage of total
  year..................        43.8%       9.0%      25.0%        7.1%         58.9%       n/a        n/a         n/a

INFLATION AND FLUCTUATIONS IN PAPER AND POSTAGE COSTS

  ZD continually assesses the impact of inflation and changes in paper prices. ZD generally enters into contracts for the purchase of paper which adjust the price on a quarterly basis. Paper prices began to rise in 1994, rose significantly in 1995 and 1996 and then decreased in 1997. During 1998, paper prices were relatively flat. Management anticipates that paper prices will remain relatively stable in 1999. ZD will continue to monitor the impact of inflation and paper prices and will consider these matters in setting its pricing policies. ZD frequently reviews its purchasing and manufacturing processes for opportunities to reduce costs and mitigate the impact of paper price and postage rate increases (such as purchasing lighter-grade paper stock or, when paper prices are at cyclical lows, increasing paper inventory or entering into longer term contracts with suppliers). However, ZD has not entered, and does not currently plan to enter, into long-term forward price or option contracts for paper. Management estimates postage costs will increase approximately 3.5% in 1999. See "Risk Factors--Other Company Risks--Risks Associated with Fluctuations in Paper and Postage Costs" and "ZD--Description of Business--Print Publishing--Paper and Printing".

YEAR 2000 ISSUES

  During 1997, the Company, including the businesses comprising ZD, began a review of its computer systems and related software to identify systems and software which might malfunction due to misidentification of the Year 2000. The Company is using both internal and external resources to identify, correct or reprogram, and test systems for Year 2000 readiness. Some of the Company's computer systems and databases, including its subscription fulfillment and payroll systems, are managed by third parties under contractual arrangements. The Company has requested those third parties to advise the Company as to whether they anticipate difficulties in addressing Year 2000 problems and , if so, the nature of such difficulties. Management of the Company has not finally determined the cost associated with Year 2000 readiness efforts and the related potential impact on the Company's results of operations. Amounts expended to date have not been material. There can be no assurances the Company's systems or systems of other companies on which the Company relies will be converted in time or that any such failure to convert by the Company or another company will not have an adverse effect on ZD's financial condition or results of operations. After evaluating its internal compliance efforts as well as the compliance of third parties as described above, by the end of the calendar year 1998, the Company will develop during 1999 contingency plans to address situation in which various systems of the Company or third parties with which the Company does business, are not Year 2000 compliant. Any Year 2000

                                     VII-12
compliance problem could have a material adverse effect on ZD's business, results of operations and financial condition. Management believes a likely "worst case scenario" is that some customers and vendors will be unable to complete transactions on a timely basis which may have an adverse impact on the timing of ZD's cash flows and potentially ZD's ability to deliver products or services.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  SFAS No. 130, "Reporting Comprehensive Income", issued in June 1997, will require ZD to disclose, in financial statement format, all non-owner changes in equity. Such changes include, for example, cumulative foreign currency translation adjustments, certain minimum pension liabilities and unrealized gains and losses on securities available for sale. This statement is effective for fiscal years beginning after December 15, 1997 and requires presentation of prior period financial statements for comparability purposes. Such transactions historically have not been material to ZD.

  SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", issued in June 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

  SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", is effective for the year ended December 31, 1998. This statement revises the disclosure requirements for employers' pension and other retiree benefits.

  ZD expects to adopt the above statements beginning with its 1998 financial statements.

  In June 1998, the Financial Accounting Standards Board issued SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of SFAS 133 to have a material impact on ZD's results of operations.

                                     VII-13

                                       ZD

                            DESCRIPTION OF BUSINESS

  Ziff-Davis Inc. is a leading integrated media and marketing company focused on computing and Internet-related technology. ZD is the division of Ziff-Davis Inc. focused on the businesses of print publishing, trade shows and conferences, market research, education (including ZDU, our Internet-based educational service) and television (including an online component). ZD provides global technology companies with marketing strategies for reaching key decision-makers.

  ZD's PC Magazine, PC Week and Computer Shopper magazines are the top three computer magazines in the U.S. and are among the top 25 U.S. magazines, each as measured by total revenue in 1997. In 1997, ZD was the largest technology publisher in the U.S. in terms of total magazine revenue (with at least 50% more total magazine revenue than its closest competitor). In that same year, ZD accounted for 36.8% of all advertising and circulation dollars spent in computer periodicals. ZD believes its publications provide readers and advertisers with comprehensive market and product coverage and quality editorial content.

  ZD also produces some of the world's most important trade shows serving vendors, resellers, buyers and users of computer technology and the Internet. In 1997, ZD produced over 50 trade shows and conferences worldwide with over two million estimated attendees. ZD's COMDEX/Fall event is the number one ranked trade show for all industries in the U.S. as measured by total revenue, total exhibit space and number of attendees.

  ZD's other media and marketing platforms include market research, education and publication of computer-related newsletters and training manuals. ZD also currently has a 100% Retained Interest in ZDNet (the Company's online business division) (see Annex VII), although that interest will decline if the Company completes its offering of ZDNet Stock as currently planned. In addition, ZD has a license and services agreement to manage ZDTV, the first 24-hour cable television channel and integrated Web site focused exclusively on computers, technology and the Internet. ZDTV was launched in May 1998. ZD has announced its intention to exercise its option (which, unless extended, expires December 31, 1998) to purchase ZDTV from MAC Holdings America Inc., which is wholly owned by Mr. Masayoshi Son, a director of the Company. See "--Television".

INDUSTRY BACKGROUND

  Technology continues to be one of the largest and fastest growing sectors of the U.S. economy. The market for technology goods and services is rapidly expanding due to increased integration of computers into the workplace and home, shortened product life cycles and increased use of the Internet. The demand for computer technology to enhance productivity and the increasing number of applications in the areas of education, entertainment and communications has dramatically increased the number of computers in use worldwide (from 150 million in 1993 to over 300 million in 1997). This increase in computer usage has significantly broadened the consumer and business markets for computer technology. In addition, rapid technological advances have shortened product life cycles. Today, the estimated marketable product life of a PC is less than six months as compared to five years in 1981. The Internet has also become a widely accepted information tool. Forrester Research Inc. estimates that the number of adult Web users will reach 51 million in the U.S. by the end of 1998 and will grow to 99 million by the end of 2001.

  These factors have led to increased demand among buyers and users of computer technology product for objective, up-to-date information and analysis. To meet this demand, sellers of computer technology products need to effectively advertise to increase sales, educate consumers, improve end-user satisfaction and build brand loyalty. Computer technology-focused media enables sellers to communicate their message effectively by targeting a focused customer base. As a result of a broadening consumer base containing favorable demographics, computer technology publications and other media are becoming increasingly attractive as a platform for consumer product advertising.

                                     VII-14

 COMPUTER TECHNOLOGY PRINT PUBLICATIONS MARKET

  Advertising and circulation revenue for computer-oriented print publications grew on average 10% a year from 1994 to 1997, totaling $1.7 billion in 1997, an 11% increase from 1996. However, in the third quarter of 1998 computer advertising pages decreased 12% as compared to the same period in 1997, according to Adscope and CMR. The Company believes the decline in the technology advertising market is due mainly to continuing margin pressure on computer equipment manufacturers, industry and product delays, lower demand in Asia and a focus on the Year 2000 transition.

 COMPUTER TECHNOLOGY TRADE SHOWS

  Trade show attendees are presented with product advertisements in the form of exhibits and "editorial" content in the form of conferences and other ancillary forums. Producers of trade shows and conferences generate revenue from exhibit space sales, advertising and attendance fees. Trade shows and conferences allow sellers to conduct a large volume of face-to-face sales presentations to qualified buyers in a short period of time. Professional attendees include hardware and software manufacturers and developers, sales and distribution personnel and large volume end-users. Industry leaders such as Microsoft Corporation and Cisco Systems, Inc. use these events to promote the launch of important products in order to reach top-ranking decision-makers in the computer technology industry.

  Trade shows are an increasingly important marketing strategy for information technology vendors and can be an effective medium for generating and closing sales. In 1998 estimated exhibit space revenue from North American computer-product trade shows was approximately $686 million, exhibit square footage rose 17% from 1997, the number of exhibiting firms increased 26% from 1997 and attendance at such shows rose 20% from 1997.

ZD STRATEGY

  ZD's objective is to be the preferred marketing partner to technology vendors and service providers seeking to reach primary decision-makers involved in the specification and purchase of their products and services. The key elements of ZD's strategy are:

 FOCUS ON THE TECHNOLOGY MARKET

  ZD believes that its focus on the technology market provides it with substantial opportunities to attract both audiences and advertisers.

 DEVELOP THE MOST COMPREHENSIVE, OBJECTIVE AND AUTHORITATIVE CONTENT

  ZD strives to produce the most differentiated, high quality content to attract category brand-specifiers and decision-makers. ZD Labs, its computer testing facility, enables ZD to provide reliable and authoritative product evaluations to the business and consumer markets. The ability to provide focused audiences with targeted information attracts leading advertisers and exhibitors to ZD's products and services.

 BUILD BRAND STRENGTH

  ZD seeks growth in its core portfolio of leading brands, such as PC Magazine, PC Week and COMDEX. ZD seeks to expand its market share of audiences and advertisers while enhancing the quality and accessibility of its content and marketing services. The Company's variety of business platforms enables ZD to offer multiple media presentations of its branded content.

 LEVERAGE MULTIPLE MEDIA MARKETING PLATFORMS

  ZD believes that the scope and depth of the Company's products and services across multiple media platforms creates growth opportunities exceeding those that ZD's businesses could achieve independently. Such

                                     VII-15
opportunities include the leveraging of strong relationships with advertisers in one media platform into other platforms, cross-marketing products and services to the audiences of its different platforms and packaging integrated marketing products across all platforms for large advertisers. We believe that ZD has a competitive advantage over single platform providers because of its ability to offer clients multiple platform marketing solutions.

 LAUNCH NEW PRODUCTS AND SERVICES

  ZD believes that rapid advances in technology will create additional growth opportunities to launch new products and expand its audience and advertiser base. ZD seeks to identify new audiences and develop products and services that respond to their informational needs. ZD believes that the scope of its operations and its experience in launching new products across multiple media platforms and geographic regions enable it to more readily achieve market acceptance for new products and services.

 EXPAND GLOBAL REACH

  ZD intends to leverage its brand recognition and multinational experience to expand further into overseas markets, focusing on key markets that have size and growth characteristics to support ZD's strategy of cross-media operations. ZD seeks to further expand internationally through the launch overseas of proven U.S. properties, joint ventures and licensing arrangements with local operating partners and selective acquisitions.

  ZD expects to fund its business and operating strategy from internally generated cash flow from operations, which are estimated to be sufficient to fund investments as well as repay indebtedness. See "--Management's Discussion and Analysis of Financial Condition and Results of Operations".

PRINT PUBLISHING

  ZD is a leading computer-related magazine publisher, with 27 primary U.S. and international titles, including its joint ventures, and over 50 licensed publications, totaling more than 75 publications distributed worldwide. ZD's publications have a combined circulation of approximately seven million primary readers worldwide. Approximately 67% and 68% of ZD's total revenue for the year ended December 31, 1997 and for the nine months ended September 30, 1998, respectively, was attributable to its print publishing business. ZD's magazines are designed to appeal to a target audience of sophisticated customers in the business and consumer markets by providing high-quality editorial content. ZD produces monthly magazines that provide comparative, laboratory-based product reviews and news weeklies that provide product and industry news and analysis. ZD also serves the developing market for lifestyle and entertainment publications that focus on technology.

  ZD believes its leading position in the computer publishing market is based upon:

  . LEADING BRANDS IN KEY CATEGORIES. In 1997, ZD's PC Magazine, PC Week and
    Computer Shopper magazines were the top three computer magazines in the U.S. and among the top 25 U.S. magazines, each as measured by total revenue.

  . STRENGTH IN ADVERTISING, CIRCULATION AND NEWSSTAND SALES. In 1997, ZD accounted for 36.8% of all advertising and circulation dollars spent in computer periodicals. ZD's U.S. publications have a total circulation of approximately six million primary readers, and ZD has a worldwide circulation of approximately seven million primary readers. In 1997, PC Magazine's circulation was greater than that of Business Week, Fortune or Forbes. With respect to newsstand sales, ZD's publications accounted for 50.1% of all computer magazines sold in the first six months of 1998.

  . HIGH QUALITY EDITORIAL CONTENT. ZD's top editors and columnists are supported by laboratory-testing facilities, producing widely acknowledged authoritative benchmarks for determining product quality. ZD's comprehensive content attracts focused audiences, thereby attracting leading advertisers and exhibitors to its products and services.

  . SUCCESSFUL DEVELOPMENT OF NEW PUBLICATIONS FOR EMERGING SECTORS. ZD has successfully introduced publications targeted at the consumer market (FamilyPC and Computer Gaming World), technology lifestyle (Yahoo! Internet Life), Internet professionals (Inter@ctive Week) and resellers (Sm@rt Reseller).

                                     VII-16

  The following table sets forth information relating to ZD's primary publications for the first nine months of 1998.

                                                                    FIRST NINE
                                            1998                      MONTHS
                                         CIRCULATION    PUBLICATION    1998
                                FIRST -----------------  FREQUENCY  ADVERTISING
          PUBLICATION           ISSUE TYPE(1) AMOUNT(2) (PER YEAR)   PAGES(3)
          -----------           ----- ------- --------- ----------- -----------
U.S. BUSINESS
 PC Magazine................... 1981      P   1,176,691     22x        3,832
 PC/Computing.................. 1988      P   1,009,172     12x        1,851
 Computer Shopper.............. 1979      P     561,591     12x        5,085
 PC Week....................... 1983      C     340,115     51x        3,987
 Inter@ctive Week.............. 1994      C     150,150     45x        1,565
 Macworld(4)................... 1985      P     653,676     12x          950
 eMedia weekly(4)(5)........... 1987      C      85,100     48x        1,186
 Sm@rt Reseller................ 1998      C      60,431     12x          609
U.S. CONSUMER
 Electronic Gaming Monthly..... 1988      P     370,311     12x          848
 Yahoo! Internet Life.......... 1995      P     403,923     12x          434
 Computer Gaming World......... 1981      P     244,711     12x        1,542
 Expert Gamer(6)............... 1988      P     156,164     12x          395
 Official U.S. PlayStation
  Magazine..................... 1995      P     117,295     12x          502
 FamilyPC(7)................... 1994      P     386,960     12x          662
INTERNATIONAL
 PC Professionell (German)..... 1991      P     178,103     12x        1,515
 PC Direkt (German)............ 1992      P     154,128     12x        2,228
 Internet Professionell
  (German)..................... 1997      P      33,978     12x          198
 PC Magazine (UK).............. 1992      P     135,002     12x        3,425
 PC Direct (UK)................ 1992      P     124,232     12x        6,627
 PC Gaming World (UK).......... 1997      P      41,404     12x          381
 IT Week (UK).................. 1998      C      55,000     45x          748
 PC Expert (French)............ 1992      P      97,519     12x        1,665
 PC Direct (French)............ 1992      P      92,659     12x        3,108
 PC Week (China)(8)............ 1996      C      62,000     51x        3,828
 PC Computing (China)(8)....... 1994      P      48,000     12x            .
 PC Magazine (China)(8)........ 1994      P      55,000     12x        1,133
 Sm@rt Reseller (China)(8)..... 1998     C       39,000     26x          429

--------
 (1) P = Paid, C = Controlled.
 (2) Based on circulation information provided by ZD to the Audit Bureau of Circulations for paid publications and BPA International for controlled publications for the six-month period ended June 30, 1998 for domestic publications and based on ZD data for international publications.
 (3) As reported by AdScope for the nine months ended September 30, 1998 for domestic publications and based on ZD data for international publications.
 (4) Joint venture with International Data Group, Inc.
 (5) Formerly MacWeek.
 (6) Formerly EGM/2/.
 (7) Operated as a joint venture with an affiliate of The Walt Disney Company through April 30, 1998; 100% owned thereafter.
 (8) Joint venture with Richina Media Holdings and other local agencies in China.


                                     VII-17

 CORPORATE SALES

  ZD's corporate sales team integrates its marketing activities into one cohesive resource for its largest customers. The corporate sales group, originally established to provide discounts for advertisers buying across two or more magazine titles, has been expanded to allow marketers to reach their target buyers through any combination of the Company's business platforms. Currently 25 professionals in U.S. corporate sales coordinate major advertisers' campaigns across the Company's multiple platforms.

 EDITORIAL, LABORATORY TESTING AND BENCHMARK SOFTWARE

  ZD seeks to develop and maintain a high level of technical expertise to provide quality technology content. ZD's editorial personnel includes award-winning editors and experts. ZD believes its publications are widely regarded as a reliable source of objective product evaluations and industry news because of the quality and reputation of its laboratory tests. To maintain impartiality and objectivity in its product reviews, ZD has policies governing separation of editorial functions from advertising sales functions and restricts trading in securities of technology-related companies by its journalists.

  ZD is committed to laboratory-based product testing as an integral part of its editorial mission. For the year ended December 31, 1997 and for the nine months ended September 30, 1998, ZD spent over $10 million and $8 million, respectively, in laboratory testing. The ZD Labs staff works with testers from many of ZD's different publications to provide comprehensive, objective test results to assist buying decisions. In addition to the core ZD Labs staff, the PC Magazine, PC Week, Computer Shopper and PC/Computing publications maintain their own staff and/or testing space. The ZD Labs testing facility tests thousands of products and systems each year and conducts large-scale tests to simulate corporate installations. ZD believes ZD Labs gives it a competitive advantage in terms of staffing, equipment and access to the technology necessary to effectively evaluate products.

  ZD Labs produces the core, publicly available and widely distributed benchmark software that its publications use to measure the performance of PCs, Macintosh systems and servers. ZD's benchmarks have become industry standards among major buyers of computer and Internet-related technology.

 SOURCES OF PRINT PUBLISHING REVENUE

  ZD's publications are generally either paid-circulation magazines--which generate revenue from newsstand sales, subscriptions and advertising--or controlled-circulation publications--which are distributed free of charge to qualified information technology professionals, generate revenue principally from advertising sales and provide valuable demographic information to ZD.

  Advertising Sales

  ZD seeks to assist its advertisers in maximizing the return on their marketing investment. Advertising sales accounted for 78.4% and 77.1% of ZD's total print publishing revenue for the year ended December 31, 1997 and for the nine months ended September 30, 1998, respectively. The ZD sales force uses market research tools, such as ZD's InternetTrak and BrandTrak services, to inform clients about overall industry trends. ZD's sales staff provides customer service, research, promotional support and value-added programs for advertisers.

  Circulation

  ZD maintains centralized circulation operations, enabling it to capitalize on its successful practices on a timely basis across all publications. ZD strives to increase its readership by building relationships with distributors, retailers and subscribers. Revenue from circulation of ZD's paid-circulation magazines accounted for 18.4% and 20.0% of ZD's total print publishing revenue in 1997 and the first nine months of 1998, respectively. This was comprised of subscription sales (10.1% in 1997 and 10.8% in the first nine months of 1998) and newsstand sales (8.1% in 1997 and 9.2% in the first nine months of 1998). ZD's publications have a total circulation of approximately seven million primary readers worldwide.

                                     VII-18

  ZD's newsstand strategy focuses on developing strong relationships with key distributors and large retail accounts. For example, ZD is the principal supplier of computer technology publications to Warner Publisher Services, a division of Time Warner Inc. In addition, ZD has preferred distribution arrangements with large retailers including WalMart and Barnes & Noble. These arrangements include prominent magazine displays to strengthen ZD's brand identity.

  ZD's subscription strategy is to maintain a highly focused readership and increase subscriber loyalty and renewal rates. This strategy provides ZD's advertisers with access to a precisely focused target audience.

  Licensing and Joint Ventures

  In its international publications, ZD seeks to maximize global reach, maintain content quality and reduce the cost of entering new markets. Through subsidiaries, ZD currently has publishing operations in France, the United Kingdom and Germany. ZD also has over 50 licensed publications worldwide. ZD's licenses are generally three to five year agreements that provide for a minimum annual royalty against a percentage of revenue. ZD also operates with a number of joint venture partners, including IDG in the U.S., Richina Media Holdings and other local agencies in China and APN Computing Group in Australia.

 U.S. PUBLICATIONS

  Business Magazines

  In the U.S. market, ZD publishes eight computer publications directed to business buyers, including four paid-circulation magazines and four controlled-circulation weeklies or bi-weeklies. Each publication produces authoritative, independent guidance that ZD believes is generally considered to be the primary product resource in its market segment. Two of these titles, Macworld and eMediaweekly, are published by Mac Publishing L.L.C., a ZD joint venture with IDG.

  PC Magazine provides corporate buyers of computer technology with comprehensive laboratory-based comparative reviews of PC hardware, software and networking products, with a focus on technical specifications. With a paid circulation of more than 1.17 million, PC Magazine is the largest circulation computer magazine in the world, accounting for 35.6% and 35.9% of all computer advertising revenue in directly competitive U.S. publications in 1997 and the first nine months of 1998, respectively. PC Magazine also produces two newsstand-only specials: Your New PC (buying advice for less sophisticated computer buyers) and InternetUser (reviews of Internet products).

  PC/Computing offers reviews of computer products, focusing on productivity and usability. A monthly publication, it is one of only three computer magazines to have reached a circulation of over one million readers.

  Computer Shopper provides buying advice, product evaluations and technology coverage, including availability, pricing, specifications and configurations of thousands of computer products. Computer Shopper has a newsstand circulation of over 275,000 (the largest newsstand sales of any computer publication).

  PC Week provides enterprise product buyers and information technology professionals at large corporate computing sites with timely information on products, companies and general industry news. PC Week has a controlled circulation of over 340,000 distributed to over 180,000 sites.

  Inter@ctive Week provides Internet and telecommunications professionals with information on products, events, services, strategies, alliances and key players. With a controlled circulation of over 150,000, Inter@ctive Week became one of the leading publications for the digital communications technology industry in less than three years.

                                     VII-19

  Sm@rt Reseller, a bi-weekly publication, provides value-added resellers, system integrators, distributors, Web developers and Internet service providers with in-depth news and analysis on business and technology. Sm@rt Reseller currently has a controlled circulation of 80,000.

  Macworld provides Macintosh buyers with comparative, laboratory-based product evaluations, reviews and information about Macintosh products, supported by a product testing facility which ZD believes is the most advanced in the Macintosh industry. Macworld has a qualified circulation of over 650,000.

  eMediaweekly (formerly MacWeek) is targeted at digital media managers. It delivers information on technology trends and products in the field of digital content creation. eMediaweekly has a controlled circulation of approximately 85,000 recipients at nearly 59,000 work locations.

  Consumer Magazines

  ZD publishes six magazines that serve the rapidly growing consumer market in order to meet the varying needs of computer enthusiasts, net surfers, family buyers and gamers.

  Electronic Gaming Monthly targets video game enthusiasts and offers news, information and product reviews about the latest games on ten different game systems. This monthly publication has a paid circulation of more than 370,000. Expert Gamer (formerly known as EGM/2/), a companion publication to Electronic Gaming Monthly with a paid circulation of more than 150,000, offers in-depth strategies, exclusive tips and tricks and comprehensive maps and walk-throughs of the latest games.

  Yahoo! Internet Life is a leading Internet consumer magazine. Yahoo! Internet Life has a paid circulation of more than 400,000 readers. It is designed to be an entertaining and authoritative guide to the Internet, targeting an influential, affluent and early-adopting group of readers. ZD has an exclusive license from Yahoo! Inc. to use Yahoo! in the title of a print magazine.

  Computer Gaming World provides computer game enthusiasts with results-oriented gaming information. Computer Gaming World serves more than 240,000 game enthusiasts and is the oldest and one of the largest computer game publications.

  Official U.S. PlayStation Magazine assists Sony PlayStation users in getting the most out of their game consoles by providing up-to-date news, interviews and insights. This publication has a paid circulation of over 100,000 PlayStation game fans.

  FamilyPC is specifically targeted to households with children and has a paid circulation of over 380,000. Written by parents for parents in easy to understand language, its purpose is to assist families in selecting computers and software and thereafter ensure that they get a rewarding, productive and educational experience from them.

 INTERNATIONAL PUBLICATIONS

  ZD publishes in the United Kingdom PC Magazine, PC Direct, PC Gaming World and IT Week; in Germany PC Professionell, PC Direkt and Internet Professionell; in France PC Expert and PC Direct; and in the People's Republic of China PC Week, PC Computing, PC Magazine and Sm@rt Reseller through a venture with Richina Media Holdings and local agencies in China.

  PC Magazine (U.K.), PC Expert, PC Professionell, and PC Magazine (China) are equivalents of PC Magazine (U.S.) adapted to their individual markets. Similarly, PC Direct (U.K.), PC Direct (France) and PC Direkt are intended to be equivalents of ZD's U.S. publication, Computer Shopper. IT Week includes material from Inter@ctive Week and ZDNet News in addition to local content.

                                     VII-20

 PAPER AND PRINTING

  ZD maintains strong relationships with its paper suppliers and printing companies. ZD's main paper suppliers for its U.S. publications are Bowater, Champion, Consolidated, Fraser and UPM, which provided 12%, 33%, 15%, 12% and 12%, respectively, of ZD's paper supply in 1997 as measured by tonnage. Its paper supply contracts are generally two to three year agreements, with quarterly pricing adjustments, and are renewable on a staggered basis. Most agreements contain pricing clauses that seek to ensure the most competitive pricing on a quarter to quarter basis. ZD has relationships with a number of printing companies, including R.R. Donnelley, Brown, Quadgraphics and Quebecor. Approximately 50% of ZD's total printing expenditures for its U.S. publications are with R.R. Donnelley, which has a number of alternative printing sites. Printing contracts are generally two to three year agreements.

TRADE SHOWS AND CONFERENCES

  ZD is a leading producer of trade shows, conferences and customized marketing and educational programs for the computer industry in the U.S. Approximately 26% and 18% of ZD's total revenue in 1997 and the first nine months of 1998, respectively, was attributable to its trade show and conference business. ZD produces the industry-wide COMDEX events, other segment-focused trade shows and conferences and customized events for specific clients. ZD produced over 50 trade shows and conferences in 1997 and over 40 in the first nine months of 1998.

  The COMDEX/Fall event, held in the fourth quarter of each year, has been held for 19 years and is the number one ranked trade show for all industries in the U.S. as measured by total revenue, total exhibit space and number of attendees. In 1997, ZD estimates that over two million people attended its trade shows and conferences worldwide. In addition to COMDEX/Fall, held annually in Las Vegas, ZD produces 18 other COMDEX events in 13 countries.

  In 1997, ZD produced nine segment-focused "NetWorld+Interop" and "Seybold Seminars" trade shows in six countries. The NetWorld+Interop trade shows focus on the networking/interconnectivity segment of the computer industry and the Seybold Seminars focus on technologies for publishing and graphic communications. ZD also produces the following segment-focused trade shows: (1) WINDOWS WORLD in conjunction with Microsoft Corporation, (2) EXPO COMM, servicing the worldwide telecommunications industry, (3) CommUnity, for the emerging corporate integrated data, voice and video segments, (4) COMDEX/Enterprise, focusing on solutions for the large corporate information technology infrastructures, (5) Java SM Business Expo SM, sponsored by Sun Microsystems, Inc. and focusing on the full range of Java(TM) technology for information technology professionals, and (vi) Support Services Conference & Expo, focusing on technology for help desk and information technology support services. ZD also produces customized conferences that are designed to meet the marketing needs of specific clients. For example, ZD produced the JavaOne series of conferences for Sun Microsystems, Inc., which were designed to introduce Java technology software to the developer community.

  Attendees at ZD's trade shows and conferences cover a wide range of participants from the computer industry, including manufacturers, distributors, dealers, retailers, as well as value-added and other resellers and large corporate end-users. Each event includes an extensive conference program, providing a forum to exchange information germane to the particular event's focus. In addition, each event has one or more "keynote" sessions with speakers drawn from computer industry leaders. ZD estimates that in 1997 over 5,000 companies participated as exhibitors in its trade shows and conferences (over 4,500 in the first nine months of 1998).


                                     VII-21

  The following table sets forth information relating to ZD's principal trade shows and conferences, including joint ventures, for 1998. Substantially all of ZD's international COMDEX events are joint ventures and substantially all NetWorld+Interop events are owned by ZD.

                                                       1998 ACTUAL
                                          -------------------------------------
                                                 TOTAL NET            ESTIMATED
                                          LAUNCH  SQUARE     TOTAL      TOTAL
                                           YEAR   FOOTAGE  EXHIBITORS ATTENDEES
                                          ------ --------- ---------- ---------
EVENT
NORTH AMERICA
COMDEX/Fall.............................   1979  1,229,900   1,558     220,000
COMDEX/Spring, WINDOWS WORLD & EXPO COMM
 USA....................................   1981    180,270     589      82,061
COMDEX/Canada incl. WINDOWS WORLD and
 Connected Computing....................   1992    140,663     335      54,000
COMDEX/PacRim...........................   1995     65,762     211      30,500
COMDEX/Quebec...........................   1996     36,420     134      23,000
COMDEX/Miami & EXPO COMM Miami..........   1996     65,600     261      20,000
NetWorld+Interop & CommUnity Las Vegas..   1986    475,484     705      55,000
NetWorld+Interop & CommUnity Atlanta....   1992    383,048     576      44,000
Seybold San Francisco Publishing........   1986    149,374     356      20,912
Seybold Seminars New York...............   1982    129,700     293      23,000
INTERNATIONAL
COMDEX/SUCESU-SP Brazil.................   1992    235,000     410     132,000
COMDEX/Rio..............................   1994     30,780     .          .
COMDEX & WINDOWS WORLD Mexico(1)........   1993     44,000     250      38,000
COMDEX/INFOCOM & WINDOWS WORLD
 Argentina..............................   1997     53,000     250      35,000
COMDEX IT France........................   1997    118,116     560      60,000
COMDEX & Object World UK(1).............   1996      .         .          .
COMDEX/Japan & Object World Tokyo(2)....   1996     96,700     300        .
COMDEX/China............................   1996     42,000     144      91,000
COMDEX/Korea............................   1997      .         .          .
COMDEX/Asia at Singapore Informatics....   1995      .         .          .
COMDEX/IT INDIA.........................   1996      .         .          .
NetWorld+Interop Paris..................   1992    191,545     293      48,772
NetWorld+Interop Tokyo(2)...............   1993    169,800     258      99,000
Seybold Seminars Tokyo(2)...............   1996      9,800      23      20,000
Windows NT Intranet Solutions Japan(2)..   1994     49,000     130      50,000

--------
(1) These international COMDEX events are wholly owned by ZD.
(2)Trade shows in Japan are owned by Softbank and managed by ZD.

 SOURCES OF TRADE SHOW AND CONFERENCE REVENUE

  Exhibitor space fees accounted for 64.8% and 58.7% of ZD's total trade show and conference revenue for 1997 and the first nine months of 1998, respectively. ZD believes most trade show producers receive virtually all of their revenue from the sale of exhibitor space fees. ZD has actively sought to increase its revenue from other sources, including attendee fees, which accounted for 35.2% and 41.3% of all trade show and conference revenue in 1997 and the first nine months of 1998, respectively.

  All exhibitors pay the same price per square foot of booth space, regardless of the exhibit hall selected or the location or size of the booth. Typically, a majority of exhibitors at each trade show commit to booth space for the next year's show. ZD encourages this commitment through a prioritized booth selection procedure based upon seniority. Annual renewal is required for exhibitors to maintain their seniority. Exhibitors pay for space in two or three installments, the last of which is usually due six months prior to the upcoming event.

                                     VII-22

  Attendee fees accounted for 14.9% and 23.0% of ZD's trade show and conference revenue for 1997 and the first nine months of 1998, respectively, primarily from NetWorld+Interop and Seybold Seminars events. Most COMDEX attendees are invited guests of exhibitors who receive complimentary admission tickets from ZD for their customers and key prospects. This helps exhibitors ensure that their best customers and prospects will attend.

  Advertising revenue from ZD's trade shows and conferences is derived principally from five products: (i) a daily newspaper distributed during the show, (ii) the Program Exhibits Guide, (iii) the Preview, a newspaper distributed to pre-registrants and certain prior year attendees before the show, (iv) advertising billboards and banners and (v) exhibitor logo products that are sold to exhibitors to increase booth traffic and name recognition.

  ZD also maintains a continuously updated database containing the names and certain demographic information on its attendees. This database is rented to direct mail users on a fee-per-use basis.

 COMDEX

  COMDEX trade shows cover a broad range of new technologies at every stage from their development and introduction to commercial maturity. Many of the most significant computer product launches over the past 19 years occurred at COMDEX, including the launch of the IBM PC, Lotus 1-2-3, Windows 3.1 and DVD.

  COMDEX/Fall is a five-day trade show held annually in November in Las Vegas. In 1998, COMDEX/Fall had approximately 1,500 exhibiting companies occupying 1.2 million net square feet of exhibit space and 220,000 attendees. COMDEX/Spring, which was launched in 1981, is a smaller version of the fall event. In 1998, it was held in Chicago and had approximately 580 exhibiting companies and over 82,000 attendees. For the last eight years, ZD, in cooperation with Microsoft Corporation, has produced a WINDOWS WORLD trade show concurrently with COMDEX/Spring.

  In 1993, ZD began launching additional COMDEX events in order to capitalize on the international recognition of the COMDEX brand name. In 1998, other COMDEX events were held in Miami, Toronto, Vancouver, Montreal, Mexico City, Monterrey (Mexico), Buenos Aires, Sao Paulo, Rio de Janeiro, London, Paris, Tokyo, Seoul, New Delhi, Beijing, Singapore and Cairo.

 NETWORLD + INTEROP

  NetWorld+Interop is the largest of ZD's segment-focused trade shows and is the leading show for professionals in the rapidly growing field of computer networking. NetWorld+Interop places strong emphasis on the quality of its conference programs and has become a leading educational forum for the Internet and enterprise computing communities. The largest NetWorld+Interop event is held annually in May in Las Vegas. Each NetWorld+Interop trade show features InteropNet, a live, multi-platform network that interconnects exhibitors to one another and to the Internet. In 1998, the NetWorld+Interop Las Vegas event had approximately 700 exhibiting companies occupying 475,000 net square feet of exhibit space and 55,000 attendees. The NetWorld + Interop Atlanta event, held in October each year, is only slightly smaller in all categories. In 1998, NetWorld + Interop events were held in Las Vegas, Atlanta, Singapore, Tokyo, London, Sao Paulo, Paris and Sydney.

 SEYBOLD SEMINARS

  ZD's Seybold Seminars are also segment-focused trade shows, providing information and education for traditional and new media publishing industries. These shows focus on the latest technologies and products, design tools and desktop applications. The largest of the Seybold Seminars series is held annually each September in San Francisco. In 1998, this Seybold Seminars show had approximately 350 exhibiting companies occupying 140,000 net square feet of exhibit space and 20,000 attendees. Other Seybold Seminars events are held in New York and Tokyo.

                                     VII-23

TELEVISION

  In order to expand its media platforms, the Company has a license and services agreement to manage ZDTV, which was launched in May 1998. ZDTV is the first 24-hour cable television channel and integrated Web site focused exclusively on computers, technology and the Internet. ZDTV targets a wide range of viewers, including computer and technology enthusiasts, computer gaming enthusiasts, business people, teens, families and other viewers with a sustained interest in computers, technology and the Internet. ZDTV's programming includes educational features, product evaluations, gaming tips and strategies, current events and other entertainment. ZDTV also features live interactive programming, allowing viewers to participate through simultaneous Web programming on ZDTV.com. ZDTV reached 8.2 million homes at September 30, 1998 according to ZDTV estimates. In addition, ZDTV creates customized programming for ZDTV and third parties. Its productions have included the regional Emmy award-winning "The Site" with MSNBC and "21st Century Home" with Home & Garden Television.

  As part of the license and services agreement, ZD has an option (which, unless extended, expires December 31, 1998) from MAC Holdings America Inc. ("MHA") to purchase ZDTV. MHA is wholly owned by Mr. Masayoshi Son, a director of the Company. The option price is equal to the amount of MHA's investment plus 10.0% per year for the period of its investment. Also, pursuant thereto, ZD is currently funding ZDTV's operations on behalf of MHA through unsecured advances which, for approved levels of spending, are to be reimbursed by MHA. Such advances bear interest at the 30-day LIBOR rate plus .50%. ZDTV's cash requirements are expected to be approximately $53 million in 1998, of which approximately $40 million had been spent through September 30, 1998. ZD announced its intention to exercise its option for a purchase price expected to be approximately $85 million. Of this amount, it is expected that ZD will make a cash payment of approximately $32 million and convert the advances previously paid to MAC estimated at $53 million. ZDTV has entered into a non-binding letter of intent with Vulcan Programming Inc. whereby Vulcan would invest approximately $54 million in ZDTV, in exchange for a one-third interest.

EDUCATION

  ZD publishes computer training products and services for end-users and advanced technology professionals. Its products and services include Internet-based training, computer-based training, instructor-led courseware and customization tools. ZD believes its education offerings extend ZD's reach and brand reputation while permitting it to attract and retain customers.

  ZD produces software-specific newsletters and technology information, with approximately 40 titles. Generally published monthly, the titles include time-saving tips and techniques on products such as Windows 95, Novel NetWare, Visual Basic, Word, Excel, Microsoft Office, PhotoShop and Windows NT, in addition to several programming and operating systems journals.

  ZDU is an Internet-based technology educational service through which ZD provides interactive instructor-led training to subscribers. The ZDU service is part of ZD but is closely integrated with ZDNet.

MARKET RESEARCH

  ZD's market research division develops, analyzes and compiles a wide variety of information on computer technology issues ranging from current technical aspects to decision making trends. The ZD Market Intelligence ("ZDMI") unit focuses on installed and planned technology hardware and software purchases. It is a leading source in North America and Europe of fact-based information for the computer and communications industries. ZDMI is an important part of ZD's effort to be a single source marketing solution, as it provides marketing customers with important targeting information. ZDMI's databases are built from more than 45,000 telephone interviews per month and contain data on installed and planned computer and

                                     VII-24
communications products and services at over 350,000 business sites in the U.S., Canada and eight European countries, according to ZD estimates. ZDMI identifies and targets customers by tracking current activity and market share in the business, home and reseller channels. Customers use ZDMI's services to make important marketing decisions.

  ZD also identifies and analyzes trends in the decision making process for computer technology consumers. This information indicates the criteria people focus on to select products beyond technical product specifications. ZD's market research division also consolidates information obtained in each of the databases maintained by other operating divisions within ZD and ZDNet, so that each division can offer the Company's clients a wide range of information to meet their marketing needs across multiple platforms.

COMPETITION

  ZD competes with a wide range of companies for each of its products and services. The magazine publishing business is highly competitive. ZD faces broad competition from other technology publishers and from other media companies such as business, news and general interest magazines. Computer and technology publishers that directly compete with ZD in the U.S. include IDG, CMP and Imagine Media. ZD also competes with various computer and technology publishers in the international markets where it conducts business. A publishing company's success depends upon a number of factors, such as editorial quality, product positioning and price. Competitive factors for advertising sales include quality of readership, circulation, reader response and advertising rates.

  ZD also faces competition in its trade show and conference business, primarily from several significant trade show management companies. These include Miller Freeman, Mecklermedia and IDG. Competitive factors in this business include quality of conference content, organizational efficiency and quality and number of exhibitors and attendees.

  ZD's market research division faces competition from numerous market research companies, including International Data Corporation, Gartner Group's Dataquest and IntelliQuest. Database providers such as Information Resource Group and Dun & Bradstreet provide additional competition.

  ZD's education division competes with a variety of education providers, including vendor-supplied training materials and traditional classroom-based computer training.

  ZDTV is the first 24-hour cable television channel and integrated Web site focused exclusively on computers, technology and the Internet, and as such, it is not expected to face direct competition in the near future. However, ZDTV does compete with a variety of general and special interest television programs. In addition, the market for television programming in general is highly competitive, with many programming producers competing for channel carriage, advertisers and audiences.

TRADEMARKS

  ZD has developed strong brand awareness for its principal publications, trade shows and other products and services. Accordingly, ZD considers its trademarks, copyrights, trade secrets and similar intellectual property as critical to its success and relies on trademark, copyright and trade secrets laws, as well as licensing and confidentiality agreements, to protect its intellectual property rights. ZD generally registers its material trademarks in the U.S. and in certain other key countries in which these trademarks are used. Effective trademark, copyright and trade secret protection may not be available in every country where ZD's publications and services are available.

  ZD may be subject to claims of alleged infringement by it or its licensees of trademarks and other intellectual property rights of third parties from time to time in the ordinary course of business. ZD does not believe there are any such legal proceedings or claims that are likely to have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations.

                                     VII-25

EMPLOYEES

  As of September 30, 1998, ZD had a total of 3,218 employees. Of these employees, 809 were engaged in U.S. magazine publishing activities, 403 in international publishing activities, 565 in trade shows and conferences, 422 in education activities, 496 in market research and 523 in central services. None of ZD's U.S. employees is represented by a labor union. ZD considers its relationships with its employees to be satisfactory.

FACILITIES

  ZD's world headquarters are located in New York and ZD has over 50 editorial, production and sales offices and computer labs in many other cities in the U.S. and around the world. ZD's other principal offices are located in the Boston and San Francisco metropolitan areas. ZD and the Company do not own real property that is material to its business and the Company leases all but one of its offices from third parties. ZD believes that its properties, taken as a whole, are in good operating condition and are suitable and adequate for its current operations, and that suitable additional or alternative space, including space available under lease options, will be available at commercially reasonable terms for future expansion.

LEGAL PROCEEDINGS

  For information concerning certain legal proceedings to which the Company is a party, see the Description of Business for ZDNet set forth in Annex VIII hereto.

                                     VII-26

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                         ------
ZD GROUP (A DIVISION OF ZIFF-DAVIS INC.)
  Report of independent accountants..................................... VII-28
  Combined balance sheets as of December 31, 1996 and 1997 and September
   30, 1998 (unaudited)................................................. VII-29
  Combined statements of operations for the years ended December 31,
   1995, December 31, 1996, and December 31, 1997 and the nine months
   ended September 30, 1997 and 1998 (unaudited)                         VII-30
  Combined statements of cash flows for the years ended December 31,
   1995, December 31, 1996 and 1997 and the nine months ended September
   30, 1997 and 1998 (unaudited)........................................ VII-31
  Combined statements of changes in division equity for the years ended
   December 31, 1995, December 31, 1996 and 1997 and the nine months ended September 30, 1998 (unaudited)................................. VII-32
  Notes to combined financial statements................................ VII-33
ZD PUBLISHING (A DIVISION OF ZIFF-DAVIS INC.)
  Report of independent accountants..................................... VII-59
  Combined balance sheets as of December 31, 1995 and February 28,
   1996................................................................. VII-60
  Combined statements of operations for the year ended December 31, 1995 and for the period from January 1, 1996 to February 28, 1996......... VII-61
  Combined statements of cash flows for the year ended December 31, 1995 and for the period from January 1, 1996 to February 28, 1996......... VII-62
  Combined statements of changes in division equity for the year ended
   December 31, 1995 and for the period ended February 28, 1996......... VII-63
  Notes to combined financial statements................................ VII-64

                                     VII-27

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ziff-Davis Inc.

  In our opinion, the accompanying combined balance sheets and the related combined statements of operations, cash flows and changes in division equity, present fairly, in all material respects, the financial position of the ZD Group ("ZD") (a division of Ziff-Davis Inc., the "Company") at December 31, 1997 and 1996, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As described in Note 1 to the financial statements, ZD is a division of Ziff-Davis Inc.; accordingly the financial statements of ZD should be read in conjunction with the audited financial statements of Ziff-Davis Inc.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
December 17, 1998

                                     VII-28

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                 DECEMBER 31,       SEPTEMBER
                                             ---------------------     1998
                                                1996       1997    CONSOLIDATED
                                             ---------- ---------- ------------
                                                                    (UNAUDITED)
                  ASSETS
Current assets:
  Cash and cash equivalents................  $   29,915 $   30,273  $   26,728
  Accounts receivable, net.................     197,263    209,914     179,881
  Inventories..............................      16,804     17,853      19,065
  Prepaid expenses and other current
   assets..................................      33,938     37,872      45,353
  Due from affiliates......................      77,208    131,290      46,472
  Deferred taxes...........................       8,674      8,725       8,552
                                             ---------- ----------  ----------
Total current assets.......................     363,802    435,927     326,051
Property and equipment, net................      51,491     50,391      63,185
Retained interest in ZDNet.................      78,575     83,292      88,822
Intangible assets, net.....................   3,080,470  2,963,169   2,884,167
Other assets...............................      10,625     15,329      49,419
                                             ---------- ----------  ----------
Total assets...............................  $3,584,963 $3,548,108  $3,411,644
                                             ========== ==========  ==========
      LIABILITIES AND DIVISION EQUITY
Current liabilities:
  Accounts payable.........................  $   54,390 $   54,823  $   41,499
  Accrued expenses.........................      78,797     77,886     101,607
  Unearned income, net.....................     174,783    154,682     220,813
  Due to affiliates and management.........      69,416    398,332         --
  Current portion of notes payable to
   affiliates..............................      33,198    125,790       7,692
  Other current liabilities................       3,890      4,222       6,323
                                             ---------- ----------  ----------
Total current liabilities..................     414,474    815,735     377,934
Notes payable to affiliates................   2,522,252  2,408,240      71,924
Notes payable, net of amortized discount...         --         --    1,454,123
Deferred taxes.............................     186,031    185,613     152,623
Other liabilities..........................      14,450     12,390      10,992
                                             ---------- ----------  ----------
Total liabilities..........................   3,137,207  3,421,978   2,067,596
                                             ---------- ----------  ----------
Commitments and contingencies (Notes 17, 18
 and 20).
Division equity............................     447,756    126,130   1,344,048
                                             ---------- ----------  ----------
Total liabilities and division equity......  $3,584,963 $3,548,108  $3,411,644
                                             ========== ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                                     VII-29

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                            YEARS ENDED DECEMBER 31,          SEPTEMBER 30,
                          ------------------------------  -----------------------
                                                                         1998
                            1995      1996       1997       1997     CONSOLIDATED
                          --------  ---------  ---------  ---------  ------------
                                                               (UNAUDITED)
Revenue, net:
  Publishing............  $    --   $ 674,040  $ 834,015  $ 607,227   $ 570,291
  Events................   202,729    264,884    287,528    121,683     122,690
                          --------  ---------  ---------  ---------   ---------
                           202,729    938,924  1,121,543    728,910     692,981
                          --------  ---------  ---------  ---------   ---------
Cost of production:
  Publishing............       --     181,313    221,367    161,740     159,654
  Events................    68,810     87,373     99,533     51,964      47,002
                          --------  ---------  ---------  ---------   ---------
                            68,810    268,686    320,900    213,704     206,656
Selling, general and
 administrative
 expenses...............    46,939    431,393    521,671    394,485     385,618
Depreciation and
 amortization of
 property and
 equipment..............     1,412     31,647     28,884     23,543      21,235
Amortization of
 intangible assets......    22,893    102,604    118,375     88,630      88,579
                          --------  ---------  ---------  ---------   ---------
Income (loss) from
 operations.............    62,675    104,594    131,713      8,548      (9,107)
Interest expense, net...   (44,005)  (120,646)  (190,445)  (141,333)   (111,185)
Loss related to retained
 interest in ZDNet......       --     (16,925)   (21,238)   (18,463)     (7,655)
Other non-operating
 income, net............     4,199      6,341      8,322      7,197       8,482
                          --------  ---------  ---------  ---------   ---------
Income (loss) before
 income taxes...........    22,869    (26,636)   (71,648)  (144,051)   (119,465)
Provision (benefit) for
 income taxes...........    11,924     25,445       (469)      (241)    (33,286)
                          --------  ---------  ---------  ---------   ---------
Net income (loss).......  $ 10,945  $ (52,081) $ (71,179) $(143,810)  $ (86,179)
                          ========  =========  =========  =========   =========


   The accompanying notes are an integral part of these financial statements.

                                     VII-30

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                            YEARS ENDED DECEMBER 31,          SEPTEMBER 30,
                          ------------------------------  -----------------------
                                                                         1998
                            1995       1996       1997      1997     CONSOLIDATED
                          --------  ----------  --------  ---------  ------------
                                                               (UNAUDITED)
Cash flows from operat-
 ing activities:
Net income (loss).......  $ 10,945  $  (52,081) $(71,179) $(143,810)  $  (86,179)
Adjustments to reconcile
 net loss to net cash
 provided (used) by
 operating activities:
  Depreciation and amor-
   tization.............    24,305     134,251   147,259    112,173      109,814
  Amortization of debt
   discount.............       --          --        --         --         1,313
  Loss from retained in-
   terest in ZDNet......       --       16,925    21,238     18,463        7,655
  Income from equity in-
   vestments............       --         (115)   (2,030)      (252)     (4,688)
  Deferred tax provision
   (benefit)............    11,924      25,445      (469)      (241)     (33,286)
  Changes in operating
   assets and liabili-
   ties:
    Accounts receiv-
     able...............   (25,379)    (36,185)  (14,270)    27,224       32,760
    Inventories.........       --        7,788      (853)    (1,631)        (591)
    Accounts payable and
     accrued expenses...     9,516      10,517    (5,960)   (29,707)       3,836
    Unearned income.....    (3,153)      1,299   (20,101)    80,023       62,711
    Due to affiliates
     and management.....    (7,460)    (29,303)  (38,543)   (50,666)      10,707
    Other, net..........     5,470      (4,377)   (3,192)   (20,840)     (16,541)
                          --------  ----------  --------  ---------   ----------
Net cash provided (used)
 by operating activi-
 ties...................    26,168      74,164    11,900     (9,264)      87,511
                          --------  ----------  --------  ---------   ----------
Cash flows from invest-
 ing activities:
  Capital expenditures..    (3,367)    (21,355)  (27,822)   (17,291)     (24,218)
  Capital contributions
   to ZDNet.............       --      (13,630)  (20,664)   (15,799)     (13,298)
  Investment in joint
   ventures.............       --          --        --         (60)      (1,193)
  Acquisitions, net of
   cash acquired........  (814,520) (2,124,823)  (11,002)       --        (6,999)
                          --------  ----------  --------  ---------   ----------
Net cash used by invest-
 ing activities.........  (817,887) (2,159,808)  (59,488)   (33,150)     (45,708)
                          --------  ----------  --------  ---------   ----------
Cash flows from financ-
 ing activities:
  Proceeds from equity
   offering.............       --          --        --         --       380,337
  Proceeds from issuance
   of notes payable.....       --          --        --         --       242,723
  Proceeds from issuance
   of bank debt.........       --          --        --         --     1,240,200
  Proceeds from notes
   payable to affili-
   ates.................   575,450   1,080,000    10,000        --           --
  Payments of amounts
   due to affiliates....       --          --        --         --      (314,798)
  Payments of bank
   debt.................       --          --        --     (19,162)     (45,000)
  Payments of notes pay-
   able to affiliates...   (77,450)        --    (31,420)       --    (1,569,532)
  Purchase of treasury
   shares...............       --          --        --         --       (29,500)
  Sale of treasury
   shares...............       --          --        --         --        29,500
  Advance from majority
   shareholder..........       --          --        --         --        20,377
  Contributed capital...   317,408   1,015,651    69,366     69,366          345
  Payment of dividends..       --       (8,000)      --         --           --
                          --------  ----------  --------  ---------   ----------
Net cash provided (used)
 by financing activi-
 ties...................   815,408   2,087,651    47,946     50,204      (45,348)
                          --------  ----------  --------  ---------   ----------
Net increase (decrease)
 in cash and cash equiv-
 alents.................    23,689       2,007       358      7,790       (3,545)
Cash and cash
 equivalents at
 beginning of period....     4,219      27,908    29,915     29,915       30,273
                          --------  ----------  --------  ---------   ----------
Cash and cash equiva-
 lents at end of peri-
 od.....................  $ 27,908  $   29,915  $ 30,273  $  37,705   $   26,728
                          ========  ==========  ========  =========   ==========

   The accompanying notes are an integral part of these financial statements.

                                     VII-31

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

               COMBINED STATEMENTS OF CHANGES IN DIVISION EQUITY
                                 (IN THOUSANDS)

                                      RETAINED                CUMULATIVE    TOTAL
                           PAID-IN    EARNINGS     DEFERRED   TRANSLATION  DIVISION
                           CAPITAL    (DEFICIT)  COMPENSATION ADJUSTMENT    EQUITY
                          ----------  ---------  ------------ ----------- ----------
Balance at January 1,
 1995...................  $   62,178  $     886     $  --       $  --     $   63,064
Capital contribution
 from Softbank..........     317,408                                         317,408
Net income..............                 10,945                               10,945
Foreign currency
 translation
 adjustment.............                                           111           111
                          ----------  ---------     ------      ------    ----------
Balance at December 31,
 1995...................     379,586     11,831        --          111       391,528
Acquisition of Ziff-
 Davis Inc..............   1,014,178                                       1,014,178
Return of capital.......    (899,948)                                       (899,948)
Capital contribution....       1,474                                           1,474
Dividend paid...........                 (8,000)                              (8,000)
Shares contributed to
 restricted stock plan..       3,528                (3,528)                      --
Compensation earned on
 restricted stock.......                             1,080                     1,080
Net loss................                (52,081)                             (52,081)
Foreign currency
 translation
 adjustment.............                                          (475)         (475)
                          ----------  ---------     ------      ------    ----------
Balance at December 31,
 1996...................     498,818    (48,250)    (2,448)       (364)      447,756
Return of capital.......    (381,434)                                       (381,434)
Capital contribution....     128,482                                         128,482
Shares contributed to
 restricted stock plan..       2,464                (2,464)                      --
Compensation earned on
 restricted stock.......                             3,916                     3,916
Net loss................                (71,179)                             (71,179)
Foreign currency
 translation
 adjustment.............                                        (1,411)       (1,411)
                          ----------  ---------     ------      ------    ----------
Balance at December 31,
 1997...................     248,330   (119,429)      (996)     (1,775)      126,130
Capital contribution....       9,007                                           9,007
Capitalization of
 amounts due to
 affiliates.............     908,673                                         908,673
Contribution of
 subsidiaries from SBH
 to Ziff-Davis Inc......         736                                             736
Initial public
 offering...............     375,493                                         375,493
Acquisition of fixed
 assets from an
 affiliate..............       9,000                                           9,000
Purchase of treasury
 shares from SBH........     (29,500)                                        (29,500)
Sale of treasury shares
 to the public..........      29,500                                          29,500
Net loss................                (86,179)                             (86,179)
Compensation earned on
 restricted stock.......                               189                       189
Foreign currency
 translation
 adjustment.............                                           999           999
                          ----------  ---------     ------      ------    ----------
Balance at September 30,
 1998 (unaudited).......  $1,551,239  $(205,608)    $ (807)     $ (776)   $1,344,048
                          ==========  =========     ======      ======    ==========


   The accompanying notes are an integral part of these financial statements.

                                     VII-32

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

  ZD Group ("ZD") is the division of Ziff-Davis Inc. (the "Company", formerly ZD Inc.) focused on the business of print publishing, trade shows and conferences, market research and education.

  In order to prepare separate financial statements for ZD and ZDNet, the Company has allocated all of its consolidated assets, liabilities, revenues, expenses and cash flow between ZD and ZDNet. Thus, the financial statements of ZD and ZDNet, taken together, comprise all of the accounts included in the corresponding consolidated financial statements of the Company.

  ZD's financial statements reflect the application of certain cash management and allocation policies adopted by the Board of Directors of the Company (the "Board"). These policies are summarized in Note 5 "Certain Cash Management and Allocation Policies" below.

  Even though the Company has allocated all of its consolidated assets, liabilities, revenues, expenses and cash flow between ZD and ZDNet, that allocation and the division of the Company's Common Stock will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of any creditors. Holders of ZD Stock (as described below) will continue to be common stockholders of the Company and, as such, will be subject to all risks associated with an investment in the entire Company and all of its businesses, assets and liabilities.

  Financial impacts arising from ZDNet that affect the Company's consolidated results of operations or financial position could affect the results of operations or financial condition of ZD or the market price of ZD Stock. In addition, net losses of ZDNet, and any dividends or distributions on, or repurchases of, ZDNet Stock will reduce the assets of the Company legally available for dividends on ZD Stock. Accordingly, financial information for ZD should be read in conjunction with financial information for ZDNet and financial information for the consolidated Company.

  ZD operates in two business segments: (1) publishing and (2) events.

 Publishing

  The publishing segment is engaged in publishing magazines, journals, newsletters, electronic information products, training manuals and providing market research about the computer industry. The publishing segment's principal operations are in the United States and Europe, although it also licenses or syndicates its editorial content to over 50 other publications distributed worldwide. The publishing segment includes a 100% retained interest in the ZDNet Group ("ZDNet"). ZDNet is the online business division of the Company.

 Events

  The events segment is engaged in the organization, production and management of trade shows, conferences and seminars for the computer industry. The events segment's principal operations are in the United States and to a lesser extent in Europe and Asia.

  As further described below, the combined financial statements include the accounts of COMDEX (formerly Softbank COMDEX, Inc.) and ZDI as of their respective acquisition dates and Forums (formerly Softbank Forums Inc.) for all periods presented. Effective December 31, 1997, COMDEX and Forums merged and the surviving company was renamed ZD COMDEX and Forums Inc., ("ZDCF"). During 1998, ZDCF was renamed ZD Events Inc.

                                     VII-33

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


 Acquisition of ZDI (formerly Ziff-Davis Publishing Company and Ziff-Davis Holdings Corp.)

  In February 1996, SOFTBANK Corp. (SOFTBANK Corp. and its affiliates hereinafter referred to as "Softbank") acquired the stock of Ziff-Davis Holdings Corp. ("Holdings") for an aggregate purchase price of approximately $1,800,000, plus transaction costs. Softbank is a Japanese corporation which, as of December 31, 1997, was 50.2% owned by Mr. Son, its president, including 43.4% directly owned by his wholly-owned holding company, MAC Inc. (MAC Inc. and affiliates hereinafter referred to as "MAC"), also a Japanese corporation. Concurrent with the acquisition, in a separate agreement, MAC, directly or through wholly-owned affiliates, acquired certain of the assets and assumed certain of the liabilities of ZDI (the "MAC Assets") for an aggregate purchase price of approximately $302,000.

  These acquisitions have been accounted for as of February 29, 1996 using the purchase method of accounting. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed was $1,922,000 and $285,000, respectively.

  Subsequent to the acquisition, Holdings and ZDI were merged with ZDI being the surviving corporation.

 Unaudited summarized pro forma financial information

  The following unaudited summarized pro forma financial information presents the results of operations of ZD as if the acquisition of ZD Publishing had taken place on January 1, 1995:

                                                              YEARS ENDED
                                                             DECEMBER 31,
                                                          --------------------
                                                            1995       1996
                                                          --------  ----------
     Revenue, net........................................ $958,148  $1,061,486
                                                          ========  ==========
     Income from operations.............................. $ 91,996  $  107,070
                                                          ========  ==========
     Net loss............................................ $(61,816) $  (67,011)
                                                          ========  ==========

  The pro forma results include amortization of intangible assets and interest expense on debt assumed issued to finance the purchase. The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been completed as of the beginning of the year, nor are they necessarily indicative of future combined results.

 Purchase of MAC Assets

  In 1997, ZD agreed to purchase certain of the MAC Assets for $370,000. The acquisition was effected in two tranches; the first of which closed on October 31, 1997 and the second, closed upon completion of the initial public offering of Ziff-Davis Inc.'s Common Stock (further described below). At December 31, 1997, ZD has accrued the $370,000 purchase price which has been recorded as a return of capital.

  The acquisitions from MAC described above have been accounted for in a manner similar to a pooling of interests as all entities involved are under common control. Accordingly, the accompanying combined financial statements include the results of operations of the MAC Assets from February 29, 1996. Throughout these financial statements any reference to ZD includes ZDI, ZD Events and the MAC Assets, (including ZD's 100% retained interest in ZDNet) from February 29, 1996.

                                     VII-34

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


 Acquisition of Sendai

  On May 8, 1996, ZD acquired substantially all of the assets and liabilities of Sendai Publishing Group, Inc., a publisher and distributor of magazines, books, products and computer services related to the electronic gaming industry, for approximately $27,500, plus transaction costs. The acquisition was accounted for as a purchase and accordingly, Sendai's results are included in the combined financial statements since the date of acquisition. The excess of the purchase price over assets acquired approximated $33,378. The operations of Sendai did not have a material effect on the combined results of operations for the year ended December 31, 1996.

 Acquisition of COMDEX

  Effective April 1, 1995, Softbank acquired the assets of the COMDEX trade show business, now part of ZD Events, for approximately $803,000, plus transaction costs. The acquisition has been accounted for as of April 1, 1995 using the purchase method of accounting and accordingly COMDEX's results are included in the combined financial statements since the date of acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed was $849,000.

2. REORGANIZATION AND INITIAL PUBLIC OFFERING (AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

  On May 4, 1998, Softbank, through its wholly-owned subsidiary SOFTBANK Holdings Inc. ("SBH"), completed a reorganization whereby the common stock of ZD Inc. and ZD Events Inc. were contributed to the Company in exchange for 73,619,355 shares of the Company's common stock. Concurrently with the reorganization, the Company (1) completed an initial public offering of 25,800,000 shares at an initial public offering price of $15.50 per share, (2) issued $250,000 of 8 1/2% Subordinated Notes due 2008, (3) entered into a $1,350,000 credit facility with a group of banks under which $1,250,000 was borrowed and (4) converted $908,673 of intercompany indebtedness to equity. In addition, the Company received approximately $9,100 of fixed assets from Kingston Technology Company ("Kingston") in exchange for 580,645 shares of the Company's common stock. These assets have been subsequently leased back to Kingston. Total shares of common stock issued to Softbank and its affiliates were 74,200,000. The transactions described above are herein referred to as the "Reorganization".

  Proceeds, net of transaction costs, from the initial public offering and funding transactions in the Reorganization of $1,863,260 were used to complete the purchase of certain assets from MAC for $370,000, and repay intercompany indebtedness.

  On May 14, 1998 an affiliate of Softbank sold 50,000 shares of Ziff-Davis Inc.'s common stock to an unrelated third party. On May 28, 1998, Ziff-Davis Inc.'s U.S. underwriters exercised their option to purchase 2.0 million additional shares of common stock to cover over-allotments. ZD purchased the additional shares from SBH resulting in no change to the total number of shares outstanding.

 Unaudited Pro Forma Financial Information

  The following summary pro forma information has been prepared as if the reorganization and initial public offering, described above, had been consummated on January 1, 1998. The pro forma adjustments for the nine month period include a $5,219 reduction of interest expense, a $900 increase in depreciation expense and a $900 reduction of selling, general and administrative expenses, as well as the tax effect of these items recorded at the combined federal and state statutory rate of 41%.

                                     VII-35

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


                                                             NINE MONTHS ENDED
                                                             SEPTEMBER 30, 1998
                                                             ------------------
     Revenue, net...........................................    $    692,981
     Depreciation and amortization..........................         110,714
     Loss from operations...................................          (9,107)
     Interest expense, net..................................         105,966
     Loss before income taxes...............................        (114,246)
     Income tax benefit.....................................          31,146
     Net loss...............................................    $    (83,100)
     Proforma net loss per basic common share...............    $      (0.83)
     Proforma weighted average common shares outstanding....     100,000,000

 Interim financial information

  The unaudited, combined financial statements for the nine months ended September 30, 1997 and 1998 and as of September 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary to present fairly the financial position of ZD at September 30, 1998 and the results of its operations and cash flows for the nine months ended September 30, 1998 and 1997 have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

3. ZDNET STOCK PROPOSAL (UNAUDITED)

  The stockholders of the Company are scheduled to vote on a proposal (the "Tracking Stock Proposal") to authorize the issuance of a new series of common stock, designated as Ziff Davis Inc.--ZDNet Group Common Stock, par value $0.01 per share (the "ZDNet Stock"), intended to the reflect the performance of the Company's ZDNet Group. If the Company issues any ZDNet Stock, the Company's existing Common Stock, par value $0.01 per share, would be re-designated as Ziff Davis Inc.--ZD Group Common Stock, par value $0.01 per share (the "ZD Stock"), and that stock would be intended to reflect the performance of the Company's ZD Group. ZDNet Group (or "ZDNet") comprises the Company's online business division, and ZD Group (or "ZD") comprises the Company's other businesses and a "Retained Interest" in ZDNet (i.e., the Company's interest in ZDNet excluding the interest intended to be represented by outstanding shares of ZDNet Stock).

  Following approval of the Tracking Stock Proposal, the Company currently plans to offer to the public, for cash, shares of ZDNet Stock intended to represent 15% to 20% of the equity value attributed to ZDNet. The Company expects to offer ZDNet Stock to the public sometime in the first quarter of 1999. However, the Company could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time. In addition to or instead of the offering, the Company reserves the right to distribute ZDNet Stock to stockholders of the Company.


  ZD currently has a 100% Retained Interest in ZDNet. Following approval of the Tracking Stock Proposal, the Company currently plans to offer to the public, for cash, shares of ZDNet Stock intended to represent 15% to 20% of the equity value attributed to ZDNet.

                                     VII-36

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


  The book value associated with ZD's Retained Interest in ZDNet will be increased proportionately for net income (or decreased proportionately for net loss) of ZDNet. In addition, that book value will be adjusted from time to time as set forth under Note 5 Certain Cash Management and Allocation Policies.

  Currently, the Company provides all funding for ZD and ZDNet as described in
Note 5 (Certain Cash Management and Allocation Policies). The Company intends to continue these practices until ZDNet Stock is first issued. Accordingly, no interest income or expense from or to ZDNet has been reflected in the financial statements of ZD for any period prior to the date on which ZDNet Stock is first issued.

  After the date on which ZDNet Stock is first issued, for financial statement purposes:

    (a) The Company will attribute each future incurrence or issuance of external debt or preferred stock (and the proceeds thereof) to ZD, except in cases where the Board determines otherwise. The Board may determine from time to time to attribute an incurrence or issuance of debt or preferred stock (and the proceeds thereof) to ZDNet to the extent that the Company incurs or issues the debt or preferred stock for the benefit of ZDNet, but the Board will not be required to do so.

    (b) The Company will attribute each future issuance of ZD Stock (and the proceeds thereof) to ZD. The Company may attribute any future issuance of ZDNet Stock (and the proceeds thereof) to ZD in respect of its Retained Interest in ZDNet (in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent) or to ZDNet (in a manner analogous to a primary offering of common stock). Dividends on and repurchases of ZD Stock will be charged against ZD, and dividends on and repurchases of ZDNet Stock will be charged against ZDNet. In addition, at the time of any dividend on ZDNet Stock, the Company will credit to ZD, and charge against ZDNet, a corresponding amount in respect of ZD's Retained Interest in ZDNet.

    (c) Whenever ZDNet holds cash (other than cash of ZDNet's foreign operations or cash of ZDNet's operations that are not wholly-owned), ZDNet will normally transfer that cash to ZD. Conversely, whenever ZDNet has a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's operations that are not wholly-owned), ZD will normally fund that cash need. However, the Board will determine, in its sole discretion, whether to provide any particular funds to either Group. The Board is not obligated to cause either Group to provide funds to the other Group if the Board determines it is not in the best interest of the Company to do so.

    (d) The Company will account for all cash transfers from one Group to or for the account of the other Group (other than transfers in return for assets or services rendered or transfers in respect of ZD's Retained Interest that correspond to dividends paid on ZDNet Stock) as inter-Group revolving credit advances unless (i) the Board determines that a given transfer (or type of transfer) should be accounted for as a long-term loan,
  (ii) the Board determines that a given transfer (or type of transfer) should be accounted for as a capital contribution increasing ZD's Retained Interest in ZDNet or (iii) the Board determines that a given transfer (or type of transfer) should be accounted for as a return of capital reducing ZD's Retained Interest in ZDNet. There are no specific criteria to determine when the Company will account for a cash transfer as a long-term loan, a capital contribution or a return of capital rather than an inter-Group revolving credit advance. The Board would make such a determination in the exercise of its business judgment at the time of such transfer (or the first of such type of transfer) based upon all relevant circumstances. Factors the Board would consider include (i) the current and projected capital structure of each Group, (ii) the relative levels of internally generated funds of each Group, (iii) the financing needs and objectives of the recipient Group, (iv) the investment objectives of the transferring Group, (v) the availability, cost and time associated with alternative financing sources and (vi) prevailing interest rates and general economic conditions.

                                     VII-37

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


    (e) Any cash transfer accounted for as an inter-Group revolving credit advance will bear interest at the rate at which the Company could borrow such funds on a revolving credit basis. Any cash transfer accounted for as a long-term loan will have interest rate, amortization, maturity, redemption and other terms that generally reflect the then prevailing terms on which the Company could borrow such funds (as the Board determines in its sole discretion).

    (f) Any cash transfer from ZD to ZDNet (or for its account) accounted for as a capital contribution will correspondingly increase ZDNet's division equity and ZD's Retained Interest in ZDNet. As a result, the number of shares of ZDNet Stock that could be issued by the Company for the account of ZD in respect of its Retained Interest in ZDNet (the "Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet") will increase by
  (i) the amount of such capital contribution divided by (ii) the Market Value of ZDNet Stock on the date of transfer.

    (g) Any cash transfer from ZDNet to ZD (or for its account) accounted for as a return of capital will correspondingly reduce ZDNet's division equity and ZD's Retained Interest in ZDNet. As a result, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet will decrease by
  (i) the amount of such return of capital divided by (ii) the Market Value of ZDNet Stock on the date of transfer.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation and Combination

  The combined financial statements include the accounts of ZD. All significant transactions between these businesses have been eliminated in combination and consolidation. The financial statements of ZD prepared subsequent to the Reorganization described above have been prepared on a consolidated basis.

  Investments in which ZD Group's ownership interests range from 20 to 50 percent and in which ZD Group has the ability to exercise significant influence over the operating and financial policies of such company are accounted for under the equity method.

 Cash and cash equivalents

  ZD Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of credit risk

  ZD Group places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of federally insured limits. ZD Group has not experienced losses in such accounts.

  ZD Group's advertisers and exhibitors include principally customers who represent a variety of technology companies in the United States and other countries. ZD Group extends credit to their customers and distributors and historically have not experienced significant losses relating to receivables from individual customers or groups of customers.

 Property and equipment

  Property and equipment have been recorded at cost or estimated fair value at the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which

                                     VII-38

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

range from three to thirty years. Leasehold improvements are amortized using the straight-line method over the service life of the improvement or the life of the related lease, whichever is shorter. Maintenance and repair costs are charged to expense as incurred.

 Inventories

  Inventories, which consist principally of paper, are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

 Investment in ZDNet Group

  ZD's Retained Interest in 100% of the division equity of ZDNet is reflected as "Retained Interest in ZDNet" in ZD's historical balance sheets. Similarly, ZD's Retained Interest in 100% of the division net losses of ZDNet is reflected as "Net loss related to retained interest in ZDNet".

  The Company determined the accounting for ZD's retained interest in ZDNet, in part, by analogy to APB No. 18, "The Equity Method of Accounting for Investments in Common Stock".

 Intangible assets

  Intangible assets consist principally of advertising lists, exhibitor relationships, trademarks and trade names, and goodwill. Amortization of these assets is computed on a straight-line basis over their estimated useful lives. Identifiable intangible assets are amortized over a period of 2 to 40 years and goodwill, which represents the excess of the purchase price over the estimated fair values of net assets acquired, is amortized over a period of 5 to 40 years (refer to Note 8). ZD Group assesses the recoverability of their intangible assets whenever adverse events or changes in circumstances indicate that expected future cash flows (undiscounted and without interest charges) may not be sufficient to support the carrying amount of intangible assets. If undiscounted cash flows are not sufficient to support the recorded assets, an impairment loss is recognized to reduce the carrying value of the intangibles to its estimated recoverable value. ZD Group has not experienced any impairment of its intangible assets.

 Revenue recognition

  Advertising revenue for ZD Group's publications, less agency commissions, is recognized as income in the month that the related publications are sent to subscribers or become available for sale at newsstands.

  Circulation revenue consists of both subscription revenue and single copy newsstand sales. Subscription revenue, less estimated cancellations, is deferred and recognized as income in the month that the related publications are sent to subscribers. Newsstand sales, less estimated returns, are recognized in the month that the related publications become available for sale at newsstands.

  Payments received in advance of trade shows, conferences and seminars are initially reported on the balance sheet as deferred revenue and are recognized as income when the events take place.

  Revenue generated by market research is recognized when the service is provided.

 Operating costs and expenses

  Cost of production includes the direct costs of producing magazines, newsletters and training materials, primarily paper, printing and distribution, and the direct costs associated with organizing, producing and managing trade shows, seminars, conferences and expositions. Selling, general and administrative costs include

                                     VII-39

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

subscriber acquisition costs which are expensed as incurred. Editorial and product development costs are expensed as incurred. Product development costs include the cost of artwork, graphics, prepress, plates and photography for new products.

 Foreign currency

  The effect of translating foreign currency financial statements into U.S. dollars is included in the cumulative translation adjustments account in division equity. Gains and losses on foreign currency transactions, which are not significant to operations, have been included in selling, general and administrative expenses. The Company has not historically entered into forward currency contracts.

 Other non-operating income

  Other non-operating income includes management fee income and ZD's equity share of income or loss from joint ventures.

 Income taxes

  ZD uses the asset and liability approach for financial accounting and reporting of deferred taxes.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from these estimates.

 Fair value of financial instruments

  All current assets and liabilities are carried at cost, which approximates fair value because of the short-term maturity of those instruments. The recorded amounts of ZD Group's long-term debt payable to affiliates also approximate fair value based upon the current rates available to ZD Group for debt with similar remaining maturities.

 Stock-based compensation

  ZD Group has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB 25") to account for stock options. Effective January 1, 1996, ZD Group adopted the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation".

 Comprehensive Income

  The company implemented SFAS No. 130 "Reporting Comprehensive Income", effective January 1, 1998. This standard requires ZD Group to report the total changes in division equity that do not result directly from transactions with stockholders, including those which do not affect retained earnings. These changes are not material to ZD Group's combined financial statements.

 New Accounting Pronouncements

  SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", issued in June 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports. It also establishes standards for related disclosures about products and

                                     VII-40

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

services, geographic areas and major customers. Generally, financial information will be required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

  SFAS No. 132, "Employer's Disclosure about Pensions and Other Post-Retirement Benefits", is effective for the year ended December 31, 1998. This standard revises the disclosure requirements for employers' pension and other retiree benefits.

  ZD Group will adopt the above statements beginning with their December 31, 1998 financial statements.

  In June 1998, the Financial Accounting Standards Board issued SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. ZD does not expect the adoption of SFAS 133 to have a material impact on the ZD's results of operations.

5. CERTAIN CASH MANAGEMENT AND ALLOCATION POLICIES

  ZD's financial statements reflect the application of certain cash management and allocation policies summarized below. The Company's Board of Directors may rescind, modify or add to any of these policies.

 Treasury Activities

  The Company manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt, and the issuance and repurchase of common stock and preferred stock. Each of ZD and ZDNet generally remits its cash receipts (other than receipts of foreign operations or subsidiaries that are not wholly-owned) to the Company, and the Company generally funds ZD's and ZDNet's cash disbursements (other than disbursements of foreign subsidiaries or subsidiaries that are not wholly-owned), on a daily basis.

  In the financial statements of ZD and ZDNet, (1) all external debt and equity transactions (and the proceeds thereof) were attributed to ZD, (2) whenever ZDNet held cash (other than cash of ZDNet's foreign operations or cash of ZDNet's subsidiaries that are not wholly-owned), that cash was transferred to ZD and accounted for as a return of capital (i.e., as a reduction in ZDNet's division equity and ZD's Retained Interest in ZDNet) and (3) whenever ZDNet had a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's subsidiaries that are not wholly-owned), that cash need was funded by ZD and accounted for as a capital contribution (i.e., as an increase in ZDNet's division equity and ZD's Retained Interest in ZDNet).

 Corporate General and Administrative Expenses

  The Company allocates the cost of certain corporate general and administrative services and shared services (including certain legal, accounting (tax and financial), information systems, telecommunications, purchasing, marketing, intellectual property, public relations, corporate office and travel expenses) (collectively, "Central Services") to ZD based on utilization. Where determinations based on utilization alone are impracticable, the Company uses other methods and criteria that management believes to be equitable and to provide a reasonable estimate of the cost attributable to ZD.


                                     VII-41

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

 Taxes

  Federal income taxes, which are determined on a consolidated basis, are allocated to ZD (and reflected in its financial statements) in accordance with the Company's tax allocation policy. In general, this policy provides that the consolidated tax provision (and related tax payments or refunds) are allocated between the Groups based principally upon the financial income, taxable income, credits and other amounts directly related to the respective Groups. Tax benefits that cannot be used by the Group generating such attributes, but can be utilized on a consolidated basis, are allocated to the Group that generated such benefits. As a result, the allocated Group amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the Groups had filed separate tax returns. State income taxes generally are computed on a separate company basis.

 Royalty Charges

  ZD charges ZDNet an annual fee for the use of various brands and editorial content. The current annual fee, which is reflected in ZD's financial statements as a reduction of its selling, general and administrative costs, is equal to 5% of the first $100,000 of ZDNet's revenue for the year, 4% of the next $50,000 of ZDNet's revenue for that year and 3% of any incremental revenue over $150,000 for that year. The Board may at some point in the future change this fee as it, in its sole discretion, deems appropriate in light of the circumstances from time to time.

6. ACCOUNTS RECEIVABLE, NET

  Accounts receivable, net consist of the following:

                                                             DECEMBER 31,
                                                           ------------------
                                                             1996      1997
                                                           --------  --------
     Accounts receivable.................................. $278,028  $297,647
     Allowance for doubtful accounts, returns and
      cancellations.......................................  (80,765)  (87,733)
                                                           --------  --------
                                                           $197,263  $209,914
                                                           ========  ========

7. PROPERTY AND EQUIPMENT, NET

  Property and equipment, net, consist of the following:

                                                                DECEMBER 31,
                                                               ----------------
                                                                1996     1997
                                                               -------  -------
     Computers and equipment.................................. $28,713  $45,896
     Leasehold improvements...................................  38,230   39,719
     Furniture and fixtures...................................  17,685   16,911
                                                               -------  -------
                                                                84,628  102,526
     Accumulated depreciation and amortization................ (33,137) (52,135)
                                                               -------  -------
                                                               $51,491  $50,391
                                                               =======  =======

                                     VII-42

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


8. INTANGIBLE ASSETS, NET

  Intangible assets, net, consist of the following:

                                              RANGE OF       DECEMBER 31,
                                            USEFUL LIVES ----------------------
                                              (YEARS)       1996        1997
                                            ------------ ----------  ----------
     Advertising lists....................      7-34     $  885,700  $  885,700
     Exhibitor relationships..............      4-27        154,070     154,070
     Trademarks/trade names...............     30-40        735,595     735,595
     License agreements...................      6-14         11,212      11,212
     Subscriber lists.....................      3-10         47,175      47,175
     Other................................      2-20         57,599      57,599
     Goodwill.............................      5-40      1,315,001   1,316,077
                                                         ----------  ----------
                                                          3,206,352   3,207,428
     Accumulated amortization.............                 (125,882)   (244,259)
                                                         ----------  ----------
                                                         $3,080,470  $2,963,169
                                                         ==========  ==========

  Intangible assets primarily relate to the acquisitions of ZDI, COMDEX and the MAC Assets. As discussed in Note 1, the acquisitions were accounted for under the purchase method of accounting. As such, purchase price was allocated to tangible and identifiable intangible assets with the remaining amount being allocated to goodwill.

  Advertising lists, exhibitor relationships and subscriber lists were recorded at their estimated fair value as determined by an income approach. Trademarks/trade names were recorded at their estimated fair value using a relief from royalty approach.

  All intangible assets are being amortized using the straight-line method over their estimated useful lives, up to 40 years. In determining the estimated useful lives, ZD considered its competitive position in the markets in which it operates the historical attrition rates of advertisers, subscribers and exhibitors, legal and contractual obligations, and other factors.

  Recoverability of goodwill and intangible assets is assessed at a minimum on an annual basis. Impairments would be recognized in operating results if a permanent diminution in value were to occur based upon an undiscounted cash flow analysis.

9. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
     Payroll and related employee benefits..................... $24,126 $27,672
     Accrued interest-related party............................   4,449   6,226
     Other taxes payable.......................................   6,191   2,633
     Other.....................................................  44,031  41,355
                                                                ------- -------
                                                                $78,797 $77,886
                                                                ======= =======

                                     VII-43

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


10. UNEARNED INCOME

  Unearned income consists of the following:

                                                               DECEMBER 31,
                                                             ------------------
                                                               1996      1997
                                                             --------  --------
     Unexpired subscriptions................................ $100,294  $ 82,167
     Prepaid conference fees................................   91,776    80,706
     Reserve for cancellations..............................  (17,287)   (8,191)
                                                             --------  --------
                                                             $174,783  $154,682
                                                             ========  ========

11. INCOME TAXES

  Income tax benefits and related assets and liabilities attributed to ZD are determined in accordance with the Company's tax allocation policy (Note 5).

  ZD has been included in consolidated U.S. federal income tax returns filed by Softbank, except for operations relating to the MAC Assets (described in Note
1), which were assets of a separate taxpayer. The tax expense reflected in the consolidated statements of operations and tax liabilities reflected in the consolidated balance sheet have been prepared on a separate return basis as though the Company filed stand-alone income tax returns. No tax benefit has been recorded for the losses related to the MAC Assets, as such losses are not available to the Company.

  ZD and Softbank do not have a tax sharing agreement. Therefore, no intercompany tax payments have been made and no related intercompany receivable or payable has been recorded.

  Income (loss) before income taxes is attributable to the following jurisdictions:

                                                         DECEMBER 31,
                                                   ---------------------------
                                                    1995      1996      1997
                                                   -------  --------  --------
     United States................................ $25,094  $(23,757) $(77,023)
     Foreign......................................  (2,225)   (2,879)    5,375
                                                   -------  --------  --------
     Total........................................ $22,869  $(26,636) $(71,648)
                                                   =======  ========  ========

  Components of the provision (benefit) for income taxes are as follows:

                                                         DECEMBER 31,
                                                   ---------------------------
                                                    1995      1996      1997
                                                   -------  --------  --------
     U.S. federal income taxes:
       Current.................................... $   --   $    --   $    --
       Deferred...................................   9,240    19,716      (364)
     State and local income taxes:
       Current....................................     --        --        --
       Deferred...................................   2,684     5,729      (105)
     Foreign income taxes.........................     --        --        --
                                                   -------  --------  --------
         Total provision (benefit) for income
          taxes................................... $11,924  $ 25,445  $   (469)
                                                   =======  ========  ========

                                     VII-44

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


  A reconciliation of the U.S. federal statutory tax rate to ZD's effective tax rate on income (loss) before income taxes is as follows:

                                                             DECEMBER 31,
                                                           -------------------
                                                           1995  1996    1997
                                                           ----  -----   -----
     Federal statutory tax rate........................... 35.0%  35.0%   35.0%
     State and local taxes (net of federal tax benefit)...  6.0    6.0     6.0
     Loss related to retained interest in ZDNet...........  --   (26.1)  (12.2)
     Non-recognition of combined losses of MAC Assets.....  9.9  (96.9)  (24.0)
     Amortization of non-deductible goodwill..............  1.0  (13.3)   (5.8)
     Other................................................  0.2   (0.2)    1.7
                                                           ----  -----   -----
     Effective tax rate................................... 52.1% (95.5)%   0.7%
                                                           ====  =====   =====

  The effective tax rate differs from the federal statutory tax rate primarily as a result of ZD's inability to deduct losses of the MAC Assets prior to May 4, 1998, and ZD's policy of recording the losses related to its 100% retained interest in ZDNet on a net of tax basis. The amortization of nondeductible goodwill resulted primarily from the stock acquisition of 100% of the stock of ZDI in 1996.

  Following is a summary of the components of the deferred tax accounts at December 31, 1996 and 1997:

                                                             DECEMBER 31,
                                                          --------------------
                                                            1996       1997
                                                          ---------  ---------
     Current deferred tax assets and (liabilities):
       Allowance for doubtful accounts................... $   8,825  $   8,713
       Other.............................................      (151)        12
                                                          ---------  ---------
         Current deferred net tax assets.................     8,674      8,725
                                                          ---------  ---------
     Noncurrent deferred tax assets and (liabilities):
       Basis difference in intangible assets.............  (273,375)  (288,286)
       Net operating loss and other carryforwards........   123,652    124,233
       Other.............................................    11,603     13,701
                                                          ---------  ---------
         Noncurrent deferred tax liabilities.............  (138,120)  (150,352)
     Valuation allowance.................................   (47,911)   (35,261)
                                                          ---------  ---------
         Net noncurrent deferred tax liabilities.........  (186,031)  (185,613)
                                                          ---------  ---------
     Total net deferred tax liabilities.................. $(177,357) $(176,888)
                                                          =========  =========

  As of December 31, 1996 and 1997 ZD had total deferred tax assets of $96,169 and $111,398, respectively, and total deferred tax liabilities of $273,526 and $288,286, respectively. The December 31, 1996 and 1997 net deferred tax assets are reduced by a valuation allowance of $47,911 and $35,261, respectively, primarily relating to tax benefits of foreign net operating loss carryforwards which are not expected to be realized. The decrease in the valuation allowance in 1997 is primarily related to the expiration of foreign net operating loss carryforwards. No deferred tax asset has been established for the losses associated with the MAC Assets, which will not be available to ZD as a deduction.

  ZD has U.S. and foreign net operating loss carryforwards of approximately $261,000, which will begin to expire in 1998. ZD's utilization of certain net operating loss carryforwards, of approximately $113,000, is subject to limitations, due to the change of ownership resulting from the Softbank acquisition of the ZDI stock

                                     VII-45

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

on February 29, 1996. Management believes that such limitations will not significantly affect ZD's ability to recognize the deferred tax assets relating to the carryforward. Accordingly, no valuation allowance to reduce the deferred tax asset relating to the carryforward has been established. In addition, ZD has alternative minimum tax credit carryforwards of $385 which may be carried forward indefinitely until used.

  ZD's foreign subsidiaries have no undistributed earnings for remittance to the U.S. and, therefore, no U.S. or foreign tax provision on remittances has been recorded.

12. DUE TO AFFILIATES AND MANAGEMENT

  ZD is a member of a group of companies affiliated through common majority ownership with Softbank and has various transactions and relationships with members of the group. Due to these relationships, it is possible that the terms of those transactions are not the same as those that would result from transactions among unrelated parties.

 Receivables/payables

  Receivables from affiliates consist of the following:

                                                                  DECEMBER 31,
                                                                ----------------
                                                                 1996     1997
                                                                ------- --------
     Receivable from:
       MAC and subsidiaries.................................... $ 7,140 $ 42,687
       Softbank................................................  67,451   84,365
       Other affiliates........................................   2,617    4,238
                                                                ------- --------
                                                                $77,208 $131,290
                                                                ======= ========

  Payables to management and affiliates consist of the following:

                                                                  DECEMBER 31,
                                                                ----------------
                                                                 1996     1997
                                                                ------- --------
     Payable to:
       Management.............................................. $29,834 $    --
       MAC and subsidiaries....................................     --   270,000
       Softbank................................................  39,582  126,371
       Other affiliates........................................     --     1,961
                                                                ------- --------
                                                                $69,416 $398,332
                                                                ======= ========

  As part of the 1996 acquisition of ZDI, ZD agreed to assume certain obligations to management arising out of prior employment arrangements with previous owners. In January 1997, ZD paid all amounts due, including accrued interest, through the payment date.

  Prior to the Reorganization and initial public offering, ZD was a member of Softbank's central cash management system. Under this system, ZD would periodically transfer excess cash to Softbank for cash management purposes and in turn receive cash advances from Softbank to fund ZD's short-term working capital requirements. Interest is accrued based on the net balance outstanding at the end of each month. Interest income is earned at the 30-day LIBOR rate for the applicable month. Interest expense is incurred at the 30-day LIBOR rate plus 0.5%.

                                     VII-46

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


 Other affiliated arrangements

  During the years ended December 31, 1996, and 1997, ZD incurred $2,000 and $1,631 advertising expense with Yahoo!, Inc. (Yahoo!), an affiliated company. No advertising expense with Yahoo! was incurred in 1995.

  ZD sells advertising space and exhibition services to Kingston, an affiliated company. During the years ended December 31, 1995, 1996 and 1997, ZD recorded revenues of $0, $882 and $2,667, respectively, from sales to Kingston. These services were provided under terms consistent with those provided to unaffiliated customers.

  ZD has entered into an agreement to manage certain trade shows and expositions owned by Softbank and its affiliates, whereby ZD earns management and licensing fees. The fees earned by ZD for the years ended December 31, 1995, 1996 and 1997 were $1,979, $3,394 and $4,057, respectively.

  ZD has an arrangement with SOFTBANK Services, an affiliated company, whereby ZD is charged for administrative services provided plus a management fee. For the years ended December 31, 1995, 1996, and 1997 the Company incurred services fees of $0, $359, and $1,259, respectively, in relation to this agreement.

  ZD has entered into certain licensing agreements with Softbank for the publishing and distribution of Japanese language editions of certain publications. The fees earned by ZD for the years ended December 31, 1996 and 1997 were approximately $964, and $1,818, respectively.

   ZD is allocated a portion of the Company's corporate general and administrative costs (See Note 5). ZD receives from ZDNet a royalty for the use of various ZD brands and editorial content (see Note 5).

  The royalty income which was recorded as a reduction of selling, general and administrative expenses was $0, $811 and $1,611 for the years ended December 31, 1995, 1996 and 1997, respectively.

  ZD's publications sell advertising to ZDNet at discounts to market rates. Had ZD charged market rates for such advertising, ZD's revenue would have increased by $0, $2,235 and $2,671 for the years ended December 31, 1995, 1996 and 1997 respectively.

  The Company has entered into a license and services agreement with MAC to develop ZDTV: Your Computer Channel. ZDTV is owned by MAC, but as part of this license and services agreement MAC has granted the Company an option exercisable through December 31, 1998 to purchase all of MAC's interest in ZDTV for an amount equal to MAC's investment plus 10% per annum. The Company is currently funding ZDTV's operations on behalf of MAC through unsecured advances which, for approved levels of expenditure, are to be reimbursed by MAC. Such advances bear interest at the 30-day LIBOR rate plus .50%. The cumulative advances, which totaled $14.4 million net of $10.1 million in repayments through December 31, 1997, were repaid concurrently with the Reorganization (See Note 2).

  The Company has entered into operating leases for television production equipment and has sublet such equipment to ZDTV. The terms of the subleases are substantially identical to the terms of the leases which provide for annual lease payments totaling approximately $610 through 2003.

                                     VII-47

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


 Notes payable to affiliates

  ZD's long-term debt is payable to Softbank and consists of the following:

                                                             DECEMBER 31,
                                                         ----------------------
                                                            1996        1997
                                                         ----------  ----------
     Notes payable to affiliate(1)...................... $1,080,000  $1,080,000
     Notes payable to affiliate(2)......................    900,000     900,000
     Notes payable to affiliate(3)......................    398,000     375,027
     Note payable to affiliate(4).......................    100,000      94,231
     Note payable to affiliate(5).......................     77,450      74,772
     Note payable to affiliate(6).......................        --       10,000
                                                         ----------  ----------
       Total............................................  2,555,450   2,534,030
     Less--Current portion..............................    (33,198)   (125,790)
                                                         ----------  ----------
                                                         $2,522,252  $2,408,240
                                                         ==========  ==========

--------
(1) Principal and interest payments are due in 53 consecutive quarterly installments on the last business day of each calendar quarter beginning March 31, 1998 through March 31, 2011. The notes bear interest at a rate of 7.8% per annum.

(2) These notes mature on December 31, 2001 and bear an interest rate of 6.5% per annum, payable on the last business day of each quarter beginning March 31, 1997.

(3) Notes mature on February 28, 2010. The notes bear interest at a rate of 8.0% per annum.

(4) Notes mature on February 28, 2009. The notes bear interest at 9.9% per annum.

(5) Note is payable in 52 equal quarterly installments commencing March 31, 1997. The note bears interest at a rate of 8.0% per annum.

(6) Note is payable on January 1, 2007. The note bears interest at a rate of 8.0% per annum.

  Scheduled principal payments due on long-term debt outstanding at December 31, 1997 are as follows:

     1998............................................................ $  125,790
     1999............................................................    125,790
     2000............................................................    125,790
     2001............................................................  1,025,790
     2002............................................................    125,790
     Thereafter......................................................  1,005,080
                                                                      ----------
       Total......................................................... $2,534,030
                                                                      ==========

  See Note 2 for a discussion of the reorganization and initial public offering which restructured ZD's debt and equity structures.

  During 1995, 1996 and 1997 ZD incurred $44,005, $120,646 and $190,445, respectively of interest expense due to Softbank related to the above notes payable.

 Guarantee of Softbank's U.S. debt

  In April 1996, Softbank signed a line of credit agreement totaling $50,000 with an independent lender for which ZD, along with certain other Softbank affiliates, are guarantors. In January 1997 and October 1997, this

                                     VII-48

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

line of credit was increased to $75,000 and $150,000, respectively. At December 31, 1997, $102,500 was outstanding under the line of credit. In March 1998, ZD increased its guarantee of Softbank's U.S. debt from $150,000 to $450,000. On May 4, 1998, ZD was released from this guarantee.

 Return of capital and dividends

  On December 15, 1996, ZD declared a return of capital of approximately $900,000 paid through the issuance of a note payable to a subsidiary of Softbank and a cash dividend of $8,000 to Softbank. In 1997, ZD recorded a return of capital of $381,434 in connection with the purchase of companies under common control.

13. EMPLOYEE STOCK COMPENSATION PLANS

 Executive stock option plan

  The Softbank 1996 and 1997 Executive Stock Option Plans provide for the granting of nonqualified stock options to purchase the common stock of Softbank to officers, directors and key employees of ZD. Under the plans, options have been granted at exercise prices equal to the closing market price in Japan's public equities market (market price denominated in Japanese yen) on the date of grant. As of December 31, 1997, substantially all options granted become exercisable in various installments over the first six anniversaries of the date of grant and expire ten years after the date of grant.

  Information relating to stock options during 1995, 1996 and 1997 is as follows:

                                                              WEIGHTED AVERAGE
                                                   NUMBER       OPTION PRICE
                                                  OF SHARES     PER SHARE(1)
                                                  ---------   ----------------
     Shares outstanding under options at
      December 31, 1995.........................       --             --
     Granted....................................   714,777(2)      $87.15
     Exercised..................................       --             --
     Forfeited..................................    12,740(2)       87.15
                                                   -------
     Shares outstanding under options at
      December 31, 1996.........................   702,037          87.15
     Granted....................................   368,563          61.25
     Exercised..................................       --             --
     Forfeited..................................   138,034          78.89
                                                   -------
     Shares outstanding under options at
      December 31, 1997.........................   932,566         $78.14
                                                   =======
     Shares exercisable
       At December 31, 1996.....................       --             --
       At December 31, 1997 (price range $44.26-
        $87.15).................................   102,510         $82.21

    --------
    (1) The exercise price of the stock options is set in Japanese yen. The exercise prices as shown above have been converted to U.S. dollars based upon the exchange rate as of the date of grant for the respective options.

    (2) Adjusted for a 1.4:1 stock split during 1996 and a 1.3:1 stock split during 1997.

  As permitted by SFAS 123, ZD has chosen to continue to account for stock options in accordance with the provisions of APB 25 and, accordingly, no compensation expense related to stock option grants was recorded in 1996 or 1997. Pro forma information regarding net income is required by SFAS 123 and has been

                                     VII-49

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

determined as if ZD Group had accounted for stock options under the fair value method. The fair value of the option grants was estimated at the date of grant using the Black Scholes option-pricing model with the following assumptions for 1996 and 1997:

                                                                  1996    1997
                                                                 ------- -------
     Risk-free interest rate....................................   5.89%   6.35%
     Dividend yield.............................................   0.26%   0.22%
     Volatility factor..........................................  54.03%  51.35%
     Expected life.............................................. 6 years 6 years

  The weighted average fair value of options granted in 1996 and 1997 was $64.30 and $34.05, respectively. For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Had compensation cost for the stock option plans been determined based upon the fair value at the grant date for awards during 1996 and 1997, consistent with the provisions of SFAS 123, ZD's net loss would have been increased by approximately $3,000 and $4,000, respectively. On January 23, 1998, the exercise price of all of the shares outstanding under option agreements were reset to an exercise price equal to the closing market price on Japan's Tokyo Stock Exchange First Section at that date. In conjunction with the repricing, those options previously exercisable on December 31, 1997 may now be exercised only after July 19, 1998. Repricing of the stock options will not result in compensation expense to ZD.

 Other stock compensation plans

  During 1996 and 1997, ZD granted 45,760 and 61,940 shares of common stock of Softbank, respectively, (adjusted for a 1.4:1 stock split during 1996 and a 1.3:1 stock split during 1997) to certain key employees, subject to restrictions as to continuous employment which expire over a three to five-year period from the date of grant. The granting of the shares to ZD's employees has been recorded as additional paid-in capital offset by a reduction to stockholder's equity as deferred compensation. Such amounts were recorded at the fair value, as established by market price of the shares on the date of grant. The unearned compensation is being amortized ratably over the restricted periods. During 1996, restrictions on 13,790 shares expired, 2,160 shares were forfeited and $1,080 was charged to expense related to the restricted stock awards. During 1997, restrictions on 75,210 shares expired, 2,150 shares were forfeited and $3,916 was charged to expense related to these restricted stock awards.

14. EMPLOYEE BENEFIT PLANS

 Pension plan

  Certain employees of ZD who have met eligibility requirements are covered by a noncontributory defined benefit pension plan. The benefits are based on years of service and average compensation at the time of retirement. ZD Group's funding policy is to contribute amounts sufficient to meet the minimum funding requirements as set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). Contributions to the plan are determined in accordance with the projected unit credit cost method. Plan assets consist of U.S. equity securities, high grade corporate bonds and commercial paper, and U.S. treasury notes.

  The weighted average assumed discount rate of 7% and rate of increase in future compensation levels of 6% was used in the determination of the actuarial present value of the projected benefit obligation at December 31, 1996 and 1997. The weighted average expected long-term rate of return on plan assets at December 31, 1996 and 1997 was 7%.

                                     VII-50

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


 Net periodic pension cost includes the following components:

                                                           1995    1996   1997
                                                           -----  ------  -----
     Service cost......................................... $ 472  $  700  $ 391
     Interest cost........................................   363     472    456
     Expected return on plan assets.......................  (172)   (300)  (445)
     Amortization of transition obligation................   149     199     75
                                                           -----  ------  -----
     Net periodic pension cost............................ $ 812  $1,071  $ 477
                                                           =====  ======  =====

  The following table sets forth the funded status and amounts recognized in the balance sheet:

                                                              1996     1997
                                                             -------  -------
     Actuarial present value of benefit obligations:
       Vested benefit obligation............................ $ 4,132  $ 5,721
                                                             =======  =======
       Accumulated benefit obligations......................   4,224    5,721
                                                             =======  =======
     Projected benefit obligations..........................   7,967    5,721
     Plan assets at fair value..............................  (4,467)  (6,004)
                                                             =======  =======
     Projected benefit obligation in excess (less than) of
      plan assets...........................................   3,500     (283)
     Unrecognized net transition asset (liability)..........  (2,297)   1,279
                                                             -------  -------
     Pension liability included in balance sheet............ $ 1,203  $   996
                                                             =======  =======

  During 1997, ZD decided to terminate the defined benefit pension plan and pursuant to this decision, all accrued benefits became fully vested as of August 31, 1997. The above amounts reflect the effects of such termination. All accrued plan obligations will be settled during 1998. There was no significant gain or loss recognized in connection with the termination.

 Retirement plans

  The Company maintains various defined contribution retirement plans. Substantially all of ZD Group's employees are eligible to participate in one of the plans under which annual contributions may be made by the Company for the benefit of all eligible employees. In certain cases, employees may also make contributions to the plan in which they participate which, and subject to certain limitations, may be matched by the Company up to certain specified percentages. Employees are generally eligible to participate in a plan upon joining the Company and receive matching contributions after one year of employment. The ZD Group made contributions to the plans totaling $2,115, $10,023 and $12,974 in 1995, 1996 and 1997, respectively.

                                     VII-51

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


15. INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES

  ZD has investments in the following companies/joint ventures/divisions:

                                                            CARRYING VALUE AT
                                                              DECEMBER 31,
                                                 OWNERSHIP  -----------------
     COMPANY/JOINT VENTURE/DIVISION              PERCENTAGE   1996     1997
     ------------------------------              ---------- -------- --------
     Mac Publishing LLC.........................     50%    $    --  $ 16,244
     ExpoComm LLC...............................     50%    $  7,698 $  7,758
     Family PC G.P..............................     50%    $ 10,138 $  9,342
     ZDNet Group................................    100%    $ 78,575 $ 83,292

  The entities listed above are engaged primarily in the publication or distribution of print media, the organization, production and management of trade shows and providing interactive information and programming to technology-oriented internet users. Other investments and joint ventures are not material to ZD's financial statements. ZD has equity income (loss) from joint ventures of $(796) and $335 in 1996 and 1997, respectively. In addition, ZD had equity losses of $16,925 and $21,238 in 1996 and 1997, respectively, from its 100% Retained Interest in ZDNet Group.

16. SUPPLEMENTAL CASH FLOW INFORMATION

                                                     YEAR ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1995      1996      1997
                                                   -------- ---------- --------
     Cash paid during the year for:
       Interest to related parties................ $  8,390 $   99,509 $185,447
       Income taxes...............................      --         360        4
     Noncash investing and financing activities:
       Fair value of assets acquired.............. $836,479 $2,508,603 $ 14,000
       Liabilities assumed........................   21,959    370,518      --
                                                   -------- ---------- --------
       Cash paid..................................  814,520  2,138,085   14,000
       Less--Cash acquired........................      --      13,262      --
       Net cash paid for acquisitions............. $814,520 $2,124,823 $ 14,000
                                                   ======== ========== ========
       Return of capital dividends................ $    --  $  899,948 $381,434
                                                   ======== ========== ========
       Capital contributions...................... $    --  $    5,002 $ 61,580
                                                   ======== ========== ========

                                     VII-52

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


17. OPERATING LEASE COMMITMENTS

  ZD utilizes equipment and space under lease to the Company. ZD's portion of the minimum lease payments based on square feet utilized are as follows:

     1998.............................................................. $ 33,825
     1999..............................................................   31,359
     2000..............................................................   27,377
     2001..............................................................   24,381
     2002..............................................................   23,873
     Thereafter........................................................  240,322
                                                                        --------
       Total........................................................... $381,137
                                                                        ========

  Netted in the above totals is approximately $5,000 for which ZD has noncancelable subleases in place. Total sublease income approximates ZD's required payments under the related leases. Rent expense amounted to approximately $2,492, $22,347, and $28,646 for the years ended December 31, 1995, 1996 and 1997, respectively.

18. SEGMENT INFORMATION

 Business segment information

  ZD's operations have been classified into two business segments: (i) publishing, and (ii) events.

 Publishing

  The publishing segment is engaged in publishing magazines, journals, newsletters, online content, training manuals and providing market research about the computer industry. The publishing segment's principal operations are in the United States and Europe, although it also licenses or syndicates its editorial content to over 50 other publications distributed worldwide. The publishing segment includes a 100% Retained Interest in the ZDNet Group.

 Events

  The events segment is engaged in the organization, production and management of trade shows, conferences and seminars for the computer industry. The events segment's principal operations are in North America and to a lesser extent in Europe, Asia and Latin America.

                                     VII-53

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


  Summarized financial information by business segment as of December 31, 1995, 1996 and 1997 for each of the periods then ended is set forth below:

                                                  1995       1996       1997
                                               ---------- ---------- ----------
     Revenue, net:
       Publishing............................. $      --  $  674,040 $  834,015
       Events.................................    202,729    264,884    287,528
                                               ---------- ---------- ----------
                                               $  202,729 $  938,924 $1,121,543
                                               ========== ========== ==========
     Income from operations:
       Publishing............................. $      --  $   36,089 $   72,478
       Events.................................     62,675     68,505     59,235
                                               ---------- ---------- ----------
                                               $   62,675 $  104,594 $  131,713
                                               ========== ========== ==========
     Total assets at December 31:
       Publishing............................. $      --  $2,441,441 $2,423,822
       Events.................................  1,090,981  1,143,522  1,124,286
                                               ---------- ---------- ----------
                                               $1,090,981 $3,584,963 $3,548,108
                                               ========== ========== ==========
     Depreciation and amortization:
       Publishing............................. $      --  $  101,102 $  111,133
       Events.................................     24,305     33,149     36,126
                                               ---------- ---------- ----------
                                               $   24,305 $  134,251 $  147,259
                                               ========== ========== ==========
     Capital expenditures:
       Publishing............................. $      --  $   13,647 $   19,025
       Events.................................      3,367      7,708      8,797
                                               ---------- ---------- ----------
                                               $    3,367 $   21,355 $   27,822
                                               ========== ========== ==========

                                     VII-54

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


  Operating income by business segment excludes interest income and interest expense.

                                          NORTH AMERICA OTHER AREAS  COMBINED
                                          ------------- ----------- ----------
     Year ended December 31, 1995:
     Revenue, net.......................   $  192,789    $  9,940   $  202,729
                                           ----------    --------   ----------
     Income (loss) from operations......   $   64,930    $ (2,255)  $   62,675
                                           ----------    --------
     Other non-operating income.........                                 4,199
     Related party-interest expense.....                                44,005
                                                                    ----------
     Income before taxes................                            $   22,869
                                                                    ----------
     Total assets at December 31, 1995..   $1,081,829    $  9,152   $1,090,981
                                           ==========    ========   ==========
     Year ended December 31, 1996:
     Revenue, net.......................   $  838,749    $100,175   $  938,924
                                           ----------    --------   ----------
     Income (loss) from operations......   $  107,474    $ (2,880)  $  104,594
                                           ----------    --------   ----------
     Loss related to Retained Interest
      in ZDNet..........................                               (16,925)
     Other non-operating income.........                                 6,341
     Related party-interest expense.....                               120,646
                                                                    ----------
     Loss before taxes..................                            $  (26,636)
                                                                    ----------
     Total assets at December 31, 1996..    3,550,161    $ 34,802   $3,584,963
                                           ==========    ========   ==========
     Year ended December 31, 1997:
     Revenue, net.......................   $1,008,682    $112,862   $1,121,544
                                           ----------    --------   ----------
     Income from operations.............   $  126,344    $  5,369   $  131,713
                                           ----------    --------
     Loss related to Retained Interest
      in ZDNet..........................                               (21,238)
     Other non-operating income.........                                 8,322
     Related party-interest expense.....                               190,445
                                                                    ----------
     Loss before taxes..................                            $  (71,648)
                                                                    ----------
     Total assets at December 31, 1997..   $3,502,753    $ 45,355   $3,548,108
                                           ==========    ========   ==========

  Transactions between geographic areas are not significant

19. CONTINGENCIES

  ZD is subject to various claims and legal proceedings arising in the normal course of business.

 Class Action Litigations

  Following a decline in the price per share of ZD's common stock after the October 8, 1998 announcement, eight securities class action suits have been filed against ZD and certain of its directors and officers in the United States District Court for the Southern District of New York.

  The complaints allege that defendants violated Sections 11, 12(a) (2) and 15 of the Securities Act of 1933 in connection with the registration statement filed by the Company with the Securities and Exchange Commission relating to the initial public offering of the Company's common stock on April 29, 1998 (the

                                     VII-55

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

"IPO"). More particularly, the complaints allege that the registration statement contained false and misleading statements and failed to disclose facts that could have indicated an impending decline in the Company's revenue. The complaints seek on behalf of a class of purchasers of the Company's common stock from the date of the IPO through October 8, 1998 unspecified damages, interest, fees and costs, recission, and injunctive relief such as the imposition of a constructive trust upon the proceeds of the IPO.

  The complaints are as follows: Napoli v. Ziff-Davis Inc., et al., No. 98 Civ. 7158 (filed Oct. 9, 1998); Steinberg, et al. v. Ziff-Davis Inc., et al., No. 98 Civ. 7205 (filed Oct. 13, 1998); Flinker v. Ziff-Davis Inc., et al., No. 98 Civ. 7231 (filed Oct. 14, 1998); Koenig v. Ziff-Davis Inc., et al., No. 98 Civ. 7260 (filed Oct. 15, 1997; Schindler v. Ziff-Davis Inc., et al., No. 98 Civ. 7418 (filed Oct. 19, 1998); Miller v. Ziff-Davis Inc., et al., No. 98 Civ. 7541 (filed Oct. 23, 1998); Felgoise v. Ziff-Davis Inc., et al., No. 98 Civ. 8045 (filed Nov. 9, 1998); and Javier v. Ziff Davis Inc., et al., No. 98 Civ. 8201 (filed Nov. 17, 1998). All of the complaints have been assigned to Judge Shirley Wohl Kram. Service upon defendants has not yet been effected.

  In addition, a derivative suit has been filed by a stockholder against all of the directors of the Company in the Court of Chancery of the State of Delaware for New Castle County. The complaint alleges that the directors breached their fiduciary duties to the Company by repricing the stock options awarded to certain directors and demands the nullification of the repricing and an injunction against exercise by the directors of any repriced option. The complaint is as follows: Jacobs v. Ziff-Davis Inc., et al., No. 16813NC (filed Nov. 30, 1998).

  Although the outcome of the foregoing cases cannot be predicted, the Company believes that there are substantial defenses to these claims.

 Legal Proceeding

  The Company was named as a defendant in an action, filed on April 17, 1998 in the Supreme Court of the State of New York, by minority shareholders of SOFTBANK Interactive Marketing Inc. ("SIM"), formerly an indirect subsidiary of Softbank. The complaint alleges, among other things, that SBH, SIM's majority shareholder, acting with the Company and two of its senior officers and directors who were directors of SIM (and who were also named as defendants), had conflicts of interest between SIM and other Softbank investments (including investments in the Company) and failed to act in the best interests of SIM and the minority shareholders by taking actions which benefited the Company. The complaint states claims based on common law fraud, breach of fiduciary duty and aiding and abetting theories and seeks in excess of $200,000 in damages. The Company and the other defendants have moved to dismiss all of the claims against them other than a breach of contract claim which is solely against SBH.

  Although the outcome of this case cannot be predicted, the Company believes that there are substantial defenses to the claims and intends to defend vigorously.

 Acquisition

  On October 28, 1998, ZD acquired the assets of Sky TV Inc. and certain affiliates for approximately $12 million in cash. Sky TV is a media company that provides video content for distribution principally through airline in-flight, cable and broadcast television. Sky TV's principal offices are located in Dallas and San Francisco.

 ZDTV.

  On November 17, 1998, ZD announced its intention to exercise its option to purchase ZDTV for a purchase price expected to be approximately $85 million, against which ZD will be able to apply approximately

                                     VII-56

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

$53 million in advances owed to it by MAC Holdings America Inc. In addition, ZD announced a letter of intent had been entered into with Vulcan Programming, Inc. ("Vulcan"), whereby Vulcan would purchase 33% of ZDTV for approximately $54 million. Other than advances to ZDTV which are reported on the Company's balance sheet, the results of operations of ZDTV are not included in the Company's results.

1998 Incentive Compensation Plan

  The Company adopted the 1998 Incentive Compensation Plan (the "Plan") to provide long-term incentives for its key employees and enhance shareholder value. The Plan provides for the grant of options, stock appreciation rights, stock awards and other interests in the Company's Common Stock. The Company has reserved 8,500,000 shares of Common Stock for issuance under the Plan. On February 13, 1998, the Companies granted options to purchase 5,254,700 shares with an exercise price of $16.00 per share representing the fair value of such options at that date. Such options vest ratably over five years.

  On September 23, 1998, the Board of Directors approved the reduction of the exercise price of all options outstanding under the Plan from $16.00 to $6.00 the closing market price of the Company's common stock on that date. In addition, the vesting period of the options was extended by three months.

  The Company adopted the Employee Stock Purchase Plan (the "Stock Purchase Plan") whereby eligible employees may purchase the Company Common Stock with after tax payroll deductions of 1% to 10% of their base pay. The price at which shares of Common Stock will be purchased is the lesser of 85% of the fair market value of a share of Common Stock on (1) the first business day of a purchase period or (2) the last business day of a purchase period. The Company has reserved 1,500,000 shares of Common Stock for issuance under the Stock Purchase Plan.

20. SUBSEQUENT EVENTS

 Interest Rate Swaps

  On June 10, 1998, ZD entered into interest rate swap agreements, with an aggregate notional amount of $550,000. Under these swap agreements, which began on August 10, 1998, ZD will receive a floating rate of interest based on three-month LIBOR, which resets quarterly, and ZD will pay a fixed rate of interest, each quarter, for the terms of the respective agreements. The terms of these agreements range from 3 to 7 years and the weighted average fixed rate ZD will pay is 5.85%. ZD has entered into these agreements solely to hedge its interest rate risk under its floating rate bank debt.

  For the nine months period ended September 30, 1998, these interest rate swaps did not have a material impact on the financial statements.

 Restructuring (unaudited)

  On October 8, 1998, ZDI announced that anticipated results for the fourth quarter would be below expectations and that, as a result, a company-wide restructuring would be implemented in which three publications would be discontinued and its work force reduced by approximately 10%. As of November 16, 1998 those three publications have been discontinued and the work force reduction has also largely been completed. The cost of this restructuring, estimated at $50 to $60 million will be recognized in the fourth quarter of 1998.

                                     VII-57

                                    ZD GROUP
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


 Credit Facility (unaudited)

  On December 16, 1998, the lenders on the Company's $1,350,000 billion credit facility agreed to amend certain provisions of that facility. The amended provisions include an increase to allowed leverage ratios. In return, the Company agreed to pay a one-time fee and to an increase in interest rates on amounts borrowed under the facility. Had the increased interest rates been in effect for the period from the May 4, 1998 reorganization to September 30, 1998, interest expense would have increased by approximately $7,300.

                                     VII-58

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ziff-Davis Inc., (formerly Ziff-Davis Publishing Company)

  In our opinion, the accompanying combined balance sheets and the related combined statements of operations, cash flows and changes in division equity, present fairly, in all material respects, the financial position of the ZD Publishing Group ("ZD"), a division of Ziff-Davis Inc., formerly Ziff-Davis Publishing Company, (the "Company") at December 31, 1995 and February 28, 1996, and the results of its operations and its cash flows for the year ended December 31, 1995 and for the period from January 1, 1996 to February 28, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As described in Note 1 to the financial statements, ZD is a division of Ziff-Davis Inc.; accordingly the financial statements of ZD should be read in conjunction with the audited financial statements of Ziff-Davis Inc.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
December 17, 1998

                                     VII-59

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                        DECEMBER 31,  FEBRUARY
                                                            1995      28, 1996
                                                        ------------ ----------
                        ASSETS
Current assets:
  Cash and cash equivalents............................  $   10,083  $   13,669
  Accounts receivable, net.............................     109,305     111,368
  Inventories..........................................      21,825      26,009
  Deferred taxes.......................................      21,961      23,361
  Prepaid postage and other current assets.............      16,570      16,817
                                                         ----------  ----------
Total current assets...................................     179,744     191,224
Property and equipment, net............................      62,525      56,873
Retained interest in ZDNet.............................      89,682      91,225
Intangible assets, net.................................   1,265,479   1,256,659
Deferred charges and other assets......................      27,996      26,457
                                                         ----------  ----------
Total assets...........................................  $1,625,426  $1,622,438
                                                         ==========  ==========
            LIABILITIES AND DIVISION EQUITY
Current liabilities:
  Accounts payable.....................................  $   55,103  $   43,097
  Accrued expenses.....................................      68,109      77,539
  Unearned income, net.................................      81,737      86,435
  Due to affiliates and management.....................      58,480      58,762
  Current portion of long-term debt....................       6,847       6,847
  Other current liabilities............................       2,048       2,733
                                                         ----------  ----------
Total current liabilities..............................     272,324     275,413
Deferred taxes.........................................      15,432      14,840
Long-term debt.........................................     439,153     439,153
Subordinated debentures--related party.................     525,000     525,000
Other liabilities......................................       8,367       7,315
                                                         ----------  ----------
Total liabilities......................................   1,260,276   1,261,721
                                                         ----------  ----------
Commitments and contingencies (Notes 15 and 16)
Division equity........................................     365,150     360,717
                                                         ----------  ----------
Total liabilities and division equity..................  $1,625,426  $1,622,438
                                                         ==========  ==========

     The accompanying notes are an integral part of the combined financial statements.

                                     VII-60

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                   JANUARY 1,
                                                      YEAR ENDED    1996 TO
                                                     DECEMBER 31, FEBRUARY 28,
                                                         1995         1996
                                                     ------------ ------------
Revenue, net........................................   $755,419     $122,562
Cost of production..................................    192,900       30,974
Selling, general and administrative expenses........    409,730       68,508
Depreciation and amortization of property and
 equipment..........................................     36,482        6,036
Amortization of intangible assets...................     51,024        8,504
                                                       --------     --------
  Income from operations............................     65,283        8,540
Interest expense, net...............................    (92,609)     (14,030)
Equity in losses of joint ventures..................     (3,391)        (235)
Net loss related to retained interest in ZDNet......     (5,755)        (814)
                                                       --------     --------
  Loss before income taxes..........................    (36,472)      (6,539)
Income tax benefit..................................    (10,470)      (1,992)
                                                       --------     --------
Net loss............................................   $(26,002)    $ (4,547)
                                                       ========     ========



     The accompanying notes are an integral part of the combined financial statements.

                                     VII-61

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   JANUARY 1,
                                                     YEAR ENDED     1996 TO
                                                    DECEMBER 31,  FEBRUARY 28,
                                                        1995          1996
                                                    ------------  ------------
Cash flows from operating activities:
Net loss........................................... $   (26,002)    $(4,547)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
  Depreciation and amortization....................      87,506      14,540
  Loss from retained interest in ZDNet.............       5,755         814
  Loss from equity investments.....................       3,391         235
  Deferred tax benefit.............................     (10,470)     (1,992)
  Changes in operating assets and liabilities:
    Accounts receivable............................     (11,175)     (2,060)
    Inventories....................................      (9,014)     (4,184)
    Accounts payable and accrued expenses..........       7,073      (2,587)
    Unexpired subscriptions, net...................       2,499       4,698
    Due to management and affiliates...............      (3,020)        282
    Other, net.....................................      (3,687)      1,121
                                                    -----------     -------
Net cash provided by operating activities..........      42,856       6,320
                                                    -----------     -------
Cash flows from investing activities:
  Capital expenditures.............................     (12,573)       (384)
  Capital contributions to ZDNet...................      (7,106)     (2,350)
  Proceeds from sale of businesses.................      23,508         --
                                                    -----------     -------
Net cash provided (used) by investing activities...       3,829      (2,734)
                                                    -----------     -------
Cash flows from financing activities:
  Borrowings under revolving credit facility.......      80,625      24,335
  Repayment of revolving credit facility...........     (60,625)    (24,335)
  Repayment of acquisition indebtedness............  (1,122,931)        --
                                                    -----------     -------
Net cash used by financing activities..............  (1,102,931)        --
                                                    -----------     -------
Net (decrease) increase in cash and cash
 equivalents.......................................  (1,056,246)      3,586
Cash and cash equivalents at beginning of period...   1,066,329      10,083
                                                    -----------     -------
Cash and cash equivalents at end of period......... $    10,083     $13,669
                                                    ===========     =======
Supplemental cash flow disclosures:
  Interest paid.................................... $    78,811     $29,255
  Income taxes paid................................ $    92,729     $   --

     The accompanying notes are an integral part of the combined financial statements.

                                     VII-62

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

               COMBINED STATEMENTS OF CHANGES IN DIVISION EQUITY
                                 (IN THOUSANDS)

                                                         CUMULATIVE   TOTAL
                                    PAID-IN  ACCUMULATED TRANSLATION DIVISION
                                    CAPITAL    DEFICIT   ADJUSTMENT   EQUITY
                                    -------- ----------- ----------- --------
Balance at January 1, 1995......... $391,275  $    --       $ --     $391,275
Net loss...........................      --    (26,002)       --      (26,002)
Foreign currency translation
 adjustment........................      --        --        (123)       (123)
                                    --------  --------      -----    --------
Balance at December 31, 1995.......  391,275   (26,002)      (123)    365,150
Net loss...........................      --     (4,547)       --       (4,547)
Foreign currency translation
 adjustment........................      --        --         114         114
                                    --------  --------      -----    --------
Balance at February 28, 1996....... $391,275  $(30,549)     $  (9)   $360,717
                                    ========  ========      =====    ========



     The accompanying notes are an integral part of the combined financial statements.

                                     VII-63

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

  ZD Publishing ("ZD") is a division of Ziff-Davis Inc. Ziff-Davis Inc. (the "Company") is a wholly-owned subsidiary of Ziff-Davis Holdings Corp. ("Holdings").

  ZD is engaged in publishing magazines, journals and training manuals and providing market research about the computer industry, with operations in the United States, Canada and Europe.

  In order to prepare separate financial statements for ZD and ZDNet, the Company has allocated all of its consolidated assets, liabilities, revenues, expenses and cash flow between ZD and ZDNet. ZDNet Group (or "ZDNet") comprises the Company's online business division, and ZD comprises the Company's other businesses and a "100% Retained Interest" in ZDNet. Thus, the financial statements of ZD and ZDNet, taken together, comprise all of the accounts included in the corresponding consolidated financial statements of the Company.

  Management believes the financial statements for ZD have been prepared on a basis that is reasonable and appropriate. ZD's financial statements reflect the application of certain cash management and allocation policies adopted by the Board of Directors of the Company (the "Board"). These policies are summarized under "Certain Cash Management and Allocation Policies" below.

  Even though the Company has allocated all of its consolidated assets, liabilities, revenues, expenses and cash flow between ZD and ZDNet, that allocation will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of any creditors. Holders of common stock of the Company are subject to all risks associated with an investment in the entire Company and all of its businesses, assets and liabilities.

  Financial impacts arising from ZDNet that affect the Company's consolidated results of operations or financial position could affect the results of operations or financial condition of ZD. Accordingly, financial information for ZD should be read in conjunction with financial information for ZDNet and financial information for the consolidated Company.

 Acquisition

  Effective January 1, 1995, Holdings, through the Company, directly and indirectly acquired certain assets and assumed certain liabilities of the ZD Publishing Group publishing business and related businesses (the "Acquisition" or the "Acquired Businesses") from Ziff Communications Company, L.P., a limited partnership ("ZCC") and other persons and entities (collectively referred to as the "Sellers"), for an aggregate purchase price of approximately $1,400,000 plus transaction costs. The Company funded the Acquisition through the issuance of Common Stock, bank borrowings and a subordinated note payable to Holdings.

  The acquisition has been accounted for using the purchase method of accounting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Combination

  The combined financial statements include the accounts of ZD Publishing. All significant transactions between businesses have been eliminated in combination.

                                     VII-64

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


  Investments in companies in which ownership interests range from 20 to 50 percent are accounted for under the equity method. ZD has an equity investment interest in Family PC G.P. of 50%. The equity investment in Family PC G.P. is not material to ZD's combined financial statements.

 Cash and cash equivalents

  ZD considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of credit risk

  ZD places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of federally insured limits. ZD has not experienced losses in such accounts.

  ZD's customers represent a variety of technology companies in the United States and other countries. ZD Publishing Group extends credit to its customers and historically has not experienced significant losses relating to receivables from individual customers or groups of customers.

 Property and equipment

  Property and equipment have been recorded at their estimated fair value at the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the acquired assets, ranging from 3 to 39 years. Leasehold improvements are amortized using the straight-line method over the service life of the improvement or the life of the related lease, whichever is shorter. Maintenance and repair costs are charged to expense as incurred.

 Paper inventories

  Paper inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

 Investment in ZDNet Group

  ZD's Retained Interest in 100% of the division equity of ZDNet is reflected as "Retained Interest in ZDNet" in ZD's historical balance sheets. Similarly, ZD's Retained Interest in 100% of the division net losses of ZDNet is reflected as "Net loss related to retained interest in ZDNet".

  The book value associated with ZD's Retained Interest in ZDNet will be increased proportionately for net income (or decreased proportionately for net loss) of ZDNet. In addition, that book value will be adjusted from time to time as set forth under Note 3, Certain Cash Management and Allocation Policies.

  The Company determined the accounting for ZD's Retained Interest in ZDNet, in part, by analogy to APB No. 18, "The Equity Method of Accounting for Investments in Common Stock".

 Intangible assets

  Intangible assets consist principally of advertising lists, trademarks and trade names and goodwill. Amortization of these assets is computed on a straight-line basis over their estimated useful lives. Identifiable intangible assets are amortized over a period of 2 to 39 years and goodwill, which represents the excess of the

                                     VII-65

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

purchase price over the estimated fair values of net assets acquired, is amortized over 40 years. ZD assesses the recoverability of its intangible assets whenever adverse events or changes in circumstances indicate that expected future cash flows (undiscounted and without interest charges) may not be sufficient to support the carrying amount of intangible assets. If undiscounted cash flows are not sufficient to support the recorded assets, an impairment loss is recognized to reduce the carrying value of the intangibles to its estimated recoverable value.

 Revenue recognition

  Advertising revenue for ZD Publishing Group's publications, less agency commissions, is recognized as income in the month that the related publications are sent to subscribers or becomes available for sale at newsstands.

  Circulation revenue consists of both subscription and single copy newsstand sales. Subscription revenue, less estimated cancellations, is deferred and recognized as income in the month that the related publications are sent to subscribers. Newsstand sales, less estimated returns, are recognized in the month that the related publications become available for sale at newsstands.

  Revenue generated by market research is recognized when the service is provided.

 Operating costs and expenses

  Cost of production includes paper, manufacturing, distribution and fulfillment. Selling and promotion costs include subscriber acquisition costs which are expensed as incurred. Editorial and product development costs are generally expensed as incurred. Product development costs include the cost of artwork, graphics, prepress, plates and photography for new products.

 Foreign currency

  Gains and losses on foreign currency transactions, which are not significant, have been included in selling, general and administrative expenses. The effect of translation of foreign currency financial statements into U.S. dollars is included in the cumulative translation adjustments account in division equity.

 Income taxes

  ZD uses the asset and liability approach for financial accounting and reporting of deferred taxes.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from these estimates.

 Fair value of financial instruments

  All current assets and liabilities are carried at cost, which approximates fair value because of the short-term maturity of those instruments. The recorded amounts of ZD's long-term debt also approximate fair value which was based upon the current rates available to ZD for debt with similar remaining maturities.

                                     VII-66

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


 Impairment of long-lived assets

  In 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"). ZD Publishing Group adopted SFAS 121 in fiscal 1996 with no effect on operations.

3. CERTAIN CASH MANAGEMENT AND ALLOCATION POLICIES

  ZD's financial statements reflect the application of certain cash management and allocation policies summarized below.

 Treasury Activities

  The Company manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt, and the issuance and repurchase of common stock and preferred stock. Each of ZD and ZDNet generally remits its cash receipts (other than receipts of foreign operations or subsidiaries that are not wholly-owned) to the Company, and the Company generally funds ZD's and ZDNet's cash disbursements (other than disbursements of foreign operations or subsidiaries that are not wholly-owned), on a daily basis.

  In the financial statements of ZD and ZDNet, (1) all external debt and equity transactions (and the proceeds thereof) were attributed to ZD, (2) whenever ZDNet held cash (other than cash of ZDNet's foreign operations or cash of ZDNet's subsidiaries that are not wholly owned), that cash was transferred to ZD and accounted for as a return of capital (i.e., as a reduction in ZDNet's division equity and ZD's Retained Interest in ZDNet) and (3) whenever ZDNet had a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's subsidiaries that are not wholly-owned), that cash need was funded by ZD and accounted for as a capital contribution (i.e., as an increase in ZDNet's division equity and ZD's Retained Interest in ZDNet). Accordingly, no interest income or expense from or to ZDNet has been reflected in the financial statements of ZD for any period.

 Corporate General and Administrative Expenses

  The Company allocates the cost of certain corporate, general and administrative services and shared services (including certain legal, accounting (tax and financial), information systems, telecommunications, purchasing, marketing, intellectual property, public relations, corporate office and travel expenses (collectively, "Central Services"), to ZD Publishing based on utilization. Where determinations based on utilization alone are impracticable, the Company uses other methods and criteria that management believes to be equitable and to provide a reasonable estimate of the cost attributable to ZD.

 Taxes

  Federal income taxes, which are determined on a consolidated basis, are allocated to ZD (and reflected in its financial statements) in accordance with the Company's tax allocation policy. In general, this policy provides that the consolidated tax provision (and related tax payments or refunds) are allocated between the Groups based principally upon the financial income, taxable income, credits and other amounts directly related to the respective Groups. Tax benefits that cannot be used by the Group generating such attributes, but can be utilized on a consolidated basis, are allocated to the Group that generated such benefits. As a result, the allocated Group amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the Groups had filed separate tax returns. State income taxes generally are computed on a separate company basis.

                                     VII-67

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


 Royalty Charges

  ZD charges ZDNet an annual fee for the use of various brands and editorial content. The current annual fee, which is reflected in ZD's financial statements as a reduction of selling, general and administrative expenses, is equal to 5% of the first $100,000 of ZDNet revenue, 4% of the next $50,000 of ZDNet's revenue for that year and 3% of any incremental revenue over $150,000 for that year.

4. ACCOUNTS RECEIVABLE, NET

  Accounts receivable, net consist of the following:

                                                     DECEMBER 31, FEBRUARY 28,
                                                         1995         1996
                                                     ------------ ------------
     Accounts receivable............................   $165,188     $161,329
     Allowance for doubtful accounts, returns and
      cancellations.................................    (55,883)     (49,961)
                                                       --------     --------
                                                       $109,305     $111,368
                                                       ========     ========

5. PROPERTY AND EQUIPMENT, NET

  Property and equipment, net, consist of the following:

                                                     DECEMBER 31, FEBRUARY 28,
                                                         1995         1996
                                                     ------------ ------------
     Computers and equipment........................   $ 54,447     $ 54,829
     Leasehold improvements.........................     25,831       25,831
     Furniture and fixtures.........................     11,808       11,808
     Other..........................................      7,029        7,029
                                                       --------     --------
                                                         99,115       99,497
     Accumulated depreciation and amortization......   (36,590)     (42,624)
                                                       --------     --------
                                                       $ 62,525     $ 56,873
                                                       ========     ========

6. INTANGIBLE ASSETS, NET

  Intangible assets, net, consist of the following:

                                              RANGE OF
                                               LIVES   DECEMBER 31, FEBRUARY 28,
                                              (YEARS)      1995         1996
                                              -------- ------------ ------------
     Advertiser lists........................   7-39    $  643,400   $  643,400
     Trademarks and trade names..............     30       235,820      235,820
     Subscriber lists........................   3-10        43,136       43,136
     Other...................................    2-5        28,800       28,800
     License agreements......................   6-14        11,211       11,211
     Goodwill................................     40       354,136      353,820
                                                        ----------   ----------
                                                         1,316,503    1,316,187
     Accumulated amortization................              (51,024)     (59,528)
                                                        ----------   ----------
                                                        $1,265,479   $1,256,659
                                                        ==========   ==========


                                     VII-68

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

  Intangible assets primarily relate to the acquisition of ZD. As discussed in
Note 1, the acquisition was accounted for under the purchase method of accounting. As such the purchase price was allocated to tangible and identifiable intangible assets with the remaining amount allocated to goodwill.

  Advertising lists, exhibitor relationships and subscriber lists were recorded at their estimated fair value as determined by an "income" approach. Trademarks/trade names were recorded at their estimated fair value using a "relief from royalty" approach.

  All intangible assets are being amortized using the straight-line method over their estimated useful lives, up to 40 years. In determining the estimated useful lives, ZD considered its competitive position in the markets in which it operates, the historical attrition rates of advertisers, exhibitors and subscribers, legal and contractual obligations, and other factors.

  Recoverability of goodwill and intangible assets is assessed at a minimum on an annual basis. Impairments would be recognized in operating results if a permanent diminution in value were to occur based upon an undiscounted cash flow analysis.

7. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1995         1996
                                                       ------------ ------------
     Payroll and related employee benefits............   $35,044      $35,152
     Accrued interest.................................    16,804       27,526
     Other taxes payable..............................     1,588        2,576
     Other accrued expenses...........................    14,673       12,285
                                                         -------      -------
                                                         $68,109      $77,539
                                                         =======      =======

8. INCOME TAXES

  Income tax benefits and related assets and liabilities attributed to ZD are determined in accordance with the Company's tax allocation policy (Note 3)

  Loss before income taxes is attributable to the following jurisdictions:

                                                                     JANUARY 1
                                                        YEAR ENDED       TO
                                                       DECEMBER 31, FEBRUARY 28,
                                                           1995         1996
                                                       ------------ ------------
     United States....................................   $(28,059)    $(4,648)
     Foreign..........................................     (8,413)     (1,891)
                                                         --------     -------
       Total..........................................   $(36,472)    $(6,539)
                                                         ========     =======

                                     VII-69

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


  Components of the income tax benefit are as follows:

                                                                     JANUARY 1
                                                        YEAR ENDED    THROUGH
                                                       DECEMBER 31, FEBRUARY 28,
                                                           1995         1996
                                                       ------------ ------------
     U.S. federal income taxes:
       Current........................................   $    --      $   --
       Deferred.......................................     (8,114)     (1,544)
     State and local income taxes:
       Current........................................        --          --
       Deferred.......................................     (2,356)       (448)
     Foreign income taxes.............................        --          --
                                                         --------     -------
         Total income tax benefit.....................   $(10,470)    $(1,992)
                                                         ========     =======

  A reconciliation of the U.S. federal statutory tax rate to ZD Publishing Group's effective tax rate on loss before income taxes is as follows:

                                                                   JANUARY 1
                                                      YEAR ENDED       TO
                                                     DECEMBER 31, FEBRUARY 28,
                                                         1995         1996
                                                     ------------ ------------
     Federal statutory tax note.....................     35.0%        35.0%
     State and local taxes (net of federal tax
      benefit)......................................      6.0          6.0
     Equity in losses of ZDNet......................     (6.5)        (5.1)
     Foreign losses.................................     (2.6)        (1.7)
     Amortization of nondeductible goodwill.........     (1.4)        (1.4)
     Other nondeductible expenses...................     (1.8)        (2.3)
                                                         ----         ----
       Effective tax rate...........................     28.7%        30.5%
                                                         ====         ====

                                     VII-70

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


  Following is a summary of the components of the deferred tax accounts at December 31, 1995 and February 28, 1996:

                                                     DECEMBER 31, FEBRUARY 28,
                                                         1995         1996
                                                     ------------ ------------
     Current deferred tax assets:
       Allowance for doubtful accounts..............   $  8,293     $  8,432
       Employee compensation, bonus, and vacation...     12,183       12,581
       Other........................................      1,485        2,348
                                                       --------     --------
         Current deferred tax assets................     21,961       23,361
                                                       --------     --------
     Noncurrent deferred tax assets and
      (liabilities):
       Basis difference in intangible assets........    (68,224)     (70,402)
       Basis difference in property and equipment...     (3,401)      (1,876)
       Deferred rental expense......................      3,285        3,139
       Net operating loss carryforwards.............     97,196       98,258
       Acquisition reserves.........................      2,773        2,756
       Other........................................       (220)         (36)
                                                       --------     --------
         Gross noncurrent deferred tax assets.......     31,409       31,839
       Valuation allowance..........................    (46,841)     (46,679)
                                                       --------     --------
         Net noncurrent deferred tax assets and
          (liabilities).............................    (15,432)     (14,840)
                                                       --------     --------
     Total net deferred tax assets..................   $  6,529     $  8,521
                                                       ========     ========

  As of December 31, 1995 and February 28, 1996, ZD had total deferred tax assets of $78,374 and $80,835, respectively, and total deferred tax liabilities of $71,845 and $72,314, respectively.

  As of February 28, 1996, ZD has U.S. and foreign net operating loss carryforwards of approximately $230,000, which will begin to expire on December 31, 1996. The December 31, 1995 and the February 28, 1996 net deferred tax asset is reduced by a valuation allowance of $46,841 and $46,679, respectively, relating to tax benefits of foreign net operating loss carryforwards which are not expected to be recognized.

  ZD's foreign operations have no undistributed earnings for remittance to the U.S. and therefore no U.S. or foreign tax provision on remittances has been recorded.

9. DUE TO MANAGEMENT AND AFFILIATES

  Payables to management and affiliates consist of the following:

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1995         1996
                                                       ------------ ------------
     Payable to:
       Management.....................................   $28,161      $28,443
       Sellers........................................    21,500       21,500
       Holdings.......................................     8,819        8,819
                                                         -------      -------
                                                         $58,480      $58,762
                                                         =======      =======


                                     VII-71

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

  As part of the Acquisition, ZD agreed to assume certain obligations to management arising out of prior employment arrangements. Approximately $40,000 was due under these arrangements, of which approximately $12,000 was paid in 1995. The balance of the obligation, including accrued interest, was paid in 1997.

  Amounts due to sellers represent final amounts payable related to the Acquisition.

10. LONG-TERM DEBT

  Long-term debt at December 31, 1995 and February 28, 1996 is comprised of the following:

     Bank debt:
     Tranche A........................................................ $ 86,604
     Tranche B........................................................  179,479
     Tranche C........................................................  159,917
     Revolving credit arrangement.....................................   20,000
                                                                       --------
                                                                        446,000
     Less--Current portion............................................   (6,847)
                                                                       --------
                                                                       $439,153
                                                                       ========

  On December 21, 1994, the Company borrowed $515,000 under the terms of a Credit Agreement. The proceeds of the loan were used to finance a portion of the Acquisition and pay certain transaction costs.

  Tranche A, as amended on August 31, 1995, is a six-year term loan due quarterly in varying amounts from September 30, 1995 through December 31, 2000. Tranche B is a seven-year term loan due quarterly in varying amounts commencing September 30, 1995 through September 30, 2001, with a final payment of $126,000 on December 31, 2001. Tranche C is an eight-year term loan providing for quarterly payments, aggregating $1,000 per calendar year commencing September 30, 1995 through December 31, 2001, followed by four quarterly payments of $39,500 through December 31, 2002.

  The Credit Agreement also provides the Company with an additional $85,000, increased to $150,000 under terms of the August 31, 1995 amendment, under a revolving credit arrangement through December 31, 2000. These funds are available for loans, letters of credit, and swing-line loans, subject to certain maximum levels of borrowing. At least once during each year, for a period of 30 consecutive days, the loans outstanding under the revolving credit facility must be reduced so that the aggregate outstanding amount does not exceed $130,000 during such 30-day period. The commitment fee for the revolving credit facility is .50% during 1995 and 1996 on the unused portion of the facility. The Company has the option to permanently reduce the amount available for borrowings under the revolving credit facility by a minimum of $5,000 at any time. At December 31, 1995 and February 28, 1996, $130,000 under the revolving credit facility is available for borrowing.

  During 1995 and the period January 1, 1996 to February 28, 1996, the Tranche A and revolving credit loans bore interest, payable at least quarterly, at either the Average Bank Rate ("ABR"), as defined, plus 1.25%, or at the Eurodollar rate, plus 2.5% at the election of the Company. Tranche B and C loans bore interest, payable at least quarterly, at either the ABR, plus 1.75% and 2.25%, respectively, or at the Eurodollar rate, as defined, plus 3% and 3.5%, respectively, at the election of the Company. Swing-line loans bear interest at the ABR, plus the applicable margins as discussed above. Borrowings outstanding at December 31, 1995 and February 28, 1996 were $446,000 and the weighted average interest rate was 8.8% and 10.1%, respectively.

                                     VII-72

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


  The Company is required to comply with various restrictive covenants, including maintaining certain financial ratios, restrictions on additional indebtedness, capital expenditures, acquisitions, certain asset sales, declaration of dividends and acquisition of the Company's or Holdings' Common Stock. All borrowings under the Credit Agreement are secured by the common stock and other equity interests of the Company and its wholly-owned subsidiaries.

  The Company is required to make mandatory prepayments of the loans with the net proceeds of certain asset sales and debt issuances, if any. The Company is also required, commencing with the year ending December 31, 1995, to prepay the loans with a portion of excess cash flow, as defined, once certain cash balances are achieved. These cash balances were not achieved during 1995 or for the period from January 1, 1996 to February 28, 1996 and therefore no prepayments occurred.

  Scheduled principal payments for each of the next five years are as follows:

     1996.............................................................. $  6,847
     1997..............................................................   13,518
     1998..............................................................   21,524
     1999..............................................................   23,658
     2000..............................................................   52,795
     Thereafter........................................................  327,658
                                                                        --------
       Total........................................................... $446,000
                                                                        ========

11. RELATED PARTY TRANSACTIONS

  Prior to the Acquisition, ZCC provided certain services to ZD, including legal, tax, human resources, payroll, facilities management and management information services. The remaining unpaid balance (approximately $8,100) for such services was paid in the normal course of business during 1995. Beginning in 1995, ZD sublet office space and provided administrative services to ZCC. Such office space and services were provided to ZCC at ZD's cost. The majority partners of ZCC have a continuing investment in Holdings of approximately 6%.

  On the closing date of the Acquisition, ZD paid approximately $280,000 in cash to the Sellers and issued notes due January 13, 1995 and January 16, 1995 totaling $1,033,931, for the balance. These notes were subsequently fully paid in January, 1995.

  See Note 12 for a description of subordinated debentures.

  In connection with the Acquisition, ZD paid transaction costs of $14,000 to an affiliate of Holdings.

  The Company paid $44,555 and $3,791 in interest to Holdings for the year ended December 31, 1995 and for the period from January 1, 1996 to February 28, 1996, respectively.

  ZD receives from ZDNet a royalty for the use of various brands and editorial contents (See Note 3). The royalty charges recorded as a reduction of selling general and administrative expenses were $679 and $145 for the year ended December 31, 1995 and the period January 1, 1996 to February 28, 1996.

  ZD's publications sell advertising to ZDNet at discounts to market rates. Had ZD charged market rates for such advertising, ZD's revenue would have increased by $178 and $57 for the years ended December 31, 1995, and the period from January 1, 1996 to February 28, 1996, respectively.

                                     VII-73

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)


12. SUBORDINATED DEBENTURES--RELATED PARTY

  On December 21, 1994, the Company issued a $525,000 subordinated note payable to Holdings to finance a portion of the Acquisition. The note bears interest at 8 1/2% per annum with interest payable semiannually on February 28 and August 31 of each year. The principal is repayable in three installments of $175,000 each on December 21, 2005, December 21, 2006 and December 21, 2007. This note is fully subordinated in right of payment to the bank borrowings (see Note 10).

13. EMPLOYEE BENEFIT PLANS

 Retirement plans

  The Company and its subsidiaries maintain various defined contribution retirement plans. Substantially all of ZD's employees are eligible to participate in one of the plans under which annual contributions may be made by ZD for the benefit of all eligible employees. Employees may also make contributions to the plan in which they participate which, subject to certain limitations, may be matched by the Company up to certain specified percentages. Employees are generally eligible to participate in a plan upon joining the Company and receive matching contributions immediately upon commencement of employment. In addition, the employees become eligible to receive a discretionary Company contribution after one year of employment. ZD made contributions of $8,097 and $1,391 for the year ended December 31, 1995 and for the period ended February 28, 1996, respectively.

14. SALE OF BUSINESSES

  During 1995, ZD disposed of two subsidiaries and received cash consideration of $23,508. No gain or loss was realized on the dispositions.

15. OPERATING LEASE COMMITMENTS

  ZD utilizes equipment and space under lease to the Company. ZD's portion of the minimum lease payments based on square feet utilized as follows:

     1996 (ten-month period)........................................... $15,251
     1997..............................................................  18,635
     1998..............................................................  17,132
     1999..............................................................  11,189
     2000..............................................................   8,113
     Thereafter........................................................   3,930
                                                                        -------
       Total........................................................... $74,250
                                                                        =======

  Netted in the above totals is approximately $2,300 for which ZD has noncancelable subleases in place. Total sublease income approximates ZD's required payments under the related leases. Rent expense amounted to approximately $22,117 and $3,909 for the year ended December 31, 1995 and for the period from January 1, 1996 to February 28, 1996, respectively.

16. CONTINGENCIES

  ZD is subject to various claims and legal proceedings arising in the normal course of business. Management believes that the ultimate liability, if any, in the aggregate will not be material to the combined balance sheet, future operations or cash flows.


                                     VII-74

                                 ZD PUBLISHING
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                                 (IN THOUSANDS)

17. SUBSEQUENT EVENT

 Acquisition of the Company

  In February 1996, SOFTBANK Corp. entered into an agreement to acquire the stock of the Company for an aggregate purchase price of approximately $1,800,000, plus transaction costs. In a separate agreement, MAC Inc. Ltd., an affiliated company of SOFTBANK Corp., acquired directly and through affiliates, certain of the assets and assumed certain of the liabilities of ZD for an aggregate purchase price of approximately $302,000.


                                     VII-75

                                                                      ANNEX VIII

                                     ZDNET

             SELECTED HISTORICAL COMBINED FINANCIAL AND OTHER DATA

  The following table presents Selected Historical Combined Financial and Other Data for ZDNet and its predecessor as of and for the years ended December 31, 1993, 1994 and 1995, as of and for the two month period ended February 28, 1996, as of and for the ten month period ended December 31, 1996, as of and for the year ended December 31, 1997, for the nine month period ended September 30, 1997 and as of and for the nine month period ended September 30, 1998. This data was derived from the Combined Financial Statements of ZDNet included in this Annex. Data as of and for the years ended December 31, 1993 and 1994 and for the periods ended September 30, 1997 and 1998 and as of September 30, 1998 have been derived from ZDNet's unaudited financial statements. This table should be read in conjunction with the Selected Historical Combined Financial and Other Data, Management's Discussion and Analysis of Financial Condition and Results of Operations and Combined Financial Statements for the Company, ZD and ZDNet included in this Annex and Annexes VI and VII to the Proxy Statement.

                                     PREDECESSOR(1)                                 ZDNET
                          --------------------------------------- -------------------------------------------
                                                                                               NINE MONTH
                                YEAR ENDED            TWO MONTH    TEN MONTH                  PERIOD ENDED
                               DECEMBER 31,          PERIOD ENDED PERIOD ENDED  YEAR ENDED   SEPTEMBER 30,
                          -------------------------  FEBRUARY 28, DECEMBER 31, DECEMBER 31, -----------------
                           1993     1994     1995        1996         1996         1997       1997     1998
                          -------  -------  -------  ------------ ------------ ------------ --------  -------
                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Revenue, net............  $10,208  $13,349  $13,576    $ 2,903      $16,215      $ 32,218   $ 21,277  $37,566
Cost of operations:
Production and content..   11,512    9,321   10,709      1,802       14,863        23,543     17,638   19,025
Selling, general and
 administrative
 expenses...............    8,987    7,276    8,360      1,774       13,280        23,475     17,757   22,049
Depreciation and
 amortization...........    1,578    1,163    4,040        597        5,485         7,681      5,524    4,780
Loss from operations....  (11,869)  (4,411)  (9,533)    (1,270)     (17,413)      (22,481)   (19,642)  (8,288)
Minority interest.......      --       --       --         --           --           (400)      (436)    (330)
Loss before income
 taxes..................  (11,869)  (4,411)  (9,533)    (1,270)     (17,413)      (22,081)   (19,206)  (7,958)
Net loss (2)............  (11,869)  (4,526)  (5,755)      (814)     (16,925)      (21,238)   (18,463)  (7,655)
OTHER DATA:
Capital expenditures....  $ 2,538  $   513  $ 1,590    $   168      $ 1,010      $  2,374   $  1,345  $ 3,181
Investments and
 acquisitions, net of
 cash acquired..........      --       --       --         --           --          2,998      2,998    5,000
BALANCE SHEET DATA (AT PERIOD
 END):
Total current assets....  $ 1,929  $ 2,432  $ 3,992    $ 4,951      $ 7,852      $ 11,521             $16,169
Total assets............    4,944    3,557   91,772     92,717       82,507        87,326              95,505
Total liabilities.......    2,451    8,083    2,090      1,492        3,932         4,034               6,683
Division equity.........    2,493   (4,526)  89,682     91,225       78,575        83,292              88,822

--------
(1) An affiliate of the Company acquired ZDNet's predecessor on February 29, 1996. Data for ZDNet's predecessor has been presented for periods before that date.

(2) No historical earnings per share or share data are presented as the Company does not consider such data meaningful. After issuance of ZDNet Stock, the Company will report earnings per share data for ZD and ZDNet but not for the Company.

                                     VIII-1

                                     ZDNET
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

  ZDNet Group ("ZDNet") is the online business division of Ziff-Davis Inc. (the "Company").

  ZDNet is a leading online provider of technology-related content to Internet users worldwide. ZDNet creates real-time, authoritative and comprehensive branded content. With news, analysis, product reviews, shopping guides and videos and audio as well as content from ZD's leading publications, ZDNet's network of over 60 interconnected sites provides an easy-to-use comprehensive Internet destination. The community of ZDNet users interacts through bulletin boards, chat rooms, moderated forums, and e-mails. ZDNet facilitates commerce by providing users with the ability to evaluate, compare and purchase products and services and by providing advertisers and merchants with access to a highly targeted usergroup with attractive demographics. According to Media Metrix, for October 1998 zdnet.com ranked first among all Web sites in the category of news, information and entertainment, ahead of such sites as cnet.com, cnn.com, msnbc.com, Disney Online and espn.com. ZDNet.com has been ranked number one by Media Metrix in this category for 26 of the last 28 months. ZDNet estimates that its Web sites served more than 185 million page views during October 1998, up from 105 million in October 1997.

 Revenue

  ZDNet's revenue consists of advertising revenue and revenue from subscription based fees and services. Advertising revenue consists primarily of revenue derived from the sale of advertisements on pages delivered to users of ZDNet's Internet sites. ZDNet recognizes the delivery of a single view of an advertisement as an "impression". Advertising revenue is derived principally from arrangements with ZDNet's advertising customers that provide for a guaranteed number of impressions. Advertising rates vary depending primarily on the total number of guaranteed impressions purchased, the length of the advertiser's commitment, the location in which the advertisements are displayed and the type of advertising. Advertising revenue is recognized in the period in which the advertisements are delivered. For contracts/campaigns that are longer than one accounting period, the revenue from the contract/campaign is recognized ratably over the term of the contract/campaign.

  Revenue from barter transactions is recognized during the period in which advertisements are displayed. Barter transactions are recorded at the lower of estimated fair value of goods or services received or the estimated fair value of advertising given. To date, barter transactions have been immaterial to results.

  During 1995 and part of 1996, ZDNet was focused on generating revenue from subscription based fees and services. This revenue is generated primarily by charging monthly membership fees to provide access to product reviews, software reviews and shareware. During 1996, ZDNet shifted the focus of the business model from the generation of subscription based fees and services to the generation of advertising revenue.

  As a result of this shift, ZDNet's advertising revenue increased from 6% of total revenue for the year ended December 31, 1995 to 84% of total revenue for the nine months ended September 30, 1998. Over this period subscription based fees and services decreased correspondingly as a percentage of revenue.

  No single customer accounted for more than 5.0% of ZDNet's total revenue for the year ended December 31, 1997 or the nine months ended September 30, 1998. ZDNet's top 20 customers accounted for 29.3% and 35.1% of total revenue for the year ended December 31, 1997 and for the nine months ended September 30, 1998, respectively.

 Cost of Operations

  Costs of production and content include costs to produce and edit content on ZDNet's Internet sites as well as technical costs incurred to maintain ZDNet's Internet sites. ZD provides certain editorial content and brand-marketing services to ZDNet for which ZDNet pays a royalty to ZD based on revenue. This charge is also included in production and content. See Note 4 to ZDNet's Combined Financial Statements in this Annex.

                                     VIII-2

  The principal selling, general and administrative expenses of ZDNet are payroll, sales commissions and related expenses, marketing and promotion. The Company provides certain selling, general and administrative services and shared services on a centralized basis (the "Central Services"), and the costs of these services are allocated between ZD and ZDNet. See Note 4 to ZDNet's Combined Financial Statements in this Annex.

  ZDNet also incurs a substantial amount of amortization expense related to intangible assets created as a result of the December 21, 1994 and February 29, 1996 acquisitions of the Company's predecessors by Forstmann Little and Co. and SOFTBANK Corp., respectively. The February 1996 acquisition created
$72.7 million of intangible assets for ZDNet. In addition, $5.5 million of intangible assets were created by ZDNet's February 1997 acquisition of a 70% equity interest in GameSpot, Inc., formerly SpotMedia, Inc. ("GameSpot").

 Factors affecting future periods

  ZDNet's revenue and profitability are influenced by a number of external factors, including the volume of new technology product introductions, the amount and allocation of marketing expenditure by ZDNet's advertisers, the extent to which merchants elect to advertise using online media and competition among other technology marketers. Accordingly, ZDNet may experience fluctuations in revenue from period to period. Marketing expenditures by technology companies can also be affected by factors affecting the technology industry generally, including pricing pressures and temporary surpluses of inventory. Revenue and profitability are also influenced by product mix and the timing and frequency of ZDNet's new product launches in new markets, as well as by acquisitions.

  ZDNet has an extremely limited operating history upon which to base an evaluation of ZDNet's prospects. ZDNet's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by start-up companies in the new and rapidly evolving market for Internet products, content and services. ZDNet's revenue and cost of operations have grown substantially and ZDNet has incurred cumulative net losses since inception. These losses reflect substantial expenditures to develop, launch and acquire ZDNet's Internet sites and services. ZDNet believes that newly launched sites and services require a certain period of growth before they begin to achieve adequate revenue to support their operation.

  ZDNet must, among other things, effectively develop new relationships and maintain existing relationships with its advertisers, their advertising agencies and other third parties, provide original and compelling content to Internet users, develop and upgrade its technology, respond to competitive developments and attract, retain and motivate qualified personnel. There can be no assurance that ZDNet will succeed in addressing such risks and the failure to do so could have a material adverse effect on ZDNet's business, financial condition or operating results. Additionally, the limited operating history of ZDNet makes the prediction of future operating results difficult or impossible, and there can be no assurance that ZDNet's revenue will increase or even continue at their current level, or that ZDNet will achieve or maintain profitability or generate cash from operations in future periods. Since inception, ZDNet has incurred significant losses and, for the period from February 29, 1996 to September 30, 1998, had accumulated a deficit of $45.8 million. ZDNet may continue to incur losses in the future.

  For a discussion of other factors that may affect results. See "Risk Factors--Risk Factors Related to ZDNet".

PRESENTATION OF FINANCIAL INFORMATION

  ZDNet is comprised of certain operations which were acquired at various times and completed a recapitalization in May 1998. See Note 1 to ZDNet's Combined Financial Statements in this Annex.

RESULTS OF OPERATIONS

  The table below presents the results of ZDNet as if the assets and operations acquired by affiliates of the Company on February 29, 1996 (as described in Note 1 to the Combined Financial Statements in this Annex) had been acquired on January 1, 1995. Purchase accounting adjustments relating to that acquisition have been

                                     VIII-3
reflected through pro forma amortization and interest and income tax adjustments, as described in note (a) to the table. Although the table presents numbers that are not in accordance with generally accepted accounting principles, management believes they present the most meaningful basis of comparison. The financial information presented below may not necessarily reflect the results of operations which would have occurred had the February 29, 1996 acquisition been completed on January 1, 1995.

                                                               NINE MONTHS
                                YEAR ENDED DECEMBER 31,           ENDED
                                   PRO FORMA        ACTUAL    SEPTEMBER 30,
                               ------------------  --------  -----------------
                               1995(A)     1996      1997      1997     1998
                               --------  --------  --------  --------  -------
                                             (IN THOUSANDS)
Revenue, net.................. $ 13,576  $ 19,118  $ 32,218  $ 21,277  $37,566
Cost of operations:
  Production and content......   10,709    16,665    23,543    17,638   19,025
  Selling, general and
   administrative expenses....    8,360    15,054    23,475    17,757   22,049
  Depreciation and
   amortization...............      678       693     1,495       896    1,362
  Amortization of intangible
   assets.....................    5,712     5,712     6,186     4,628    3,418
                               --------  --------  --------  --------  -------
    Total operating expenses..   25,459    38,124    54,699    40,919   45,854
                               --------  --------  --------  --------  -------
Loss from operations..........  (11,883)  (19,006)  (22,481)  (19,642)  (8,288)
Minority interest.............      --        --        400       436      330
                               --------  --------  --------  --------  -------
Loss before income taxes......  (11,883)  (19,006)  (22,081)  (19,206)  (7,958)
Income tax benefit............   (4,706)   (1,073)     (843)     (743)    (303)
                               --------  --------  --------  --------  -------
Net loss...................... $ (7,177) $(17,933) $(21,238) $(18,463) $(7,655)
                               ========  ========  ========  ========  =======
Other data:
  Capital expenditures........ $  1,590  $  1,178  $  2,374  $  1,345  $ 3,181
  Investments and
   acquisitions, net of cash
   acquired...................      --        --      2,998     2,998    5,000

--------
(a) The February 29, 1996 acquisition gave rise to different bases of accounting for the period after versus the period prior to the acquisition. This is primarily due to a shorter amortization period of 20 years being used by ZDNet, versus 40 years being used by the previous owners. The above numbers assume that the acquisition took place on January 1, 1995. This resulted in an increase to the "Amortization of intangible assets" and "Net Loss" by $2,350 and $1,422, respectively, for the year ended December 31, 1995 and an increase by $323 and $194, respectively, for the year ended December 31, 1996.

  The following table presents the foregoing amounts as a percentage of revenue:

                            YEAR ENDED DECEMBER 31,        NINE MONTHS ENDED
                               PRO FORMA         ACTUAL      SEPTEMBER 30,
                            -----------------------------  -------------------
                             1995      1996       1997       1997       1998
                            -------   -------   ---------  --------   --------
Revenue, net...............   100.0%    100.0%    100.0%      100.0%     100.0%
Cost of operations:
  Production and content...    78.9      87.2      73.1        82.9       50.6
  Selling, general and
   administrative
   expenses................    61.6      78.7      72.9        83.5       58.7
  Depreciation and
   amortization............     5.0       3.6       4.6         4.2        3.6
  Amortization of
   intangible assets.......    42.0      29.9      19.2        21.7        9.1
                            -------   -------   -------    --------   --------
    Total operating
     expenses..............   187.5     199.4     169.8       192.3      122.0
                            -------   -------   -------    --------   --------
Loss from operations.......   (87.5)    (99.4)    (69.8)      (92.3)     (22.0)
Minority interest..........      --        --       1.2         2.0        0.9
                            -------   -------   -------    --------   --------
Loss before income taxes...   (87.5)    (99.4)    (68.6)      (90.3)     (21.1)
Income tax benefit.........    34.6       5.6       2.7         3.5        0.8
                            -------   -------   -------    --------   --------
Net loss...................   (52.9)%   (93.8)%   (65.9)%     (86.8)%    (20.3)%
                            =======   =======   =======    ========   ========

                                     VIII-4

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1997

 Revenue, net

  Net revenue increased 77% to $37.6 million for the nine months ended September 30, 1998 from $21.3 million for the nine months ended September 30, 1997. Revenue from advertising was 84% of net revenue for the nine months ended September 30, 1998, compared to 71% for the same period in 1997.

  Revenue from advertising increased 108% to $31.5 million for the nine months ended September 30, 1998 from $15.1 million for the nine months ended September 30, 1997. The increase in advertising revenue was attributable to an increase in the number of advertisers and the average monthly revenue per advertiser. Subscription based fees and services decreased by 1% to $6.1 million for the nine months ended September 30, 1998 from $6.2 million for the nine months ended September 30, 1997.

 Cost of Operations

  PRODUCTION AND CONTENT

  Production and content expenses were $19.0 million or 51% of net revenue for the nine months ended September 30, 1998, compared to $17.6 million or 83% of net revenue for the nine months ended September 30, 1997. The absolute dollar increase in production and content charges was due to an increase in ZD's revenue-based royalty charge to ZDNet, as well as an increase in production costs to support higher user traffic levels and increased editorial costs associated with the launch of new content areas. The cost of production and content decreased as a percentage of revenue primarily due to economies of scale. ZDNet expects this trend to continue. Royalty payments to ZD were $1.9 million and $1.1 million for the nine-month periods ending September 30, 1998 and 1997, respectively.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

  Selling, general and administrative expenses were $22.0 million or 59% of net revenue for the nine months ended September 30, 1998, compared to $17.8 million or 83% of net revenue for the nine months ended September 30, 1997. The absolute dollar increase in the selling, general and administrative expenses was primarily due to increased personnel and services required to support the growth of ZDNet, offset to some extent by cessation of payments to Softbank Interactive Marketing ("SIM"), as ZDNet sales and marketing teams replaced SIM in these functions. Sales and marketing costs were $15.1 million or 40% of net revenue for the nine months ended September 30, 1998, compared to $12.3 million or 58% of net revenue for the nine months ended September 30, 1997. ZDNet intends to continue to increase the number of dollars spent on sales and marketing and intends to launch a print ad campaign in the future. Sales and marketing expenses are incurred both to drive traffic to ZDNet's Web site and to increase the number of advertisers and advertising sales. Included in sales and marketing costs was an allocation from the Company's Central Services amounting to $0.2 million and $0.4 million for the nine months ended September 30, 1998 and 1997, respectively.

  Administrative and overhead costs were $6.9 million or 18% of net revenue for the nine months ended September 30, 1998, compared to $5.5 million or 26% of net revenue for the nine months ended September 30, 1997. Included in administrative and overhead costs was an allocation from the Company's Central Services amounting to $3.1 million and $2.5 million for the nine months ended September 30, 1998 and 1997, respectively. The selling, general and administrative costs decreased as a percentage of revenue primarily due to economies of scale. ZDNet expects this trend to continue.

  DEPRECIATION

  Depreciation expense was $1.4 million for the nine months ended September 30, 1998, compared to $0.9 million for the nine months ended September 30, 1997. The increase in depreciation expense related primarily to the increased capital expenditures made by ZDNet for equipment necessary to expand its network and infrastructure in order to support its continued growth.

                                     VIII-5

  AMORTIZATION OF INTANGIBLE ASSETS

  Amortization of intangible assets was $3.4 million for the nine months ended September 30, 1998, compared to $4.6 million for the nine months ended September 30, 1997. The decrease in amortization related to the advertising and subscription lists becoming fully amortized as of March 1, 1998. This resulted in only two months of the related amortization being included in the period ending September 30, 1998 versus nine months amortization in the period ending September 30, 1997. Annual amortization expense related to the remaining goodwill balance will be approximately $4.1 million before giving effect to any future increase in goodwill.

 Minority interest

  The minority interest of $0.3 million in 1998 and $0.4 million in 1997 represented losses attributed to the holders of the minority interest in GameSpot.

 Income taxes

  The income tax benefit decreased to $0.3 million for the nine months ended September 30, 1998 from $0.7 million for the nine months ended September 30, 1997. The benefit represented an effective tax rate of approximately 3.8%, which is substantially less than the federal statutory tax rate of 35.0%. ZDNet has a substantial level of non-deductible expenses as losses which were incurred while ZDNet was under MAC ownership are non-deductible to the Company. As such, ZDNet does not reflect any income tax benefit associated with those losses. In addition, the Company does not record any tax benefits associated with the losses of GameSpot.

 Net loss

  As a result of the items described above, ZDNet's net loss decreased to $7.7 million from 18.5 million for the nine months ended September 30, 1998 and 1997, respectively.

YEAR ENDED DECEMBER 31, 1997 COMPARED WITH PRO FORMA YEAR ENDED DECEMBER 31,
1996

 Revenue, net

  Net revenue increased 69% to $32.2 million for the year ended December 31, 1997 from $19.1 million for the pro forma year ended December 31, 1996. An increasing percentage of ZDNet's net revenue was derived from advertising for the year ended December 31, 1997, accounting for 73% of net revenue, compared to 37% for the same period in 1996. The increased percentage of net revenue derived from advertising in the later period reflect a continuation of ZDNet's strategic shift from a business model based subscription-based fees and services to one based on advertising.

  Revenue from advertising increased 228% to $23.6 million for year ended December 31, 1997 from $7.2 million for the pro forma year ended December 31, 1996. The increase in advertising revenue was attributable to increases in the number of advertisers, the average expenditures per advertiser and increasing advertising rates. Subscription-based fees and services decreased by 28% to $8.6 million from $11.9 million from the same period in 1996.

 Cost of Operations

  PRODUCTION AND CONTENT

  Production and content expenses were $23.5 million or 73% of net revenue for year ended December 31, 1997, compared to $16.7 million or 87% of net revenue for the pro forma year ended December 31, 1996. The absolute dollar increase in production and content charges was due an increase in the Company's revenue based

                                     VIII-6
royalty charge to ZDNet, as well as an increase in production costs to support higher user traffic levels, and increased editorial costs associated with the launch of new content areas. The cost of production and content decreased as a percentage of revenue primarily due to economies of scale. Royalty charges from ZD were $1.6 million and $1.0 million for the year ended December 31, 1997 and the pro forma year ended December 31, 1996, respectively.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

  Selling, general and administrative expenses were $23.5 million or 73% of net revenue for the year ended December 31, 1997, compared to $15.1 million or 79% of net revenue for the pro forma year ended December 31, 1996. The absolute dollar increase in selling, general and administrative expenses was due to higher sales commission costs paid to SIM and to the initial hiring of the existing ZDNet sales and marketing teams. SIM was the exclusive sales team for ZDNet prior to 1997. Sales and marketing costs were $15.9 million or 49% of net revenue for the year ended December 31, 1997 compared to $11.0 million or 57% of net revenue for the pro forma year ended December 31, 1996. Included in sales and marketing costs was an allocation from the Company's Central Services amounting to $0.5 million for the year ended December 31, 1997. There was no such charge for the pro forma year ended December 31, 1996.

  Administrative and overhead costs were $7.6 million or 23% of net revenue for the year ended December 31, 1997 from $4.1 million or 21% of net revenue for the pro forma year ended December 31, 1996. Included in administrative and overhead costs was an allocation from the Company's Central Services amounting to $3.4 million and $2.7 million for the year ended December 31, 1997 and the pro forma year ended December 31, 1996, respectively. Selling, general and administrative expenses decreased as a percentage of revenue primarily due to economies of scale.

  DEPRECIATION

  Depreciation expense was $1.5 million for the year ended December 31, 1997, compared to $0.7 million for the pro forma year ended December 31, 1996. The increase in depreciation primarily related to the increased capital expenditures made by ZDNet for equipment necessary to expand its network and infrastructure in order to support its continued growth.

  AMORTIZATION OF INTANGIBLE ASSETS

  Amortization of intangible assets was $6.2 million for the year ended December 31, 1997 compared to $5.7 million for the pro forma year ended December 31, 1996. In February 1997, ZDNet purchased a 70% interest in GameSpot, which created intangible assets of approximately $5.5 million. The 1997 period included approximately $0.5 million of amortization related to this acquisition.

  Minority interest

  The minority interest of $0.4 million for the year ended December 31, 1997, represents losses attributed to the holders of the minority interest in GameSpot (acquired in February 1997).

  Income taxes

  The income tax benefit decreased to $0.8 million for the year ended December 31, 1997 from $1.1 million for the pro forma year ended December 31, 1996. The benefit represents an effective tax rate of approximately 3.8% and 5.6%, respectively, which is significantly less than the federal statutory rate of 35.0% because ZDNet has a substantial level of non-deductible expenses, as losses which were incurred while ZDNet was under MAC ownership are non-deductible to the Company. As such, ZDNet does not reflect any tax benefits associated with those losses.

  Net loss

  As a result of the items described above, ZDNet's net loss increased to $21.2 million for the year ended December 31, 1997 from $17.9 million for the pro forma year ended December 31, 1996.

                                     VIII-7

PRO FORMA YEAR ENDED DECEMBER 31, 1996 COMPARED WITH THE PRO FORMA YEAR ENDED DECEMBER 31, 1995

 Revenue, net

  Net revenue increased 40% to $19.1 million for the pro forma year ended December 31, 1996 from $13.6 million for the pro forma year ended December 31, 1995. An increasing percentage of ZDNet's net revenue was derived from advertising for the pro forma year ended December 31, 1996, accounting for 38% of net revenue compared to 6% for the same period in 1995.

  Revenue from advertising increased to $7.2 million for the pro forma year ended December 31, 1996 from $0.8 million for the pro forma year ended December 31, 1995. During 1996, ZDNet committed to a strategic shift in its business model, transitioning from a business model based on membership and subscription based fees and services to one supported primarily from the sale of advertising. As a result, ZDNet substantially increased the number of advertisers and the average expenditures per advertiser while subscription based fees and services decreased by 7.0% to $11.9 million from $12.8 million for the same period in 1995.

 Cost of Operations

  PRODUCTION AND CONTENT

  Production and content expenses increased to $16.7 million or 87% of net revenue for the pro forma year ended December 31, 1996, from $10.7 million or 79% of net revenue for the pro forma year ended December 31, 1995. The absolute dollar increase in production and content charges was due to an increase in the Company's revenue based royalty charge to ZDNet as well as increased production costs to support higher user traffic levels, and increased editorial costs associated with the launch of new content areas. The cost of production and content decreased as a percentage of revenue primarily due to economies of scale. Royalty payments to ZD were $1.0 million and $0.7 million for the pro forma years ended December 31, 1996 and 1995, respectively.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

  Selling, general and administrative expenses increased to $15.1 million or 79% or net revenue for pro forma year ended December 31, 1996, from $8.4 million or 62% of net revenue for the pro forma year ended December 31, 1995. The absolute dollar increase in the selling, general and administrative expenses were due to increased sales commissions paid to SIM. Sales and marketing costs were $11.0 million or 57% of net revenue for the pro forma year ended December 31, 1996 from $4.7 million or 35% of revenue for the pro forma year ended December 31, 1995.

  Administrative and overhead costs were $4.1 million or 21% of net revenue for the pro forma year ended December 31, 1996 from $3.7 million or 27% of revenue for the pro forma year ended December 31, 1995. Included in administrative and overhead expenses is an allocation from the Company's Central Services amounting to $2.7 million and $2.0 million for the pro forma years ended December 31, 1996 and 1995, respectively. The selling, general and administrative costs decreased as a percentage of net revenue primarily due to economies of scale.

  DEPRECIATION

  Depreciation expense was $0.7 million for the pro forma years ended December 31, 1996 and 1995.

  AMORTIZATION OF INTANGIBLE ASSETS

  Amortization of intangible assets was $5.7 million for each of the pro forma years ended December 31, 1996 and 1995.

                                     VIII-8

  Income taxes

  The income tax benefit decreased to $1.1 million for the pro forma year ended December 31, 1996 from $4.7 million for the pro forma year ended December 31, 1995. The benefit represents an effective tax rate of approximately 5.6% and 39.6% respectively. The lower income tax benefit resulted from the acquisition of ZDNet by MAC in February 1996. Since losses incurred under the ownership of MAC are non-deductible to the Company, no income tax benefit has been recorded for such losses for the pro forma year ended December 31, 1996.

  Net loss

  As a result of the items described, ZDNet's net loss increased to $17.9 million from $7.2 million for the pro forma years ended December 31, 1996 and 1995, respectively.

LIQUIDITY AND CAPITAL RESOURCES

 Funding from ZD

  In the financial statements of ZD and ZDNet, whenever ZDNet had a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's subsidiaries that are not wholly owned), that cash need was funded by ZD and accounted for as a capital contribution (i.e., as an increase in ZDNet's division equity and ZD's Retained Interest in ZDNet). Accordingly, no interest expense has been reflected in the financial statements of ZDNet. After the date on which ZDNet Stock is first issued, the Company will account for all cash transfers from one Group to or for the account of the other Group (other than transfers in return for assets or services rendered or transfers in respect of ZD's Retained Interest that correspond to dividends paid on ZDNet Stock) as inter-Group revolving credit advances (bearing interest at the rate at which the Company could borrow such funds on a revolving credit basis (as the Board determines in its sole discretion)) unless the Board determines that a given transfer (or type of transfer) should be accounted for as a long-term loan, a capital contribution increasing ZD's Retained Interest in ZDNet or a return of capital reducing ZD's Retained Interest in ZDNet.

 Sources and uses of cash

  Cash and cash equivalents were $0.4 million at September 30, 1998 and $0.0 million at December 31, 1997. The balance increased due to the factors discussed below:

  Cash used by operations was $4.7 million for the nine months ended September 30, 1998 and $11.4 million for the nine months ended September 30, 1997, respectively. The improvement in the 1998 period was due primarily to a reduction in net loss. The loss for the nine months ended September 30, 1998 was $7.7 million compared to $18.5 million for the same period in 1997.

  Cash used by investing activities was $8.2 million for the nine months ended September 30, 1998 and $4.3 million for the nine months ended September 30, 1997. Cash used for capital expenditures for the nine months ended September 30, 1998 increased by $1.9 million to $3.2 million from $1.3 million for the nine months ended September 30, 1997. ZDNet intends to continue to invest in equipment as necessary to support the increasing user traffic. Capital expenditures on equipment is expected to be approximately $4 million in 1999. In addition, in July 1998, ZDNet invested $5.0 million in preferred stock of Deja News, Inc., an Internet discussion group. During the nine months ended September 30, 1997, ZDNet spent approximately $3.0 million to acquire a 70% interest in GameSpot.

  Cash provided by financing activities decreased to $13.3 million for the nine months ended September 30, 1998 from $15.8 million for the nine months ended September 30, 1997, reflecting the improved operating performance of ZDNet. As discussed under "--Funding from ZD" above, all funding from ZD was accounted for as a capital contribution.

                                     VIII-9

SEASONALITY

  The following table sets forth certain unaudited quarterly combined statement of operations data for each of the eight quarters in the period ended September 30, 1998. In the opinion of the Company's management, this unaudited information has been prepared on a basis consistent with the audited Combined Financial Statements of ZDNet appearing elsewhere in this Annex and includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein when read in conjunction with the Combined Financial Statements and related notes thereto. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                            QUARTER ENDED
                                                           (IN THOUSANDS)
                         ---------------------------------------------------------------------------------------
                         DECEMBER 31 MARCH 31  JUNE 30  SEPTEMBER 30 DECEMBER 31 MARCH 31  JUNE 30  SEPTEMBER 30
                            1996       1997     1997        1997        1997       1998     1998        1998
                         ----------- --------  -------  ------------ ----------- --------  -------  ------------
Revenue, net............   $ 6,374   $ 5,283   $ 7,862    $ 8,132      $10,941   $ 9,938   $12,873    $14,755
Cost of operations......    12,360    11,597    14,921     14,401       13,780    16,063    15,435     14,356
                           -------   -------   -------    -------      -------   -------   -------    -------
Income (loss) from
 operations.............    (5,986)   (6,314)   (7,059)    (6,269)      (2,839)   (6,125)   (2,562)       399
Minority interest.......       --        (46)     (201)      (189)          36      (125)     (145)       (60)
                           -------   -------   -------    -------      -------   -------   -------    -------
Income (loss) before
 taxes..................    (5,986)   (6,268)   (6,858)    (6,080)      (2,875)   (6,000)   (2,417)       459
Provision (benefit) for
 taxes..................      (195)     (244)     (267)      (232)        (100)     (228)      (92)        17
                           -------   -------   -------    -------      -------   -------   -------    -------
Net income (loss).......   $(5,791)  $(6,024)  $(6,591)   $(5,848)     $(2,775)  $(5,772)  $(2,325)   $   442
                           =======   =======   =======    =======      =======   =======   =======    =======

                                                            QUARTER ENDED
                         ---------------------------------------------------------------------------------------
                         DECEMBER 31 MARCH 31  JUNE 30  SEPTEMBER 30 DECEMBER 31 MARCH 31  JUNE 30  SEPTEMBER 30
                            1996       1997     1997        1997        1997       1998     1998        1998
                         ----------- --------  -------  ------------ ----------- --------  -------  ------------
Revenue, net............    100.0%     100.0%   100.0%     100.0%       100.0%    100.0%    100.0%     100.0%
Cost of operations......    193.9      219.5    189.8      177.1        125.9     161.6     119.9       97.3
                            -----     ------    -----      -----        -----     -----     -----      -----
Income (loss) from
 operations.............    (93.9)    (119.5)   (89.8)     (77.1)       (25.9)    (61.6)    (19.9)       2.7
Minority interest.......      --         0.9      2.6        2.3          0.3       1.3       1.1        0.4
                            -----     ------    -----      -----        -----     -----     -----      -----
Income (loss) before
 taxes..................    (93.9)    (118.6)   (87.2)     (74.8)       (25.6)    (60.3)    (18.8)       3.1
Provision (benefit) for
 taxes..................     (3.1)      (4.6)    (3.4)      (2.9)        (0.9)     (2.3)     (0.7)       0.1
                            -----     ------    -----      -----        -----     -----     -----      -----
Net income (loss).......    (90.8)%   (114.0)%  (83.8)%    (71.9)%      (24.7)%   (58.0)%   (18.1)%      3.0%
                            =====     ======    =====      =====        =====     =====     =====      =====

  On a historical basis, ZDNet has experienced lower revenue in the first quarter when compared to the revenue in the preceding fourth quarter. This fluctuation is a result of seasonal changes common to the media industry.

YEAR 2000 ISSUES

  During 1997, the Company began a review of its computer systems and related software (including those utilized in the operation of ZDNet's business) to identify systems and software which might malfunction due to a misidentification of the Year 2000. The Company is using both internal and external resources to identify, correct or reprogram and test systems for Year 2000 readiness. Some of the Company's computer systems and databases, including its subscription fulfillment payroll systems, are managed by third parties under contractual arrangements. The Company has requested those third parties to advise the Company as to whether they anticipate difficulties in addressing Year 2000 problems and, if so, the nature of such difficulties. Management of the Company has not finally determined the cost associated with its Year 2000 readiness efforts and the related potential impact on the Company's results of operations. Amounts expended to date have not been material. There can be no assurances that the Company's systems or systems of other companies on which the Company relies will be converted in time or that any such failure to convert by the Company or another company will not have an adverse effect on ZDNet's business, financial condition or results of operations. After evaluating its internal compliance efforts as well as the compliance of third parties as described above by

                                    VIII-10
the end of calendar year 1998, the Company will develop during 1999 appropriate contingency plans to address situations in which various systems of the Company, or of third parties with which the Company does business, are not Year 2000 compliant. Any year 2000 compliance problem could have a material adverse effect on ZDNet's business, results of operations and financial condition. Management believes a likely "worst case scenario" is that some customers and vendors will be unable to complete transactions on a timely basis which may have an adverse impact on the timing of ZDNet's cash flows and potentially the ZDNet's ability to deliver products or services. Such transactions historically have not been material to ZDNet.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  SFAS No. 130, "Reporting Comprehensive Income", issued in June 1997, will require the Company to disclose, in financial statement format, all non-owner changes in equity. Such changes include, for example, cumulative foreign currency translation adjustments, certain minimum pension liabilities and unrealized gains and losses on securities available for sale. This statement is effective for fiscal years beginning after December 15, 1997 and requires presentation of prior period financial statements for comparability purposes. Such transactions historically have not been material.

  SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", issued in June 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

  SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", is effective for the year ended December 31, 1998. This statement revises the disclosure requirements for employers' pension and other retiree benefits.

  ZDNet expects to adopt the above statements beginning with its 1998 financial statements.

  In June 1998, the Financial Accounting Standards Board issued SFAS 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of SFAS 133 to have a material impact on the ZDNet's results of operations.

                                    VIII-11

                                     ZDNET

                            DESCRIPTION OF BUSINESS

  ZDNet is a leading online provider of technology-related content to Internet users worldwide. ZDNet creates real-time, authoritative and comprehensive branded content. With news, analysis, product reviews, shopping guides and videos and audio as well as content from ZD's leading publications, ZDNet's network of over 60 interconnected sites provides an easy-to-use comprehensive Internet destination. The community of ZDNet users interacts through bulletin boards, chat rooms, moderated forums, and e-mails. ZDNet facilitates commerce by providing users with the ability to evaluate, compare and purchase products and services and by providing advertisers and merchants with access to a highly targeted usergroup with attractive demographics. According to Media Metrix, for October 1998 zdnet.com ranked first among all Web sites in the category of news, information and entertainment, ahead of such sites as cnet.com, cnn.com, msnbc.com, Disney Online and espn.com. ZDNet.com has been ranked number one by Media Metrix in this category for 26 of the last 28 months. ZDNet estimates that its Web sites served more than 185 million page views during October 1998, up from 105 million in October 1997.

INDUSTRY BACKGROUND

 GROWTH OF THE INTERNET AND DEMAND FOR TECHNOLOGY-RELATED CONTENT

  The Internet has emerged as a global mass medium, enabling millions of people to access and share information and conduct business electronically. Forrester Research, Inc. estimates that the number of adult Web users will reach 51 million in the U.S. by the end of 1998 and will grow to 99 million by the end of 2001. Major factors driving this growth include the increasing familiarity and acceptance of the Internet by businesses and consumers, the increasing number of personal computers in homes and offices, the ease, speed and lower cost of Internet access and improvements in network infrastructure.

  The growing acceptance of the Internet as a mass medium parallels the increasing role of technology in everyday life. According to Dataquest, the worldwide market for information technology products is expected to be approximately $1 trillion in 1998 and grow 10% to 15% annually over the next five years. With the growth of the Internet and the widespread use of personal computers, cellular phones, pagers and personal digital assistants, technology has become an area of broad general interest. Users of technology products and services confront an increasingly complex marketplace due to the rapid pace of technological change and the frequent introduction of new products and services. The prevalence of technology and the growing number of technological choices heighten the demand for up-to-date, comprehensive information about technology-related products and services.

 ADVERTISING AND COMMERCE ON THE INTERNET

  As the Internet and the technology industry continue to grow, the value of the Internet to advertisers and merchants can be expected to increase as a result of:

  . the growth in the number of Web users,

  . the Internet's global reach,

  . the attractive demographic profile of Web users,

  . the interactive nature of the medium,

  . the increased willingness of users to conduct transactions online and

  . the ability to effectively target user groups, customize promotions and measure Web usage and viewer demographics.

                                    VIII-12

  ZDNet believes these characteristics allow Internet advertisers to build valuable customer relationships through targeted advertising and sales campaigns. The overall market for advertising on the Internet was approximately $900 million in 1997 and $775 million in the first six months of 1998, as measured by the Internet Advertising Bureau. According to Forrester Research, Inc., advertising spending on the Internet will exceed $4 billion in the year 2000 and double to more than $8 billion by 2002.

  The Internet also provides an efficient means for merchants to sell their products and services directly to consumers. Forrester Research, Inc. forecasts that worldwide commerce revenue on the Internet will increase from approximately $35 billion in 1998 to $1.4 trillion in 2003. Internet transactions are expected to increase as merchants improve Web-based transaction-processing technology and as consumers become more accustomed to purchasing online.

  ZDNet believes technology-focused Internet sites are particularly well-suited to promote advertising and commerce because they offer a large user base with attractive demographics for technology and general consumer product companies. Historically, technology-focused sites have attracted primarily technology advertisers, which, according to the Internet Advertising Bureau, accounted for 39% of all U.S. online advertising dollars during the second quarter of 1998. Recently, many of the largest advertisers on traditional media, including consumer product companies, automobile manufacturers and travel-related companies, have expanded their use of Internet advertising. Such consumer-related advertising accounted for 24% of all U.S. online advertising in the second quarter of 1998 according to the Internet Advertising Bureau, and ZDNet believes Internet advertising will become an increasing percentage of consumer product companies' overall advertising budgets in the future. Internet sites with well-recognized brand names that focus on technology should be well-positioned to capitalize on emerging Internet advertising and commerce opportunities.

THE ZDNET SOLUTION

  ZDNet's Web sites are designed to capitalize on the market opportunities created by the increasing importance of technology, the emergence of the Internet as a mass medium and the appealing demographics of technology-oriented Web users. ZDNet focuses on content, community and commerce, enabling users to research topics of interest, interact with other users, download software and evaluate and purchase a wide range of products and services at a single destination. The Company was among the first content providers to focus its efforts on the Internet, launching its zdnet.com service in the fall of 1994. The ZDNet solution is based on the following distinguishing attributes:

 BROAD-BASED COMPREHENSIVE TECHNOLOGY AND INTERNET-RELATED CONTENT

  ZDNet's interconnected and easily navigable sites offer depth and breadth of coverage on the technology industry as well as topics of general interest, including financial information and general news. ZDNet divides its content broadly into "channels" that focus on specific topics or audience groups. Over 60 channels can be reached through the zdnet.com home page or through their own distinct domains, and channels are generally organized with similar navigation and layout to ensure consistency throughout the network. ZDNet's online editorial and technical staff of industry experts develops high-quality original content specifically for online interactive use. ZDNet offers over 800 news stories per month, 39,000 product listings, 30,000 product reviews and 12,000 downloadable programs. In addition, through ZDNet's relationship with ZD, ZDNet has access to the content of all of ZD's computer and technology publications, including PC Magazine, PC/Computing, PC Week and Yahoo! Internet Life.

 STRONG COMMUNITY AFFINITY

  ZDNet has developed an extensive user community and encourages active participation by enabling users to personalize their content and join user groups based on common interests. ZDNet provides forums, chat groups and other interactive online environments that allow users to express views and share information. In

                                    VIII-13
addition, its industry personalities host interactive forums that encourage user comments and feedback. To promote its community, ZDNet has instituted a common registration system for chat, discussion and e-mail capabilities. As of October 1998, ZDNet had over two million registered users and provided over 48 million e-mail messages to its users in that month. Registered users are able to access member-only software downloads and are eligible for special offers such as trial enrollment in ZDU (part of ZD's education business). ZDNet provides e-mail messages corresponding to each user's specific interests.

 ATTRACTIVE ENVIRONMENT FOR ADVERTISING AND COMMERCE

  ZDNet facilitates commerce on its sites by providing users with the ability to evaluate, compare and purchase products and services and by providing advertisers and merchants with access to a highly targeted user group with attractive demographics. According to the Fall 1998 @Plan study, among users of ZDNet's Web sites:

  . 61% have college degrees,

  . 75% have an annual household income of at least $45,000 (and 22% in excess of $100,000),

  . 49% use the Web every day and

  . 58% purchased a product in the prior six months after gathering information on the Internet.

In addition, ZDNet has developed an array of sales and marketing options (banners, sponsorship wraps, buttons, text and graphical links, e-mail sponsorships and custom microsites) designed to assist advertisers in crafting unique and distinctive programs to target and reach their audiences. ZDNet is also the first non-ad agency to win a prestigious "Creative Excellence in Business Advertising" (CEBA) award, presented by the American Business Press.

 RELATIONSHIP WITH ZD

  ZDNet derives many benefits from its relationship with ZD, including the ability to leverage the ZD brand, access content from ZD publications and cross-market across all of ZD's platforms. ZD publishes leading technology print publications (including PC Magazine, PC/Computing, PC Week and Yahoo! Internet Life), produces leading trade shows and conferences (including COMDEX, NetWorld+Interop and Seybold Seminars) and maintains well-recognized market research and education platforms (including ZDU). For over a decade, the "Ziff-Davis" name has been a leading brand associated with technology content.

THE ZDNET STRATEGY

  ZDNet's objective is to be the leading online content site focused on technology products and services for users and the preferred online platform for advertisers and merchants. The key elements of ZDNet's strategy are:

 CONTINUE TO OFFER DIFFERENTIATED TECHNOLOGY AND INTERNET-RELATED CONTENT

  ZDNet will continue to provide comprehensive and authoritative coverage of the technology field in order to attract users and increase the value of its sites to advertisers and merchants. Based on market research and user traffic and feedback, ZDNet will continue to identify technology trends and develop innovative sites that appeal to specific market segments and user interests. In the past 12 months, ZDNet has introduced 16 new sites (or new areas within existing sites) including special areas addressing Year 2000 issues, small businesses, electronic commerce and technology-related careers.

 GROW THE ZDNET COMMUNITY

  ZDNet seeks to further grow its membership base by continuing to provide interesting forums, chat groups and user groups, developing additional interactive capabilities, promoting new online personalities and offering insights from a broad range of experts. As a response to these efforts, ZDNet's registered user community has increased by 92% over the last twelve months. ZDNet also plans to offer additional member-only services, such as the recently launched ZDRewards.

                                    VIII-14

 BUILD ZDNET BRAND STRENGTH

  ZDNet seeks to reinforce its brand recognition and extend its reputation as a leading site among users of technology information by continuing to leverage the Ziff-Davis and ZDNet names. ZDNet's brand-building initiatives include displaying the ZDNet brand on all ZDNet site pages (including those accessed through the portals of its strategic partners), providing consistent formats for easy navigation on all its sites and promoting a common registration program for users. ZDNet plans to continue to promote the ZDNet brand in ZD publications and events and to otherwise coordinate marketing efforts with ZD.

 INCREASE ADVERTISING AND COMMERCE REVENUE

  ZDNet seeks to increase revenue generated from advertising and commerce by continuing to develop innovative content, growing its user community, expanding its base of technology advertisers, attracting consumer and other advertisers and facilitating commerce opportunities. ZDNet continually refines its online tracking reports to better enable advertisers and merchants to demonstrate their advertising effectiveness, evaluate their marketing initiatives and increase the rate of return on their advertising investments. ZDNet plans to increase the number of its revenue-sharing commerce relationships with leading technology and consumer product providers. ZDNet also plans to increase the number of product listings on its ComputerShopper.com channel and expand its ability to facilitate electronic commerce.

 STRENGTHEN AND EXPAND STRATEGIC ALLIANCES

  ZDNet seeks to attract traffic and revenue to its sites through its strategic alliances with key Internet companies. ZDNet currently has strategic alliances with many of the Web's leading sites, including Yahoo!, Excite, MSNBC and Deja News, and plans to establish new alliances as opportunities arise. As part of these alliances, ZDNet typically provides branded content for its partners' sites in return for a variety of benefits including revenue and increased access to a broader consumer base.

 EXTEND INTERNATIONAL PRESENCE

  ZDNet had localized editions in more than 16 countries as of September 30, 1998 and will continue to expand into selected overseas markets through international launches as well as joint ventures and licensing arrangements with local operating partners.

ZDNET SITES AND SERVICES

  ZDNet offers more than 60 interconnected and easily navigable sites focused on providing comprehensive, authoritative and timely online technology content, creating an active community environment for its users and providing opportunities for commerce.

  ZDNet considers its content to be the most thorough and interesting content on technology that is available online. ZDNet estimates that it currently offers more than 300,000 pages of content on its interconnected sites where users can research, evaluate, learn, interact, download and shop. ZDNet creates original content using its own skilled and dedicated team of 143 editors, online producers, developers and operations staff and also has access to content from ZD publications and various strategic alliance partners. ZDNet's content is divided broadly into "channels" that aggregate information from a variety of sources around a specific topic area or audience focus, thereby facilitating accessibility. All channels can be reached through the main zdnet.com home page or through their own distinct domains, making browsing and searching easy.

  ZDNet seeks to foster a sense of community and engage its users in an interactive online experience where they can express opinions and share information about technology-related products and issues. ZDNet offers a variety of features and activities designed to facilitate its community growth and build user loyalty and affinity. Users can personalize the content they seek and join user groups with others who have similar interests. In

                                    VIII-15
addition, users can activate the "talk-back" feature, which allows them to state their views and "e-mail to a friend" feature, which allows them to easily send articles of interest to others. During November 1998, ZDNet estimates that 100,000 e-mails were sent using the e-mail to a friend feature. Many of ZDNet's channels provide moderated forums and chat events on a variety of current news and segment topics and certain hosts of these forums have become popular Internet personalities.

  ZDNet seeks to facilitate commerce on the Internet by combining information about hardware and software products and services with direct access to vendors. ZDNet's primary computer commerce site, ComputerShopper.com, was one of the first Web shopping services to integrate comparative pricing, how-to guides, buying tips, specifications, product reviews and multiple direct purchasing sources. ComputerShopper.com currently displays products from more than 100 vendors in over 85 product categories and enables shoppers to both evaluate products and directly make purchases online.

  The following table highlights a number of ZDNet sites:

SELECTED SITES         DESCRIPTION
--------------         -----------
ANCHOR DESK.....       Inside analysis of technology news and products
 [LOGO]
AT HOME.........       Resources for home computing
 [LOGO]
CLASSIFIEDS.....       Ads and person-to-person auctions for computing products
 [LOGO]
   COMMUNITY
CENTRAL.........       Worldwide computing community
 [LOGO]
COMPUTERSHOPPER.COM..  Marketplace to shop, compare and buy
 [LOGO]
DEVHEAD.........       Tools, tips, and advice for Web developers
 [LOGO]
E-BUSINESS......       Business advice on e-commerce opportunities
 [LOGO]
ENTERPRISE......       News, reviews and analytical editorial for
                       IT professionals
 [LOGO]
EQUIP...........       Guide to electronic gadgets for home and office
 [LOGO]
GAMESPOT........       Popular destination for PC and video gamer users
 [LOGO]
HELP CHANNEL....       Advice on optimizing the use of a PC or Mac
 [LOGO]
  INTER@CTIVE
INVESTOR........       Latest financial data and news for technology investors
 [LOGO]
  INTER@CTIVE          News and resources for IT professionals in interactive
WEEK............       communications
 [LOGO]
CAREERS.........       Employment center for computer industry professionals
 [LOGO]
PC/COMPUTING....       Getting the most out of technology
 [LOGO]
PC MAGAZINE.....       Comparative reviews, buying advice and commentary
 [LOGO]


                                    VIII-16

SELECTED SITES    DESCRIPTION
--------------    -----------
PC WEEK.........  Breaking news and analysis on the technology industry
 [LOGO]
    PRODUCTS
CHANNEL.........  Reviews to help evaluate and select products
 [LOGO]
SM@RT RESELLER..  News and resources for computer resellers, integrators and consultants
 [LOGO]
SMALL BUSINESS
ADVISOR.........  Technology solutions for small business professionals
 [LOGO]
    SOFTWARE
LIBRARY.........  Source for tested and reviewed software
 [LOGO]
YAHOO! INTERNET
LIFE ONLINE.....  Reviews and links to interesting Internet sites
 [LOGO]
   ZD NETWORK
NEWS............  Timely and comprehensive news on the technology industry
 [LOGO]
ZDREWARDS.......  Offering members discounted Ziff-Davis products and services
 [LOGO]
ZDY2K...........  News and resources about Year 2000 issues
 [LOGO]

 SELECT ZDNET SITES

  ZDNet.com (www.zdnet.com) is the home page and gateway for all of ZDNet's sites and was ranked first among Web sites in the category of news, information and entertainment (as measured by net reach) in October 1998 according to Media Metrix.

  ComputerShopper.com (www.computershopper.com) (formerly called NetBuyer) supplies users with a comprehensive display of computer and technology products in one central location with direct links to vendors to facilitate commerce transactions. ZDNet shoppers can easily browse and search pricing and product information, access expert recommendations and buying tips and complete their purchases online for a unified shopping experience. Users of ComputerShopper.com can purchase products directly on the site using a secured server or can place orders through individual vendors (by clicking through to the vendors' Web sites, dialing the vendors' 1-800 numbers or faxing the orders to the vendors). Over $27 million in commerce orders were initiated through ComputerShopper.com and forwarded to vendors in November 1998.

  ZDNet Products Channel (www.zdproducts.com) is a comprehensive and authoritative source for information on purchasing computer products and technology. This site is organized with user-friendly search and compare capabilities and offers readily available expert advice and reviews for a full range of users and systems.

  ZDNet Anchordesk (www.anchordesk.com) was one of the first Web sites to provide a combination of opinionated analysis and news in an interactive e-mail environment featuring a talk-back capability for its subscribers. This site offers a companion e-mail newsletter which is distributed to over 1.7 million subscribers every business day.

  ZDNetwork News (www.zdnn.com) provides 24 hours a day/7 days a week coverage for computing and technology news and information. ZDNetwork News aggregates news through its investigative and reporting staff, its relationship with ZDTV and ZD publications such as PC Week, Inter@ctive Week and Sm@rt Reseller and strategic partnerships with MSNBC, Excite and others. This site also provides audio and video clip capabilities, e-mail and customized news with MSNBC's NewsAlert, Backweb and Pointcast.

                                    VIII-17

  ZDNet Games Channel-GameSpot and Videogames.com (www.gamespot.com, www.videogames.com) offers comprehensive news, reviews, previews and tips for all game categories. GameSpot had the largest share of game advertising revenue among all game Web sites for the first six months of 1998. GameSpot is 70% owned by ZDNet with the remaining interest owned by the founders of the site and certain other employees.

  ZDNet Help Channel (www.zdhelp.com) offers comprehensive tips, advice and trouble-shooting aids for a full range of hardware and software. Users can search, browse or access experts in chat rooms and on bulletin boards.

  ZDNet Software Library (www.hotfiles.com) offers over 12,000 files of shareware, freeware and other downloadable software programs, all of which are professionally reviewed, rated and tested for viruses and compatibility.

  ZDNet Interactive Investor (www.zdii.com) provides investors with extensive, up-to-date financial company profiles and news on technology and Internet stocks. It provides access to multiple third-party information services such as The Red Herring magazine, institutional equity research commentary and research reports through Multex Systems Inc. This site ranked eighth in Barron's 1998 annual survey of the top ten Internet investment sites.

 OTHER ZDNET CHANNELS

 ZIFF-DAVIS PRINT PUBLICATION SITES

  Each of the Ziff-Davis print publications has a branded Web site within ZDNet's interconnected sites. Each of the sites contains content adapted from Ziff-Davis print media and original content developed specifically for these sites. The PC Magazine, PC/Computing, PC Week and Yahoo! Internet Life sites are among the leading content Web sites.

 TOPICAL SITES

  ZDNet also has eight sites (four launched in 1998) that are targeted at particular audiences or topics, providing an efficient means for advertisers and marketers to reach highly focused consumer groups. Examples of ZDNet's targeted sites are At Home (www.zdnet.com/athome), Enterprise (www.zdnet.com/enterprise), Small Business Advisor (www.zdnet.com/smallbusiness), Windows (www.zdwindows.com) and Year 2000 Challenge (www.zdy2k.com). ZDNet identifies and monitors technology trends to effectively launch and introduce new sites that address the needs of its users.

RELATIONSHIP WITH ZD

  ZDNet believes that its relationship with ZD provides it with substantial advantages over other online content providers. ZDNet has rights to use ZD's technology content online on a preferred basis. In addition, ZDNet has access to ZD's experience in delivering technology content through print publishing and trade shows and can leverage ZD's experience to the online medium.

  With more than 75 publications distributed worldwide, the Ziff-Davis name is seen by a combined circulation of approximately seven million primary readers worldwide. In addition, the companion sites of many of ZD's most successful print magazines, such as PC Magazine, PC/Computing, PC Week and Yahoo! Internet Life, are among the leading content sites on the Web. ZD also produced over 50 trade shows and conferences worldwide on technology and the Internet in 1997 with over two million estimated attendees. Through ZDU, ZD provides online interactive training to paid subscribers. ZDTV, which ZD intends to acquire from its affiliate MAC, is the first 24-hour cable television channel and integrated Web site focused exclusively on computers, technology and the Internet. ZDNet believes that its relationship with ZD offers users the advantages of an integrated media and marketing company with multiple platforms.


                                    VIII-18

  ZDNet's relationship with ZD allows it to integrate the Company's marketing activities into one cohesive resource for print, trade show and conference and online advertising. In addition, ZDNet and ZD are able to realize benefits from cross-promotion.

STRATEGIC ALLIANCES

  ZDNet's strategic alliances are important sources of content exchange, revenue, brand visibility and increased user traffic. ZDNet has strategic alliances with many of the Web's leading sites. For example, ZDNet has arrangements with Yahoo!, Excite, MSNBC and Deja News pursuant to which ZDNet-branded content is displayed on their sites in exchange for traffic, brand recognition, content or a percentage of the revenue generated from those sites.

  ZDNet is the exclusive high-technology content partner of MSNBC, one of the Web's largest sites for general news and sports content. Under this arrangement ZDNet licenses content and brands to MSNBC in exchange for the exclusive right among online computer and technology content providers to use MSNBC's general news content. ZDNet also recently started using Deja News' technology which allows ZDNet's users to search Usenet and participate in discussion groups, including Usenet newsgroups. In addition, ZDNet content is distributed by various Internet service providers such as AT&T, WorldNet, MindSpring and BellSouth to individual and corporate customers.

INTERNATIONAL

  Through wholly owned sites and joint ventures, ZDNet currently operates localized versions of certain of its Web sites in the United Kingdom, Germany, France and Australia. In addition, through licensing arrangements with non-U.S. operators, localized versions of ZDNet's Web sites were available as of September 30, 1998 in more than 16 additional countries, including Denmark, Japan, Italy, Latin America, South Africa, Spain and Switzerland. In order to deliver high-quality content worldwide, each of ZDNet's international Web sites offers content tailored specifically to its local market in addition to content translated from ZDNet's U.S. Web sites. See "Risk Factors--Risk Factors Relating to ZDNet--Risks Associated with International Expansion."

ADVERTISING SALES AND MARKETING

  ZDNet derives the principal portion of its revenue from the sale of advertisements. For 1997 and the first nine months of 1998 advertising revenue represented 73% and 84%, respectively, of ZDNet's net revenue. Advertising revenue is generally derived from short-term contracts on a per impression basis and by the number of product listings for the ComputerShopper.com site.

  ZDNet believes that its user demographics are attractive to technology and general consumer product advertisers and merchants. ZDNet has developed extensive sales and marketing programs designed to assist advertisers in reaching their audiences through distinctive and customizable programs. ZDNet sells display advertising in multiple formats (banners, sponsorship wraps, buttons, text and graphical links and e-mail sponsorships) that allow users to link directly to the advertisers' own Web sites or to special promotional microsites created by ZDNet on behalf of its advertisers. In addition, advertising can be purchased in selected areas or across ZDNet's entire network of sites.

  ZDNet believes that its focused and well-trained sales and marketing organization is important to attaining and maintaining premium advertising pricing and maximizing revenue. ZDNet's direct sales and marketing organization consisted of 82 professionals as of September 30, 1998. Sales and marketing are generally organized by geographic region.

                                    VIII-19

  During the third quarter of 1998, 297 companies advertised with ZDNet (as compared to 249 in the third quarter of 1997). The following is a list of ZDNet's top fifteen advertising customers (based on advertising revenue recorded during the third quarter of 1998):

Active Home/X-10              First USA                                   Microsoft
Buying Chain                  Gateway                                     Necx
Chumbo                        Hewlett Packard                             Onsale
Compaq                        IBM                                         Symantec
E-Trade                       Kingston Technology                         3Com/US Robotics

  No advertiser accounted for more than 5% of ZDNet's revenue during 1997 or the nine months ended September 30, 1998. ZDNet's 20 largest customers accounted for approximately 29.3% and 35.1% of net advertising revenue during 1997 and the nine months ended September 30, 1998, respectively.

TECHNOLOGY INFRASTRUCTURE AND OPERATIONS

  ZDNet has developed an expandable operations infrastructure using open standard hardware and software systems. ZDNet's network of sites are primarily hosted on ZDNet servers maintained at multiple locations to facilitate load balancing and reduce potential downtimes. Additionally, ZDNet outsources certain hosting and related functions to NewsCorp/News Internet Services, Real Networks and InterStep, Inc. The primary data center is designed to minimize failures by utilizing redundant equipment and connectivity paths.

  ZDNet has developed systems allowing it to efficiently create new content channels and build in personalization capabilities. With respect to advertising, publishing and systems management tools, ZDNet has licensed technology from Vignette (StoryServer publishing system), Thunderstone (Texis search software) and Proxicom (threaded messages). ZDNet also has developed complementary proprietary systems and solutions to enhance traffic and advertising measurement functions.

COMPETITION

  Competition among Internet content sites is intense and is expected to increase significantly in the future. The market for Internet content providers is rapidly evolving and barriers to entry are low, enabling newcomers to launch competitive sites at relatively low cost.

  ZDNet competes for advertisers, merchants, users and strategic partners with
(1) Web sites specializing in technology information, such as sites provided by c|net, CMP, IDG and Internet.com, (2) Internet portals, search sites and content aggregators (such as Excite, Infoseek, Lycos and Yahoo!), (3) general purpose online service providers (such as America Online and MSN), (4) general news sites (such as those provided by CNN and ABC), (5) browser/software companies offering information services, such as Microsoft and Netscape and (6) large general-interest sites, such as Time-Warner's pathfinder.com. In addition, ZDNet competes with traditional media content businesses such as newspapers, magazines, radio and television. In the broad-based technology-related content sector, ZDNet believes it competes most directly with c|net, CMP, Internet.com and IDG. Additionally, certain ZDNet channels compete with Web sites focused on a particular corresponding content niche. For example, GameSpot competes with Web sites such as those provided by Imagine Media and HappyPuppy, and the ZDNet Software Library competes with several software download sites.

  Primary competitive factors in attracting users are quality, reliability, brand recognition and depth, breadth and presentation of content. Primary competitive factors in attracting advertisers are user demographics and volume, ability to deliver interactive and focused advertising and cost-effectiveness. ZDNet's success will depend on its ability to continue to provide comprehensive, engaging content to attract and maintain both users and advertisers.

                                    VIII-20

INTELLECTUAL PROPERTY

  ZDNet relies on copyright, unfair competition, trademark, service mark and trade secret laws to protect its proprietary rights in its products and services. ZDNet pursues the registration of its service marks, trademarks, domain names and related logos in the U.S. and internationally as it deems appropriate and also generally enters into contractual agreements with licensees and other third parties to establish and protect its intellectual property rights. In addition, ZDNet licenses certain content from third parties and may have increased exposure to copyright infringement actions as a result thereof. Despite these precautions, misappropriation or infringement of proprietary information is possible and effective protection may not be available or sufficient. In addition, legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in Internet-related business are uncertain and evolving. Any infringement or misappropriation, or litigation relating thereto, might have a material adverse effect on ZDNet.

GOVERNMENT REGULATION

  Due to the increasing popularity and use of the Internet and other online services, it is possible that new laws or regulations will be proposed and adopted in the U.S. or elsewhere covering issues such as online privacy, copyright and trademark, sales taxes and fair business practices or requiring qualification to do business as a foreign corporation in certain jurisdictions. For instance, the European Union's recently adopted privacy regulations may limit the collection and use of certain user information. Increased government regulation, or the application of existing laws to online activities, could inhibit Internet growth, expose ZDNet to additional liabilities and increase the cost of doing business.

EMPLOYEES

  As of September 30, 1998, ZDNet had 304 employees, including 143 in Web design and content development, 82 in sales, marketing, customer support and audience development, 66 in technical development and operations and 13 in administration, planning and finance. ZDNet also uses independent contractors and temporary employees. None of ZDNet's employees is represented by a labor union. ZDNet considers its relationship with its employees to be satisfactory.

FACILITIES

  ZDNet's headquarters are located in San Francisco and its other principal offices are located in the Boston metropolitan area, New York, Chicago, Los Angeles and Seattle. The Company leases all of the property and offices occupied by ZDNet and as a result ZDNet pays an allocated portion of the Company's lease payments. ZDNet believes that the properties it occupies are adequate for its current operations, and that suitable additional or alternative space, including space available under lease options, will be available at commercially reasonable terms for future expansion.

LEGAL PROCEEDINGS

  The Company was named a defendant in an action, filed on April 17, 1998 in the Supreme Court of the State of New York, by minority stockholders of SOFTBANK Interactive Marketing Inc. ("SIM"), formerly an indirect subsidiary of SOFTBANK Corp. The complaint alleges, among other things, that SBH, SIM's majority stockholder, acting with the Company and two of its senior officers and directors who were directors of SIM (and who were also named as defendants), had conflicts of interest between SIM and other Softbank investments (including investments in the Company) and failed to act in the best interests of SIM and the minority stockholders by taking actions which benefitted the Company. The complaint states claims based on common law fraud, breach of fiduciary duty and aiding and abetting theories and seeks in excess of $200 million in damages. The Company and the other defendants have moved to dismiss all of the claims against them other than a breach of contract claim which is solely against SBH. Although the outcome of this case cannot be predicted, the Company believes that there are substantial defenses to the claims and intends to defend vigorously.

                                    VIII-21

  In addition, eight securities class action suits have been filed against the Company and certain of its directors and officers in the United States District Court for the Southern District of New York. The complaints allege that defendants violated Sections 11, 12(a)(2) and 15 of the Securities Act in connection with the registration statement filed by the Company with the Securities and Exchange Commission relating to the initial public offering of the Company's Common Stock (the "IPO"). More particularly, the complaints allege that the registration statement contained false and misleading statements and failed to disclose facts that could have indicated an impending decline in the Company's revenue. The complaints seek, on behalf of a class of purchasers of the Company's common stock from the date of the IPO through October 8, 1998, unspecified damages, interest, fees and costs, rescission, and injunctive relief such as the imposition of a constructive trust upon the proceeds of the IPO. The complaints are as follows: Napoli v. Ziff-Davis Inc., et al., No. 98 Civ. 7158 (filed Oct. 9, 1998); Steinberg, et al. v. Ziff-Davis Inc., et al., No. 98 Civ. 7205 (filed Oct. 13, 1998); Flinker v. Ziff-Davis Inc., et al., No. 98 Civ. 7231 (filed Oct. 14, 1998); Koenig v. Ziff-Davis Inc., et al., No. 98 Civ. 7260 (filed Oct. 15, 1998); Schindler v. Ziff-Davis Inc., et al., No. 98 Civ. 7418 (filed Oct. 19, 1998); Miller v. Ziff-Davis Inc., et al., No. 98 Civ. 7541 (filed Oct. 23, 1998); Felgoise v. Ziff-Davis Inc., et al., No. 98 Civ. 8045 (filed Nov. 9, 1998) and Javier v. Ziff-Davis Inc., et al., No. 98 Civ. 8201 (filed Nov. 17, 1998). All of the complaints have been assigned to Judge Shirley Wohl Kram. Service has not yet been effected.

  In addition, a derivative suit has been filed by a stockholder against all of the directors of the Company in the Court of Chancery of the State of Delaware for New Castle County. The complaint alleges that the directors breached their fiduciary duties to the Company by repricing the stock options awarded to certain directors and demands the nullification of the repricing and an injunction against exercise by the directors of any repriced option. The complaint is as follows: Jacobs v. Ziff-Davis Inc., et al., No. 16813NC (filed Nov. 30, 1998).

  Although the outcome of the foregoing cases cannot be predicted, the Company believes that there are substantial defenses to all of the claims.

  There are no other legal proceedings to which the Company is a party, other than ordinary routine litigation incidental to its business that is not otherwise material to the business or financial condition of the Company.

                                    VIII-22

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

                         INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE
                                                                        -------
ZDNET
Report of Independent Accountants.....................................  VIII-25
Combined Balance Sheets as of December 31, 1996 and 1997 and September
 30, 1998 (unaudited).................................................  VIII-26
Combined Statements of Operations for the period from February 29,
 1996 to December 31, 1996, for the year ended December 31, 1997 and for the nine months ended September 30, 1997 and 1998 (unaudited)....  VIII-27
Combined Statements of Cash Flows for the period from February 29,
 1996 to December 31, 1996, for the year ended December 31, 1997 and for the nine months ended September 30, 1997 and 1998 (unaudited)....  VIII-28
Combined Statements of Changes in Division Equity for the period from
 February 29, 1996 to December 31, 1996, for the year ended December
 31, 1997 and for the nine months ended September 30, 1998
 (unaudited)..........................................................  VIII-29
Notes to combined financial statements................................  VIII-30

ZDNET (PREDECESSOR)
Report of Independent Accountants.....................................  VIII-46
Combined Balance Sheets as of December 31, 1995 and February 28,
 1996.................................................................  VIII-47
Combined Statements of Operations for the year ended December 31, 1995 and for the period from January 1, 1996 to February 28, 1996.........  VIII-48
Combined Statements of Cash Flows for the year ended December 31, 1995 and for the period from January 1, 1996 to February 28, 1996.........  VIII-49
Combined Statements of Changes in Division Equity for the year ended
 December 31, 1995 and for the period from January 1, 1996 to February
 28, 1996.............................................................  VIII-50
Notes to combined financial statements................................  VIII-51

                                    VIII-23

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ziff-Davis Inc.

  In our opinion, the accompanying combined balance sheets and the related combined statements of operations, cash flows and changes in division equity, present fairly, in all material respects, the financial position of the ZDNet Group ("ZDNet") (a division of Ziff-Davis Inc., the "Company") at December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from February 29, 1996 to December 31, 1996 and for the year ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As described in Note 1 to the financial statements, ZDNet is a division of Ziff-Davis Inc.; accordingly, the financial statements of ZDNet should be read in conjunction with the audited financial statements of Ziff-Davis Inc.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
December 17, 1998

                                    VIII-24

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                   DECEMBER 31,
                                                  --------------- SEPTEMBER 30,
                                                   1996    1997       1998
                                                  ------- ------- -------------
                                                                   (UNAUDITED)
                     ASSETS
Current assets:
  Cash and cash equivalents...................... $   --  $    28    $   425
  Accounts receivable, net of allowance for
   doubtful accounts of $201, $522 and $802, for
   1996, 1997 and September 30, 1998,
   respectively..................................   6,600  11,396     15,449
  Deferred taxes.................................     --       69        242
  Other current assets...........................   1,252      28         53
                                                  ------- -------    -------
    Total current assets.........................   7,852  11,521     16,169
Property and equipment, net......................   2,070   3,145      4,964
Investment, at cost..............................     --      --       5,000
Deferred taxes...................................   4,722   5,496      5,626
Intangible assets, net...........................  67,863  67,164     63,746
                                                  ------- -------    -------
    Total assets................................. $82,507 $87,326    $95,505
                                                  ======= =======    =======
         LIABILITIES AND DIVISION EQUITY
Current liabilities:
  Accounts payable............................... $ 2,715 $   645    $ 2,744
  Accrued expenses...............................   1,124   2,208      3,063
  Unearned income................................      93     --          59
                                                  ------- -------    -------
    Total current liabilities....................   3,932   2,853      5,866
Non-current liabilities..........................     --    1,181        817
                                                  ------- -------    -------
    Total liabilities............................   3,932   4,034      6,683
                                                  ------- -------    -------
Commitments and contingencies (Notes 13, 14 and
 15)
Division equity..................................  78,575  83,292     88,822
                                                  ------- -------    -------
    Total liabilities and division equity........ $82,507 $87,326    $95,505
                                                  ======= =======    =======

     The accompanying notes are an integral part of the combined financial statements.

                                    VIII-25

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                               NINE MONTHS
                                 PERIOD FROM                      ENDED
                              FEBRUARY 29, 1996  YEAR ENDED   SEPTEMBER 30,
                               TO DECEMBER 31,  DECEMBER 31, -----------------
                                    1996            1997       1997     1998
                              ----------------- ------------ --------  -------
                                                               (UNAUDITED)
Revenue, net.................     $ 16,215        $ 32,218   $ 21,277  $37,566
Cost of operations:
  Production and content.....       14,863          23,543     17,638   19,025
  Selling, general and
   administrative expenses...       13,280          23,475     17,757   22,049
  Depreciation and
   amortization of property
   and equipment.............          656           1,495        896    1,362
  Amortization of intangible
   assets....................        4,829           6,186      4,628    3,418
                                  --------        --------   --------  -------
    Total operating
     expenses................       33,628          54,699     40,919   45,854
                                  --------        --------   --------  -------
Loss from operations.........      (17,413)        (22,481)   (19,642)  (8,288)
Minority interest............          --              400        436      330
                                  --------        --------   --------  -------
Loss before income taxes.....      (17,413)        (22,081)   (19,206)  (7,958)
Income tax benefit...........         (488)           (843)      (743)    (303)
                                  --------        --------   --------  -------
Net loss.....................     $(16,925)       $(21,238)  $(18,463) $(7,655)
                                  ========        ========   ========  =======


     The accompanying notes are an integral part of the combined financial statements.

                                    VIII-26

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               NINE MONTHS
                                 PERIOD FROM                      ENDED
                              FEBRUARY 29, 1996  YEAR ENDED   SEPTEMBER 30,
                               TO DECEMBER 31,  DECEMBER 31, -----------------
                                    1996            1997       1997     1998
                              ----------------- ------------ --------  -------
                                                               (UNAUDITED)
Cash flows from operating
 activities:
Net loss....................      $(16,925)       $(21,238)  $(18,463) $(7,655)
Adjustments to reconcile net
 loss to net cash used in
 operating activities:
  Depreciation and
   amortization.............           656           1,495        896    1,362
  Amortization of intangible
   assets...................         4,829           6,186      4,628    3,418
  Deferred tax benefit......          (488)           (843)      (743)    (303)
  Changes in operating
   assets and liabilities:
    Accounts receivable.....        (1,901)         (4,629)    (3,829)  (4,138)
    Other current assets....        (1,217)          4,093      4,053       (1)
    Accounts payable and
     accrued expenses.......         2,333          (1,416)       824    2,867
    Unearned income.........            93             (93)        95       59
    Other, net..............           --            1,181      1,153     (329)
                                  --------        --------   --------  -------
Net cash used in operating
 activities.................       (12,620)        (15,264)   (11,386)  (4,720)
                                  --------        --------   --------  -------
Cash flows from investing
 activities:
  Capital expenditures......        (1,010)         (2,374)    (1,345)  (3,181)
  Investments and
   acquisitions, net of cash
   acquired.................           --           (2,998)    (2,998)  (5,000)
                                  --------        --------   --------  -------
Net cash used in investing
 activities.................        (1,010)         (5,372)    (4,343)  (8,181)
                                  --------        --------   --------  -------
Cash flows from financing
 activities:
  Capital contributions from
   ZD Group.................        13,630          20,664     15,799   13,298
                                  --------        --------   --------  -------
Net cash provided by
 financing activities.......        13,630          20,664     15,799   13,298
                                  --------        --------   --------  -------
Net increase in cash and
 cash equivalents...........           --               28         70      397
Cash and cash equivalents at
 beginning of period........           --              --         --        28
                                  --------        --------   --------  -------
Cash and cash equivalents at
 end of period..............      $    --         $     28   $     70  $   425
                                  ========        ========   ========  =======

     The accompanying notes are an integral part of the combined financial statements.

                                    VIII-27

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

                COMBINED STATEMENT OF CHANGES IN DIVISION EQUITY
                                 (IN THOUSANDS)

                                                         CUMULATIVE   TOTAL
                                    PAID-IN  ACCUMULATED TRANSLATION DIVISION
                                    CAPITAL    DEFICIT   ADJUSTMENT   EQUITY
                                    -------- ----------- ----------- --------
Balance at February 29, 1996....... $ 81,900  $    --       $ --     $ 81,900
Capital contribution from ZD
 Group.............................   13,630       --         --       13,630
Net loss...........................      --    (16,925)       --      (16,925)
Foreign currency translation
 adjustment........................      --        --         (30)        (30)
                                    --------  --------      -----    --------
Balance at December 31, 1996.......   95,530   (16,925)       (30)     78,575
Capital contribution from ZD
 Group.............................   25,831       --         --       25,831
Net loss...........................      --    (21,238)       --      (21,238)
Foreign currency translation
 adjustment........................      --        --         124         124
                                    --------  --------      -----    --------
Balance at December 31, 1997.......  121,361   (38,163)        94      83,292
Capital contribution from ZD
 Group.............................   13,298       --         --       13,298
Net loss...........................      --     (7,655)       --       (7,655)
Foreign currency translation
 adjustment........................      --        --        (113)       (113)
                                    --------  --------      -----    --------
Balance at September 30, 1998
 (unaudited)....................... $134,659  $(45,818)     $ (19)   $ 88,822
                                    ========  ========      =====    ========


     The accompanying notes are an integral part of the combined financial statements.

                                    VIII-28

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION

  ZDNet Group ("ZDNet") is the online business division of Ziff-Davis Inc. (the "Company")

  In order to prepare separate financial statements for ZD (as described below) and ZDNet, the Company has allocated all of its consolidated assets, liabilities, revenues, expenses and cash flow between ZD and ZDNet. Thus, the financial statements of ZD and ZDNet, taken together, comprise all of the accounts included in the corresponding consolidated financial statements of the Company.

  ZDNet's financial statements reflect the application of certain cash management and allocation policies adopted by the Board of Directors of the Company (the "Board"). These policies are summarized under "Certain Cash Management and Allocation Policies" below.

  Even though the Company has allocated all of its consolidated assets, liabilities, revenue, expenses and cash flow between ZD and ZDNet, that allocation and the division of the Company's Common Stock will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of any creditors. Holders of ZDNet Stock (as described below) will continue to be common stockholders of the Company and, as such, will be subject to all risks associated with an investment in the entire Company and all of its businesses, assets and liabilities.

  Financial events which occur at ZD that affect the Company's consolidated results of operations or financial position could affect the results of operations or financial condition of ZDNet. Accordingly, financial information for ZDNet should be read in conjunction with financial information for ZD and financial information for the consolidated Company.

 Acquisition of ZDNet

  In February 1996, SOFTBANK Corp. (SOFTBANK Corp. and its affiliates hereinafter referred to as "Softbank") acquired the stock of Ziff-Davis Holdings Corp. ("Holdings") for an aggregate purchase price of approximately $1,800,000, plus transaction costs. Softbank is a Japanese corporation which as of December 31, 1997 was 50.2% owned by Mr. Son, its president, including 43.4% directly owned by his wholly-owned holding company, MAC Inc. (MAC Inc. and affiliates hereinafter referred to as "MAC"). Concurrent with the acquisition, in a separate agreement, MAC, directly or through wholly-owned affiliates, acquired certain assets and assumed certain liabilities of ZD Inc. (the "MAC Assets"), a wholly-owned subsidiary of Holdings (formerly Ziff-Davis Inc.), for an aggregate purchase price of approximately $302,000. The ZDNet Group comprised a portion of the MAC Assets.

  These acquisitions have been accounted for as of February 29, 1996 using the purchase method of accounting. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed relating to ZDNet was $72,692.

 Acquisition of GameSpot, Inc.

  In February 1997, the Company's parent company (SOFTBANK Holdings Inc.) acquired 70% of GameSpot, Inc. ("GameSpot", formerly SpotMedia Communications, Inc.) for approximately $3,000. Funds for this acquisition were provided by the Company to the parent. As part of the reorganization and initial public offering on May 4, 1998 (described below), GameSpot was contributed to the Company's ZDNet Group. Because GameSpot and the Company were under common control at the time of the transaction, the GameSpot acquisition has been accounted for in a manner similar to a pooling of interests and GameSpot's results have been included in ZDNet's results since the point of common ownership (February 1997). The "pooling" of GameSpot results in a non-cash capital contribution of $5,167, for the year ended December 31, 1997.

                                    VIII-29

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


 Reorganization and Initial Public Offering (amounts in thousands except share and per share data)

  On May 4, 1998, Softbank, through its wholly owned subsidiary SOFTBANK Holdings, Inc. ("SBH"), completed a reorganization whereby the common stock of ZD Inc. and ZD Events Inc. were contributed to the Company in exchange for 73,619,355 shares of the Company's common stock. Concurrently with the reorganization, the Company (i) completed an initial public offering of 25,800,000 shares at an initial public offering purchase price of $15.50 per share, (ii) issued $250,000 of 8 1/2% Subordinated Notes due 2008, (iii) entered into a $1,350,000 credit facility with a group of banks under which $1,250,000 was borrowed and (iv) converted $908,673 of intercompany indebtedness to equity. In addition, the Company received approximately $9,100 of fixed assets from Kingston Technology Company ("Kingston") in exchange for 580,645 shares of ZDI common stock. These assets have been subsequently leased back to Kingston. Total shares of common stock issued to Softbank and its affiliates were 74,200,000. The transactions described above are herein referred to as the "Reorganization".

  Proceeds, net of transaction costs, from the initial public offering and funding transactions in the reorganization of $1,863,260 were used to complete the purchase of certain assets from MAC for $370,000, and repay intercompany indebtedness. The ZDNet business was a portion of the MAC Assets acquired at that time.

  On May 14, 1998 an affiliate of Softbank sold 50,000 shares of Ziff-Davis Inc.'s common stock to an unrelated third party. On May 28, 1998, Ziff-Davis Inc.'s U.S. underwriters exercised their option to purchase 2.0 million additional shares of common stock to cover over-allotments. The Company purchased the additional shares from SBH resulting in no change to the total number of shares outstanding.

 Interim Financial Information

  The unaudited, combined financial statements for ZDNet as at September 30, 1998 and for the nine months ended September 30, 1997 and September 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary to present fairly the combined financial position of ZDNet at September 30, 1998 and the results of its combined operations and cash flows for the nine months ended September 30, 1997 and 1998 have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

2. ZDNET STOCK PROPOSAL (UNAUDITED)

  The stockholders of the Company are scheduled to vote on a proposal (the "Tracking Stock Proposal") to authorize the issuance of a new series of common stock, designated as Ziff Davis Inc.--ZDNet Group Common Stock, par value $0.01 per share (the "ZDNet Stock"), intended to reflect the performance of the Company's ZDNet Group. If the Company issues any ZDNet Stock, the Company's existing Common Stock, par value $0.01 per share, would be re-classified as Ziff Davis Inc.--ZD Group Common Stock, par value $0.01 per share (the "ZD Stock"), and that stock would be intended to reflect the performance of the Company's ZD Group. ZDNet comprises the Company's online business division, and ZD Group comprises the Company's other businesses and a "Retained Interest" in ZDNet (i.e., the Company's interest in ZDNet excluding the interest intended to be represented by outstanding shares of ZDNet Stock).

                                    VIII-30

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


  Following approval of the Tracking Stock Proposal, the Company currently plans to offer to the public, for cash, shares of ZDNet Stock intended to represent 15% to 20% of the equity value attributed to ZDNet. The Company expects to offer ZDNet Stock to the public sometime in the first quarter of 1999. However, the Company could choose to conduct the offering at a later time, or not to make the offering at all, depending on the circumstances at the time. In addition to or instead of the offering, the Company reserves the right to distribute ZDNet Stock to stockholders of the Company.


  ZD currently has a 100% Retained Interest in ZDNet. Following approval of the Tracking Stock Proposal, the Company currently plans to offer to the public, for cash, shares of ZDNet Stock intended to represent 15% to 20% of the equity value attributed to ZDNet.

  Currently, the Company provides all funding for ZD and ZDNet as described in
Note 4 (Certain Cash Management and Allocation Policies). The Company intends to continue these practices until ZDNet Stock is first issued. Accordingly, no interest expense or income to or from ZD has been reflected in the financial statements of ZDNet for any period prior to the date on which ZDNet Stock is first issued.

  After the date on which ZDNet Stock is first issued, for financial statement purposes:

    (a) The Company will attribute each future incurrence or issuance of external debt or preferred stock (and the proceeds thereof) to ZD, except in cases where the Board determines otherwise. The Board may determine from time to time to attribute an incurrence or issuance of debt or preferred stock (and the proceeds thereof) to ZDNet to the extent that the Company incurs or issues the debt or preferred stock for the benefit of ZDNet, but the Board will not be required to do so.

    (b) The Company will attribute each future issuance of ZD Stock (and the proceeds thereof) to ZD. The Company may attribute any future issuance of ZDNet Stock (and the proceeds thereof) to ZD in respect of its Retained Interest in ZDNet (in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent) or to ZDNet (in a manner analogous to a primary offering of common stock). Dividends on and repurchases of ZD Stock will be charged against ZD, and dividends on and repurchases of ZDNet Stock will be charged against ZDNet. In addition, at the time of any dividend on ZDNet Stock, the Company will credit to ZD, and charge against ZDNet, a corresponding amount in respect of ZD's Retained Interest in ZDNet.

    (c) Whenever ZDNet holds cash (other than cash of ZDNet's foreign operations or cash of ZDNet's subsidiaries that are not wholly owned), ZDNet will normally transfer that cash to ZD. Conversely, whenever ZDNet has a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's subsidiaries that are not wholly owned), ZD will normally fund that cash need. However, the Board will determine, in its sole discretion, whether to provide any particular funds to either Group. The Board is not obligated to cause either Group to provide funds to the other Group if the Board determines it is not in the best interest of the Company to do so.

    (d) The Company will account for all cash transfers from one Group to or for the account of the other Group (other than transfers in return for assets or services rendered or transfers in respect of ZD's Retained Interest that correspond to dividends paid on ZDNet Stock) as inter-Group revolving credit advances unless (i) the Board determines that a given transfer (or type of transfer) should be accounted for as a long-term loan,
  (ii) the Board determines that a given transfer (or type of transfer) should be accounted for as a capital contribution increasing ZD's Retained Interest in ZDNet or (iii) the Board

                                    VIII-31

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

  determines that a given transfer (or type of transfer) should be accounted for as a return of capital reducing ZD's Retained Interest in ZDNet. There are no specific criteria to determine when the Company will account for a cash transfer as a long-term loan, a capital contribution or a return of capital rather than an inter-Group revolving credit advance. The Board would make such a determination in the exercise of its business judgment at the time of such transfer (or the first of such type of transfer) based upon all relevant circumstances. Factors the Board would consider include
  (i) the current and projected capital structure of each Group, (ii) the relative levels of internally generated funds of each Group, (iii) the financing needs and objectives of the recipient Group, (iv) the investment objectives of the transferring Group, (v) the availability, cost and time associated with alternative financing sources and (vi) prevailing interest rates and general economic conditions.

    (e) Any cash transfer accounted for as an inter-Group revolving credit advance will bear interest at the rate at which the Company could borrow such funds on a revolving credit basis as the Board determines in its sole discretion. Any cash transfer accounted for as a long-term loan will have interest rate, amortization, maturity, redemption and other terms that generally reflect the then prevailing terms on which the Company could borrow such funds (as the Board determines in its sole discretion).

    (f) Any cash transfer from ZD to ZDNet (or for its account) accounted for as a capital contribution will correspondingly increase ZDNet's division equity and ZD's Retained Interest in ZDNet. As a result, the number of shares of ZDNet Stock that could be issued by the Company for the account of ZD in respect of its Retained Interest in ZDNet (the "Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet") will increase by
  (i) the amount of such capital contribution divided by (ii) the Market Value of ZDNet Stock on the date of transfer.

    (g) Any cash transfer from ZDNet to ZD (or for its account) accounted for as a return of capital will correspondingly reduce ZDNet's division equity and ZD's Retained Interest in ZDNet. As a result, the Number of Shares Issuable with Respect to ZD's Retained Interest in ZDNet will decrease by
  (i) the amount of such return of capital divided by (ii) the Market Value of ZDNet Stock on the date of transfer.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of combination

  The combined financial statements include the accounts of ZDNet. All significant transactions between these businesses have been eliminated on combination.

 Cash and cash equivalents

  ZDNet considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of credit risk

  ZDNet places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of federally insured limits. ZDNet has not experienced losses in such accounts.

  ZDNet's customers represent a variety of technology companies in the United States and other countries. ZDNet extends credit to its customers and historically has not experienced significant losses relating to receivables from individual customers or groups of customers.

                                    VIII-32

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


 Property and equipment

  Property and equipment have been recorded at cost or estimates of fair value at the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to eight years. Leasehold improvements are amortized using the straight-line method over the service life of the improvement or the life of the related lease, whichever is shorter. Maintenance and repair costs are charged to expense as incurred.

 Intangible assets

  Intangible assets consist principally of advertising lists, subscriber lists and goodwill. Amortization of these assets is computed on a straight-line basis over their estimated useful lives. Identifiable intangible assets are amortized over a period of 2 to 9 years and goodwill, which represents the excess of the purchase price over the estimated fair values of net assets acquired, is amortized over a period of 10 to 20 years (refer to Note 6). ZDNet assesses the recoverability of its intangible assets whenever adverse events or changes in circumstances indicate that expected future cash flows (undiscounted and without interest charges) may not be sufficient to support the carrying amount of intangible assets. If undiscounted cash flows are not sufficient to support the recorded assets, an impairment loss is recognized to reduce the carrying value of the intangibles to its estimated recoverable value. ZDNet has not experienced any impairment of its intangible assets.

 Revenue recognition

  ZDNet's revenue is derived principally from the sale of advertisements on short-term contracts. Advertising revenue is recognized ratably in the period in which the advertisement is displayed, provided that no significant obligations remain and collection of the resulting receivable is probable. ZDNet's obligations typically include guarantees of a minimum number of "impressions," or times that an advertisement appears in pages viewed by users of ZDNet's online properties. To the extent minimum guaranteed impressions are not met, ZDNet defers recognition of the corresponding revenue until the remaining guaranteed impression levels are achieved.

  Revenue from subscription based fees and services is recognized evenly over the term of the contract.

  Revenue from barter transactions is recognized during the period in which the advertisements are displayed. Barter transactions are recorded at the lower of estimated fair value of the goods or services received or the estimated fair value of the advertisements given. To date, barter transactions have been insignificant.

 Foreign currency

  The effect of translating foreign currency financial statements into U.S. dollars is included in the cumulative translation adjustment account in division equity. Gains and losses on foreign currency transactions, which are not significant to operations, have been included in selling, general and administrative expenses. ZDNet has not historically entered into forward currency contracts.

 Income taxes

  ZDNet uses the asset and liability approach for financial accounting and reporting of deferred taxes.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from these estimates.

                                    VIII-33

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


 Fair value of financial instruments

  All current assets and liabilities are carried at cost, which approximates fair value because of the short-term maturity of those instruments.

 Stock-based compensation

  ZDNet has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), to account for stock options. Effective January 1, 1996, ZDNet adopted the disclosure only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation".

 Comprehensive Income

  The company implemented SFAS No. 130 "Reporting Comprehensive Income", effective January 1, 1998. This standard requires ZDNet to report the total changes in division equity that do not result directly from transactions with stockholders, including those which do not affect retained earnings. These changes are not material to ZDNet's combined financial statements.

 New Accounting Pronouncements

  SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", issued in June 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Generally, financial information will be required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

  SFAS No. 132, "Employer's Disclosure about Pensions and Other Post-Retirement Benefits", is effective for the year ended December 31, 1998. This standard revises the disclosure requirements for employers' pension and other retiree benefits.

  ZDNet will adopt the above statements beginning with their 1998 financial statements.

  In June 1998, the Financial Accounting Standards Board issued SFAS 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect the adoption of SFAS 133 to have a material impact on the Company's results of operations.

4. CERTAIN CASH MANAGEMENT AND ALLOCATION POLICIES

  ZDNet's financial statements reflect the application of certain cash management and allocation policies summarized below. The Company's Board of Directors may rescind, modify or add to any of these policies.

 Treasury Activities

  The Company manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt, and the issuance and repurchase of common stock and preferred stock. ZDNet generally remits its cash receipts (other than receipts of foreign operations or subsidiaries that are not wholly owned) to the Company, and the Company generally funds ZDNet's cash disbursements (other than disbursements of foreign operations or subsidiaries that are not wholly owned), on a daily basis.

                                    VIII-34

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


  In the financial statements of ZD and ZDNet, (i) all external debt and equity transactions (and the proceeds thereof) were attributed to ZD, (ii) whenever ZDNet held cash (other than cash of ZDNet's foreign operations or cash of ZDNet's subsidiaries that are not wholly owned), that cash was transferred to ZD and accounted for as a return of capital (i.e., as a reduction in ZDNet's division equity and ZD's Retained Interest in ZDNet) and (iii) whenever ZDNet had a cash need (other than cash needs of ZDNet's foreign subsidiaries or cash needs of ZDNet's subsidiaries that are not wholly owned), that cash need was funded by ZD and accounted for as a capital contribution (i.e., as an increase in ZDNet's division equity and ZD's Retained Interest in ZDNet). Accordingly, no interest expense or income to or from ZD has been reflected in the financial statements of ZDNet.

 Corporate General and Administrative Expenses

  The Company allocates the cost of certain corporate general and administrative services and shared services (including certain legal, accounting (tax and financial), information systems, telecommunications, purchasing, marketing, intellectual property, public relations, corporate office and travel expenses) (collectively, "Central Services") to ZDNet based on utilization. Where determinations based on utilization alone are impracticable, the Company uses other methods and criteria that management believes to be equitable and to provide a reasonable estimate of the cost attributable to ZDNet.

 Taxes

  Federal income taxes, which are determined on a consolidated basis, except for GameSpot, are allocated to ZDNet (and reflected in its financial statements) in accordance with the Company's tax allocation policy. In general, this policy provides that the consolidated tax provision (and related tax payments or refunds) are allocated between the Groups based principally upon the financial income, taxable income, credits and other amounts directly related to the respective Groups. Tax benefits that cannot be used by the Group generating such attributes, but can be utilized on a consolidated basis, are allocated to the Group that generated such benefits. As a result, the allocated Group amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the Groups had filed separate tax returns. State income taxes generally are computed on a separate company basis.

 Royalty Charges

  ZD charges ZDNet an annual fee for the use of various brands and editorial content. The current annual fee, which is reflected in ZDNet's financial statements as part of its production and content costs, is equal to 5% of the first $100,000 of ZDNet's revenue for the year, 4% of the next $50,000 of ZDNet's revenue for that year and 3% of any incremental revenue over $150,000 for that year. The Board may at some point in the future change this fee as it, in its sole discretion, deems appropriate in light of the circumstances from time to time.

                                    VIII-35

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


5. PROPERTY AND EQUIPMENT, NET

  Property and equipment, net consists of following:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1996    1997
                                                                 ------  ------
     Computers and equipment.................................... $1,800  $4,274
     Furniture and fixtures.....................................    717     708
     Leasehold improvements.....................................    209     314
                                                                 ------  ------
                                                                  2,726   5,296
     Accumulated depreciation and amortization..................   (656) (2,151)
                                                                 ------  ------
                                                                 $2,070  $3,145
                                                                 ======  ======

6. INTANGIBLE ASSETS, NET

  Intangible assets, net consists of the following:

                                                                DECEMBER 31,
                                                              -----------------
                                                               1996      1997
                                                              -------  --------
     Subscription lists...................................... $ 4,300  $  4,300
     Advertising lists.......................................   2,400     2,400
     Goodwill................................................  65,992    71,479
                                                              -------  --------
                                                               72,692    78,179
     Accumulated amortization................................  (4,829)  (11,015)
                                                              -------  --------
                                                              $67,863  $ 67,164
                                                              =======  ========

  Intangible assets primarily relate to the acquisitions of the MAC Assets. As discussed in Note 1, the acquisitions were accounted for under the purchase method of accounting. As such, purchase price was allocated to tangible and identifiable intangible assets with the remaining amount being allocated to goodwill.

  Advertising lists, exhibitor relationships and subscriber lists were recorded at their estimated fair value as determined by an income approach. Trademarks/trade names were recorded at their estimated fair value using a relief from royalty approach.

  All intangible assets are being amortized using the straight-line method over their estimated useful lives, up to 20 years. In determining the estimated useful lives, ZDNet considered its competitive position in the markets in which they operate, the historical attrition rates of advertisers, subscribes and exhibitors, legal and contractual obligations and other factors.

  Recoverability of goodwill and intangible assets is assessed at a minimum on an annual basis. Impairments would be recognized in operating results if a permanent diminution in value were to occur based upon an undiscounted cash flow analysis.

                                    VIII-36

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


7. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1996   1997
                                                                  ------ ------
     Payroll and related employee benefits....................... $  852 $1,440
     Licenses....................................................    --     108
     Other taxes.................................................    119    189
     Other.......................................................    153    471
                                                                  ------ ------
                                                                  $1,124 $2,208
                                                                  ====== ======

8. INCOME TAXES

  Income tax benefits and related assets and liabilities attributed to ZDNet are determined in accordance with the Company's tax allocation policy (Note 4).

  ZDNet has been included in a consolidated federal income tax return, except for the periods in which ZDNet was owned by MAC Inc. (described in Note 1), which were assets of a separate taxpayer, and GameSpot, which is a 70% owned subsidiary and files separate federal and state income tax returns on a stand-alone basis.

  Loss before income taxes is attributable to the following jurisdictions:

                                                               DECEMBER 31,
                                                             ------------------
                                                               1996      1997
                                                             --------  --------
     United States.......................................... $(15,263) $(18,853)
     Foreign................................................   (2,150)   (3,228)
                                                             --------  --------
     Total.................................................. $(17,413) $(22,081)
                                                             ========  ========

  Components of the income tax benefit are as follows:

                                                                   DECEMBER
                                                                      31,
                                                                  ------------
                                                                  1996   1997
                                                                  -----  -----
     U.S. federal income taxes:
       Current................................................... $ --   $ --
       Deferred..................................................  (378)  (653)
     State and local income taxes:
       Current...................................................   --     --
       Deferred..................................................  (110)  (190)
     Foreign income taxes........................................   --     --
                                                                  -----  -----
         Total income tax benefit................................ $(488) $(843)
                                                                  =====  =====

                                    VIII-37

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


  A reconciliation of the U.S. federal statutory tax rate to ZDNet's effective tax rate on loss before income taxes is as follows:

                                                                    DECEMBER
                                                                       31,
                                                                   ------------
                                                                   1996   1997
                                                                   -----  -----
     Federal statutory tax rate...................................  35.0%  35.0%
     State and local taxes (net of federal tax benefit)...........   6.0    6.0
     Nonrecognition of combined losses of MAC Assets.............. (33.3) (27.7)
     Change in valuation allowance................................  (4.9)  (9.5)
                                                                   -----  -----
     Effective tax rate...........................................   2.8%   3.8%
                                                                   =====  =====

  The effective tax rate differs from the federal statutory tax rate primarily as a result of ZDNet's inability to deduct losses incurred by ZDNet while owned by MAC. In addition, tax benefits attributable to losses in foreign jurisdictions and certain U.S. losses are subject to the establishment of a valuation allowance in as much as such loss carryforwards are not expected to be utilized.

  Following is a summary of the components of the deferred tax accounts at December 31, 1996 and 1997:

                                                                 DECEMBER 31,
                                                                 --------------
                                                                  1996    1997
                                                                 ------  ------
   Current deferred tax assets.................................. $  --   $   69
                                                                 ------  ------
   Noncurrent deferred tax assets
    Net operating loss and other carryforwards..................  6,146   9,081
    Other.......................................................    --       10
                                                                 ------  ------
    Gross noncurrent deferred tax assets........................  6,146   9,091
   Valuation allowance.......................................... (1,424) (3,595)
                                                                 ------  ------
    Net noncurrent deferred tax assets..........................  4,722   5,496
                                                                 ------  ------
      Total net deferred tax assets............................. $4,722  $5,565
                                                                 ======  ======

  The valuation allowance primarily relates to tax benefits of foreign net operating loss carryforwards acquired in the MAC Asset purchase which are not expected to be realized. No deferred tax asset has been established for the U.S. losses generated by ZDNet while owned by MAC Inc. since these losses will not be available to the Company as a deduction.

  ZDNet has U.S. and foreign net operating loss carryforwards at December 31, 1997 of approximately $25,000, which will begin to expire in 2000. The utilization of certain net operating loss carryforwards of approximately $10,000 is subject to limitations primarily due to the change of ownership resulting from Softbank's acquisition of the Company's stock. Management believes that such limitations will not significantly affect the Company's ability to recognize the deferred tax asset relating to the carryforwards. Accordingly, no valuation allowance to reduce the deferred tax asset relating to the carryforwards has been established.

9. RELATED PARTY TRANSACTIONS

  ZDNet transacts business with other businesses that are affiliates of the Company's majority shareholder, Softbank, and with ZD. ZDNet is allocated a portion of the Company's corporate general and administrative costs and ZDNet pays ZD a royalty for the use of various ZD brands and editorial content. (See
Note 4).

                                    VIII-38

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


  Management believes that transactions conducted with other affiliated companies are entered into at a rate no less favorable than could be provided from independent third party providers. The amounts receivable or payable to these affiliated companies are included in accounts receivable, net or accounts payable in the accompanying balance sheets, with the exception of $1,250 prepaid to Softbank Interactive Marketing ("SIM") which is included in other current assets at December 31, 1996. Details of these amounts are:

                                                       DECEMBER 31, DECEMBER 31,
                                                           1996         1997
                                                       ------------ ------------
Accounts receivable:
  Softbank Kingston...................................     $ 29         $ 60
  US Web..............................................       30            7
  Asia Communications Global Limited..................      --            61
  Inquiry.com, Inc. ..................................        7           50
  Trend Micro, Inc. ..................................       24           10
  Sega Entertainment..................................        1           32
                                                           ----         ----
    Total.............................................     $ 91         $220
                                                           ====         ====
Accounts payable:
  SIM.................................................     $585         $  2
  Yahoo!..............................................       27          --
  PointCast...........................................      --            42
                                                           ----         ----
    Total.............................................     $612         $ 44
                                                           ====         ====

  ZDNet purchases advertising in the ZD Group's publications at discounts to market rates. Had ZD charged market rates for such advertising, ZDNet Group's operating expenses would have increased by $2,235, and $2,671 for the period from February 29, 1996 to December 31, 1996 and for the year ended December 31, 1997, respectively.

                                    VIII-39

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


  Related party transactions included in the accompanying combined statements of operations include the following:

                                                     PERIOD FROM
                                                  FEBRUARY 29, 1996 YEAR ENDING
                                                   TO DECEMBER 31,  DECEMBER 31,
                                                        1996            1997
                                                  ----------------- ------------
Revenue, net
  ZD Group.......................................      $  --           $   76
  ZDTV...........................................         --               11
  GeoCities......................................         --               30
  Kingston Technology Company....................          88             353
  US Web.........................................          93              75
  Asia Communications Global Limited.............         --               61
  Electric Minds, Inc. ..........................         --               15
  Inquiry.com, Inc. .............................          29             149
  Trend Micro, Inc. .............................          28              77
  Sega Entertainment.............................           4             248
                                                       ------          ------
    Total........................................      $  242          $1,095
                                                       ======          ======
Expenses
  ZD Group.......................................      $1,294          $2,842
  ZDTV...........................................         --             (120)
  SIM............................................         585           1,613
  Yahoo!.........................................          27             --
  PointCast......................................         --               42
                                                       ------          ------
  Total..........................................      $1,906          $4,377
                                                       ======          ======

  Included in selling, general and administrative expenses is an allocation for the Company's Central Services amounting to $2,391, and $3,877 for the ten month period ended December 31, 1996, and the year ended December 31, 1997, respectively.

  ZDNet is reimbursed by certain affiliates for pre-determined costs incurred by ZDNet on the affiliates' behalf. These reimbursements are reflected as a reduction of expenses in the accompanying statements of operations.

10. EMPLOYEE BENEFIT PLANS

  The Company maintains various defined contribution retirement plans. Substantially, all of ZDNet's employees are eligible to participate in one of the plans under which annual contributions may be made by the Company for the benefit of all eligible employees. In certain cases, employees may also make contributions to the plan in which they participate which, and subject to certain limitations, may be matched by ZDNet up to certain specified percentages. Employees are generally eligible to participate in a plan upon joining the Company and receive matching contributions after one year of employment. ZDNet made contributions to the plan totaling $447 and $751 for the period from February 29, 1996 to December 31, 1996 and the year ended December 31, 1997, respectively.

                                    VIII-40

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


11. EMPLOYEE STOCK OPTION PLAN

  Certain employees of ZDNet participate in the Softbank 1996 and 1997 Executive Stock Option Plans which provides for the granting of nonqualified stock options to purchase the common stock of Softbank to officers, directors and key employees of the Company. Softbank is the Company's major stockholder and is a publicly traded company in Japan. Under the plans, options have been granted at exercise prices equal to the closing market price in Japan's public equities market (market price denominated in Japanese yen) on the date of grant. As of December 31, 1997, substantially all options granted become exercisable in various installments over the first six anniversaries of the date of grant and expire ten years after the date of grant.

  Information relating to stock options during 1995, 1996 and 1997 is as follows:

                                                             WEIGHTED AVERAGE
                                                 NUMBER OF     OPTION PRICE
                                                  SHARES       PER SHARE(1)
                                                 ---------   ----------------
     Shares outstanding under options at
      December 31, 1995.........................     --              --
       Granted..................................  24,716(2)       $87.15
       Exercised................................     --              --
       Forfeited................................     --              --
                                                  ------
     Shares outstanding under options at
      December 31, 1996.........................  24,716           87.15
       Granted..................................  17,800           64.50
       Exercised................................     --              --
       Forfeited................................  (8,096)          78.76
                                                  ------
     Shares outstanding under options at
      December 31, 1997.........................  34,420          $77.41
                                                  ======
     Shares exercisable.........................
       December 31, 1996........................     --              --
       December 31, 1997........................   5,120          $78.97

--------
(1) The exercise price of the stock options is set in Japanese yen. The exercise prices as shown above have been converted to U.S. dollars based upon the exchange rate as of the date of grant for the respective options.
(2) Adjusted for a 1.4:1 stock split during 1996 and a 1.3:1 stock split during 1997.

  As permitted by SFAS 123, ZDNet has chosen to continue to account for stock options in accordance with the provisions of APB 25 and accordingly, no compensation expense related to stock option grants was recorded in 1996 or 1997. Pro forma information regarding net income is required by SFAS 123 and has been determined as if ZDNet had accounted for stock options under the fair value method. The fair value of the option grants was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions for 1996 and 1997:

                                                                1996     1997
                                                               -------  -------
     Risk-free interest rate..................................    5.89%    6.35%
     Dividend yield...........................................    0.26%    0.22%
     Volatility factor........................................   54.03%   51.35%
     Expected life............................................ 6 years  6 years

  The weighted average fair value of options granted in 1996 and 1997 was $64.30 and $34.05, respectively. For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over

                                    VIII-41

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

the options' vesting period. Had compensation cost for the stock option plans been determined based upon the fair value at the grant date for awards during 1996 and 1997, consistent with the provisions of SFAS 123, ZDNet's net loss would have increased by approximately $156 and $167, respectively. On
January 23, 1998, the exercise price of all of the shares outstanding under option agreements were reset to an exercise price equal to the closing market price on Japan's Tokyo Stock Exchange First section at that date. In conjunction with the repricing, those options previously exercisable at December 31, 1997 may now by exercised only after July 19, 1998. Repricing the stock options did not result in compensation expense to ZDNet.

13. OPERATING LEASES COMMITMENTS

  ZDNet utilizes equipment and space under lease to the Company. ZDNet's allocation of the minimum lease payments are as follows:

            1998................................. $ 1,087
            1999.................................   1,343
            2000.................................   1,498
            2001.................................   1,510
            2002.................................   1,059
            Thereafter...........................   8,085
                                                  -------
              Total minimum payments............. $14,582
                                                  =======

  Rental expense from operating leases amounted to $668 and $1,348, for the period February 29, 1996 to December 31, 1996, and the year ended December 31, 1997, respectively.

14. CONTINGENCIES

  ZDNet and the Company are subject to various legal proceedings arising in the normal course of business.

 Legal Proceeding

  The Company was named as a defendant in an action, filed on April 17, 1998 in the Supreme Court of the State of New York, by minority shareholders of SOFTBANK Interactive Marketing Inc. ("SIM"), formerly an indirect subsidiary of Softbank. The complaint alleges, among other things, that SBH, SIM's majority shareholder, acting with the Company and two of its senior officers and directors who were directors of SIM (and who were also named as defendants), had conflicts of interest between SIM and other Softbank investments (including investments in the Company) and failed to act in the best interests of SIM and the minority shareholders by taking actions which benefited the Company. The complaint states claims based on common law fraud, breach of fiduciary duty and aiding and abetting theories and seeks in excess of $200,000 in damages. The Company and the other defendants have moved to dismiss all of the claims against them other than a breach of contract claim which is solely against SBH.

  Although the outcome of this case cannot be predicated, the Company believes that there are substantial defenses to the claims and intends to defend vigorously.


                                    VIII-42

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

 Class Action Litigations

  Following a decline in the price per share of the Company's common stock after the October 8, 1998 announcement, eight securities class action suits were filed against the Company and certain of its directors and officers in the United States District Court for the Southern District of New York.

  The complaints allege that defendants violated Sections 11, 12(a) (2) and 15 of the Securities Act of 1933 in connection with the registration statement filed by the Company with the Securities and Exchange Commission relating to the initial public offering of the Company's common stock on April 29, 1997 (the "IPO"). More particularly, the complaints allege that the registration statement contained false and misleading statements and failed to disclose facts that could have indicated an impending decline in the Company's revenue. The complaints seek on behalf of a class of purchasers of the Company's common stock from the date of the IPO through October 8, 1998 unspecified damages, interest, fees and costs, recission and injunctive relief such as the imposition of a constructive trust upon the proceeds of the IPO.

  The complaints are as follows: Napoli v. Ziff-Davis Inc., et al., No. 98 Civ. 7158 (filed Oct. 9, 1998); Steinberg, et al. v. Ziff-Davis Inc., et al., No. 98 Civ. 7205 (filed Oct. 13, 1998); Flinker v. Ziff-Davis Inc., et al., No. 98 Civ. 7231 (filed Oct. 14, 1998); Koenig v. Ziff-Davis Inc., et al., No. 98 Civ. 7260 (filed Oct. 15, 1987); Schindler v. Ziff-Davis Inc., et al., No. 98 Civ. 7418 (filed Oct. 19, 1998); Miller v. Ziff-Davis Inc., et al., No. 98 Civ. 7541 (filed Oct. 23, 1998); Felgoise v. Ziff-Davis Inc., et al., No. 98 Civ. 8045 (filed Nov. 9, 1998); and Javier v. Ziff-Davis Inc., et al., No. 98 Civ. 8201 (filed Nov. 17, 1998). All of the complaints have been assigned to Judge Shirley Wohl Kram. Service upon defendants has not yet been effected.

  In addition, a derivative suit has been filed by a stockholder against all of the directors of the Company in the Court of Chancery of the State of Delaware for New Castle County. The complaint alleges that the directors breached their fiduciary duties to the Company by repricing the stock options awarded to certain directors and demands the nullification of the repricing and an injunction against exercise by the directors of any repriced option. The complaint is as follows: Jacobs v. Ziff-Davis Inc., et al., No. 16813NC (filed Nov. 30, 1998).

  Although the outcome of the foregoing cases cannot be predicted, the Company believes that there are substantial defenses to these claims.

15. SUBSEQUENT EVENTS

 Investment

  On July 22, 1998, ZDNet purchased $5.0 million in Series C, convertible, non-voting preferred shares of Deja News Inc., an Internet discussion network. This investment is being accounted for on a cost basis.

 1998 Incentive Compensation Plan

  The Company adopted the 1998 Incentive Compensation Plan (the "Plan") to provide long-term incentives for its key employees and enhance shareholder value. The Plan provides for the grant of options, stock appreciation rights, stock awards and other interests in the Company's Common Stock. The Company has reserved shares of Common Stock for issuance under the Plan. On February 13, 1998, the Company granted options to purchase 5,254,700 shares with an exercise price of $16.00 per share representing the fair value of such options at that date. Such options vest ratably over five years.

                                    VIII-43

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


  On September 23, 1998, the Board of Directors approved the reduction of the exercise price of all options outstanding under the Plan from $16.00 to $6.00, the closing market price of the Company's common stock on that date. In addition, the vesting period of the options was extended by three months.

  The Company adopted the Employee Stock Purchase Plan (the "Stock Purchase Plan") whereby eligible employees may purchase the Company Common Stock with after tax payroll deductions of 1% to 10% of their base pay. The price at which shares of Common Stock will be purchased is the lesser of 85% of the fair market value of a share of Common Stock on (i) the first business day of a purchase period or (ii) the last business day of a purchase period. The Company has reserved 1,500,000 shares of Common Stock for issuance under the Stock Purchase Plan.

                                    VIII-44

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ziff-Davis Inc.

  In our opinion, the accompanying combined balance sheets and the related combined statements of operations, cash flows and changes in division equity, present fairly, in all material respects, the financial position of the ZDNet Group ("ZDNet") (a division of Ziff-Davis Inc., the "Company") at December 31, 1995 and February 28, 1996, and the results of its operations and its cash flows for the year ended December 31, 1995 and for the period from January 1, 1996 to February 28, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

  As discussed in Note 11 to the financial statements, the Company was acquired by SOFTBANK Holdings Inc. on February 29, 1996. As described in Note 1 to the financial statements, ZDNet is a division of Ziff-Davis Inc.; accordingly, the financial statements of ZDNet should be read in conjunction with the audited financial statements of Ziff-Davis Inc.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
December 17, 1998

                                    VIII-45

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1995         1996
                                                       ------------ ------------
                        ASSETS
Current assets:
  Accounts receivable.................................   $ 3,773      $ 4,707
  Other current assets................................        51           35
  Deferred taxes......................................       168          209
                                                         -------      -------
    Total current assets..............................     3,992        4,951
Property and equipment, net...........................     1,585        1,716
Deferred taxes........................................     3,610        4,025
Intangible assets, net................................    82,585       82,025
                                                         -------      -------
    Total assets......................................   $91,772      $92,717
                                                         =======      =======
           LIABILITIES AND DIVISION EQUITY
Current liabilities:
  Accounts payable....................................   $ 1,385      $   698
  Accrued expenses....................................       705          794
                                                         -------      -------
    Total current liabilities.........................     2,090        1,492
                                                         -------      -------
Commitments and contingencies (Notes 9 and 10)
Division equity.......................................    89,682       91,225
                                                         -------      -------
    Total liabilities and division equity.............   $91,772      $92,717
                                                         =======      =======


     The accompanying notes are an integral part of the combined financial statements.

                                    VIII-46

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                    YEAR ENDED  JANUARY 1, 1996
                                                   DECEMBER 31, TO FEBRUARY 28,
                                                       1995          1996
                                                   ------------ ---------------
Revenue, net......................................   $13,576        $ 2,903
Cost of operations:
  Production and content..........................    10,709          1,802
  Selling, general and administrative expenses....     8,360          1,774
  Depreciation and amortization of property and
   equipment......................................       678             37
  Amortization of intangible assets...............     3,362            560
                                                     -------        -------
    Total operating expenses......................    23,109          4,173
                                                     -------        -------
Loss before income taxes..........................    (9,533)        (1,270)
Income tax benefit................................    (3,778)          (456)
                                                     -------        -------
Net loss..........................................   $(5,755)       $  (814)
                                                     =======        =======



     The accompanying notes are an integral part of the combined financial statements.

                                    VIII-47

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                   YEAR ENDED  JANUARY 1, 1996
                                                  DECEMBER 31, TO FEBRUARY 28,
                                                      1995          1996
                                                  ------------ ---------------
Cash flows from operating activities:
Net loss.........................................   $(5,755)       $  (814)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization..................       678             37
  Amortization of intangible assets..............     3,362            560
  Deferred tax benefit...........................    (3,778)          (456)
  Changes in operating assets and liabilities:
    Accounts receivable..........................    (1,684)          (938)
    Other current assets.........................       321             16
    Accounts payable and accrued expenses........     1,063           (587)
                                                    -------        -------
Net cash used in operating activities............    (5,793)        (2,182)
                                                    -------        -------
Cash flows from investing activities:
  Capital expenditures...........................    (1,590)          (168)
                                                    -------        -------
Net cash used in investing activities............    (1,590)          (168)
                                                    -------        -------
Cash flows from financing activities:
  Capital contributions from ZD Publishing.......     7,106          2,350
                                                    -------        -------
Net cash provided by financing activities........     7,106          2,350
                                                    -------        -------
Net decrease in cash and cash equivalents........      (277)           --
Cash and cash equivalents at beginning of
 period..........................................       277            --
                                                    -------        -------
Cash and cash equivalents at end of period.......   $   --         $   --
                                                    =======        =======


     The accompanying notes are an integral part of the combined financial statements.

                                    VIII-48

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

               COMBINED STATEMENTS OF CHANGES IN DIVISION EQUITY
                                 (IN THOUSANDS)

                                                          CUMULATIVE   TOTAL
                                      PAID-IN ACCUMULATED TRANSLATION DIVISION
                                      CAPITAL   DEFICIT   ADJUSTMENT   EQUITY
                                      ------- ----------- ----------- --------
Balance as of January 1, 1995........ $88,329   $   --       $--      $88,329
Capital contributions from ZD
 Publishing..........................   7,106       --        --        7,106
Net loss.............................     --     (5,755)      --       (5,755)
Foreign currency translation
 adjustment..........................     --        --          2           2
                                      -------   -------      ----     -------
Balance as of December 31, 1995......  95,435    (5,755)        2      89,682
Capital contributions from ZD
 Publishing..........................   2,350       --        --        2,350
Net loss.............................     --       (814)      --         (814)
Foreign currency translation
 adjustment..........................     --        --          7           7
                                      -------   -------      ----     -------
Balance as of February 28, 1996...... $97,785   $(6,569)     $  9     $91,225
                                      =======   =======      ====     =======



     The accompanying notes are an integral part of the combined financial statements.

                                    VIII-49

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

  The combined financial statements include the accounts of the online business division ("ZDNet") of Ziff-Davis Inc. (the "Company"). All significant transactions between the business divisions have been eliminated in combination.

  The Company, formerly Ziff-Davis Publishing Company, was a wholly-owned subsidiary of Ziff-Davis Holdings Corp. ("Holdings").

  The Company is engaged in operating a website (through the ZDNet Group), publishing magazines, journals and training manuals and providing market research about the computer industry, with operations in the United States, Canada and Europe.

  In order to prepare separate financial statements for ZD Publishing and ZDNet, the Company has allocated all of its consolidated assets, liabilities, revenues, expenses and cash flow between ZD and ZDNet. ZDNet Group (or "ZDNet") comprises the Company's online business division, and ZD Publishing (or "ZD") comprises the Company's other businesses and a 100% "Retained Interest" in ZDNet. Thus, the financial statements of ZD and ZDNet, taken together, comprise all of the accounts included in the corresponding consolidated financial statements of the Company.

  Management believes the financial statements for ZDNet have been prepared on a basis that is reasonable and appropriate. ZDNet's financial statements reflect the application of certain cash management and allocation policies adopted by the Board of Directors of the Company (the "Board"). These policies are summarized under "Certain Cash Management and Allocation Policies" below.

  Even though the Company has allocated all of its consolidated assets, liabilities, revenues, expenses and cash flow between ZD and ZDNet, that allocation will not change the legal title to any assets or responsibility for any liabilities and will not affect the rights of any creditors. Holders of common stock of the Company are subject to all risks associated with an investment in the entire Company and all of its businesses, assets and liabilities.

  Financial impacts arising from ZD that affect the Company's consolidated results of operations or financial position could affect the results of operations or financial condition of ZDNet. Accordingly, financial information for ZDNet should be read in conjunction with financial information for ZD and financial information for the consolidated Company.

 Acquisition

  Effective January 1, 1995, Holdings, through the Company, directly and indirectly acquired certain assets and assumed certain liabilities of the Ziff-Davis publishing business and related businesses (the "Acquisition" or the "Acquired Businesses") from Ziff Communications Company, L.P., a limited partnership ("LLC") and other persons and entities (collectively referred to as the "Sellers"), for an aggregate purchase price of approximately $1,400,000 plus transaction costs. The Company funded the Acquisition through the issuance of common stock, bank borrowings and a subordinated note payable to Holdings.

  The acquisition has been accounted for using the purchase method of accounting.


                                    VIII-50

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Cash and cash equivalents

  ZDNet considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Concentration of credit risk

  ZDNet places its temporary cash investments with high credit quality financial institutions. At times, such investments may be in excess of federally insured limits. ZDNet has not experienced losses in such accounts.

  ZDNet's customers represent a variety of technology companies in the United States and other countries. ZDNet extends credit to its customers and historically has not experienced significant losses relating to receivables from individual customers or groups of customers.

  One customer accounted for approximately 80% of net revenue for the year ended December 31, 1995 and the period from January 1, 1996 to February 28, 1996.

 Property and equipment

  Property and equipment have been recorded at cost or estimates of fair value at the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from two to eight years. Leasehold improvements are amortized using the straight-line method over the service life of the improvement or the life of the related lease, whichever is shorter. Maintenance and repair costs are charged to expense as incurred.

 Intangible assets

  Intangible assets consist principally of advertising lists, subscriber lists and goodwill. Amortization of these assets is computed on a straight-line basis over their estimated useful lives. Identifiable intangible assets are amortized over a period of 4 years and goodwill, which represents the excess of the purchase price over the estimated fair values of net assets acquired, is amortized over a period of 40 years (refer to Note 5). ZDNet assesses the recoverability of its intangible assets whenever adverse events or changes in circumstances indicate that expected future cash flows (undiscounted and without interest charges) may not be sufficient to support the carrying amount of intangible assets. If undiscounted cash flows are not sufficient to support the recorded assets, an impairment loss is recognized to reduce the carrying value of the intangibles to its estimated recoverable value. The ZDNet Group has not experienced any impairment of its intangible assets.

 Revenue recognition

  ZDNet's revenue is derived principally from subscription based fees and services. This revenue is generated primarily by charging monthly membership fees to provide access to product reviews, software reviews and shareware. Advertising revenue is recognized ratably in the period in which the advertisement is displayed, provided that no significant obligations remain and collection of the resulting receivable is probable. ZDNet's obligations typically include guarantees of minimum number of "impressions," or times that an

                                    VIII-51

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

advertisement appears in pages viewed by users of ZDNet's online properties. To the extent minimum guaranteed impressions are not met, ZDNet defers recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved.

 Foreign currency

  The effect of translating foreign currency financial statements into U.S. dollars is included in the cumulative translation adjustment account in division equity. Gains and losses on foreign currency transactions, which are not significant to operations, have been included in selling, general and administrative expenses. ZDNet has not historically entered into forward currency contracts.

 Income taxes

  ZDNet uses the assets and liability approach for financial accounting and reporting of deferred taxes.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results may differ from these estimates.

 Fair value of financial instruments

  All current assets and liabilities are carried at cost, which approximates fair value because of the short-term maturity of those instruments.

 Impairment of long-lived assets

  In 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). The Company adopted SFAS 121 in fiscal 1996 with no effect on operations.

3. CERTAIN CASH MANAGEMENT AND ALLOCATION POLICIES

  ZDNet's financial statements reflect the application of certain cash management and allocation policies summarized below.

 Treasury activities

  The Company manages most treasury activities on a centralized, consolidated basis. These activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt, and the issuance and repurchase of common stock and preferred stock. ZDNet generally remits its cash receipts (other than receipts of foreign operations or subsidiaries that are not wholly owned) to the Company, and the Company generally funds ZDNet's cash disbursements (other than disbursements of foreign operations or subsidiaries that are not wholly owned), on a daily basis.

  In the historical financial statements of ZD and ZDNet, (i) all external debt and equity transactions (and the proceeds thereof) were attributed to ZD, (ii) whenever ZDNet held cash (other than cash of ZDNet's foreign operations or cash of ZDNet's subsidiaries that are not wholly owned), that cash was transferred to

                                    VIII-52

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

ZD and accounted for as a return of capital (i.e., as a reduction in ZDNet's division equity and ZD's Retained Interest in ZDNet) and (iii) whenever ZDNet had a cash need (other than cash needs of ZDNet's foreign operations or cash needs of ZDNet's subsidiaries that are not wholly owned), that cash need was funded by ZD and accounted for as a capital contribution (i.e., as an increase in ZDNet's division equity and ZD's Retained Interest in ZDNet). Accordingly, no interest expense or income to or from ZD has been reflected in the financial statements of ZDNet.

 Corporate General and Administrative Expenses

  The Company allocates the cost of certain corporate general and administrative services and shared services (including certain legal, accounting (tax and financial), information systems, telecommunications, purchasing, marketing, intellectual property, public relations, corporate office and travel expenses (collectively, "Central Services"), to ZDNet based on utilization. Where determinations based on utilization alone are impracticable, the Company uses other methods and criteria that management believes to be equitable and to provide a reasonable estimate of the cost attributable to ZDNet.

 Taxes

  Federal income taxes, which are determined on a consolidated basis, are allocated to ZDNet (and reflected in its financial statements) in accordance with the Company's tax allocation policy. In general, this policy provides that the consolidated tax provision (and related tax payments or refunds) are allocated between the Groups based principally upon the financial income, taxable income, credits and other amounts directly related to the respective Groups. Tax benefits that cannot be used by the Group generating such attributes, but can be utilized on a consolidated basis, are allocated to the Group that generated such benefits. As a result, the allocated Group amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the Groups had filed separate tax returns. State income taxes generally are computed on a separate company basis.

 Royalty Charges

  ZD charges ZDNet an annual fee for the use of various brands and editorial content. The current annual fee, which is reflected in ZDNet's financial statements as part of its production and content costs, is equal to 5% of the first $100,000 of ZDNet's revenue for the year, 4% of the next $50,000 of ZDNet's revenue for that year and 3% of any incremental revenue over $150,000 for that year. The Board may at some point in the future change this fee as it, in its sole discretion, deems appropriate in light of the circumstances from time to time.

4. PROPERTY AND EQUIPMENT, NET

  Property and equipment, net consists of the following:

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1995         1996
                                                       ------------ ------------
     Computers and equipment..........................    $1,391       $1,561
     Furniture and fixtures...........................       596          596
     Leasehold improvements...........................       168          168
                                                          ------       ------
                                                           2,155        2,325
     Accumulated depreciation and amortization........      (570)        (609)
                                                          ------       ------
                                                          $1,585       $1,716
                                                          ======       ======


                                    VIII-53

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

5. INTANGIBLE ASSETS, NET

  Intangible assets, net consist of the following:

                                                       DECEMBER 31, FEBRUARY 28,
                                                           1995         1996
                                                       ------------ ------------
     Subscriber lists.................................   $ 4,300      $ 4,300
     Advertising lists................................     2,400        2,400
     Goodwill.........................................    79,247       79,247
                                                         -------      -------
                                                          85,947       85,947
     Accumulated amortization.........................    (3,362)      (3,922)
                                                         -------      -------
                                                         $82,585      $82,025
                                                         =======      =======

  Intangible assets primarily related to the acquisition of the Ziff-Davis publishing business. As discussed in Note 1, the acquisition was accounted for under the purchase method of accounting. As such the purchase price was allocated to tangible and identifiable intangible assets with the remaining amount allocated to goodwill.

  Advertising and subscriber lists were recorded at their estimated fair value as determined by an "income" approach.

  All intangible assets are being amortized using the straight-line method over their estimated useful lives, up to 40 years. In determining the estimated useful lives, ZDNet considers its competitive position in the markets in which it operates, the historical attrition rates of advertisers, exhibitors and subscribers, legal and contractual obligations, and other factors.

  Recoverability of goodwill and intangible assets is assessed at a minimum on an annual basis. Impairments would be recognized in operating results if a permanent diminution in value were to occur based upon an undiscounted cash flow analysis.

6. INCOME TAXES

  Income tax benefits and related assets and liabilities attributed to ZDNet are determined in accordance with the Company's tax allocation policy (Note 3).

  Loss before income taxes is attributable to the following jurisdictions:

                                                     YEAR ENDED  JANUARY 1, 1996
                                                    DECEMBER 31, TO FEBRUARY 28,
                                                        1995          1996
                                                    ------------ ---------------
     United States.................................   $(8,810)       $  (923)
     Foreign.......................................      (723)          (347)
                                                      -------        -------
       Total.......................................   $(9,533)       $(1,270)
                                                      =======        =======


                                    VIII-54

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)

  Components of the income tax benefit are as follows:

                                                     YEAR ENDED  JANUARY 1, 1996
                                                    DECEMBER 31, TO FEBRUARY 28,
                                                        1995          1996
                                                    ------------ ---------------
     U.S. federal income taxes:
       Current.....................................   $   --          $ --
       Deferred....................................    (2,927)         (353)
     State and local income taxes:
       Current.....................................       --            --
       Deferred....................................      (851)         (103)
     Foreign income taxes..........................       --            --
                                                      -------         -----
         Total income tax benefit..................   $(3,778)        $(456)
                                                      =======         =====

  A reconciliation of the U.S. federal statutory tax rate to ZDNet's effective tax rate on loss before income taxes is as follows:

                                                   YEAR ENDED  JANUARY 1, 1996
                                                  DECEMBER 31, TO FEBRUARY 28,
                                                      1995          1996
                                                  ------------ ---------------
     Federal statutory tax rate..................     35.0%         35.0%
     State and local taxes (net of federal tax
      benefit)...................................      6.0           6.0
     Foreign losses..............................     (0.7)         (5.0)
     Other nondeductible expenses................     (0.7)         (0.1)
                                                      ----          ----
       Effective tax rate........................     39.6%         35.9%
                                                      ====          ====

  Following is a summary of the components of the deferred tax accounts at December 31, 1995 and February 28, 1996:

                                                     DECEMBER 31, FEBRUARY 28,
                                                         1995         1996
                                                     ------------ ------------
     Current deferred tax assets:
       Allowance for doubtful accounts..............   $   103      $   103
       Employee compensation, bonus and vacation....        65          106
                                                       -------      -------
         Current deferred tax assets................       168          209
     Noncurrent deferred tax assets and
      (liabilities):
       Basis difference in intangible assets........    (1,047)      (1,187)
       Basis difference in property and equipment...        23           13
       Net operating loss carryforwards.............     4,969        5,696
                                                       -------      -------
         Gross noncurrent deferred tax assets.......     3,945        4,522
       Valuation allowance..........................      (335)        (497)
                                                       -------      -------
         Net noncurrent deferred tax assets.........     3,610        4,025
                                                       -------      -------
     Total net deferred tax assets..................   $ 3,778      $ 4,234
                                                       =======      =======

  As of December 31, 1995 and February 28, 1996, ZDNet had total deferred tax assets of $4,825 and $5,421, respectively, and total deferred tax liabilities of $1,047 and $1,187, respectively.

                                    VIII-55

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


  As of February 28, 1996, ZDNet has U.S. and foreign net operating loss carryforwards of approximately $14,000, which will begin to expire on December 31, 2000. The December 31, 1995 and February 28, 1996 net deferred tax asset is reduced by a valuation allowance of $335 and $497, respectively, relating to tax benefits of foreign net operating loss carryforwards which are not expected to be realized.

7. RELATED PARTY TRANSACTIONS

  ZD provides all necessary funding for the operations and investments of ZDNet; this funding is accounted for as a capital contribution. For the year ended December 31, 1995 and for the period January 1, 1996 to February 28, 1996 such capital contributions were $7,106 and $2,350, respectively.

  ZDNet is allocated a portion of the Company's corporate general and administrative costs (see Note 3). ZDNet pays ZD a royalty for the use of various ZD brands and editorial content (See Note 3).

  Included in production and content is $679 and $145 for the ZD royalty charges for the year ended December 31, 1995 and for the period January 1, 1996 to February 28, 1996.

  Included in selling, general and administrative expenses is an allocation from the Company's Central Services amounting to $2,017 and $356 for the year ended December 31, 1995 and for the period January 1, 1996 to February 28, 1996.

  As ZDNet and ZD are affiliated through common ownership, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

  ZDNet purchases advertising in the ZD publications at a discount to market rates. Had ZD charged market rates for such advertising, ZDNet Group's net loss would have increased by $178, and $57 for the year ended December 31, 1995 and the period from January 1, 1996 to February 28, 1996, respectively.

8. EMPLOYEE BENEFIT PLANS

  The Company maintains various defined contribution retirement plans. Substantially all of the ZDNet's employees are eligible to participate in one of the plans under which annual contributions may be made by the ZDNet for the benefit of all eligible employees. In certain cases, employees may also make contributions to the plan in which they participate and subject to certain limitations, may be matched by the ZDNet up to certain specified percentages. Employees are generally eligible to participate in a plan upon joining the ZDNet and receive matching contributions after one year of employment. ZDNet made contributions to the plans totaling $335 and $16 in 1995 and the two months ended February 28, 1996, respectively.

                                    VIII-56

                                     ZDNET
                        (A DIVISION OF ZIFF-DAVIS INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                             (DOLLARS IN THOUSANDS)


9. OPERATING LEASE COMMITMENTS

  ZDNet utilizes equipment and space under lease to the Company. ZDNet's portion of the minimum lease payments based on square feet utilized are as follows:

                                                OPERATING
            YEAR ENDING DECEMBER 31,             LEASES
            ------------------------            ---------
            1996 (ten-month period)............  $   520
            1997...............................      971
            1998...............................    1,087
            1999...............................    1,343
            2000...............................    1,498
            Thereafter.........................   10,653
                                                 -------
              Total minimum lease payments.....  $16,072
                                                 =======

  Rental expense from operating leases amount to $783 and $111 for the year ended December 31, 1995 and for the period from January 1, 1996 to February 28, 1996, respectively.

10. CONTINGENCIES

  ZDNet Group and the Company are subject to various legal proceedings arising in the normal course of business. Management believes that the ultimate liability, if any, in the aggregate will not be material to the combined balance sheet, future operations or cash flows of ZDNet.

11. SUBSEQUENT EVENT

 Acquisition of the Company

  In February 1996, Softbank Corp. entered into an agreement to acquire the stock of Ziff-Davis Inc. for an aggregate purchase price of approximately $1.8 billion, plus acquisition costs. In a separate agreement, MAC Inc. Ltd., an affiliated company of Softbank Corp., acquired directly and through affiliates, certain of the assets and assumed certain liabilities of Ziff-Davis Inc. for an aggregate purchase price of approximately $302 million.

                                    VIII-57